Filed pursuant to Rule 424(b)(3)
Registration No. 333-269333

Prospectus Supplement No. 5

LION GROUP HOLDING LTD.

Dated June 11, 2025

To the Prospectus dated May 12, 2023

This Prospectus Supplement No. 5 (this “Supplement”) relates to the prospectus of Lion Group Holding Limited, dated May 12, 2023 (the “Prospectus”), relating to (i) the resale by certain selling securityholder named in the Prospectus (the “Selling Securityholder”), of up to 1,750,000, 9,810,000, 10,000,000, and 1,428,572 of our ADSs issuable upon the exercise of the Series D/E/F/G Warrants.

This Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this Supplement supersedes the information contained in the Prospectus, and may not be delivered without the Prospectus.

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in (i) our Reports on Form 6-K, filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2025, January 28, 2025, January 31, 2025, February 18, 2025, March 4, 2025, March 10, 2025, April 14, 2025, and May 29, 2025 (the “Form 6-K Reports”) and (ii) our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025 (the “Annual Report”). Accordingly, we have attached the Form 6-K Reports and the Annual Report to this prospectus supplement.

Our ADSs are listed on Nasdaq Capital Market under the symbol “LGHL.” On June 10, 2025, the last reported sales price of our ADS was $2.81 per share.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Prospectus to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is June 11, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

Information Contained in this Form 6-K Report

Amendment to the Debenture and Warrant

When used in this Form 6-K (the “Report”), unless otherwise indicated, the term “Company,” “we,” and “our” refer to Lion Group Holding Ltd.

On January 9, 2025, the Company entered into an amendment to the Convertible Debenture Due August 9, 2027 (the “Debenture”) with ATW Opportunities Master Fund II, L.P.  Pursuant to the amendment, the parties agreed to amend the conversion price per American Depositary Share of the Debenture to the lower of (x) $0.28 and (y) 90% of the lowest daily VWAP for the ten (10) trading days immediately prior to the conversion date. This amendment agreement shall be retroactively effective  to August 9, 2024.

On the same date, the Company entered into an amendment to the Series E American Depositary Shares Purchase Warrant (the “Warrant”) with ATW Opportunities Master Fund, L.P. Pursuant to the amendment, the parties agreed to amend the exercise price of the Warrant to the lower of (x) $1.13 and (y) 90% of the lowest daily VWAP (as defined in the Warrant) for the ten (10) trading days immediately prior to the exercise date (the “Market Exercise Price”), provided that the aggregate exercise price under the Market Exercise Price shall not exceed $10,000,000.

The Fifth Amended and Restated Memorandum of Association and the Fourth Amended and Restated Articles of Association of the Company

As previously approved by the shareholders of the Company at the annual general meeting held on December 23, 2024, the Company filed the fifth amended and restated memorandum of association and the fourth amended and restated articles of association of the Company with the Cayman Islands Companies Registry on January 3, 2025. A copy of the fifth amended and restated memorandum of association and the fourth amended and restated articles of association of the Company is filed as Exhibit 99.1 to this Form 6-K.

Exhibit No.	Description
99.1	Fifth amended and restated memorandum of association and fourth amended and restated articles of association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 14, 2025	LION GROUP HOLDING LTD.

	By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

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Exhibit 99.1

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

Fifth AMENDED AND RESTATED

MEMORANDUM of ASSOCIATION

OF

LION GROUP HOLDING LTD.

獅子集團控股有限公司

(adopted by a Special Resolution passed on December 23, 2024)

1.	The name of the company is Lion Group Holding Ltd. 獅子集團控股有限公司 (the “Company”).

2.	The registered office of the Company is situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

6.	The capital of the Company is US$5,000,000 divided into 50,000,000,000,000 shares with a nominal or par value of US$0.0000001 each, comprising (a) 40,000,000,000,000 Class A Ordinary Shares of a par value of US$0.0000001 each; (b) 7,500,000,000,000 Class B Ordinary Shares of a par value of US$0.0000001 each; and (c) 2,500,000,000,000 preferred Shares of a par value of US$0.0000001 each. Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.

i

Borrowing Powers Of Directors	22

The Seal	22

RETIREMENT OF DIRECTORS	23

Disqualification Of Directors	23

Proceedings Of Directors	23

Dividends	25

Accounts, Audit and annual return and declaration	26

Capitalisation Of reserves	27

Share Premium Account	28

Notices	28

Indemnity	29

Non-Recognition Of Trusts	30

Winding Up	31

Amendment Of Articles Of Association	31

Closing of register or fixing record date	31

Registration By Way Of Continuation	32

Mergers and Consolidation	32

disclosure	32

ii

COMPANIES ACT (AS AMENDED)

Company Limited by Shares

Fourth AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

LION GROUP HOLDING LTD.

獅子集團控股有限公司

(adopted by a Special Resolution passed on 23 December 2024)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Lion Group Holding Ltd. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

Interpretation

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate” means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” in this definition shall mean the ownership, directly or indirectly, of securities possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, securities having such power only by reason of the happening of a contingency not within the reasonable control of such partnership, corporation, natural person or entity), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

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“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Board” means the board of Directors.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Ordinary Shares” means class A ordinary shares of par value US$0.0000001 each of the Company having the rights set out in these Articles.

“Class B Ordinary Shares” means class B ordinary shares of par value US$0.0000001 each of the Company having the rights set out in these Articles.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Conversion Date” means in respect of a Conversion Notice means the day on which that Conversion Notice is delivered.

“Conversion Notice” means a written notice delivered to the Company at its Office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 14.

“Conversion Number” in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate.

“Conversion Rate” in relation to the conversion of Class B Ordinary Shares to Class A Ordinary Shares means, at any time, on a 1 : 1 basis. The foregoing Conversion Rate shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

“Conversion Right” in respect of a holder of Class B Ordinary Shares, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Companies Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

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“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of the votes held by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by a simple majority of the votes held by such Shareholders as entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the U.S. Securities Exchange Commission thereunder, all as the same shall be in effect at the time.

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“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of the votes held by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by all the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

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(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Preliminary

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine, subject to applicable law.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

Shares

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

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(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.	The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

share Rights

12.	Subject to the provisions of the Companies Act, the rules of Nasdaq, the Memorandum of Association and these Articles and to any special rights conferred on the holders of any Shares or Class of Shares, any Share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.

13.	Subject to the Companies Act and the rules of the Nasdaq, any preferred Shares may be issued or converted into Shares that, at a designated date or at the option of the Company or the holder if so authorised by its Articles of Association, are liable to be redeemed on such terms and in such manner as the Members before the issue or conversion may by Ordinary Resolution of the Members determine. Where the Company purchases for redemption a redeemable Share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws and the rules of Nasdaq.

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14.	Subject to Article 12, the Memorandum of Association and any special resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other Shares or Class of Shares, Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than as set out below.

(a) As regards to conversion

(i) Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Companies Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share in its holding. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

(ii) Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(iii) On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

(iv) Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall:

(1) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and

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(2) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

(b) As regards Voting Rights

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company. Each Class B Ordinary Share shall be entitled to ten thousand (10,000) votes on all matters subject to the vote at general meetings of the Company.

(c) As regards Transfer

Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such Conversion Number of Class A Ordinary Shares calculated based on the Conversion Rate.

15.	For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Company’s Register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding fee simple ownership interest to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares upon the Company’s registration of the third party or its designee as a Member holding that number of Class A Ordinary Shares in the Register of Members.

16.	Shareholder Rights Plan

(a) The Board is authorised to establish a Shareholder rights plan including approving the execution of any document relating to the adoption and/or implementation of a rights plan. A rights plan may be in such form and may be subject to such terms and conditions as the Board shall determine in its absolute discretion.

(b) The Board is authorised to grant rights to subscribe for Shares of the Company in accordance with a rights plan.

(c) The Board may, in accordance with a rights plan, exercise any power under such rights plan (including a power relating to the issuance, redemption or exchange of rights or shares) on a basis that excludes one or more members, including a member who has acquired or may acquire a significant interest in or control of the Company subject to applicable law.

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(d) The Board is authorised to exercise the powers under this Article 16 for any purpose that the Board, in its discretion, deems reasonable and appropriate, including to ensure that:

(i) any process which may result in an acquisition of a significant interest or change of control of the Company is conducted in an orderly manner;

(ii) all holders of ordinary shares will be treated fairly and in a similar manner;

(iii) any potential acquisition of a significant interest or change of control of the Company which would be unlikely to treat all members of the Company fairly and in a similar manner would be prevented;

(iv) the use of abusive tactics by any person in connection with any potential acquisition of a significant interest or change of control of the Company would be prevented;

(v) an optimum price for Shares would be received by or on behalf of all Members of the Company;

(vi) the success of the Company would be promoted for the benefit of its Members as a whole;

(vii) the long-term interests of the Company, its employees, its Members and its business would be safeguarded;

(viii) the Company would not suffer serious economic harm;

(ix) the Board has additional time to gather relevant information or pursue appropriate strategies; or

(x) all or any of the above.

Certificates

17.	No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

Fractional Shares

18.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

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Lien

19.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

20.	The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

21.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

Calls On Shares

23.	The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

24.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

25.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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26.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

27.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

28.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

Forfeiture Of Shares

29.	If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

30.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

31.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

32.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

33.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

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34.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

35.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

36.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer Of Shares

37.	The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

38.	Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.

39.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

40.	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Transmission Of Shares

41.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

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42.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

43.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Alteration Of SHARE Capital

44.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

45.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

46.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

Redemption, Purchase and Surrender Of Shares

47.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

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(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

48.	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

49.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

50.	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Treasury Shares

51.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

52.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

53.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

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54.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

General Meetings

55.	The Directors may, whenever they think fit, convene a general meeting of the Company.

56.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

57.	General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

58.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

Notice Of General Meetings

59.	At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

60.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

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Proceedings At General Meetings

61.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

62.	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

63.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

64.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

65.	The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

66.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

67.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

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(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. Where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled.

69.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

71.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

Votes Of shareholders

72.	Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Except as required by applicable law and subject to these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares (if applicable) shall at all times vote together as one class on all matters submitted to a vote of the Shareholders.

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73.	Subject to any special rights or restrictions as to voting for the time being attached to any Shares by or in accordance with these Articles, at any general meeting on a show of hands:

every Member holding Class A Ordinary Shares present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one vote for every fully paid Class A Ordinary Share of which he is the holder and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid Class A Ordinary Share of which he is the holder; and

every Member holding Class B Ordinary Shares present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have 10 votes for every fully paid Class B Ordinary Share of which he is the holder and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have 10 votes for every fully paid Class B Ordinary Share of which he is the holder.

74.	No amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.

75.	Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by the chairman of such meeting or by any one or more Members who together hold not less than ten percent (10%) in nominal value of the total issued voting shares in the Company, present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy for the time being entitled to vote at the meeting. A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

76.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

77.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

78.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

79.	On a poll votes may be given either personally or by proxy.

80.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

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81.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

82.	The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

83.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

84.	Without limiting any other Article or definition, a resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Corporations Acting By Representatives At Meetings

85.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

Directors

86.	Directors shall be appointed in accordance with Article 87 and 88 and shall hold office for such term as the Members may determine by Ordinary Resolution or, in the absence of such determination, in accordance with Article 110 or until their successors are elected or appointed or their office is otherwise vacated.

87.	The Board of Directors shall be divided into two classes: Class I and Class II. Class I shall consist of three (3) directors. Class II shall consist of four (4) directors. The term of office of Class I shall expire at the first annual meeting of Members following the effectiveness of the first amended and restated articles of association of the Company; and the term of office of Class II shall expire at the second annual meeting of Members following the effectiveness of the first amended and restated articles of association of the Company. Directors may be added to the Board of Directors between annual meetings of Members by reason of an increase in the authorized number of directors belonging to the relevant class as approved by an Ordinary Resolution.

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88.	Commencing at the first annual general meeting of Members following the effectiveness of the first amended and restated articles of association of the Company, and at each second annual general meeting thereafter, Class I directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. Commencing at the second annual general meeting of Members following the effectiveness of the first amended and restated articles of association of the Company, and at each second annual general meeting thereafter, Class II directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the second succeeding annual general meeting after their election.

89.	Subject to these Articles, including without limitation, Articles 87 and 88, the Company may by Ordinary Resolution appoint any Person to be a Director.

90.	Subject to these Articles including without limitation, Article 110, a Director shall hold office until such time as he is removed from office by Ordinary Resolution.

91.	Subject to these Articles, the Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

92.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

93.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

94.	Subject to these Articles, including without limitation, Articles 87 and 88, the Directors shall have power at any time and from time to time to appoint any Person to be a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution.

Alternate Director

95.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

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Powers And Duties Of Directors

96.	Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

97.	The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

98.	The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

99.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

100.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

101.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

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102.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

103.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

104.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

105.	The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

Borrowing Powers Of Directors

106.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

The Seal

107.	The Seal (if any) shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

108.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

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109.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

RETIREMENT OF DIRECTORS

110.	A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires.

Disqualification Of Directors

111.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two in number); or

(f)	retires, resigns or is removed from office pursuant to any other provision of these Articles including without limitation, Article 110.

No director on the Board may be removed without cause.

Proceedings Of Directors

112.	The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

113.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

114.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

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115.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

116.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

117.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

118.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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119.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

120.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

121.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

122.	If no chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

123.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

124.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

125.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

Dividends

126.	Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

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127.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

128.	The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

129.	Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

130.	The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

131.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. At any and every time the Board declare dividends, Class A Ordinary Shares and Class B Ordinary Shares shall have identical rights in the dividends so declared.

132.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

133.	No dividend shall bear interest against the Company.

Accounts, Audit and annual return and declaration

134.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

135.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

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136.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

137.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

138.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

Capitalisation Of reserves

139.	Subject to the Companies Act and these Articles, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

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(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

Share Premium Account

140.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

141.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

Notices

142.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

143.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

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144.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

145.	Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

146.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

Indemnity

147.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an Indemnified Person) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

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148.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

Non-Recognition Of Trusts

149.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

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Winding Up

150.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

151.	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Amendment Of Articles Of Association

152.	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

Closing of register or fixing record date

153.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

154.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

155.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

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Registration By Way Of Continuation

156.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

Mergers and Consolidation

157.	The Company may merge or consolidate in accordance with the Companies Act.

158.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

disclosure

159.	The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

Information Contained in this Form 6-K Report

When used in this Form 6-K (the “Report”), unless otherwise indicated, the term “Company,” “we,” and “our” refer to Lion Group Holding Ltd.

On January 23, 2025, the Company entered into an amendment (the “Amendment”) to the Securities Purchase Agreement August 4, 2024, (the “SPA”) with ATW Opportunities Master Fund, L.P. (“ATW”) and ATW Opportunities Master Fund II, L.P. (“ATW II”). Pursuant to the amendment, the parties to the SPA agreed to amend the conversion price per American Depositary Share (the “ADS”) of any further Debentures (as defined in the SPA) issuable under the SPA to the lower of (x) $0.16 and (y) 90% of the lowest daily VWAP for the ten (10) trading days immediately prior to the conversion date. The parties further agreed to amend the exercise price of any further warrants issuable under the SPA shall be $0.16 per ADS. On the same date, ATW II exercised its subsequent closing right (the “Second Closing”) and purchased an additional Debenture (the “Second Debenture”) having a principal balance of $2,135,000. The Second Closing occurred on January 23, 2025. The Company intends to use the proceeds from the issuance of the Debenture for working capital purposes. The Second Debenture matures on January 23, 2028, bears interest at a rate of 8% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in ADSs at the Company’s election, and is convertible into ADSs, beginning after its original date of issuance at a conversion price at the lower of (x) $0.16 and (y) 90% of the lowest daily VWAP for the ten (10) trading days immediately prior to the conversion date. Interest is payable quarterly in cash, or the Company may pay accrued interest in its ADSs. The Company also issued a Series K Warrant (the “Series K Warrant”) to purchase up to 10,007,812 ADSs as contemplated in the SPA for the Second Closing. As part of the consideration of the Second Closing, the parties agreed that the issuance of the Second Debenture and Series K Warrant will not affect the conversion price of outstanding debentures and the exercise price of outstanding warrants held by ATW and ATW II.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment to the SPA, the form of Second Debenture, and the form of Series K Warrant attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, each of which are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Series K Warrant
10.1	Amendment to the Securities Purchase Agreement dated January 23, 2025.
10.2	Form of Convertible Debenture.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 28, 2025	LION GROUP HOLDING LTD.

	By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

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Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SERIES K AMERICAN DEPOSITARY SHARES PURCHASE WARRANT

LION GROUP HOLDING LTD.

Warrant Shares: 10,007,812	Initial Exercise Date: January 23, 2025

THIS AMERICAN DEPOSITARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ATW Opportunities Master Fund II, L.P or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on January 23, 2032 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lion Group Holding Ltd., a Cayman Islands exempt company (the “Company”), up to [_] American Depositary Shares (“ADSs”), each ADS representing one (1) Ordinary Share (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (as amended, restated, or supplement from time to time, the “Purchase Agreement”), dated August 9, 2024, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). In connection with any exercise of this Warrant the Holder shall be entitled to receive a number of additional ADSs equal to the amount of any issuance fee payable to Deutsche Bank in respect of the ADSs issuable in respect of such Notice of Exercise divided by the Exercise Price. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $0.16, subject to adjustment hereunder (the “Exercise Price”). Notwithstanding the foregoing, the Exercise Price may be lowered, but not raised, by the Company in its sole discretion.

c) Cashless Exercise. If at any time after 120 calendar days following the Closing Date and prior to the Termination Date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

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(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause its registrar to deposit the Warrant Shares purchased hereunder with the Depositary, and cause the Depositary to credit the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second (2nd) Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which can be the Depositary) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the second (2nd) Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares; provided, however, that the Holder shall pay any one-time initial issuance fee charged by the Depositary in an amount of up to $0.05 per ADS.

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vii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares plus the number of Ordinary Shares underlying such Warrant Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares underlying the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Share Dividends and Splits.

i. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares, ADSs or any shares of capital shares of the Company (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”), as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

ii. Share Dividend and Split Adjustment. If at any time and from time to time there occurs any Share Combination Event and the Event Market Price (as defined below) is less than the Exercise Price then in effect (after giving effect to the adjustment in clause (i) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause (i) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made. “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the ADSs for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5).

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b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition, including but not limited to an exchange for other equity, including warrants and options with a lower exercise price) any Ordinary Shares or Ordinary Shares Equivalents, at an effective price per share less than or equal to $0.16 per Ordinary Share (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares or Ordinary Shares Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

c) Subsequent Rights Offerings. This Section 3(c) shall not be applicable to Holders of the Series D Warrants, Series E Warrants, Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants and Series J Warrants. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. This Section 3(d) shall not be applicable to Holders of the Series B Warrants and Holders of the Series C Warrants before the Series C Warrants are vested. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received ordinary shares of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital shares of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such capital shares (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such capital shares, such number capital shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Change in ADS Ratio. If, after the date of issuance, the ADS ratio is increased or reduced, then the number of Warrant Shares to be provided on exercise of a Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of Ordinary Shares per ADS.

g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

h) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non- public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

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Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs or Ordinary Shares may be listed. The Company covenants that all Warrant Shares and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares and the underlying Ordinary Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal or foreign securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	CEO and Director

NOTICE OF EXERCISE

TO: LION GROUP HOLDING LTD.

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please also issue the following additional amount of Warrant Shares equal to the amount of issuance fees payable in respect of this Notice of Exercise divided by the Exercise price:

(4) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(5) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________

Date: _________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number:	(Please Print)
Email Address:
Dated: _____________________, ________
Holder’s Signature:_________________________________
Holder’s Address:_________________________________

Exhibit 10.1

Lion Group Holdings Ltd.

3 Phillip Street
#15-04 Royal Group Building
Singapore 078693

January 23, 2025

ATW Opportunities Master Fund, L.P.

and

ATW Opportunities Master Fund II, L.P.

c/o ATW Partners Opportunities Management LLC

17 State Street

Suite 2100

New York, New York 10004

Dear Sirs and Madams:

Reference is made to that certain Securities Purchase Agreement August 4, 2024 (the “Purchase Agreement”), entered by Lion Group Holding Ltd., a company organized under the laws of the Cayman Islands, (the “Company”) and ATW Opportunities Master Fund II, L.P. (the “Buyer”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement. Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.” Reference is also made to that certain amendment dated January 9, 2025 entered by the Parties.

1.	Amendments to SPA.

a.	The Parties hereby agree that the form of Debenture attached to the Purchase Agreement as Exhibit A thereto shall be deleted in its entirety and replaced with Exhibit A hereto.

b.	The Parties hereby agree that the form of Warrant attached to the Purchase Agreement as Exhibit B thereto shall be deleted in its entirety and replaced with Exhibit B hereto.

2.	Acknowledgement of Issuance of New Debenture and New Warrant. The Parties hereby agree that on or promptly following the date hereof, the Company shall issue to the Buyer a new Debenture (the “New Debenture”) in the form attached hereto as Exhibit A having an initial principal balance of $2,135,000 and having the Conversion Price set forth in Exhibit A hereto (the “New Conversion Price”), and a new Warrant (the “New Warrant”) entitling the Buyer to purchase 10,007,812 ADSs at an exercise price of $0.16 per ADS, subject to adjustment as provided thereon (the “New Exercise Price”).

For the avoidance of doubt, the Company, ATW Opportunities Master Fund, L.P., and ATW Opportunities Master Fund II, L.P. hereby agree that the New Conversion Price and the New Exercise Price shall not affect the current conversion price of those certain convertible debentures, originally issued on September 5, 2023, January 23, 2024, and August 9, 2024, respectively and the current exercise price of certain Series D, Series E, and Series F American Depositary Shares Purchase Warrants, originally issued on February 18, 2021, those certain Series G American Depositary Shares Purchase Warrants originally issued on December 13, 2021, certain Series H American Depositary Shares Purchase Warrants originally issued on September 2, 2023, Series I American Depositary Shares Purchase Warrants originally issued on January 23, 2024, and Series J American Depositary Shares Purchase Warrants originally issued on August 9, 2024.

The Purchase Agreement and this letter agreement shall be read together and shall have the same effect as if the Purchase Agreement and this letter agreement were contained in one document. Except as expressly modified by this letter agreement, the terms and obligations of the Purchase Agreement and the Transaction Documents remain unchanged and the Purchase Agreement and Transaction Documents shall continue in full force and effect.

This letter agreement shall be governed by, construed, and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

If you are in agreement with the foregoing, please have this letter agreement executed by your authorized representative and return a copy to the undersigned.

Very Truly Yours,

LION GROUP HOLDINGS LTD.

By:
Name:
Title:

2

Confirmed and Agreed to:

ATW Opportunities Master Fund, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

Confirmed and Agreed to:

ATW Opportunities Master Fund II, L.P.

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

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EXHIBIT A

FORM OF NEW DEBENTURE

4

EXHIBIT B

FORM OF NEW WARRANT

5

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: January 23, 2025

$2,135,000

CONVERTIBLE DEBENTURE
DUE January 23, 2028

THIS CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Convertible Debentures of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), having its principal place of business at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, designated as its Convertible Debenture due January 23, 2028 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ATW Opportunities Master Fund II, L.P or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $2,135,000 on January 23, 2028 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1.  Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“ADS Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital shares of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the ADSs issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Depositary and the Holder, (d) the ADSs are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the ADSs on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the ADSs then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the ADSs in question to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the ADSs on the principal Trading Market exceeds $100,000 per Trading Day.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Floor Price” shall initially mean $0.032 per ADS, and which shall be proportionately decreased upon a stock split, share subdivision of the ADS or increase in the ADS ratio, and shall be proportionately increased in the case of a reverse stock split, share combination or decrease in the ADS ratio. Beginning on the date that is six months following January 23, 2025, and every six month anniversary thereafter (each, an “Adjustment Date”), the “Floor Price” shall be adjusted to equal the lower of (i) the Floor Price then in effect, and (ii) 20% of the lower of (x) the closing price of the ADS as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of each closing price of the ADS on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, change to the ADS ratio during any such measuring period. Further, if the Conversion Price is amended pursuant to Section 4(b) hereof to be lower than the Floor Price then in effect then the Floor Price shall be automatically adjusted to such lower price.

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“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest ADS Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Lien” means the individual and collective reference to the following:

(a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 9, 2024, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of ADS so reported, or (d) in all other cases, the fair market value of a share of ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Section 2. Interest.

(a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8.0% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in ADSs at the Company’s election, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable ADSs at the Interest Conversion Rate (the dollar amount to be paid in ADSs, the “Interest ADS Amount”) or a combination thereof; provided, however, that payment of interest in ADSs may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such ADSs are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of ADSs to be applied against such Interest ADS Amount equal to the quotient of (x) the applicable Interest ADS Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

(b) Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, ADSs or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, ADSs or a combination thereof and the Interest ADS Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in ADSs, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of ADSs otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

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(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in ADSs (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in Ordinary Shares to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

(d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of ADSs but the Company is not permitted to pay accrued interest in ADSs because it fails to satisfy the conditions for payment in ADSs set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either ADSs pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of ADSs otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest ADS Amount, then the Holder shall promptly return such excess shares to the Company.

(e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

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(f) Interest Make-Whole. Upon the conversion of all of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event all of this Debenture is converted prior to the Maturity Date, the Company shall make the Make-Whole Payment within three (3) Trading Days of such conversion. In addition to the foregoing, upon the partial conversion of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all accrued and unpaid interest plus the interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Partial Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event a portion of this Debenture is converted prior to the Maturity Date, the Company shall make the Partial Make-Whole Payment within three (3) Trading Days of such conversion. For example, if the Holder converts $100,000 in principal amount of this Debenture on the five (5) month anniversary of the Original Issue Date, the Partial Make Whole Payment shall equal to all accrued but unpaid interest and thirty-one (31) months of interest that would have accrued on the converted principal had such principal not been converted prior to the Maturity Date.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into ADSs at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). The Holder shall be entitled to include in any Notice of Conversion, for conversion the amount of any issuance fee payable to Deutsche Bank in respect of the ADSs issuable in respect of such Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the ADS Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b) Conversion Price. Subject to adjustment as provided herein, the conversion price (the “Conversion Price”) in effect on any Conversion Date shall be the lower of (x) $0.16 (the “Fixed Conversion Price”), and (y) 90% of the lowest daily VWAP for the ten (10) Trading Days immediately prior to the Conversion Date; provided that if such Conversion Price is lower than the Floor Price, the Conversion Price shall be the Floor Price.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(ii) Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “ADS Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in ADSs at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, ADSs representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Conversion.

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(iii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the ADS Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the second (2nd) Trading Day following the ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such ADS Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the second (2nd) Trading Day following the ADS Delivery Date pursuant to Section 4(c)(ii), and if after such ADS Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such ADS Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the ADSs so purchased exceeds (y) the product of (1) the aggregate number of ADSs that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

(vi) Reservation of Ordinary Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) required for the issuance of the ADSs (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; provided further that the Holder shall pay any one-time initial issuance fee charged by Deutsche Bank in an amount up to $0.03 per ADS it being understood by the Company that the Holder pay include the amount of such issuance fee as part of a conversion pursuant to Section 4(a) hereof in the applicable Notice of Conversion. The Company shall pay all Depositary fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares and/or ADSs on Ordinary Shares or any Ordinary Shares Equivalents (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding ADSs and/or Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding ADSs and/or Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any ADSs, Ordinary Shares or Ordinary Shares Equivalents entitling any Person to acquire ADSs or Ordinary Shares at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the ADSs, Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive ADSs or Ordinary Shares at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Fixed Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares and/or ADSs or Ordinary Shares Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of ADSs and/or Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the ADSs are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding ADSs and/or Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(f) Change in ADS Ratio. If, after the date of issuance, the ADS ratio is increased or reduced, then the number of Conversion Shares to be provided on conversion of the Debentures will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of ADSs per ADS.

(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

(h) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the ADSs or Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the ADSs are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Reserved.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Ordinary Shares or Ordinary Shares Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Ordinary Shares or Ordinary Shares Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h) alter or change the rights, preferences or privileges of the Debentures as a class;

(i) approve the liquidation or dissolution of the Company or any Subsidiary; or

(j) enter into any agreement with respect to any of the foregoing.

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Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver ADSs to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

(iv) any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) the ADSs shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(vii) the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

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(viii) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(ix) any Person shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement;

(x) the electronic transfer by the Company of ADSs and/or Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xi) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

Section 9. Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

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(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 11. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture due January 23, 2028 of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), into ADSs of the Company according to the conditions hereof, as of the date written below. If ADSs are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Amount of Issuance Fee to be Converted:

Payment of Interest in ADSs yes no

If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of Ordinary Shares to be issued:

Signature:

Name:

Address for Delivery of ADSs:

Or

DWAC Instructions:

Broker No:
Account No:

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Schedule 1

CONVERSION SCHEDULE

The Convertible Debentures due on January 23, 2028 in the aggregate principal amount of $2,135,000 are issued by Lion Group Holding Ltd., a Cayman Islands exempted company. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

Changes in Registrant’s Certifying Accountant.

(a) Release of Independent Registered Public Accounting Firm

On January 27, 2025, the audit committee of the board of directors of Lion Group Holdings Ltd (the “Company”) resolved to dismiss HTL International, LLC (“HTL”) as the Company’s independent registered public accounting firm, effective immediately.

During the last recent fiscal year and through the subsequent interim period preceding the release, HTL has neither provided any adverse opinion or qualifications on the Company’s financial statements nor had a disagreement with the Company since their engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to HTL’s satisfaction, would have caused HTL to make reference to the subject matter thereof in its reports for such fiscal year and interim period.

During the last recent fiscal year and through the subsequent interim period preceding the release, there was no “reportable event” within the meaning of Item 16F(a)(1)(v) of Form 20-F.

The Company has provided HTL with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”). HTL has provided a letter to us, dated January 31, 2025 and addressed to the SEC, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

(b) New independent registered public accounting firm

On January 27, 2025, the Company has engaged GGF CPA LTD (“GGF”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024. The decision to engage GGF as the Company’s independent registered public accounting firm was approved by the board of directors of the Company.

During the two most recent fiscal years and through the date of this report, the Company has not consulted with GGF regarding any of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

2.	the type of audit opinion that might be rendered on the Company’s financial statements by GGF, in either case where written or oral advice provided by GGF would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or

3.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

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Change to the Board of Directors

On January 28, 2025, the board (the “Board”) of directors of the Company elected Mr. Chunning Wang, director of the Board, as the Chairman of the Board, effective immediately. On the same date, the Board elected Mr. Sze Hau Lee as a Class II director of the Board. Mr. Lee currently serves as the Chief Financial Officer of the Company.

Mr. Lee joined the Company as a corporate finance director in May 2019, mainly responsible for the Company’s fund-raising activities. Prior to that, Mr. Lee worked in Carnival Group International Holdings Limited (0996.HK) as a corporate finance director from September 2017 to February 2019. While working there, Mr. Lee was primarily responsible for leading, originating, structuring and executing financing transaction and providing investment advice to the management. Before that, Mr. Lee had years of experience in banking industry. He worked as a manager of syndicated finance department at China Minsheng Banking Corporation Hong Kong Branch from February 2017 September 2017, a vice president of structured and leveraged finance department in Hengfeng Bank Shanghai Branch from April 2016 to February 2017, an assistant manager of structured and leveraged finance department in China Minsheng Banking Corporation Hong Kong Branch from January 2014 to April 2016. He had been primarily responsible for the origination, structure and execution of syndicated facilities as well as financing arrangements in mega transactions. Mr. Lee started his first few years of career in accounting firms. He worked as a senior associate in Ernst & Young from October 2012 to December 2013. Before that, he worked in PricewaterhouseCoopers for approximately five years, where he started as an associate in September 2007 and left in October 2012 as a senior associate. Mr. Lee received his bachelor’s degree in professional accountancy from The Chinese University of Hong Kong in August 2007. He is a member of Hong Kong Institute of Certified Public Accountants since 2011 and also a member of the Institute of Chartered Accountants in England and Wales since January 2022.

INCORPORATION BY REFERENCE

This Report on Form 6-K shall be deemed to be incorporated by reference into the registration statements on Form F-3 (No. 333-269333) and Form S-8 (Nos. 333-251127 and 333-275597) of the Company and the prospectuses incorporated therein, and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

2

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of HTL International, LLC dated January 31, 2025

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 31, 2025

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer and Director

4

Exhibit 16.1

January 31, 2025

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Lion Group Holding Ltd.

Dear Sir or Madam:

We have read the statements made by Lion Group Holding Ltd. of its Form 6-K dated January 31, 2025. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Lion Group Holding Ltd. contained therein.

Very truly yours,

/s/ HTL International, LLC

HTL International, LLC

Houston, Texas

12 Greenway Plaza Suite 1100 | Houston, Texas 77046

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of February 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands
(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693
(Address of principal executive office)

Registrant’s phone number, including area code
+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒           Form 40-F ☐

Lion Group Holding Ltd. (Nasdaq: LGHL) (the “Company”), today announced to hold the Extraordinary Shareholders’ Meeting on March 7, 2025.

The Company’s Annual Shareholders’ Meeting will be held on March 7, 2025, at 10:00 a.m. local time. The meeting will take place at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693. The matters to be voted on at the meeting are set forth in the Company’s Form 6-K filed with the U.S. Securities and Exchange Commission on February 18, 2025. Shareholders of record on February 12, 2025 will be eligible to vote at this meeting.

INCORPORATION BY REFERENCE

This Report on Form 6-K shall be deemed to be incorporated by reference into the registration statements on Form F-3 (No. 333-269333) and Form S-8 (No. 333-251127) of the Company and the prospectuses incorporated therein, and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

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EXHIBIT INDEX

Exhibit 99.1	-	Notice of Extraordinary General Meeting of Shareholders of Lion Group Holding Ltd. to be held on March 7, 2025 (the “2025 EGM”)
Exhibit 99.2	-	Form of Proxy for the 2025 EGM
Exhibit 99.3	-	Depositary’s Notice of 2025 EGM
Exhibit 99.4	-	Voting Instructions of American Depositary Shares for the 2025 EGM

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2025	LION GROUP HOLDING LTD.

	By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

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Exhibit 99.1

LION GROUP HOLDING LTD.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 7, 2025

Notice is hereby given that Lion Group Holding Ltd., a Cayman Islands company (the “Company”), will hold its Extraordinary General meeting of shareholders at 10:00 a.m., local time, on March 7, 2025 (the “Extraordinary General Meeting”) at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, to consider and, if thought fit, to pass the following resolutions:

1.A.	RESOLVED as an special resolution: the consolidation of each 1,000 shares of the Company with a par value of US$0.0000001 into one share of a par value of US$0.0001 with the result of an authorised capital of US$5,000,000 divided into 50,000,000,000 shares with a nominal value of US$0.0001 each, comprising (a) 40,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

2.A.	RESOLVED as an ordinary resolution: the increase of the Company’s authorised capital by US$15,000,000, to be divided into 150,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, with the result of an authorised capital of US$20,000,000, shares with a nominal value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

2.B.

RESOLVED as a special resolution, to approve that Section 6 of the fifth amended and restated memorandum of association of the Company being replaced with the following:

“6. The capital of the Company is US$20,000,000 divided into 200,000,000,000 shares with a nominal or par value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$ 0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.”

You can find more information about each of these items in the attached proxy statement. Only holders of Class A Ordinary Shares or Class B Ordinary Shares (collectively, “Ordinary Shares”) registered in the register of members at the close of business on February 12, 2025, New York time, can vote at the Extraordinary General Meeting or at any adjournment that may take place. If you are a holder of American Depositary Shares, please see the discussion in the attached proxy statement under the heading “Voting by Holders of American Depositary Shares.”

We cordially invite all holders of Ordinary Shares to attend the Extraordinary General Meeting in person. However, holders of Ordinary Shares entitled to attend and vote are entitled to appoint a proxy to attend and vote instead of such holders. A proxy needs not be a shareholder of the Company. If you are a holder of Ordinary Shares and whether or not you expect to attend the Extraordinary General Meeting in person, please mark, date, sign and return the enclosed form of proxy as promptly as possible to ensure your representation and the presence of a quorum at the Extraordinary General Meeting. If you send in your form of proxy and then decide to attend the Extraordinary General Meeting to vote your Ordinary Shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. The enclosed form of proxy is to be delivered to the attention of Chunning Wang, Chief Executive Officer, Lion Group Holding Ltd., 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, and must arrive no later than the time for holding the Extraordinary General Meeting or any adjournment thereof. This notice of the Extraordinary General Meeting of Shareholders and the attached proxy statement are also available through our website at http:// ir.liongrouphl.com.

By Order of the Board of Directors,

/s/ Chunning Wang
Chunning Wang
Chief Executive Officer and Director

Date: February 18, 2025

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LION GROUP HOLDING LTD.

PROXY STATEMENT

General

The board of directors of Lion Group Holding Ltd., a Cayman Islands company (the “Company”), is soliciting proxies for the Extraordinary General meeting of shareholders to be held on March 7, 2025 at 10:00 a.m., local time, or at any adjournment or postponement thereof (the “Extraordinary General Meeting”). The Extraordinary General Meeting will be held at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693.

Record Date, Share Ownership and Quorum

Record holders of Class A Ordinary Shares or Class B Ordinary Shares (collectively, “Ordinary Shares”) as of the close of business on February 12, 2025, New York time, are entitled to vote at the Extraordinary General Meeting. As of February 12, 2025, 1,281,237,399 of our Class A Ordinary Shares, par value US$0.0001 per share, and 65,387,845 of our Class B Ordinary Shares, par value US$0.0001 per share, were issued and outstanding. As of February 12, 2025, approximately 1,263,082,900 of our Class A Ordinary Shares were represented by American Depositary Shares (“ADSs”). One or more holders of Ordinary Shares which represent, in aggregate, a majority of the paid up voting share capital of the Company present in person or by proxy or, if a corporation or other non-natural person, by its authorized representative shall be a quorum for all purposes.

The Board of Directors recommends a vote “FOR” each proposal from Proposals No. 1-3.

Voting and Solicitation

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at the Extraordinary General Meeting, and each Class B Ordinary Share shall be entitled to ten thousands (10,000) votes on all matters subject to the vote at the Extraordinary General Meeting.

At the Extraordinary General Meeting, every holder of Ordinary Shares present in person or by proxy may vote the fully paid Ordinary Shares held by such holder of Ordinary Shares. A resolution put to the vote of a meeting shall be decided on a poll. Except as required by applicable law and subject to the terms and conditions of the Articles, the holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all matters submitted to a vote at the Extraordinary General Meeting. The affirmative vote of a simple majority of the votes of the holders of Ordinary Shares present in person or represented by proxy and entitled to vote at the Extraordinary General Meeting will be required to pass each of the proposed resolutions submitted to a vote at the Extraordinary General Meeting.

The costs of soliciting proxies will be borne by us. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or electronic mail. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding in their names our Ordinary Shares or ADSs beneficially owned by others to forward to those beneficial owners.

Voting by Holders of Ordinary Shares

Holders of Ordinary Shares whose shares are registered in their own names may vote by attending the Extraordinary General Meeting in person or by completing, dating, signing and returning the enclosed form of proxy to the attention of Chunning Wang, Chief Executive Officer, Lion Group Holding Ltd., 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693. The form of proxy must arrive no later than the time for holding the Extraordinary General Meeting or any adjournment thereof.

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When proxies are properly completed, dated, signed and returned by holders of Ordinary Shares, the Ordinary Shares they represent, unless the proxies are revoked, will be voted at the Extraordinary General Meeting in accordance with the instructions of the shareholder. If no specific instructions are given by such holders, the Ordinary Shares will be voted “FOR” each proposal and in the proxy holder’s discretion as to other matters that may properly come before the Extraordinary General Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote against each of the proposed resolutions submitted to a vote at the Extraordinary General Meeting. Broker non-votes will have the same effect as a vote against each of the proposed resolutions submitted to vote at the Extraordinary General Meeting.

Please refer to this proxy statement for information related to the proposed resolutions.

Voting by Holders of American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary of the ADSs, has advised us that it intends to mail to all record owners of ADSs a voting instruction card and a depositary notice for record owners of ADSs. Upon the written request of an owner of record of ADSs by such owner’s delivery of a properly completed, dated and signed voting instruction card to Deutsche Bank Trust Company Americas prior to 10:00 am, New York City time on March 4, 2025, Deutsche Bank Trust Company Americas will endeavor, in so far as practicable, to vote or cause to be voted the amount of Class A Ordinary Shares or other deposited securities represented by such ADSs, evidenced by American Depositary Receipts related to those ADSs, in accordance with the instructions set forth in such request. Deutsche Bank Trust Company Americas has advised us that it will not vote or attempt to exercise the right to vote other than in accordance with those instructions. As the holder of record for all the Class A Ordinary Shares represented by all of our ADSs, only Deutsche Bank Trust Company Americas may vote those Class A Ordinary Shares at the Extraordinary General Meeting.

In the event that the Deutsche Bank Trust Company Americas timely receives voting instructions from a holder which fail to specify the manner in which the depositary is to vote the Class A Ordinary Shares represented by such holder’s ADSs, the depositary shall (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by the Company with respect to such the Class A Ordinary Shares and the depositary shall give a discretionary proxy to a person designated by the Company to vote such Class A Ordinary Shares.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date or, if you hold Ordinary Shares, by attending the meeting and voting in person. A written notice of revocation must be delivered to the attention of Lion Group Holding Ltd., if you hold our Ordinary Shares, or to Deutsche Bank Trust Company Americas if you hold ADSs representing our Class A Ordinary Shares.

ANNUAL REPORT TO SHAREHOLDERS

The Company makes available its annual report to shareholders through the Company’s website. The 2023 annual report for the year ended December 31, 2023 (the “2023 Annual Report”) has been filed with the U.S. Securities and Exchange Commission. The Company adopted this practice to avoid the considerable expense associated with mailing physical copies of such report to record holders and beneficial owners of the Company’s ADSs. You may obtain a copy of our 2023 Annual Report by visiting the “Investor Relations” heading under the “Financial Information” section of the Company’s website at https://ir.liongrouphl.com/#/Overview. If you want to receive a paper or email copy of the Company’s 2023 Annual Report, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to the Investor Relations department of the Company, at ir@liongrouphl.com.

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PROPOSAL 1A

General

The Board of Directors believes that it is in the best interest of the Company and the shareholders, and is hereby soliciting shareholder to approve the consolidation of each 1,000 shares of the Company with a par value of US$0.0000001 into one share of a par value of US$0.0001 with the result of an authorised capital of US$5,000,000 divided into 50,000,000,000 shares with a nominal value of US$0.0001 each, comprising (a) 40,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each (the “First Proposal”). The approval and adoption of the First Proposal will have no material impact to the current shareholders of the Company because the shareholders of the Company previously approved the increase of the authorized shares 1,000 times on December 23, 2024, which has not come into effect in the Company’s register of members and the issued and outstanding shares.

The First Proposal must be passed by a special resolution which requires a majority of note less than two-thirds of the votes held by the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company.

The resolutions put to the shareholders to consider and to vote upon at the Extraordinary General Meeting are:

“IT IS HEREBY RESOLVED, as a special resolution, that: each 1,000 shares of the Company with a par value of US$0.0000001 shall be consolidated into one share of a par value of US$0.0001 with the result of an authorised capital of authorised capital of US$5,000,000 divided into 50,000,000,000 shares with a nominal value of US$0.0001 each, comprising (a) 40,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of not less than two-thirds the votes of the holders of Ordinary Shares present in person or represented by proxy and entitled to vote at the Extraordinary General Meeting will be required to approve First Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1A.

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PROPOSAL 2A-2B

The Increase of Authorized Capital and the Resulting Amendment to the Company’s Memorandum of Association

Proposal 2A

The Board of Directors believes that it is in the best interest of the Company and the shareholders, and is hereby soliciting shareholder approval, to approve the increase of the Company’s authorised capital by US$15,000,000, to be divided into 150,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, with the result of an authorised capital of US$20,000,000, shares with a nominal value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each (the “Increase of Authorized Capital Proposal”).

The Increase of Authorized Capital must be passed by an ordinary resolution which requires the affirmative vote of a simple majority of the votes cast at the Extraordinary General Meeting by the shareholders present in person or represented by proxy and entitled to vote on such proposals, either in person, by proxy or by authorized representative.

Proposal 2B

If our shareholders approve proposal 2A, our Board of Directors will seek the shareholders’ approval to amend the Company’s fifth amended and restated memorandum of association accordingly. The amendment to the existing memorandum or association of the Company must be approved by a special resolution which requires the affirmative vote of not less than two-thirds of the votes cast at the Extraordinary General Meeting by the shareholders present in person or represented by proxy and entitled to vote on such proposals, either in person, by proxy or by authorized representative.

If the shareholders approve this proposal, our Board of Directors will instruct the registered office to file the notice to amend the fifth amended and restated memorandum of association with the Cayman Islands Registrar of Companies at any time after the approval of the Increase of Authorized Capital. The resolutions (the “Amendment Proposal”) put to the shareholders to consider and to vote upon at the Extraordinary General Meeting in relation to increasing the authorized share capital of the Company and amending the Company’s fifth amended and restated memorandum of association are:

“IT IS HEREBY RESOLVED, as a special resolution, that:

(A)	Section 6 of the fifth amended and restated memorandum of association of the Company be replaced with the following:

“6. The capital of the Company is US$20,000,000 divided into 200,000,000,000 shares with a nominal or par value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$ 0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.”

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of not less than two-thirds the votes of the holders of Ordinary Shares present in person or represented by proxy and entitled to vote at the Extraordinary General Meeting will be required to approve the Increase of Authorized Capital and the sixth amended and restated memorandum of association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2A-2B.

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PROPOSAL 3

The Adjournment Proposal

The adjournment proposal, if approved, will request the chairman of the Extraordinary General Meeting (who has agreed to act accordingly) to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The adjournment proposal will only be presented to our shareholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the proposals in this proxy statement. If the adjournment proposal is not approved by our stockholders, the chairman of the meeting has the power to adjourn the Extraordinary General Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the proposals.

Vote Required and Board of Directors’ Recommendation

If a majority of the votes of the shares which were present in person or by proxy and voting on the matter at the Extraordinary General Meeting vote for the adjournment proposal, the chairman of the Extraordinary General Meeting will exercise his or her power to adjourn the meeting as set out above.

Recommendation

The Company’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

OTHER MATTERS

We know of no other matters to be submitted to the Extraordinary General Meeting. If any other matters properly come before the Extraordinary General Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

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By Order of the Board of Directors,

/s/ Chunning Wang
Chunning Wang
Chief Executive Officer and Director

Date: February 18, 2025

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Exhibit 99.2

LION GROUP HOLDING LTD.

(incorporated in the Cayman Islands with limited liability)

FORM OF PROXY FOR THE EXTRAORDINARY GENERAL MEETING

to be held on March 7, 2025

(or any adjourned or postponed meeting thereof)

I/we, the undersigned acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement and, being the registered holder of ________________ Class A Ordinary Shares1 , par value US$0.0001 per share, and ________________ Class B Ordinary Shares2, par value US$0.0001 per share (together with Class A Ordinary Shares, “Ordinary Shares”), of Lion Group Holding Ltd. (the “Company”), hereby appoint Mr. Chunning Wang, Director of the Company or (Name) _____________________________________________of (Address)____________________________________________________________________________as my/our proxy to attend and act for me/us at the Extraordinary General Meeting3 (or at any adjournment or postponement thereof) of the Company to be held at 10:00 a.m., local time, on March 7, 2025 at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693.

My/our proxy is instructed to vote on the resolutions in respect of the matters specified in the Notice of the Extraordinary General Meeting as indicated below:

1.A.	RESOLVED as a special resolution: each 1,000 shares of the Company with a par value of US$0.0000001 shall be consolidated into one share of a par value of US$0.0001 with the result of an authorised capital of US$5,000,000 divided into 50,000,000,000 shares with a nominal value of US$0.0001 each, comprising (a) 40,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.	For ☐	Against ☐	Abstain ☐

[1]	Please insert the number of Class A Ordinary Shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name(s).

[2]	Please insert the number of Class B Ordinary Shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name(s).

[3]	If any proxy other than Mr. Chunning Wang, Director of the Company is preferred, strike out the words Mr. Chunning Wang, Director of the Company, and insert the name and address of the proxy desired in the space provided. A proxy needs not be a shareholder. If you are the holder of two or more Ordinary Shares, you may appoint more than one proxy to represent you and vote on your behalf at the Extraordinary General Meeting. Any alteration made to this form of proxy must be initialed by the person(s) who sign(s) it.

2.A	RESOLVED as an ordinary resolution that: the Company’s authorised capital shall increase by US$15,000,000, to be divided into 150,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, with the result of an authorised capital of US$20,000,000, shares with a nominal value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.	For ☐	Against ☐	Abstain ☐

2.B

RESOLVED as a special resolution, to approve that Section 6 of the fifth amended and restated memorandum of association of the Company being replaced with the following:

“6. The capital of the Company is US$20,000,000 divided into 200,000,000,000 shares with a nominal or par value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$ 0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.”

		For ☐	Against ☐	Abstain ☐

3.	RESOLVED as an ordinary resolution, to approve to direct the chairman of the Extraordinary General meeting to adjourn the Extraordinary General meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve the proposals 1, 2.A, and 2.B.	For ☐	Against ☐	Abstain ☐

Dated_________________, 2025

Signature (s) ___________________

Name of Signature _______________________

Name of Shareholder _____________________

Notes:

1.	Only the holders of record of the Class A Ordinary Shares or Class B Ordinary Shares of the Company at the close of business on February 12, 2025, New York time, should use this form of proxy.

2.	Please indicate your voting preference by ticking, or inserting in the number of shares to be voted for or against or to abstain, the boxes above in respect of each resolution. If NO instruction is given, your proxy will vote or abstain from voting at his/her discretion. If any other matter properly comes before the Extraordinary General Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated, your proxy will vote or abstain from voting at his/her discretion.

3.	Any alteration made to this form of proxy must be initialed by the person(s) who sign(s) it.

4.	This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must be either under seal or executed under the hand of an officer or attorney duly authorized to sign the same. In the case of joint holders, all holders must sign.

5.	This form of proxy and any authority under which it is executed (or a notarized and/or duly certified copy of such authority) must be returned to the attention of Mr. Chunning Wang, Chief Executive Officer, Lion Group Holding Ltd., 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693 no later than the time for holding the Extraordinary General Meeting or any adjournment thereof.

6.	Completion and return of the form of proxy will not prevent you from attending and voting in person at the Extraordinary General Meeting.

 Exhibit 99.3

February 18, 2025

Lion Group Holding Limited

Please be advised of the following Final Depositary’s Notice of Extraordinary General Meeting of Shareholders:

Depositary Receipt Information
CUSIP:	53620U300	(DTC Eligible)	ADS ISIN:	US53620U3005
CUSIP:	53620U409	(Not DTC Eligible)	ADS ISIN:	US53620U4094

Country of Incorporation:	Cayman Islands

Meeting Details:	Extraordinary General Meeting at 10:00 a.m.,local time at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693

ADS Record Date:	February 12, 2025

Voting Deadline:	March 04, 2025 at 10:00 AM EST

Meeting Date:	March 07, 2025

Meeting Agenda:	The Company’s Notice of Meeting, including the Agenda, is available at the Company’s website: http://ir.liongrouphl.com

Ratio (ORD:ADS):	50:1

Holders of American Depositary Shares (“ADSs”) representing ordinary shares (the “Deposited Securities”) of Lion Group Holding Limited (the “Company”) are hereby notified of the Company’s Extraordinary General Meeting of shareholders. A copy of the Notice of Meeting from the Company, which includes the agenda, is available at http://ir.liongrouphl.com.

Holders of ADSs as of the close of business on the ADS Record Date stated above will be entitled, subject to any applicable law, the provisions of the deposit agreement entered into between the Company, Deutsche Bank Trust Company Americas (the “Depositary”) and the Holders of ADSs (the “Deposit Agreement”), the Company’s memorandum and articles of association and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs.

In order for a voting instruction to be valid, Holders must complete, sign and return the enclosed voting instruction form so that it is received by the voting deadline stated above. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt of voting instructions of a Holder on the ADS Record Date in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Company’s memorandum and articles of association and the provisions of or governing the Deposited Securities, to vote or cause the custodian to vote the Deposited Securities (in person or by proxy) represented by ADSs evidenced by such receipt in accordance with such voting instructions.

Holders are advised that in the event that (i) the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs or (ii) no timely instructions are received by the Depositary from a Holder with respect to any of the Deposited Securities represented by the ADSs held by such Holder on the ADS Record Date, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instruction shall be deemed to have been given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish to give such proxy, (y) the Company is aware or should reasonably be aware that substantial opposition exists from Holders against the outcome for which the person designated by the Company would otherwise vote or (z) the outcome for which the person designated by the Company would otherwise vote would materially and adversely affect the rights of holders of Deposited Securities, provided, further, that the Company will have no liability to any Holder or Beneficial Owner (as defined below) resulting from such notification.

Additionally, Holders are advised that in the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Company’s memorandum and articles of association, the Depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders shall lapse. The Depositary will have no obligation to demand voting on a poll basis with respect to any resolution and shall have no liability to any Holder or Beneficial Owner for not having demanded voting on a poll basis.

Please note that persons beneficially holding ADSs through a bank, broker or other nominee that wish to provide voting instructions with respect to the securities represented by such ADSs must follow the voting instruction requirements of, and adhere to the deadlines set by, such bank, broker or other nominee. Such requirements and deadlines will differ from those set forth herein for registered holders of ADSs.

Holders and persons and/or entities having a beneficial interest in any ADS (“Beneficial Owners”) are advised that (a) the Depositary has not reviewed the Company’s website or any of the items thereon, and is not liable for the contents thereof, (b) neither the Depositary nor any of its affiliates controls, is responsible for, endorses, adopts, or guarantees the accuracy or completeness of any information contained in any document prepared by the Company or on the Company’s website and neither the Depositary nor any of its affiliates are or shall be liable or responsible for any information contained therein or thereon, (c) there can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive this notice with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner, and (d) the Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote.

For further information, please contact:

Depositary Receipts

Phone: (866) 249 2593

adr@equiniti.com

Exhibit 99.4

0 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF LION GROUP HOLDING LTD. (Continued and to be signed on the reverse side) ADD YOUR EMAIL ADDRESS ONLINE Add your email address to your online account at EQ for 24/7 access to your account and enroll in eConsent to receive future materials electronically. Update your account today: For first time users setting up an account, follow the instructions outlined below: 14475 1.1 Alternatively you can provide us with your email address in the below section entitled “ELECTRONIC SHAREHOLDER COMMUNICATIONS” to receive future materials electronically when available. Electronic Shareholder Communications Please join the growing number of shareholders who receive emails instead of hard copy shareholder communications . Register online at https : //equiniti . com/us/ast - access or supply your email address below . • • • • • Go to https://equiniti.com/us/ast - access and click on the words “REGISTER – FIRST TIME USERS CLICK HERE” under the Shareholder Central heading button Follow the instructions provided to set up your account which will include providing your e - mail address Once your account has been set up, select the tool bar “Communications” at the top right side of the page Here you need to select “Receive Company Mailings via E - Mail” Next, click on the “Submit” button and any future proxy materials will be sent to you electronically should they be available For existing users updating your account, do the following: Go to https://equiniti.com/us/ast - access and click on “LOGIN” button under the Shareholder Central heading • • • • Once you access your account, select the tool bar “Communications” at the top right side of the page Here you need to select “Receive Company Mailings via E - Mail” Next, click on the “Submit” button and any future proxy materials will be sent to you electronically should they be available

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF LION GROUP HOLDING LTD. March 7, 2025 Please sign, date and mail your proxy card in the envelope provided so that your vote is received on or before 10:00 AM EST on March 4, 2025. Please detach along perforated line and mail in the envelope provided. 1 . RESOLVED as a special resolution : each 1 , 000 shares of the Company with a par value of US $ 0 . 0000001 shall be consolidated into one share of a par value of US $ 0 . 0001 with the result of an authorised capital of US $ 5 , 000 , 000 divided into 50 , 000 , 000 , 000 shares with a nominal value of US $ 0 . 0001 each, comprising (a) 40 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . 2 . A . RESOLVED as an ordinary resolution that : the Company’s authorised capital shall increase by US $ 15 , 000 , 000 , to be divided into 150 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each, with the result of an authorised capital of US $ 20 , 000 , 000 , shares with a nominal value of US $ 0 . 0001 each, comprising (a) 190 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . Resolutions presented for consideration by the Extraordinary General Meeting of Shareholders on March 7, 2025 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 030725 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTIONS 2 . B . RESOLVED as a special resolution, to approve that Section 6 of the fifth amend - ed and restated memorandum of association of the Company being replaced with the following : “ 6 . The capital of the Company is US $ 20 , 000 , 000 divided into 200 , 000 , 000 , 000 shares with a nominal or par value of US $ 0 . 0001 each, comprising (a) 190 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub - divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided . Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privi - leges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine . ” 3 . RESOLVED as an ordinary resolution, to approve to direct the chairman of the Extraordinary General meeting to adjourn the Extraordinary General meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve the proposals 1 , 2 . A, and 2 . B . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account or to add the email, please check the box at right. Please indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF LION GROUP HOLDING LTD. March 7, 2025 INTERNET - Access “ www . voteproxy . com ” and follow the on - screen instructions or scan the QR code with your smartphone . Have your proxy card available when you access the web page . TELEPHONE - Call toll - free 1 - 800 - PROXIES ( 1 - 800 - 776 - 9437 ) in the United States or 1 - 201 - 299 - 4446 from foreign countries from any touch - tone telephone and follow the instructions . Have your proxy card available when you call . Vote online/phone until 10 : 00 a . m . EST on March 4 , 2025 . MAIL - Sign, date and mail your proxy card in the envelope provided so that your vote is received before 10 : 00 a . m . EST on March 4 , 2025 . ADD YOUR EMAIL ADDRESS ONLINE - Add your email address to your online account at EQ for 24 / 7 access to your account and enroll in eConsent to receive future materials electronically . Update your account today at : https : //equiniti . com/us/ast - access (see reverse side for instructions) or provide us with your email address in the section entitled “ELECTRONIC SHAREHOLDER COMMUNICATIONS” on the reverse side to receive future materials electronically when available . PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 030725 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTIONS Resolutions presented for consideration by the Extraordinary General Meeting of Shareholders on March 7, 2025 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x COMPANY NUMBER ACCOUNT NUMBER 1 . RESOLVED as a special resolution : each 1 , 000 shares of the Company with a par value of US $ 0 . 0000001 shall be consolidated into one share of a par value of US $ 0 . 0001 with the result of an authorised capital of US $ 5 , 000 , 000 divided into 50 , 000 , 000 , 000 shares with a nominal value of US $ 0 . 0001 each, comprising (a) 40 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . 2 . A . RESOLVED as an ordinary resolution that : the Company’s authorised capital shall increase by US $ 15 , 000 , 000 , to be divided into 150 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each, with the result of an authorised capital of US $ 20 , 000 , 000 , shares with a nominal value of US $ 0 . 0001 each, comprising (a) 190 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . 2. B. RESOLVED as a special resolution, to approve that Section 6 of the fifth amend - ed and restated memorandum of association of the Company being replaced with the following : “ 6 . The capital of the Company is US $ 20 , 000 , 000 divided into 200 , 000 , 000 , 000 shares with a nominal or par value of US $ 0 . 0001 each, comprising (a) 190 , 000 , 000 , 000 Class A Ordinary Shares of a par value of US $ 0 . 0001 each ; (b) 7 , 500 , 000 , 000 Class B Ordinary Shares of a par value of US $ 0 . 0001 each ; and (c) 2 , 500 , 000 , 000 preferred Shares of a par value of US $ 0 . 0001 each . Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub - divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided . Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privi - leges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine . ” 3 . RESOLVED as an ordinary resolution, to approve to direct the chairman of the Extraordinary General meeting to adjourn the Extraordinary General meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve the proposals 1 , 2 . A, and 2 . B . FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of March 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒         Form 40-F ☐

Information Contained in this Form 6-K Report

Lion Group Holdings Ltd. (the “Company”) is furnishing this Form 6-K to report that effective as of March 4, 2025, Mr. Hua Luo was removed from his positions as a director and Responsible Officer of Lion Futures Limited (“LFL”), a wholly-owned subsidiary of the Company, as well as Chief Executive Officer and Director of Lion International Financial (Singapore) Pte Ltd. (“Lion SG”), a wholly-owned subsidiary of the Company. On the same date, Mr. Zhe Zhang was removed from his position as a director of Lion SG.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 4, 2025

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer and Director

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of March 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒            Form 40-F ☐

Information Contained in this Form 6-K Report

Submission of Matters to a Vote of Security Holders.

On March 7, 2025, Lion Group Holding Ltd. (the “Company”) held the Company’s Extraordinary Meeting of Shareholders (the “EGM”). Five items of business were acted upon by the Company’s shareholders at the EGM, each of which was approved by the shareholders. The voting results were as follows:

Proposal No. 1.A. To approve that each 1,000 shares of the Company with a par value of US$0.0000001 shall be consolidated into one share of a par value of US$0.0001 with the result of an authorised capital of US$5,000,000 divided into 50,000,000,000 shares with a nominal value of US$0.0001 each, comprising (a) 40,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

Share Class	For	Against	Abstain
A1	31,130,523	33,589,100	204,150
B2	65,387,845	-	-

1.	Each Class A Ordinary Share is entitled to one vote per Share.

2.	Each Class B Ordinary Share is entitled to ten thousand votes per Share.

Proposal No. 2.A. To approve that the Company’s authorised capital shall increase by US$15,000,000, to be divided into 150,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, with the result of an authorised capital of US$20,000,000, shares with a nominal value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

Share Class	For	Against	Abstain
A1	30,289,223	34,430,400	204,150
B2	65,387,845	-	-

1.	Each Class A Ordinary Share is entitled to one vote per Share.

2.	Each Class B Ordinary Share is entitled to ten thousand votes per Share.

Proposal No. 2B. To approve that Section 6 of the fifth amended and restated memorandum of association of the Company being replaced with the following:

“6. The capital of the Company is US$20,000,000 divided into 200,000,000,000 shares with a nominal or par value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$ 0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.”

Share Class	For	Against	Abstain
A1	30,287,323	34,282,200	354,250
B2	65,387,845	-	-

1.	Each Class A Ordinary Share is entitled to one vote per Share.

2.	Each Class B Ordinary Share is entitled to ten thousand votes per Share.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 10, 2025	LION GROUP HOLDING LTD.

	By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒         Form 40-F ☐

Information Contained in this Form 6-K Report

On April 18, 2024, Nasdaq provided a notice to Lion Group Holding Limited (the “Company”) that based on the previous 30 consecutive business days, the Company’s listed American Depositary Shares (the “ADSs”) no longer met the minimum $1 bid price per share requirement as set forth in Nasdaq Listing Rule 5810(c)(3)(A). The Company was provided 180 calendar days, or until October 15, 2024, to regain compliance. On October 18, 2024, Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until April 14, 2025, to regain compliance. If at any time during this additional time period the closing bid price of the Company’s ADSs is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance. On April 11, 2025, Nasdaq confirmed that the Company had regained compliance with 5810(c)(3)(A) and that this matter is now closed.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2025

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer and Director

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May 2025

Commission File Number: 001-39301

LION GROUP HOLDING LTD.

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

(Address of principal executive office)

Registrant’s phone number, including area code

+65 8877 3871

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒         Form 40-F ☐

Information Contained in this Form 6-K Report

When used in this Form 6-K (the “Report”), unless otherwise indicated, the term “Company,” “we,” and “our” refer to Lion Group Holding Ltd.

As previously disclosed, on January 23, 2025, the Company entered into an amendment (the “Amendment”) to the Securities Purchase Agreement August 4, 2024, (the “SPA”) with ATW Opportunities Master Fund, L.P. (“ATW”) and ATW Opportunities Master Fund II, L.P. (“ATW II”). On May 23, 2025, ATW II exercised its subsequent closing right (the “Third Closing”) and purchased an additional Debenture (the “Third Debenture”) having a principal balance of $750,000. The Third Closing occurred on May 23, 2025. The Company intends to use the proceeds from the issuance of the Third Debenture for working capital purposes. The Third Debenture matures on May 23, 2028, bears interest at a rate of 8% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in American Depositary Shares (“ADSs”) at the Company’s election, and is convertible into ADSs, beginning after its original date of issuance at a conversion price at the lower of (x) $2.71 and (y) 90% of the lowest daily VWAP for the ten (10) trading days immediately prior to the conversion date. Interest is payable quarterly in cash, or the Company may pay accrued interest in its ADSs. The Company also issued a Series L Warrant (the “Series L Warrant”) to purchase up to 140,625 ADSs as contemplated in the SPA for the Third Closing.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Third Debenture and the form of Series L Warrant attached hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Series L Warrant
10.1	Form of Convertible Debenture.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 29, 2025	LION GROUP HOLDING LTD.

	By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer and Director

2

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SERIES L AMERICAN DEPOSITARY SHARES PURCHASE WARRANT

LION GROUP HOLDING LTD.

Warrant Shares: 140,625	Initial Exercise Date: May 23, 2025

THIS AMERICAN DEPOSITARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ATW Opportunities Master Fund II, L.P. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on May 23, 2032 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lion Group Holding Ltd., a Cayman Islands exempt company (the “Company”), up to 140,625 American Depositary Shares (“ADSs”), each ADS representing one Ordinary Share (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (as amended, restated, or supplement from time to time, the “Purchase Agreement”), dated August 9, 2024, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). In connection with any exercise of this Warrant the Holder shall be entitled to receive a number of additional ADSs equal to the amount of any issuance fee payable to Deutsche Bank in respect of the ADSs issuable in respect of such Notice of Exercise divided by the Exercise Price. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $4.00, subject to adjustment hereunder (the “Exercise Price”). Notwithstanding the foregoing, the Exercise Price may be lowered, but not raised, by the Company in its sole discretion.

c) Cashless Exercise. If at any time after 120 calendar days following the Closing Date and prior to the Termination Date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause its registrar to deposit the Warrant Shares purchased hereunder with the Depositary, and cause the Depositary to credit the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second (2nd) Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which can be the Depositary) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the second (2nd) Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares; provided, however, that the Holder shall pay any one-time initial issuance fee charged by the Depositary in an amount of up to $0.05 per ADS.

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vii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares plus the number of Ordinary Shares underlying such Warrant Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares underlying the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Share Dividends and Splits.

i. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares, ADSs or any shares of capital shares of the Company (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”), as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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ii. Share Dividend and Split Adjustment. If at any time and from time to time there occurs any Share Combination Event and the Event Market Price (as defined below) is less than the Exercise Price then in effect (after giving effect to the adjustment in clause (i) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause (i) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made. “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the ADSs for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5).

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition, including but not limited to an exchange for other equity, including warrants and options with a lower exercise price) any Ordinary Shares or Ordinary Shares Equivalents, at an effective price per share less than or equal to [$__] per Ordinary Share (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares or Ordinary Shares Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

c) Subsequent Rights Offerings. This Section 3(c) shall not be applicable to Holders of the Series D Warrants, Series E Warrants, Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants and Series J Warrants. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. This Section 3(d) shall not be applicable to Holders of the Series B Warrants and Holders of the Series C Warrants before the Series C Warrants are vested. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received ordinary shares of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital shares of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such capital shares (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such capital shares, such number capital shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Change in ADS Ratio. If, after the date of issuance, the ADS ratio is increased or reduced, then the number of Warrant Shares to be provided on exercise of a Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of Ordinary Shares per ADS.

g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

h) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non- public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

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b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs or Ordinary Shares may be listed. The Company covenants that all Warrant Shares and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares and the underlying Ordinary Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal or foreign securities laws.

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g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LION GROUP HOLDING LTD.

By:
Name: Chunning Wang
Title: CEO and Director

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NOTICE OF EXERCISE

TO:	LION GROUP HOLDING LTD.

(1) The undersigned hereby elects to purchase                       Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please also issue the following additional amount of Warrant Shares equal to the amount of issuance fees payable in respect of this Notice of Exercise divided by the Exercise price:

(4) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(5) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________________________
Signature of Authorized Signatory of Investing Entity:_________________________________________________________________
Name of Authorized Signatory:___________________________________________________________________________________
Title of Authorized Signatory:____________________________________________________________________________________
Date:_______________________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Phone Number:

Email Address:

Dated:_______________________,__________

Holder’s Signature:_______________________

Holder’s Address:________________________

Exhibit 10.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: May 23, 2025

$750,000.00

CONVERTIBLE DEBENTURE DUE May 23, 2028

THIS CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Convertible Debentures of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), having its principal place of business at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, designated as its Convertible Debenture due May 23, 2028 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ATW Opportunities Master Fund II, L.P. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $750,000.00 on May 23, 2028 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“ADS Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital shares of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the ADSs issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Depositary and the Holder, (d) the ADSs are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the ADSs on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the ADSs then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the ADSs in question to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the ADSs on the principal Trading Market exceeds $100,000 per Trading Day.

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“Event of Default” shall have the meaning set forth in Section 8(a).

“Floor Price” shall initially mean $0.542 per ADS, and which shall be proportionately decreased upon a stock split, share subdivision of the ADS or increase in the ADS ratio, and shall be proportionately increased in the case of a reverse stock split, share combination or decrease in the ADS ratio. Beginning on the date that is six months following May 23, 2025, and every six month anniversary thereafter (each, an “Adjustment Date”), the “Floor Price” shall be adjusted to equal the lower of (i) the Floor Price then in effect, and (ii) 20% of the lower of (x) the closing price of the ADS as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of each closing price of the ADS on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, change to the ADS ratio during any such measuring period. Further, if the Conversion Price is amended pursuant to Section 4(b) hereof to be lower than the Floor Price then in effect then the Floor Price shall be automatically adjusted to such lower price.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the five (5) consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest ADS Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

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“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Lien” means the individual and collective reference to the following:

(a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 9, 2024, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of ADS so reported, or (d) in all other cases, the fair market value of a share of ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Section 2. Interest.

(a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8.0% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in ADSs at the Company’s election, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable ADSs at the Interest Conversion Rate (the dollar amount to be paid in ADSs, the “Interest ADS Amount”) or a combination thereof; provided, however, that payment of interest in ADSs may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such ADSs are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of ADSs to be applied against such Interest ADS Amount equal to the quotient of (x) the applicable Interest ADS Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

(b) Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, ADSs or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, ADSs or a combination thereof and the Interest ADS Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in ADSs, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of ADSs otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

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(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in ADSs (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in Ordinary Shares to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

(d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of ADSs but the Company is not permitted to pay accrued interest in ADSs because it fails to satisfy the conditions for payment in ADSs set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either ADSs pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of ADSs otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest ADS Amount, then the Holder shall promptly return such excess shares to the Company.

(e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

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(f) Interest Make-Whole. Upon the conversion of all of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event all of this Debenture is converted prior to the Maturity Date, the Company shall make the Make-Whole Payment within three (3) Trading Days of such conversion. In addition to the foregoing, upon the partial conversion of this Debenture prior to the Maturity Date, the Holder shall be entitled to receive all accrued and unpaid interest plus the interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election and in accordance with the procedures set forth in Section 2(a) (the “Partial Make-Whole Payment”). Notwithstanding anything in Section 2(a) to the contrary, in the event a portion of this Debenture is converted prior to the Maturity Date, the Company shall make the Partial Make-Whole Payment within three (3) Trading Days of such conversion. For example, if the Holder converts $100,000 in principal amount of this Debenture on the five (5) month anniversary of the Original Issue Date, the Partial Make Whole Payment shall equal to all accrued but unpaid interest and thirty-one (31) months of interest that would have accrued on the converted principal had such principal not been converted prior to the Maturity Date.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into ADSs at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). The Holder shall be entitled to include in any Notice of Conversion, for conversion the amount of any issuance fee payable to Deutsche Bank in respect of the ADSs issuable in respect of such Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the ADS Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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(b) Conversion Price. Subject to adjustment as provided herein, the conversion price (the “Conversion Price”) in effect on any Conversion Date shall be the lower of (x) $2.71 (the “Fixed Conversion Price”), and (y) 90% of the lowest daily VWAP for the ten (10) Trading Days immediately prior to the Conversion Date; provided that if such Conversion Price is lower than the Floor Price, the Conversion Price shall be the Floor Price.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(ii) Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “ADS Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in ADSs at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, ADSs representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Conversion.

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(iii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the ADS Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the second (2nd) Trading Day following the ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such ADS Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the second (2nd) Trading Day following the ADS Delivery Date pursuant to Section 4(c)(ii), and if after such ADS Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such ADS Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the ADSs so purchased exceeds (y) the product of (1) the aggregate number of ADSs that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

(vi) Reservation of Ordinary Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) required for the issuance of the ADSs (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; provided further that the Holder shall pay any one-time initial issuance fee charged by Deutsche Bank in an amount up to $0.03 per ADS it being understood by the Company that the Holder pay include the amount of such issuance fee as part of a conversion pursuant to Section 4(a) hereof in the applicable Notice of Conversion. The Company shall pay all Depositary fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares and/or ADSs on Ordinary Shares or any Ordinary Shares Equivalents (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding ADSs and/or Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding ADSs and/or Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any ADSs, Ordinary Shares or Ordinary Shares Equivalents entitling any Person to acquire ADSs or Ordinary Shares at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the ADSs, Ordinary Shares or Ordinary Shares Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive ADSs or Ordinary Shares at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Fixed Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or Ordinary Shares Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares and/or ADSs or Ordinary Shares Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of ADSs and/or Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the ADSs are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding ADSs and/or Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(f) Change in ADS Ratio. If, after the date of issuance, the ADS ratio is increased or reduced, then the number of Conversion Shares to be provided on conversion of the Debentures will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of ADSs per ADS.

(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

(h) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the ADSs or Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the ADSs are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Reserved.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Ordinary Shares or Ordinary Shares Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Ordinary Shares or Ordinary Shares Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h) alter or change the rights, preferences or privileges of the Debentures as a class;

(i) approve the liquidation or dissolution of the Company or any Subsidiary; or

(j) enter into any agreement with respect to any of the foregoing.

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Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver ADSs to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

(iv) any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) the ADSs shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

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(vii) the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(viii) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(ix) any Person shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 of the Purchase Agreement;

(x) the electronic transfer by the Company of ADSs and/or Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xi) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

Section 9. Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

Section 11. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LION GROUP HOLDING LTD.

By:
Name:	Chunning Wang
Title:	Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture due May 23, 2028 of Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”), into ADSs of the Company according to the conditions hereof, as of the date written below. If ADSs are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Amount of Issuance Fee to be Converted:

Payment of Interest in ADSs _____ yes _____no
If yes, $ ______of Interest Accrued on Account of Conversion at Issue.

Number of Ordinary Shares to be issued:

Signature:

Name:

Address for Delivery of ADSs:

Or

DWAC Instructions:

Broker No:___________________
Account No:___________________

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Schedule 1

CONVERSION SCHEDULE

The Convertible Debentures due on May 23, 2028 in the aggregate principal amount of $750,000.00 are issued by Lion Group Holding Ltd., a Cayman Islands exempted company. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 20-F

(Mark One)

☐ REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024.

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☐ SHELL COMPANY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of event requiring this shell company report ____

For the transition period from            to

Commission file number: 001-39301

Lion Group Holding Ltd.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

3 Phillip Street, #15-04 Royal Group Building

Singapore 048693

+65 8877 3871

(Address of principal executive offices)

Chunning Wang
Chief Executive Officer
3 Phillip Street, #15-04 Royal Group Building
Singapore 048693

+65 8877 3871

wilson.wang@liongrouphl.com

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares represented by American Depositary Shares (“ADSs”)*	LGHL	Nasdaq Capital Market
Class A ordinary shares, par value US$0.0001 per share**	N/A	Nasdaq Capital Market
Warrants, each warrant exercisable for one Class A Ordinary Share in the form of ADSs at a price of $11.50 per share or $28,750.00 per ADS	LGHLW	Nasdaq Capital Market

*	Effective from March 26, 2025, the ratio of ADSs representing the Class A ordinary shares changed from one (1) ADS representing one (1) Class A ordinary shares to one (1) ADS representing two thousand and five hundred (2,500) Class A ordinary shares.

**	Not for trading, but only in connection with the listing on The Nasdaq Capital Market of our American depositary shares, each representing one Class A ordinary share.

Securities registered or to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act:

None

(Title of Class)

Indicate the number of outstanding shares of each of the issuer’s classes of capital or common stock as of the close of the period covered by the annual report.

As of December 31, 2024, there were 1,346,625,244 ordinary shares outstanding, being the sum of 1,281,237,399 Class A Ordinary Shares and 65,387,845 Class B Ordinary Shares.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. ☐ Yes ☒ No

If this annual report is an annual or transition report, indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. ☐ Yes   ☒ No

Note – Checking the box above will not relieve any registrant required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 from their obligations under those Sections.

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or an emerging growth company. See definition of “accelerated filer and large accelerated filer” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 13(a) of the Exchange Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark which basis of accounting the registrant has been to prepare the financial statements included in this filing:

U.S. GAAP ☒	International Financial Reporting Standards as issued by the International Accounting Standards Board ☐	Other ☐

If “other” has been checked in response to the previous question, indicate by check mark which financial statement item the registrant has elected to follow. ☐ Item 17 ☐ Item 18

If this is an annual report, indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

(APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PAST FIVE YEARS)

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. ☒ Yes   ☐ No

i

INTRODUCTION

Unless otherwise indicated and except where the context otherwise requires, references in this annual report to:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“2019 Warrant” means a warrant to purchase shares of common stock of Proficient issued in Proficient’s Initial Public Offering and simultaneous private placements. Each Warrant entitles the holder thereof to purchase one share of common stock of Proficient at a price of $11.50 per share.

“2023 September Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on September 5, 2026 pursuant to a Senior Secured Convertible Debenture dated September 5, 2023.

“2024 January Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on January 23, 2027 pursuant to a Senior Secured Convertible Debenture dated January 23, 2024.

“2024 August Debentures” means the senior secured convertible debentures, convertible into ADSs, which will mature on August 9, 2027 pursuant to a Senior Secured Convertible Debenture dated August 9, 2024.

“A-Share” refers to the stocks that are denominated in Renminbi and traded in Shanghai and Shenzhen Stock Exchange in PRC. Hong Kong stock means the stocks that are traded in Hong Kong Exchange.

“ADSs” refers to our American depositary shares, each of which represents one Class A Ordinary Share.

“Amended and Restated Memorandum and Articles of Association” means the currently effective amended and restated memorandum and articles of association of Lion Group Holding Ltd.

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 10, 2020, which is later amended and restated as of May 12, 2020, by and among us, Proficient, Merger Sub, Lion, the Sellers and the other parties thereto.

“Business Combination” means the Merger and the Share Exchange, and other transactions contemplated by the Business Combination Agreement.

“CFD” means a contract for differences, an agreement between an investor and a CFD broker to exchange the difference in the value of a financial product between the time the contract opens and closes.

“Class A Ordinary Shares” means our Class A ordinary shares, par value $0.0001 per share.

“Class B Ordinary Shares” means our Class B ordinary shares, par value $0.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (2020 Revision) of the Cayman Islands, as may be amended from time to time.

“Escrow Shares” means 45% of the Exchange Shares otherwise issuable to the Sellers at the Closing set aside in escrow upon the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Shares” means the ordinary shares that Sellers received in exchange of their original holdings in Lion Financial Group Limited upon the consummation of the Business Combination.

“Founder Shares” means shares of Proficient common stock, 2,875,000 of which are currently outstanding and were issued to the Initial Stockholders prior to the Initial Public Offering of Proficient.

“HK$” or “Hong Kong dollars” means the legal currency of Hong Kong.

“Initial Public Offering” means the initial public offering of Proficient, consummated on June 3, 2019.

“Initial Stockholders” means the holders of Founder Shares.

“iResearch” means iResearch Consulting Group.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Lion” means Lion Financial Group Limited, a corporation organized under the laws of the British Virgin Islands.

“Merger” means the merger of Merger Sub with Proficient, with Proficient surviving such merger, prior security holders of Proficient receiving our securities and Proficient becoming a wholly-owned subsidiary of us.

“Merger Sub” means Lion MergerCo I, Inc., a Cayman Islands exempted company.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Ordinary Shares” means our ordinary shares, par value $0.0001 per share, including Class A Ordinary Shares and Class B Ordinary Shares, unless otherwise specified.

“PIPE Warrants” means the warrant represents the right to purchase one Class A Ordinary Share in the form of ADSs at a price of $3.00 per share or $3.00 per ADS.

“Private Warrants” or “Private Placement Warrants” means the Warrants sold to Sponsor simultaneously with the closing of the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

“Proficient”, “PAAC” or “Purchaser” means Proficient Alpha Acquisition Corp., currently known as Lion Group North America Corp., a Nevada corporation.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this annual report, Taiwan.

“Public Warrants” means the Warrants included in the Units sold in the Initial Public Offering, each of which is exercisable for one share of common stock of Proficient, in accordance with its terms.

“Purple Tee” means Purple Tee Capital Limited, an independent third party industry consultant.

“Rights” means the rights included in the Units sold in the Initial Public Offering, each of which is exercisable for one-tenth (1/10) of one share of common stock of Proficient, in accordance with its terms.

“RMB” and “Renminbi” each refers to the legal currency of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Sellers” means the shareholders of Lion named as seller parties to the Business Combination Agreement dated March 10, 2020.

“Series A Convertible Preferred Shares” means our 8% Series A Convertible Preferred Shares, par value $0.0001 per share, and stated value $1,000.00 per share.

“Series A Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on December 14, 2027 exercisable into 1,200,000 ADSs at an exercise price of $2.45 per ADS pursuant to the Series A American Depositary Shares Purchase Warrant dated December 14, 2020.

“Series B Warrant” means a 2-year warrant exercisable into 5,000,000 ADSs at an exercise price of $2.00 per ADS pursuant to the Series B American Depositary Shares Purchase Warrant dated December 14, 2020.

“Series C Warrant” means a 7-year warrant exercisable into 7,500,000 ADSs at an exercise price of $2.45 per ADS pursuant to the Series C American Depositary Shares Purchase Warrant dated December 14, 2020.

“Series D Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the closing date of the February Private Placement exercisable into 2,333,333 ADSs at an exercise price of $3.00 per ADS pursuant to the Series D American Depositary Shares Purchase Warrant dated February 18, 2021.

“Series E Warrant” means a one-year warrant exercisable into 13,333,333 ADSs at an exercise price of $3.00 per ADS which entitles the Series E warrant holder pursuant to the Series E American Depositary Shares Purchase Warrant dated February 18, 2021, each exercise of which entitles the Series E Warrant holder to receive one ADS and a 8% cash discount.

“Series F Warrant” means a five-year warrant exercisable into 13,333,333 ADSs at an exercise price of $3.00 per ADS pursuant to the Series F American Depositary Shares Purchase Warrant dated February 18, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrants by the holder of the Series E Warrant.

Series G Warrant” means a five-year warrant exercisable into 2,285,715 ADSs at an exercise price of $2.50 per ADS pursuant to the Series G American Depositary Shares Purchase Warrant dated December 13, 2021, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series G Warrants by the holder of the Series G Warrant.

“Series H Warrant” means a five-year warrant exercisable into 13,158 ADSs at an exercise price of $1.90 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated September 2, 2023, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series H Warrants by the holder of the Series H Warrant.

“Series I Warrant” means a five-year warrant exercisable into 8,850 ADSs at an exercise price of $1.13 per ADS pursuant to the Series I American Depositary Shares Purchase Warrant dated January 23, 2024, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series I Warrants by the holder of the Series I Warrant.

“Series J Warrant” means a seven-year warrant exercisable into 4,017,858 ADSs at an exercise price of $0.28 per ADS pursuant to the Series J American Depositary Shares Purchase Warrant dated August 9, 2024, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series J Warrants by the holder of the Series J Warrant.

“Series K Warrant” means a seven-year warrant exercisable into 10,007,812 ADSs at an exercise price of $0.16 per ADS pursuant to the Series K American Depositary Shares Purchase Warrant dated January 23, 2025, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series J Warrants by the holder of the Series J Warrant.

“Share Exchange” means the exchange of 100% of the ordinary shares of Lion for our capital shares.

“Sponsor” means Complex Zenith Limited, a British Virgin Islands company controlled by Shih-Chung Chou, a director of Proficient. Shih-Chung Chou had served as the sponsor of Proficient since its Initial Public Offering until March 12, 2020, when he entered into an agreement with Complex Zenith Limited and assigned all of his equity interest in Proficient and his rights and obligations as a sponsor to Complex Zenith Limited.

“Strategic Cooperation Agreement” means the strategic cooperation agreement, dated as of January 6, 2021, by and among us and Yao Yongjie.

“Trust Account” means the trust account that holds a portion of the proceeds of the Initial Public Offering and the concurrent sale of the Private Placement Warrants.

“Units” means units issued in the Initial Public Offering, each consisting of one share of common stock of Proficient, one Warrant and one Right.

“U.S.” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrant” means a warrant to purchase shares of common stock of Proficient issued in the Initial Public Offering and simultaneous private placements. Each Warrant entitles the holder thereof to purchase one share of common stock of Proficient at a price of $11.50 per share.

“we,” “our,” “us,” “the company,” “the Group” and other similar terms refer to Lion Group Holding Ltd. and its consolidated subsidiaries.

This annual report contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this annual report were made at a rate of HK$7.7677 to US $1.00, buying rate at closing in effect as of December 31, 2024.

FORWARD-LOOKING INFORMATION

This annual report contains forward-looking statements that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our ability to retain and increase the number of users, members and advertising customers, and expand our service offerings;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions globally and in China, Hong Kong, and Southeast Asia; and

●	assumptions underlying or related to any of the foregoing.

You should read this annual report and the documents that we refer to in this annual report and have filed as exhibits to this annual report completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this annual report discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this annual report relate only to events or information as of the date on which the statements are made in this annual report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

v

PART I.

Lion Group Holding Ltd. is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong, Singapore, the Cayman Islands, and the United States, and our apps are available to download in the app stores of China and most of our users are PRC citizens. As such, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our ADSs to significantly decline or be worthless.

Currently, we are not aware there are any material restrictions on foreign exchange, the ability to transfer cash between our entities, or the ability to distribute earnings to investors outside of China. Further, we are aware that, the Chinese government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using entity variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the Company’s business operations in China, the ability to accept foreign investments and list on an U.S. or other foreign exchange. We do not have any VIE agreements with our subsidiaries, instead, we hold equity interests in our subsidiaries. As of the date of this annual report, we do not have a subsidiary incorporated in mainland China. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in the PRC and our securities, see “Risks Related to Doing Business in Jurisdictions We Operate” and “Risks Related to our ADSs and our Securities” in the Risk Factors section.

Risks Associated with Having Part of the Company’s Operations in China

Although the substantial operation of us is based in Hong Kong, Singapore, and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China, and expose us to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection.

In December 2021, the Cyberspace Administration of China (the “CAC”) promulgated the amended Measures of Cybersecurity Review which require cyberspace operators with personal information of more than one million users to file for cybersecurity review with the Cybersecurity Review Office (“CRO”), in the event such operators plan for an overseas listing. The amended Measures of Cybersecurity Review provide that, among others, an application for cybersecurity review must be made by an issuer that is a “critical information infrastructure operator” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country, if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect China’s national security. The amended Measures of Cybersecurity Review took effect on February 15, 2022. In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

In November 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under laws such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Under the current PRC cybersecurity laws in China, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As of the date of this annual report, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this annual report, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this annual report, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this annual report, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions require the relevant regulators to coordinate and accelerate amendments of legislation on the confidentiality and archive management related to overseas issuance and listing of securities, and to improve the legislation on data security, cross-border data flow and management of confidential information. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this annual report, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we are of the view that, as of the date of this annual report, these opinions do not have a material adverse impact on our business.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which have come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which have come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. Based on our management’s assessment, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, We cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate its business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect its business, financial condition, results of operations and reputation.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risk Factors— Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.” for more details.

Risks Associated with the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

UHY LLP and HTL International, LLC are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCA Act Determination Report under PCAOB Rule 6100. If notwithstanding this new framework, the PCAOB was unable to fully inspect UHY LLP or HTL International, LLC (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict UHY LLP or HTL International, LLC (or any future auditor of the Company) from performing work in Hong Kong, the Company may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the Company’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject us to consequences including the delisting of our securities in the future if the PCAOB is unable to inspect the Company’s accounting firm (whether UHY LLP, HTL International, LLC, or another firm) at such future time.

Our current auditor, GGF CPA LTD (“GGF”), (fka Guangzhou Good Faith CPA LTD), the independent registered public accounting firm that issues the audit report included in this annual report on Form 20-F, as a firm registered with the PCAOB (PCAOB ID:2729), is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. GGF, whose audit report is included in this report, is headquartered in Guangzhou, China. While our auditor is based in the PRC and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter. For more detailed information, see “Our ADSs and warrants may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.”

How Cash is Transferred through Our Organization

We were incorporated in Cayman Islands on February 11, 2020, to be the ultimate parent company of the Group upon the consummation of a business combination on June 16, 2020. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Lion Group Holding Ltd. is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and Cayman Islands through loans or capital contributions without restrictions on the amount of the funds. Lion Group Holding Ltd. can distribute earnings from its businesses, including subsidiaries, to the U.S. investors. Our operations in Hong Kong and the Cayman Islands were in loss position since the second half of 2020, and the Company has raised capital through equity and debt financing transactions and provided funding to our operations in Hong Kong and the Cayman Islands.

Our operating subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, British Virgin Islands, and the United States, respectively, to provide funding to Lion Group Holding Ltd., the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands. We have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We are dependent on our customers in the PRC, the laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.” for more information on the risk of PRC governmental control of currency conversion, cross-border remittance and offshore investment with respect to our operations. However, the laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to our Cayman Islands and Hong Kong subsidiaries to or from Cayman Islands and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its operating subsidiaries, across borders, and to U.S. investors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The following are the aggregate transfers from the Company to its subsidiaries for the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
	US$	US$
Subsidiary
Lion Broker Limited (1)	$4,954,178	$3,340,771
Lion Futures Limited (2)	-	-
Lion International Securities Group Limited (3)	-	-
Lion Wealth Limited (4)	8,438,652	6,626,137
BC Wealth Management Limited (5)	-	-
Lion International Financial (Singapore) Pte. Ltd. (6)	-	-
Lion Financial Group Limited (7)	993,788	1,313,535
Lion Wealth Management Limited (8)	117,479	-
Lion Group North American Corp. (9)	619,500	832,680
Total	$15,123,597	$12,113,123

(1)	Lion Broker Ltd was incorporated in under the laws of the Cayman Islands in March 2017.

(2)	Lion Futures Limited was incorporated in Hong Kong in May 2016.

(3)	Lion International Securities Group Limited was incorporated in under the laws of the Hong Kong in May 2016.

(4)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(5)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

(6)	Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore in July 2019.

(7)	Lion Financial Group Limited was incorporated in the British Virgin Islands in June 2015.

(8)	Lion Wealth Management Ltd was incorporated under the laws of the British Virgin Islands in February 2017.

(9)	Lion Group North American Corp was incorporated under the laws of the State of Nevada in July 2018.

The following are the aggregate transfers from its subsidiaries to the Company for the years ended December 31, 2024 and 2023:

	Years ended December 31,
	2024	2023
	US$	US$
Subsidiary
Lion Broker Limited (1)	$9,234,037	$12,365,221
Lion Financial Group Limited (2)	962,616	-
Lion Wealth Management Ltd (3)	63,955	-
Lion Futures Limited (4)	-	-
Lion International Securities Group Limited (5)	-	-
Lion Workshop Limited (6)	638,896	-
Lion Wealth Limited (7)	134,611	1,971,385
BC Wealth Management Limited (8)	11,047	-
Total	$11,045,162	$14,336,606

(1)	Lion Broker Ltd was incorporated under the laws of the Cayman Islands in March 2017.

(2) (3) (4)

Lion Financial Group Limited was incorporated under the laws of the British Virgin Islands in June 2015.

Lion Wealth Management Ltd was incorporated under the laws of the British Virgin Islands in February 2017.

Lion Futures Limited was incorporated in Hong Kong in May 2016.

(5)	Lion International Securities Group Limited was incorporated under the laws of the Hong Kong in May 2016.

(6)	Lion Workshop Limited was incorporated under the laws of the British Virgin Islands in April 2021.

(7)	Lion Wealth Limited was incorporated in Hong Kong in October 2018.

(8)	BC Wealth Management Limited was incorporated in Hong Kong in October 2014 and became a wholly owned subsidiary of the Group in May 2016.

We did not pay any dividends to our shareholders in 2024 and 2023. We are able to distribute earnings from our operating subsidiaries, to the parent company and U.S. investors and settle amounts owed, although we currently do not have any dividend policy. There were no dividends or distributions that a subsidiary made to the holding company during the period. If we determine to pay dividends on any of our ADSs in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Cayman Islands. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from the Company to its shareholders.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor are there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

For more detailed information, see “Liquidity of our Subsidiaries” and “Item 3. Key Information — D. Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

Limitation on Oversea Listing and Share Issuances

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Recent cybersecurity regulations mandate clearance of cybersecurity review of internet platform operator holding personal information of more than one million users before applying for listing at a foreign stock exchange, and relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s data processing activities affect or may affect national security. However, it remains unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings, and the laws and regulations then effective as of our previous listing did not require any issuer to obtain pre-approval from the Cybersecurity Administration Committee, or CAC, before listing at a foreign stock exchange. As of the date of this annual report, we do not hold personal information of more than one million users and our business activities do not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and our management’s assessment, we believe that we are not required to apply for pre-approval from CAC before the issuance of our securities to foreign investors and we are not subject to mandatory application requirement for cybersecurity review under the current PRC laws and regulations. However, no detailed rules or implementation rules regarding the cybersecurity review have been issued and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. We cannot assure you that we would not be deemed as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions.

In addition, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our management’s assessment, we believe that the CSRC’s approval is not required for our listing, trading of our securities on Nasdaq, given that our disposed-PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. As of the date of this annual report, we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Furthermore, the Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. Based on our management’s assessment, we do not believe we will be subject to the Overseas Listing Regulations since our business activities and identity of management team do not meet either of the conditions and our offering will not be determined as indirect overseas offering under the Overseas Listing Trial Measures. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

The substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands, and we do not operate through any VIE agreement with our subsidiaries in China or own any equity interest in corporations incorporated in mainland China. However, if it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous or future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so, and if we are denied from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

For more detailed information, see “Item 3. Key Information — D. Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Item 3. Key Information — D. Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.”

ITEM 1. IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS

Not applicable.

ITEM 2. OFFER STATISTICS AND EXPECTED TIMETABLE

Not applicable.

ITEM 3. KEY INFORMATION

Uncertainties with respect to the PRC legal system could affect us

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. see “Risks Related to Doing Business in Jurisdictions We Operate” and “Risks Related to our ADSs and our Securities” in the Risk Factors section.

A.	[Reserved]

B.	Capitalization and Indebtedness

Not Applicable.

C.	Reasons for the Offer and Use of Proceeds

Not Applicable.

D.	Risk Factors

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ADSs. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our Form 20-F.

Risks Related to Our Business and Industry

●	We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

●	We had incurred net losses in the past, and we may incur losses again in the future.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

●	PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

●	We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

●	Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

●	We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

●	We may incur material trading losses from our market making activities.

●	We may incur material trading losses from our over-the-counter stock options trading business.

●	Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

●	Our total return swap (TRS) trading services may not be successful, and we may not find adequate funding at reasonable costs to successfully operate our TRS trading business.

●	We depend on the services of prime brokers and clearing agents to assist in providing us with access to liquidity in CFD trading. The loss of one or more of our prime brokerage relationships could lead to increased transaction costs and capital posting requirements, as well as having a negative impact on our ability to verify our open positions, collateral balances and trade confirmations.

●	We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

●	We may be liable for improper collection, use or appropriation of personal information provided by our customers.

●	We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

●	We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

●	Our clients may engage in fraudulent or illegal activities on our platform.

●	The current trade war between the U.S. and China may dampen growth in China and other markets where the majority of our clients reside.

Risk Related to Our Corporate Structure

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in Jurisdictions We Operate

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Lion.

●	Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

●	Uncertainties with respect to the PRC legal system could adversely affect us.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

●	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Risks Related to our ADSs and our Securities

●	The price of our ADSs may be volatile.

●	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ADSs.

●	Holders of our ADSs may not have the same voting rights as our registered shareholders and might not receive voting materials in time to be able to exercise their right to vote.

●	The voting rights ADSs holders are limited by the terms of the deposit agreement, and ADSs holders may not be able to exercise rights to direct how the Class A Ordinary Shares represented by ADSs are voted.

●	The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

Risks Related to Our Business and Industry

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could affect our business, financial condition and results of operations. Furthermore, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection.

In December 2021, the Cyberspace Administration of China (the “CAC”) promulgated the amended Measures of Cybersecurity Review which require cyberspace operators with personal information of more than one million users to file for cybersecurity review with the Cybersecurity Review Office (“CRO”), in the event such operators plan for an overseas listing. The amended Measures of Cybersecurity Review provide that, among others, an application for cybersecurity review must be made by an issuer that is a “critical information infrastructure operator” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country, if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect China’s national security. The amended Measures of Cybersecurity Review took effect on February 15, 2022. In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

In November 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under laws such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Under the current PRC cybersecurity laws in China, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. The amended Measures of Cybersecurity Review became effective in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this annual report, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this annual report, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this annual report, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this annual report, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities publicized the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions require the relevant regulators to coordinate and accelerate amendments of legislation on the confidentiality and archive management related to overseas issuance and listing of securities, and to improve the legislation on data security, cross-border data flow and management of confidential information. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this annual report, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we are of the view that, as of the date of this annual report, these opinions do not have a material adverse impact on our business.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which have come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which have come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. Based on our management’s assessment, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, We cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate its business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect its business, financial condition, results of operations and reputation.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” for more details.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

We collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Regulatory requirements regarding the protection of data are constantly evolving and can be subject to different interpretations or significant change, making the extent of our responsibilities in that regard uncertain.

PRC regulators, including the Standing Committee of the PRC National People’s Congress (SCNPC) the Central Cyberspace Affairs Commission (CAC), the Ministry of Industry and Information Technology (MIIT), and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection and have enforced laws and regulations with varying and evolving standards and interpretations. For instance, the Civil Code of the PRC provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. On November 7, 2016, the SCNPC issued the PRC Cybersecurity Law, pursuant to which, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and it specifies that data activities carried out outside China shall also be liable if it involves and damages the interests of PRC citizens. In order to implement the PRC National Security Law, the PRC Cybersecurity Law and the PRC Data Security Law, the CAC, and related authorities promulgated the Cybersecurity Review Measures in December 2021, which took effect in February, 2022, which requires, among others that critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review, and that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. The PIPL imposes specific rules for processing personal information and it also specifies that the law shall also apply to personal information activities carried out outside China but for purpose of providing products or services to PRC citizens. On November 14, 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this annual report as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. In addition, the Administrative Provisions on Internet Information Service Algorithm Recommendation, or Algorithm Recommendation Provisions, that took effect on March 1, 2022 implements classification and hierarchical management for algorithm recommendation service providers based on various criteria, and stipulates that algorithm recommendation service providers with public opinion attributes or social mobilization capabilities shall submit the relevant information within ten business days from the date of providing such services and go through the record-filing formalities. The CAC issued the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment of Data Transfer, on July 7, 2022, which requires that any data processor who provides important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment to a recipient outside of the territory of the PRC shall receive an security assessment. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

Our substantial operations are carried out in Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China. We do not hold personal information of more than one million users and we believe that we are not subject to PRC cybersecurity review. In addition, as of the date of this annual report, we have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since our apps are available to download in the app stores of China and most of our users are PRC citizens, we are subject to and may be ordered to comply with those regulations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the laws and regulations in relation to data security and cross-border transfer of personal information, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions it operates. Our major regulators include Cayman Islands Monetary Authority (CIMA), Securities and Futures Commission of Hong Kong (HKSFC), the Hong Kong Insurance Authority (HKIA), Hong Kong Customs and Excise Department (HKCED), and Monetary Authority of Singapore. These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the futures brokerage services, securities brokerage services, CFD trading services, insurance brokerage services, or asset management services may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, our HKSFC-licensed subsidiaries may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, our financial soundness. Similarly, our Cayman subsidiary may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We were inspected by both the HKSFC and CIMA during 2019, and both regulators identified certain areas in which our operations can improve. We have finished implementing the measures recommended by the HKSFC and received letters from the HKSFC confirming that they had no further comments relating to their inspections of Lion Asset Management Limited on November 21, 2019, and of both Lion International Securities Group Limited and Lion Futures Limited on May 20, 2020. These are the only subsidiaries subject to HKSFC oversight and inspection. We have also finished implementing the measures recommended by CIMA during 2019 and CIMA had no further comments relating to their 2019 inspection. We were inspected by CIMA separately on February 4, 2021 as a regular exercise following which CIMA had identified certain areas in which our operators can improve, with the changes to be made no later than October 4, 2021. Subsequently, CIMA issued a breach notice for failure of enhancing customer due diligence measures. CIMA issued an administrative fine of US$314,000 as penalty and we paid the administrative fine on February 17, 2022. We have implemented the improvements recommended by CIMA.  CIMA conducted another on-site inspection of LBL relating to its policies and procedures, corporate governance and internal controls in February 2025, and issued its inspection report in April 2025, in which CIMA identified certain instances to be rectified and requirements to be implemented within the time frame specified. We are currently working on implementing those requirements noted in the report. However, if we are unable to make these changes we may be subject to fines or other disciplinary actions. If any such outcome occurs, there may be a material and adverse effect on our business, results of operations, financial condition and prospects.

We had incurred net losses in the past, and we may incur losses again in the future.

We had net losses of $34.0 million, net losses of US$5.8 million and net losses of US$27.6 million in 2022, 2023, and 2024, respectively. We cannot assure you that we will be able to generate net income in the future. We anticipate that our operating cost and expenses will increase in the foreseeable future as we continue to grow our business, attract new clients, enhance our risk management capabilities and increase our brand recognition. These efforts may prove more costly than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. There are other external and internal factors that could negatively affect our financial condition. For example, the trading volume achieved on our platform may be lower than expected, which may lead to lower than expected revenues. Furthermore, we may adopt a new share incentive plans in the future, which will result in significant share-based compensation expenses to us. We generated (188.3)%, 33.2% and (25.5)% of our total revenues from commissions charged to our clients who trade on our platform in 2022, 2023, and 2024, respectively. Any material decrease in our commissions would have a substantial impact on our financial conditions. As a result of the foregoing and other factors, we may continue to incur net losses in the future.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily-regulated industry which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

We do not hold any licenses or permits from any PRC regulatory bodies for our securities brokerage business. Currently, a large number of our clients are PRC residents and certain of the executive directors and other independent contractors are providing supporting services remotely from the PRC. There remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China and providing cross-border securities-related brokerage services to PRC residents. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China or providing cross-border securities-related brokerage services to PRC residents, subjecting us to further inquiries or rectifications. If certain of our activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China or to PRC residents, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including the CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of our operations in the PRC, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (SAFE), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, each PRC citizen is permitted to convert up to an aggregate of US$50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other CFD trading. PRC residents who intend to convert U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In addition, approval from or registration with appropriate government authorities is required when Renminbi is to be converted into foreign currency for the purpose of offshore investment. Although we require our clients to comply with the relevant rules and regulations in the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

Furthermore, we have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. Our PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities and our PRC subsidiary has not made any dividends or other distributions since its incorporation. However, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of currency out of mainland China which may restrict our PRC subsidiary’s ability to transfer cash from our PRC subsidiary to our other non-mainland China entities. To the extent cash is generated in our PRC subsidiary, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. In addition, any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches and any of our PRC subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, they may only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from our commissions based upon the trading volume or the number of relevant transaction contracts executed by our clients. The rapidly growing trading volume on our platform is primarily driven by the increasing number of our active clients. Our total revenue-generating clients grew from 1,722 as of December 31, 2017 to 2,063 as of December 31, 2024. To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones.

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on our platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using our platform altogether. Even if we are able to provide high-quality and satisfactory services on our platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increase trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts in attracting new clients and expanding our brand influence, and we plan to continue doing so. However, these efforts may not be cost-effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

We derive a significant portion of our revenues from commissions. We charge our clients commission for our insurance brokerage services, securities and future brokerage services and CFD and TRS trading services. Revenues generated from commission amounted to US$4.6 million, US$7.0 million and US$1.2 million in 2022, 2023, and 2024, respectively. We may experience pressure on our commission or fee rates as a result of competition in the financial service industry and online brokerage industry. Some of our competitors offer a broader range of services to a larger client base and enjoy higher trading volumes than we do. Consequently, our competitors may be able to offer trading services at lower commissions or fee rates than we currently offer or may be able to offer. For example, some banks in Hong Kong and the United States have started offering zero commission fees or similar promotions to attract clients. As a result of this pricing competition, we could lose both market share and revenues. We believe that any downward pressure on commission or fee rates would likely continue and intensify as we continue to develop our business and gain recognition in our markets. A decline in our commission or fee rates could lower our revenues, which would adversely affect our profitability. In addition, our competitors may offer other financial incentives we may not be able to offer, such as rebates or discounts in order to induce trading in their systems, which may in turn materially and adversely affect our operating and financial results.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investment made by clients on our trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. In addition, CFD products and futures are complex investment products that require a higher level of knowledge and experience that some retail investors may not have. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on our platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

We may incur material trading losses from our market making activities.

A portion of our revenue is derived from our market making activities. When an offsetting transaction of CFD trading from another client is not available, we may choose to act as a principal (i.e. market maker) to trade with the client. As a market maker, we attempt to derive a profit from the difference between the prices at which we buy and sell CFD products. Since these activities involve the purchase or sale of CFD products for our own account, we may incur trading losses for a variety of reasons, including price changes in CFD products and lack of liquidity in CFD products in which we have positions. As we offer leveraged trading of up to 100:1 to certain of our forex trading clients, our risk exposure is greatly amplified. If our risk management system fails to identify or prevent high risk trades and the market develops in a way adverse to our position, we may incur significant losses in these trades. We may also incur losses due to inaccuracies in our proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates our outstanding CFD product quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading days. Risks of incurring trading losses may affect the prices at which we are able to sell or buy CFD products, or may limit or restrict our ability to either resell CFD products that we have purchased or repurchase CFD products that we have sold.

We may incur material trading losses from our over-the-counter stock options trading business.

A portion of our revenue is derived from our over-the-counter stock options trading business. It involves complex financial instruments and strategies that are inherently risky. These activities expose us to significant market, counterparty, and operational risks, which could result in material trading losses. Key risks may include the followings:

●	Market Volatility: The value of OTC stock options can be highly sensitive to fluctuations in market conditions, including changes in stock prices, interest rates, and implied volatility. Sudden or severe market movements could adversely impact our trading positions and result in significant losses.

●	Counterparty Risk: OTC transactions are typically conducted directly with counterparties rather than through an exchange. If a counterparty fails to meet its obligations due to financial distress, insolvency, or other reasons, we may experience trading losses and difficulty recovering funds.

●	Liquidity Risk: The OTC stock options market may have lower liquidity compared to exchange-traded options. Limited liquidity could hinder our ability to close or hedge positions at favorable prices, exacerbating losses during periods of market stress.

●	Operational and Pricing Risks: The valuation and execution of OTC stock options can be complex, relying on sophisticated models and assumptions. Errors in pricing, modeling, or operational execution could lead to unexpected losses.

●	Regulatory and Compliance Risks: Changes in laws, regulations, or enforcement practices related to OTC derivatives could impact our ability to conduct this business effectively or increase our costs and compliance burdens.

Based on the above factors, our OTC stock options trading business could result in material losses that adversely affect our financial condition and results of operations. While we have implemented risk management policies and procedures to mitigate trading risks, these measures may not be fully effective in preventing losses.

We are dependent on wholesale forex trading partners to continually provide us with forex market liquidity. If we lost access to the prices and levels of liquidity that we currently have, we may be unable to provide competitive forex trading services, which would materially adversely affect our CFD trading business, financial conditions and results of operations.

Clients frequently trade currency pairs on our platform. In order to continually provide our market making services and to limit our own capital exposure, we maintain cooperative relationships with established market makers and leading international wholesale forex trading partners, which gives us access to a pool of potential liquidity. Through these relationships, we are able to execute our clients’ desired trades at competitive rates while hedging our net positions and limiting our exposure. The trading partners, although under contract with us, have no obligation to provide us with liquidity and may terminate our arrangements at any time. In the event that we no longer have access to the competitive wholesale forex pricing spreads and/or levels of liquidity that we currently have, we may be unable to provide competitive forex trading services, which will materially affect our business, financial conditions and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Our regulated operating subsidiaries are subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position. For example, our Cayman Islands’ operating subsidiary, Lion Brokers Limited, licensed under the Securities Investment Business Act of the Cayman Islands (2020 Revision) (as amended, “SIBA”), is subject to the regulation of CIMA to maintain minimum regulatory capital. Similarly, our HKSFC-licensed operating subsidiaries, Lion International Securities Group Limited, Lion Futures Limited and Lion Capital Management Limited, are required under the Securities and Future Ordinance (Cap.571) (“SFO”) to maintain certain level of liquid capital. Lion International Financial (Singapore) Pte. LTD. (“LIFSL”), our Singapore subsidiary licensed by the MAS, is subject to the requirements of Securities and Futures Act (Cap. 289) (“SFA”).

As of December 31, 2023, all of our operating subsidiaries have not been subject to any administrative penalty or fine in relation to regulatory capital requirements that, individually or in the aggregate, would be reasonable expected to have a material adverse effect on our results of operations or financial condition. However, if any of our operating subsidiaries fail to remain well-capitalized for regulatory purposes, CIMA, HKSFC and MAS may take actions against them and their business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on ordinary shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our total return swap (TRS) trading services may not be successful, and we may not find adequate funding at reasonable costs to successfully operate our TRS trading business.

We began offering our TRS trading services in early 2020 and officially launched it in July 2020, which may not develop as expected if clients fail to perform their contractual obligations or the value of collateral held to secure the obligations is inadequate. The total rate of return of a portfolio of the underlying assets on which a swap is based may exhibit substantial volatility and may be positive or negative in any given period. In the event that the total rate of return is negative and we are receiving the total rate of return of that portfolio of underlying assets in our part of a swap agreement, we would be required to make a payment to the counterparty in addition to that required on the other, generally floating rate, part of the swap agreement. Also, unusual market conditions affecting the portfolio on which the swap is based may prevent the total rate of return from being calculated, in which case other provisions in the swap agreement may be invoked which could cause us to lose some of the anticipated benefit from the swap or otherwise reduce our return.

Moreover, the growth and success of our TRS trading business depends on the availability of adequate funding to meet clients’ demand for loans on our platform. We derive the funding for our TRS trading business from a variety of sources, including commercial banks, other licensed financial institutions and other parties as well as financing generated from our business operations. To the extent there is insufficient funding from institutional funding partners who are willing to accept the credit risk related to the collateral from our clients, the funds available might be limited and our ability to provide TRS trading services to our clients to address their demand would be adversely impacted. In addition, as we strive to offer our clients services with competitive prices, we may attempt to further reduce our interest expenses from our funding partners. If we cannot continue to maintain our relationship with these funding partners and obtain adequate funding at reasonable costs, we may not be able to continue to offer or grow our TRS trading business.

We face risks related to insurance brokerage business.

We operate our insurance brokerage business through our HKIA-licensed subsidiary, BC Wealth Management Limited. In June 2024, we sold our 100% interest in in BC Wealth Management Limited (“BCWM”) to a third party and exited from insurance brokerage business. Our revenues from insurance brokerage business amounted to US$0.5 million, US$1.2 million and US$0.5 million, in 2022, 2023, and 2024, respectively, representing (18.5)%, 5.5% and (9.8)%  of our total revenues during the same periods. There are various risks related to our insurance brokerage business. For instance, we may fail to introduce diversified insurance products and services to effectively address our clients’ needs. In addition, because the commission revenue we earn on the sale of insurance products is based on premium and commission rates set by insurance companies, any decrease in these premiums or commission rates, or increases in the referral fees we pay to our external referral sources, may have an adverse effect on our results of operation. Furthermore, we rely on various business partners to operate our insurance brokerage business. If we fail to maintain stable relationships with insurance companies and referral service providers, our business, results of operations, financial condition and business prospects could be materially and adversely affected. In addition, our insurance brokerage business is vulnerable to risks that are beyond our control. For example, we experienced significant decrease in revenues generated from insurance brokerage business in 2020, 2021, 2022, 2023 and 2024 compared to 2018 and 2019, primarily due to our strategic shift of business focus and the unrest in Hong Kong following the forfeited extradition bill in 2019, which negatively affected our clients’ confidence and interest in Hong Kong market. See “Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.”

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We have put in place procedures and controls to identify, measure and manage each of these risks. See “Business Overview — Risk Management.” We are dependent on our risk management policies and procedures and adherence to such policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for Lion Brokers Limited, our Cayman Islands subsidiary, is U.S. dollars, whereas the functional currencies for our other operating subsidiaries are Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive income (loss) in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the CFD trading industry, the online brokerage industry, the insurance brokerage industry or asset management in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We depend on the services of prime brokers and clearing agents to assist in providing us with access to liquidity in CFD trading. The loss of one or more of our prime brokerage relationships could lead to increased transaction costs and capital posting requirements, as well as having a negative impact on our ability to verify our open positions, collateral balances and trade confirmations.

We depend on the services of prime brokers to assist in providing us with access to liquidity through our CFD trading partners. We currently have established two prime brokerage relationships with major financial institutions, which act as central hubs through which we are able to deal with our existing CFD trading partners. In return for paying a transaction-based prime brokerage fee, we are able to aggregate our clients and our trading positions, thereby reducing our transaction costs and increasing the efficiency of the capital we are required to post as collateral in order to conduct our market making trading activities. Since we trade with our CFD trading partners through our prime brokers, they also serve as a third party check on our open positions, collateral balances and trade confirmations. If we were to lose one or more of our prime brokerage relationships, we could lose this source of third party verification of our trading activity, which could lead to an increased number of documentation errors. Although we have relationships with CFD trading partners who could provide clearing services as a back-up for our prime brokerage services, if we were to experience a disruption in prime brokerage services due to a financial, technical or other development adversely affecting any of our current prime brokers, our business could be materially adversely affected to the extent that we are unable to transfer positions and margin balances to another financial institution in a timely fashion. In the event of the insolvency of a prime broker, we might not be able to fully recover the assets we have deposited (and have deposited on behalf of our clients) with the prime broker or our unrealized profits since we will be among the prime broker’s unsecured creditors.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online brokerage and CFD trading industry, parts of our business rely on technologies developed or licensed by third parties, for example, we conduct our CFD trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect our business operation. Moreover, we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

Our platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We derived a substantial portion of revenue from a small number of key clients.

In 2022, 2023 and 2024, we derived a substantial portion of our revenue from a small number of key clients. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected. However, as the trading platform expands and following the Business Combination, we anticipate, but without assurance, that this concentration may possibly be decreasing in the future.

We face intense competition, and if we do not compete effectively, our results of operations and business prospects may be adversely affected.

We primarily compete in CFD trading market and online brokerage market, and both are highly competitive. We compete primarily on the basis of our proprietary trading platform, comprehensive client services, full brokerage licenses, innovative products and services, robust infrastructure and advanced technology, as well as brand equity. We face fierce competition from other online brokerage platforms, other investment and trading platforms as well as traditional brokerage and financial institutions. Our competitors may compete with us in a variety of ways, including (i) providing services that are similar to, or more attractive to clients than ours; (ii) providing products and services we do not offer; (iii) offering more aggressive rebates to gain market share and to promote other businesses; (iv) adapting at a faster rate to market conditions, new technologies and clients’ demands; (v) offering better, faster and more reliable technology; (vi) broadening their client base more cost effectively or faster and (vii) marketing, promoting and providing their services more effectively. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. When new competitors seek to enter our target market, or when existing market participants seek to increase their market share, they sometimes undercut the pricing or other terms prevalent in that market, which could adversely affect our market share or our ability to exploit new market opportunities.

Furthermore, since the CFD trading services are relatively new and evolving for PRC residents, our potential clients may not fully understand how our platform works and may not be able to fully appreciate the additional client protections and features that we have invested in and adopted on our platform as compared to others. Our pricing and terms could deteriorate if we fail to act to meet these competitive challenges. Furthermore, to the extent that our competitors are able to offer more attractive terms to our business partners, such business partners may choose to terminate their relationships with us. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our marketplace could stagnate or substantially decline, we could experience reduced revenues and our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since we commenced our current businesses in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong, Cayman Islands, and Singapore. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts, or could cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

Although we conduct KYC procedure before we approve our client’s account open request, our KYC procedure has some inherent limitations and we may not be able to spot our clients’ outdated, inaccurate, false or misleading information. Our KYC procedures include but not limited to (i) collecting the identification information of our client such as name, gender, email, nationality, date of birth, type of identity document, identity document number, tax identification number and wallet address; (ii) background check on whether the clients’ nationality fall within the scope of US sanction countries; (iii) monitoring our clients’ IP addresses, and etc. Our KYC procedures may not be effective if (i) we fail to identify any fake documents supplied by our clients; or (ii) our clients use a VPN router to circumvent our IP blacklist. We collect client information during the account opening and registration process and screens accounts against public databases or collaborates with external service providers to verify client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us and we require our potential clients to provide their passports or identity cards before account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time.

We have established an IP blacklist to block the users from U.S. sanctioned countries and the U.S. We also collect client information during the account opening and registration process and screen accounts against public databases and collaborates with external service providers to verify client identity and detecting risks. We have two separate teams conduct our KYC procedure on new clients’ backgrounds and identify manually. We will reject all account applications if there is any U.S. exposure. For example, we will not allow U.S. citizens or residents to open an account with us and we will require our potential clients to provide copies of their passports or identity cards in connection with their account applications. Although we will require our clients to submit documents for proof of their identity for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. As stated above, if a potential client only provides his or her PRC identity card, which is usually valid for 10 years or more, and misinforms us that he or she does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. In addition, anonymous accounts are generally not allowed to be opened, heightened scrutiny measures are imposed on accounts opened on behalf of third parties and additional verification measures are conducted before we accept third party payments against the accounts of our clients. Furthermore, any security breaches, hacking, or other malicious activities could render the KYC procedures and/or IP blacklist vulnerable to manipulation and changes, thus, rendering them ineffective in achieving their initial objectives. To address the limitations of our KYC procedures and/or IP blacklist, we have implemented self-certification procedures and engage third-party vendors to verify the applications, including name and background checks. Applicants are required to submit copies of their ID or passport as part of our KYC process, which will be verified by the third-party vendors. We will only open an account for applicants whose KYC process have been cleared by our procedures, including those of the third-party vendors. Even though we have adopted these procedures, we may still fail to detect the existence of such breaches in our KYC procedures and system, which may lead to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the listing on Nasdaq, as we become increasingly renown in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

In addition, although we have strict internal policies for continuing KYC procedures after the activation of accounts and for issues such as anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud, we mainly rely on our continuing KYC procedures to ensure our compliance with relevant laws and regulations related to anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud. Although we have trainings for our employees in all of our departments, our KYC system and procedures cannot be foolproof. As the KYC system and procedures are conducted manually, they are subject to inherent limitations and errors in oversight, which could cause our compliance and other risk management strategies to be ineffective. Despite our efforts, any potential flaw in our KYC system or any misconduct in the KYC procedures by any of our employees may lead to our failure of compliance with such relevant laws and regulations, which will further subject us to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation, and we may not be successful in deterring or identifying illegal activity.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. See “ Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.” Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. Although there has been no departures of our senior management members in the past, we cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

In April 2020, we launched our developed all-in-one Lion Brokers Pro app. There are substantial uncertainties associated with the app, including compatibility with mobile operating systems, and we cannot assure you we could operate successfully or as we expected. In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS and Android, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, Singapore, Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected. As the date of this annual report, the application for one of our trademarks is still pending. If we are unable to complete these registrations, we may not be able to prohibit unauthorized use or prevent other infringements of these trademarks.

We and our directors and officers may from time to time be subject to claims, controversies, lawsuits and legal proceedings.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and trading price of our securities.

Prior to the Business Combination, we are a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this Business Combination, we became a public company and we are subject to the Sarbanes-Oxley Act of 2002, and the Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with annual report for the fiscal year ended December 31, 2020. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.  Following the issuance of SEC guidance relating to warrant accounting, on June 11, 2021, our management and our audit committee concluded that, it was appropriate to restate certain of our previously issued financial statements for the year ended December 31, 2020. As part of such process, we identified a material weakness in our internal controls over financial reporting, which has been remediated in 2021.

Although we have already implemented remedial measures to address the material weakness, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting, and we cannot conclude that we have been fully remedied. In the future, we may determine that we have additional control deficiencies, or our independent registered public accounting firm may disagree with our management assessment of the effectiveness of our internal controls. Our failure to correct the material weakness or failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our securities.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such accountant might have identified additional material weaknesses. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act and do not qualify for the carve-out as defined by SEC’s Accelerated Filer and Large Accelerated Filer Definition, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting our own independent testing, may issue a report that is qualified if we are not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, the reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Lion may not be able to obtain additional capital on favorable terms or at all.

Lion anticipates that our current cash, cash provided by operating activities and funds available through our current and anticipated bank loans and credit facilities will be sufficient to meet our current and anticipated needs for general corporate purposes. However, Lion needs to make continued investments in products development, hardware, software, IT systems, business expansion and to retain talents to remain competitive. Lion may need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, will be available on terms acceptable to Lion, or at all. Furthermore, any equity financing will be dilutive to existing shareholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. If adequate capital is not available to Lion as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this annual report, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against securities brokerage companies have historically increased. The amounts involved in the trades we execute, together with rapid price movements in our currency pairs, can result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied clients may make claims against us regarding the quality of trade execution, improperly settled trades, mismanagement or even fraud, and these claims may increase as our business expands.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost. The initiation of any claim, proceeding or investigation against us, or an adverse resolution of any such matter could have a material adverse effect on our reputation, business, financial condition and results of operations and cash flows.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results.

Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results and financial condition.

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings.

This outbreak of COVID-19 has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees and the continued services of these individuals.

Furthermore, our results of operations have been severely affected by the COVID-19 outbreak. CFD trading volumes and insurance contract volumes decreased significantly compared to pre-COVID period, which was mainly attributable to economic and financial impact brought about by COVID-19 on our customers, causing a decrease in both their willingness to trade and make investments as well as their disposable income allocated making such transactions. Customers’ concerns about future unpredictability also caused their trading activity to decline, impacting our CFD trading business in particular. In addition, travel restrictions in Hong Kong caused cancellations and prevented management from attending branding, business promotions, and exhibition activities, which limited the opportunities to acquire new customers. Meanwhile, our futures and insurance brokerage businesses were adversely affected as new or existing customers may not be able to travel to Hong Kong to open new futures trading accounts or purchase insurance products in 2022. More broadly, the COVID-19 outbreak threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets of investors, including our clients, resulting in decreases in overall trading activities and restraint in their investment decisions.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the insurance brokerage, securities and futures brokerage and overall financial service industry, we cannot assure you that we can launch new products and services in a timely manner or that we can maintain the growth rate we have experienced or projected. Because of the uncertainty surrounding it, the financial impact related to the COVID-19 outbreak and the response to it cannot be reasonably estimated at this time, but our financial condition and operating results for 2021, 2022, and 2023 were adversely affected. In December 2022, the Chinese government announced that it will be downgrading its management of COVID-19 as of January 8, 2023, rolling back some of its stringent anti-COVID-19 restrictions, including strict quarantine and travel restriction rules. We will continue to monitor the impacts on our business and operations caused by the changing COVID-19 restrictions.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our marketplace. Moreover, besides COVID-19, our business could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Singapore, where we leased one principal executive office. We also have offices in Hong Kong and Cayman Islands. In addition, some of our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our system and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.

Our revenues depend substantially on our clients’ trading volume, which are influenced by the general trading activities in the market. Trading activities are directly influenced by a variety of factors beyond our control, including economic and political conditions, macro trends in business and finance, investors’ interest level in trading and legislative and regulatory changes in the jurisdictions where we operate. Any of these or other factors may cause trading activity levels in our industry to fluctuate and adversely affect our business and results of operations.

For example, from June 2019 to 2020, there had been large and frequent riots in Hong Kong following the forfeited extradition bill, many of which have been violent. The sustained riot caused a material adverse effect on Hong Kong’s economy and social order, which in turn negatively impacted on our insurance agency business as fewer Chinese clients had come to Hong Kong for insurance purchase. There can be no assurance that situation will not rise again in the future. Any future increase in tension or failure to restore public and social order by the Hong Kong government could adversely impact the security and stability of Hong Kong, in particular, Hong Kong’s financial market.

Moreover, following the outbreak and spread of COVID-19 as well as the OPEC-Russia oil price war, on March 9, 2020, all three major U.S. trading indexes, Dow Jones Industrial Average, S&P 500 Index and the NASDAQ-100 dropped significantly, leading to a 15-minute circuit breaker that halted the trading. The circuit breaker was triggered several additional times during the days that followed, which led to multiple large declines in the trading indexes. Other stock markets in the rest of the world have also experienced similar falls in stock prices.

Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of the Lion’s investments, even though the Lion does not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. The volatility of global stock market may adversely affect our clients’ confidence and willingness in trading and/or investing in the financial market. As a result, our operating results may be subject to significant and unpredictable fluctuations.

The current trade frictions between the U.S. and China may dampen growth in China and other markets where the majority of our clients reside.

The U.S. government has imposed, and has proposed to impose additional, new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new or higher tariffs on specified products imported from the U.S. Certain tariffs have already been adopted by both sides, and the two countries often meet to negotiate arrangements that would include the decreasing or removal of tariffs, but Lion cannot assure you that the negotiations will be successful in reducing tariffs or that other tariffs will not be imposed, even if an agreement will be reached. On February 4, 2025, the new administration in the U.S. government imposed new tariffs on certain imports from China. On March 4, 2025, the U.S. government raised such tariffs from 10% to 20% against China. In retaliation, on March 10, 2025, the Chinese government imposed new tariffs against the U.S. on U.S. farm exports. It is unclear whether any further tariffs will be implemented and how much economic effect the trade war will have on the U.S. and China.

Although we are not subject to any of those tariff measures, the proposed tariffs may adversely affect the economic growth in China, Hong Kong and other markets in which we operate, as well as the financial condition of our clients. With the potential decrease in the spending and investment power of our target clients, we cannot guarantee that there will be no negative impact on our operations. In addition, the current and future actions or escalations by either the U.S. or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take.

Risk Related to our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Shareholders of a Cayman company will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares in the Cayman company and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. There are no exchange controls in the Cayman Islands. Under the Companies Act, a Cayman company may declare and pay a dividend to shareholders from time to time out of the profits or out of the share premium account, provided that the company shall be able to pay its debts as they fall due in the ordinary course of business.

Risks Related to Doing Business in Jurisdictions We Operate

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

A substantial part of our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Lion.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 157 of the laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in or is entitled to control the exercise of the voting power of more than 10% of the total number of issued shares of the licensed company, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of the our HKSFC-licensed subsidiaries, which are Lion International Securities Group Limited, Lion Futures Limited and Lion Asset Management Limited, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Lion, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of our shares upon the consummation of a future proposed business combination.

Uncertainties with respect to the PRC legal system could adversely affect us.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

Although our substantial operations are based in Singapore, Hong Kong and the Cayman Islands, we launched our apps in the app stores of China, most of our users are PRC citizens and we recently established a PRC subsidiary in Hangzhou, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities by, and overseas and/or foreign investment in, companies with operations in mainland China, including enhancing supervision over companies with operations in mainland China that are listed overseas using VIE structure, and that the PRC regulatory authorities could disallow the use of such VIE holding structure. We do not believe that we are directly subject to these regulatory actions or statements, as we do not currently have any VIE or contractual arrangements in mainland China. As of the date of this annual report, our substantial operation is based in Singapore, Hong Kong and the Cayman Islands. Further, we do not have any PRC operations as we disposed Lion Group (Hangzhou) Investment Limited to a third party in September 2023.

While our current corporate structure does not contain any VIEs and our group has no intention establishing any VIEs in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. Moreover, the rules and regulations and the enforcement thereof in China can change quickly. The PRC regulatory authorities could change the rules, regulations and policies regarding foreign ownership in the industry in which we operate, which would likely result in material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of the securities to significantly decline, or become worthless.

As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, it is uncertain when and whether we will be required to obtain any pre-approval from the PRC government to list on U.S. exchanges or to conduct our current business operation, and even when such pre-approval is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our ADSs, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently issued new rules that would require companies collecting or holding large amounts of data or critical data to undergo a cybersecurity review prior to listing in other nations, a move that would significantly tighten oversight over China based companies. In detail, in December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review. The Cybersecurity Review Measures further stipulates that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. Moreover, in November 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this annual report, the Draft Cyber Data Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Neither the Cybersecurity Review Measures or the Draft Cyber Data Regulations had been issued or effective before our historic listing and the laws and regulations then effective as of our historic listing did not require any issuer to obtain pre-approval from CAC before listing at a foreign stock exchange. As of the date of this annual report, no detailed rules or implementation rules of the Cybersecurity Review Measures have been issued by any authority and both the Cybersecurity Review Measures and the Draft Cyber Data Regulations remain unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings. As of the date of this annual report, we do not hold personal information of more than one million users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and management’s assessment, we believe that we are not required to apply for pre-approval from CAC before the issuance of the securities and we are not subject to mandatory application requirement for cybersecurity review. However, the exact definition, scope or criteria of “critical information infrastructure operators”, “network platform operators” and “risk factors regarding national security” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Since our apps are available to download in the app stores of China and most of our users are PRC citizens, we cannot assure you that we would not be deemed by the authority as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions. We face uncertainties as to whether these additional procedures can be completed by us timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, and materially and adversely affect our business and results of operations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the PIPL, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future offerings.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our management’s assessment and our understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing and trading of our securities on Nasdaq, given that our disposed-PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. As of the date of this annual report, we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which will come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which will come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. Based on our management’s assessment, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

If it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous and future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so. These sanctions may include fines and penalties on operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from previous or future offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. And if our subsidiaries or the holding company were denied permission from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

As of the date of this annual report, we have not received any inquiry or notice or any objection to any of our previous offerings from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations in mainland China and Hong Kong. However, given the current regulatory environment in the PRC, there remain uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Risks Related to our ADSs and our Securities

The price of our ADSs may be volatile.

The price of our ADSs may due to a variety of factors, including but not limited to:

●	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in the industry;

●	changes in government regulation;

●	mergers and strategic alliances in the financial services industry;

●	market prices and conditions in the financial services market;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ADSs, regardless of our operating performance. Volatility in the price of our ADSs may increase volatility in the price of our warrants.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ADSs.

It is currently expected that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Market price of our ADSs may decline if our actual results do not match the projections of these securities research analysts.

Similarly, if one or more of the analysts who write reports on us downgrades our ADSs or publishes inaccurate or unfavorable research about our business, price of our ADSs could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our ADSs price or trading volume could decline. While it is expected that research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our ADSs could be adversely affected.

We may issue additional Class A Ordinary Shares or other equity securities, from time to time, without your approval, which would dilute your ownership interests and may depress the market price of our ADSs.

We may issue additional Class A Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest and your holdings of ADSs in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding ordinary shares may be diminished; and

●	the market price of our ADSs may decline.

Holders of our ADSs may not have the same voting rights as our registered shareholders and might not receive voting materials in time to be able to exercise their right to vote.

Except as described in this annual report and in the deposit agreement, holders of our ADSs will not be able to exercise voting rights attaching to the underlying Class A Ordinary Shares evidenced by the ADSs on an individual basis. Under the deposit agreement, holders of ADSs must vote by giving voting instructions to the depositary, including instructions to give a discretionary proxy to a person designated by us. Upon receipt of such holder’s voting instructions, the depositary will vote the underlying Class A Ordinary Shares in accordance with these instructions. ADSs holders will not be able to directly exercise their right to vote with respect to the underlying Class A Ordinary Shares unless they withdraw the underlying Class A Ordinary Shares. Holders of ADSs may not receive voting materials in time to instruct the depositary to vote, and it is possible that holders of ADSs, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise their right to vote.

The voting rights ADSs holders are limited by the terms of the deposit agreement, and ADSs holders may not be able to exercise rights to direct how the Class A Ordinary Shares represented by ADSs are voted.

A holder of our ADSs may only exercise the voting rights with respect to the underlying Class A Ordinary Shares in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions of a holder of ADSs in the manner set forth in the deposit agreement, the depositary will endeavor to vote the underlying Class A Ordinary Shares in accordance with these instructions. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw the Class A Ordinary Shares underlying the ADSs to allow them to cast their votes with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to ADSs holders in a timely manner, but we cannot assure such holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. Furthermore, the depositary will not vote on any matter for which voting is conducted on a show of hands basis in accordance with our Amended and Restated Memorandum and Articles of Association and will not have an obligation to demand voting on a poll basis. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and may lack recourse if their equity shares are not voted as requested.

We and the depository are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, and we may terminate the deposit agreement, without the prior consent of the ADS holders.

We and the depository are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment are disadvantageous to ADS holders, ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our ordinary shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility will terminate, ADS holders will receive at least 90 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying Class A Ordinary Shares, but will have no right to any compensation whatsoever.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class A Ordinary Shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim that they may have against us or the depositary arising out of or relating to our ordinary shares, our ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and our ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or our ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

An ADSs holder’s right to participate in any future rights offerings may be limited, which may cause dilution to such holder’s holdings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to ADSs holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to ADSs holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed, or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case ADSs holders will receive no value for these rights.

ADSs holders may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems necessary in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement.

ADSs holders might not receive distributions on our equity shares, or any value for them at all, if it is unlawful or impracticable for us to make them available to such holders.

The depositary of the ADSs has agreed to pay ADSs holders the cash dividends or other distributions it or the custodian for the ADSs receives on our Class A Ordinary Shares or other deposited securities after deducting its fees and expenses in accordance with the deposit agreement. ADSs holders will receive these distributions in proportion to the number of the underlying Class A Ordinary Shares that their ADSs represent. However, the depositary is not responsible if it is unlawful or impracticable to make a distribution available to any ADSs holders. For example, it would be unlawful to make a distribution to a ADSs holder if it consists of securities that require registration under the Securities Act but such securities are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any ADSs holders if any government approval or registration is required for such distribution. We have no obligation to take any other action to permit the distribution of our ADSs, equity shares, rights or anything else to ADSs holders. This means that holders of our ADSs might not receive the distributions that we make on our Class A Ordinary Shares or any value for them at all if it is unlawful or impracticable for us to make them available to ADS holders.

The Warrants are speculative in nature and holders of our Warrants will not have any rights of common shareholders until such Warrants are exercised.

The Warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register the rights and the securities to which the rights relate under the Securities Act of 1933, as amended, or the Securities Act, or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary will not make rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. The depositary may, but is not required to, sell such undistributed rights to third parties in this situation. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, applicable law, regulations, restrictions, our results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which we receive dividends from Lion and there can be no assurance that Lion will pay dividends. As a result, capital appreciation, if any, of our ADSs will be an investor’s sole source of gain for the foreseeable future.

We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

Our corporate affairs is governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by non-controlling shareholders and the fiduciary responsibilities of our directors to us law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors.

The courts of the Cayman Islands may not (i)  recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. Subject to the foregoing, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (The courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

It may be difficult to enforce U.S. judgments against us.

Currently, one director    is based in mainland China, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts in China would recognize or enforce judgments of U.S. courts obtained against these directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against these directors and officers. It is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Currently, six of the directors    are based in Hong Kong. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Provisions in our Amended and Restated Memorandum and Articles of Association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our securities and could entrench management.

Our currently effective Amended and Restated Memorandum and Articles of Association contain provisions that may discourage unsolicited takeover proposals that our shareholders may consider to be in their best interests. Among other provisions, the ability of our board of directors to issue preferred shares with preferences and voting rights determined by the board without shareholder approval may make it more difficult for our shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Moreover, our board of directors is divided into two classes, namely Class I and Class II. Class I consist of four directors, and Class II consist of four directors. Furthermore, our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten thousand votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale of Class B Ordinary Shares by a holder thereof to any person other than an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. Due to the disparate voting powers associated with our dual-class share structure, as of the date of this annual report, the Class B Ordinary Shares constitute 4.9%  of our total issued and outstanding share capital, and 99.8% of the aggregate voting power of and total issued and outstanding share capital.

Other anti-takeover provisions in our Amended and Restated Memorandum and Articles of Association include the indemnification of our officers and directors, the requirement that directors may only be removed from our board of directors for cause and the requirement for a special resolution to amend provisions therein that affect shareholder rights. These provisions could also make it difficult for our shareholders to take certain actions and limit the price investors might be willing to pay for our securities.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

As a “foreign private issuer” under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

In addition, as a “foreign private issuer”, we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements we do follow, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq, we are not required to, under the corporate governance practice and requirements in the Cayman Islands, have our board consisting of a majority of independent directors, nor are we required to have a compensation committee or a nomination or corporate governance committee consisting entirely of independent directors, or have regularly executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of our securities. For additional information regarding the home country practices we follow in lieu of Nasdaq requirements, see “Corporate Governance Practices”.

We will lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We are an “emerging growth company,” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We expect to remain an “emerging growth company” until December 31, 2024. As an emerging growth company, we are not required to comply with, among other things, the auditor attestation requirements of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt-out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt-out is irrevocable. We have elected not to opt-out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, may not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with other public companies difficult or impossible because of the potential differences in accountant standards used. Investors may find our securities less attractive because we rely on these provisions. If investors find our securities less attractive as a result, there may be a less active trading market for our securities and prices of the securities may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that may require prospective or retroactive changes in our financial statements or identify other areas for further attention or improvement. In addition, for as long as we are an “emerging growth company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to restatements of our financial statements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The Public Company Accounting Oversight Board (“PCAOB”) inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic PCAOB inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. These PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and cast doubt upon the accuracy of our published audited financial statements.

We are a “controlled company” within the meaning of Nasdaq Stock Market LLC listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

As of the date of this annual report, Chunning Wang, our chairman of the board and chief executive officer holds approximately 82% of our voting power total issued and outstanding share capital. As a result, we are considered as a “controlled company” within the meaning of the Nasdaq Stock Market LLC listing rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and will be permitted to elect to not comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that the nominating and corporate governance committee is composed entirely of independent directors, and the requirement that the compensation committee is composed entirely of independent directors. We currently do not intend to rely on exemptions available to us.

Our controlling shareholders have substantial influence over and our interests may not be aligned with the interests of our other shareholders.

As of December 31, 2024, our chairman of the board and chief executive officer holds a total of 53,887,845 Class B Ordinary Shares and a total of 100,000 Class A Ordinary Shares, representing approximately 82% of our voting power total issued and outstanding share capital. Chunning Wang has substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling shareholders, Chunning Wang may take actions that are not in the best interests of our other shareholders. These actions may be taken in many cases even if they are opposed by our other shareholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your securities as part of a sale of our company.

Our ADSs and warrants may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

UHY LLP and HTL International, LLC are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCA Act Determination Report under PCAOB Rule 6100. If notwithstanding this new framework, the PCAOB was unable to fully inspect UHY LLP or HTL International, LLC (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict UHY LLP or HTL International, LLC (or any future auditor of the Company) from performing work in Hong Kong, the Company may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the Company’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject us to consequences including the delisting of our Company in the future if the PCAOB is unable to inspect the Company’s accounting firm (whether UHY LLP, HTL International, LLC or another firm) at such future time.

Our current auditor, GGF CPA LTD (“GGF”), (fka Guangzhou Good Faith CPA LTD), the independent registered public accounting firm that issues the audit report included in this annual report on Form 20-F, as a firm registered with the PCAOB (PCAOB ID:2729), is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. GGF, whose audit report is included in this report, is headquartered in Guangzhou, China. While our auditor is based in the PRC and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

Risks Related to Our Historical Cryptocurrency Mining Operations and NFT Business

Our historical business, especially the NFT business, was subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our historical business, especially the NFT business, was subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services, crypto asset custody, exchange, and transfer, cross-border money and crypto asset transmission, foreign currency exchange, cybersecurity, fraud detection, and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. We have ceased our cryptocurrency mining operations and NFT business since October 2021 and the first quarter of 2023, respectively. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we had not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

Various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, and some of them may apply retroactively. Many regulations are substantial uncertainties on how these requirements would apply in practice, and we may face substantial costs to operationalize and comply with these rules. In the event that certain new laws, regulations, or interpretations were to apply retroactively, we may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result.

Because we had offered a variety of innovative products and services to our customers, our offerings were subject to significant regulatory uncertainty and we from time to time face regulatory inquiries regarding our past  products. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services.

The recent disruption in the crypto asset markets may harm our reputation.

To the extent our counterparties/suppliers view our business as linked to our NFT business, they may lose confidence in enter into business with us and may deem our business to be risky. It may be difficult for us to reach the same business terms with such counterparties/suppliers like we did before. For example, our suppliers may require more deposits or advance payments from us.

As of the date of this annual report, there is no material impact on our operations or financial conditions associated with any reputational harm that we may face in light of the recent disruption in the crypto asset markets. However, there is no guarantee that there will not be any material adverse effect on our business, financial condition and results of operations associated with the reputational harm that we may face in light of the recent disruption in the crypto asset markets.

We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits, government and regulatory investigations, inquiries, actions or requests, and other proceedings alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines or penalties;

●	substantial outside counsel legal fees and costs;

●	additional compliance and licensure requirements;

●	loss or non-renewal of existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict or suspend our business or prevent us from offering certain products or services;

●	changes to our business model and practices;

●	delays and/or interruptions to planned transactions, product launches or improvements; and

●	damage to our brand and reputation.

Any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board, or the FASB, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, there has been limited precedents for the financial accounting of cryptocurrencies and related valuation and revenue recognition, and no official guidance has been provided by the FASB or the SEC. As such, there remains significant uncertainty on how companies can account for cryptocurrencies transactions, cryptocurrencies and related revenue. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results and financial condition.

Digital asset trading platforms may be subject to varying levels of regulation.

While certain digital assets may be traded through one or more exchanges or trading platforms of varying quality, digital assets as a class do not have a central marketplace for exchange. Digital asset platforms on which digital assets may trade pose special risks, as these platforms are generally new and the rules governing their activities are unsettled and their activities may be largely unregulated or under-regulated, and may therefore be more exposed to theft, fraud, and failure than established, regulated exchanges for other products. Digital asset platforms may be start-up businesses with limited institutional backing, limited operating history, and no publicly available financial information.

Digital assets traded on a blockchain do not rely on a trusted intermediary or depository institution. The participation in trading platforms requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account. Accordingly, we are exposed to credit risk with respect to our counterparties in each transaction, including transactions directly with a counterparty sourced through an exchange or over the counter trading desk, as well as transactions directly with such an exchange. However, we have ceased our NFT business operations in the first quarter of 2023, and no transaction can be made on our NFT platform. Digital asset exchanges may impose daily, weekly, monthly, or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of digital assets for fiat currency difficult or impossible. Additionally, digital asset prices and valuations on exchanges have been volatile and subject to influence by many factors, including the levels of liquidity on particular platforms and operational interruptions and disruptions. The prices and valuation of digital assets remain subject to any volatility experienced by trading platforms, and any such volatility can adversely affect our digital asset holdings and the value of the digital assets we mine. It is possible that while engaging in transactions with various digital asset platforms located throughout the world, any such platform may cease operations voluntarily or involuntarily due to theft, fraud, security breach, liquidity issues, or government investigation without any recourse available to us.

Digital asset platforms are appealing targets for cybercrime, hackers, and malware and have been shut down or experienced losses of assets placed on the exchange as a result of cybercrime, and any such event is likely to result in the complete loss of assets placed on such a platform. Any governmental or regulatory action against such a digital asset trading platform may cause assets on such exchange to become frozen for a substantial period of time or forfeited, and could result in material opportunity costs or even in the total loss of such assets. In addition, banks may refuse to process or support wire transfers to or from digital asset trading platforms.

There are a limited number of digital asset trading platforms in operation, and many operate in jurisdictions outside of the United States. Trading on digital asset platforms outside of the United States may involve certain risks not applicable to trading on digital asset exchanges that operate in the United States. Foreign markets may be subject to instability, temporary closures due to fraud, business failure, local capital requirements or government-mandated regulations. Digital asset platforms located outside the United States may not be subject to regulatory, investigative, or prosecutorial authority through which an action or complaint regarding missing or stolen digital assets may be brought. Additionally, due to lack of globally consistent treatment and regulation of digital assets, certain platforms located outside the United States may not be currently available to, or may in the future become unavailable to, certain persons or entities based on their country of domicile, including the United States. While we perform diligence on our counterparties and any digital asset trading platforms that we may use, it may be difficult, or even impossible, to sufficiently verify the ultimate ownership and control of a digital asset trading platform and other information for evaluating the risks associated with such counterparty or platform. Any of our digital assets that reside on a trading platform that shuts down may be permanently unrecoverable, misapplied or otherwise lost. Additionally, to the extent that the digital asset platforms representing a substantial portion of the trading volume in particular digital asset are involved in fraud or experience security failures or other operational issues, such failures may result in loss or less favorable prices of the digital assets and may adversely affect our business and our operations.

Our failure to safeguard and manage our customers’ fiat currencies and crypto assets could adversely impact our business, operating results, and financial condition.

We launched a non-fungible token (“NFT”) trading and community platform called the Lion NFT platform in the first quarter of 2022, and ceased the operations of the Lion NFT platform in the first quarter of 2023. We were dependent on our service providers’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets during our NFT operations. Although the Lion NFT platform did not provide digital wallet services to its users, the Lion NFT platform allowed its users to connect and link their own digital wallets, such as Metamask, to the Lion NFT platform, therefore, any failure by our service providers to maintain the necessary controls or to manage customers’ crypto assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of our and our service providers’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition. For NFTs held by users, we did not provide custody services either directly or indirectly, and neither we have control of these digital assets nor do we have any related liability. They were off-balance sheet in our financial statements. After we ceased our Lion NFT platform, the users cannot make any trade on the platform.

Our service providers, may deposit, transfer, and custody customer’s NFT in multiple jurisdictions. In each instance, the service providers are required to safeguard customers’ assets using high-level security standards applicable to service providers’ hot and cold wallet and storage systems, as well as our financial management systems. We believe our service providers have developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners, agents, or service providers, and improperly access, obtain, misuse customers’ crypto assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Additionally, transactions undertaken through our platform or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices.

We launched our NFT platform in January 2022 and ceased the operations in the first quarter of 2023.

In January 2022, we announced the launch of our NFT platform where collectors will be able to purchase MetaWords NFTs and resell the MetaWords NFTs and ceased operations in the first quarter of 2023. While NFTs and cryptocurrencies are similar in that both are based on blockchain technology, unlike cryptocurrency units, which are fungible, NFTs have unique identification codes and represent content on the blockchain. The record of ownership of the NFT, which establishes authenticity and may also carry other rights, cannot be duplicated.

The nature of many NFT transactions involve circumstances which present higher risks for potential violations, such as anonymity, subjective valuation, use of intermediaries, lack of transparency, and decentralization associated with blockchain technology. However, we required our users to provide their identity cards to verify their identities and citizenship at registration. In addition, the Commodity Futures Trading Commission has stated that cryptocurrencies, with which NFTs have some similarities, fall within the definition of “commodities.” If NFTs were deemed to be a commodity, NFT transactions could be subject to prohibitions on deceptive and manipulative trading or restrictions on manner of trading (e.g., on a registered derivatives exchange), depending on how the transaction is conducted. Moreover, if NFTs were deemed to be a “security,” it could raise federal and state securities law implications, including exemption or registration requirements for marketplaces for NFT transactions, sellers of NFTs, and the NFT transactions themselves, as well as liability issues, such as insider trading or material omissions or misstatements, among others. NFT transactions may also be subject to laws governing virtual currency or money transmission. For example, New York has legislation regarding the operation of virtual currency businesses. The Office of Foreign Assets Controls (“OFAC”) has signaled that sanctions could apply to digital transactions and has pursued enforcement actions involving cryptocurrencies and digital asset accounts. This could expose us to future allegations of violations of the Bank Secrecy Act, including any applicable KYC and Anti-Money Laundering laws and regulations (“AML”), or sanctions compliance obligations among others. In addition governmental agencies may seek to apply laws to our business that we believe are inapplicable, and may seek sanctions relating to our alleged failure to comply with those laws which would negatively impact our business. NFT transactions also raise issues regarding compliance with laws of foreign jurisdictions, many of which present complex compliance issues and may conflict with one another.  During the operations of Lion NFT platform, we established a IP blacklist to block the users from U.S. sanctioned countries and the U.S. and does not allow U.S. citizens or residents to open an account with us. Our launch and operation of our NFT platform (including our facilitation of transactions in BNB, in connection therewith) exposed us to the foregoing risks, among others, any of which could materially and adversely affect the success of our NFT platform and harm our business, financial condition, results of operations, reputation, and prospects, and we have ceased the operations of our NFT business in the first quarter of 2023.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a certain degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

Given the complexity of the crypto assets in the market, if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny and inquiries. It is possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Despite the conclusions we may draw based on our risk-based assessment regarding the likelihood of a particular crypto asset, all other crypto assets may be considered a ‘security’ under applicable laws.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have procedures to analyze whether crypto assets that we seek to facilitate trading on our platform could be deemed to be a “security” under applicable laws. Before we expanded our business into the NFT business, the management determined not to initiate any initial coin offering which is likely to be deemed as securities offering. The management also decided not to offer its NFTs to any U.S. persons and therefore, the company has established its KYC procedures and IP blacklist to avoid selling any NFTs to U.S. persons. Our policies and procedures do not constitute a legal standard, but rather represent a framework for our analysis, which permits us to make a risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a “security” under applicable laws. Because our NFTs issued on our Lion NFT platform were not registered with the SEC, we only permit trading on our core platform of those crypto assets for which we determine there are reasonably sound arguments to conclude that the crypto asset is not a security. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to crypto assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

There can be no assurances that we will properly characterize any given crypto asset as a security or non-security for purposes of determining whether our platform will support trading of the crypto asset, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that a supported crypto asset currently offered, sold, or traded on our platform is a security, we would not be able to offer such crypto asset for trading until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that an asset that we currently support for trading on our Lion NFT platform constitutes a security may also result in us determining that it is advisable to remove assets from our Lion NFT platform that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the crypto asset in compliance with the registration requirements, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that traded such supported crypto asset on our Lion NFT platform and suffered trading losses could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in the supported crypto asset other than via our licensed subsidiaries, which could negatively impact our business, operating results, and financial condition. Furthermore, if we remove any assets from trading on our platform, our decision may be unpopular with users and may reduce our ability to attract and retain customers, especially if such assets remain traded on unregulated exchanges, which includes many of our competitors.

The loss or destruction of any private keys required to access our digital assets may be irreversible. If we or any of our custodians are unable to access our private keys (whether due to a security incident or otherwise), it could cause direct financial loss, regulatory scrutiny, and reputational harm.

Digital assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the digital assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. To the extent that any of the private keys relating to any cold wallets containing our digital assets is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital assets held in the related wallet and, in most cases, the private key will not be capable of being restored. The loss or destruction of a private key required to access digital assets may be irreversible. Further, we cannot provide assurance that any wallet holding our digital assets, either maintained directly by us or by a custodian on our behalf, will not be hacked or compromised. Digital assets, related technologies, and digital asset service providers such as custodians and trading platforms have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. As such, any loss or misappropriation of the private keys used to control our digital assets due to a hack, employee or service provider misconduct or error, or other compromise by third parties could result in significant losses, hurt our brand and reputation, and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and adversely impact our business.

The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

On February 10, 2023, the Company received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per American Depositary Share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Company changed the ratio of the ADSs representing its Class A ordinary shares from one (1) ADS representing one (1) Class A ordinary shares to one (1) ADS representing fifty (50) Class A ordinary shares. The change of the ADS ratio became effective on July 13, 2023. On July 28, 2023, Nasdaq provided confirmation to the Company that its closing bid share price of the ADSs as of July 28, 2023 was above the Nasdaq’s minimum requirement of $1.00 per share. Accordingly, the Company is no longer considered below the $1 continued listing criterion of a minimum share price as set forth in Listing Rule 5550(a)(2) and has regained compliance on this matter.

On April 18, 2024, the Company received a written notification from Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per American Depositary Share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Company changed the ratio of the ADSs representing its Class A ordinary shares from one (1) ADS representing one (1) Class A ordinary shares to fifty (50) Class A ordinary shares representing 2,500 Class A ordinary shares. The change of the ADS ratio became effective on March 26, 2025. On April 11, 2025, Nasdaq provided confirmation to the Company that its closing bid share price of the ADSs as of April 11, 2025 was above the Nasdaq’s minimum requirement of $1.00 per share. Accordingly, the Company is no longer considered below the $1 continued listing criterion of a minimum share price as set forth in Listing Rule 5550(a)(2) and has regained compliance on this matter.

Our American Depositary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. Although we will use all reasonable efforts to achieve compliance with Nasdaq continued listing rules, there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria. The delisting of our American Depositary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

ITEM 4. INFORMATION ON THE COMPANY

A.	History and Development of the Company

Lion Group Holding Ltd. was incorporated under the laws of the Cayman Islands as an exempted company on February 11, 2020, solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Lion Group Holding Ltd. owned no material assets and did not operate any business. On June 16, 2020, we consummated the Business Combination pursuant to the terms of the Business Combination Agreement, upon which Lion Group Holding Ltd. became the ultimate parent company of Lion and it has no operating assets other than its ownership of interests in Lion.

In June 2015, Lion Financial Group Limited (previously known as BC Financial Holdings Limited) was incorporated under the laws of the British Virgin Islands, as a holding company of our businesses

In May 2016, Lion International Securities Group Limited, Lion Futures Limited, Lion Capital Management Limited, BC Wealth Management Limited and Lion Foreign Exchange Limited in Hong Kong, were incorporated, to engage in securities and futures brokerage business, asset management business and forex trading business, respectively.

In October 2014, BC Wealth Management Limited was incorporated in Hong Kong, through which we started to carry out our insurance brokerage business.

In February 2017, Lion Wealth Management Limited was incorporated under the laws of British Virgin Islands as a holding company of BC Wealth Management Limited.

In March 2017, Lion Brokers Limited was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Financial Group Limited.

In October 2018, Lion Wealth Limited was incorporated in Hong Kong as our Asia head office.

In June 2019, Lion Investment Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Capital Management Limited. As of the date of this annual report, we have not provided any financial services through this entity.

In July 2019, Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore. As of the date of this annual report, we have not provided financial services through this entity.

In December 2019, Lion Capital Management Limited was changed name to Lion Asset Management Limited.

In June 2020, we restructured pursuant to the Business Combination Agreement, by which Lion Group Holding Ltd. became our parent company and listed on Nasdaq.

In January 2021, the Proficient Alpha Acquisition Corp. was renamed to Lion Group North America Corp.

In April 2021, Lion Financial Group Limited acquired Lion Fintech Group Limited from Jian Wang. Lion Fintech Group Limited was incorporated under the laws of British Virgin Islands in February 2017, as a holding company of Royal Lion Investment Limited, a Cayman Islands company, in which we hold 70% voting rights of the shareholders. Royal Lion Middle East DMCC is a wholly-owned subsidiary of Royal Lion Investment Limited. As of the report date, both Royal Lion Investment Limited and Royal Lion Middle East DMCC are dormant.

In May 2021, Lion NFT Limited was incorporated under the laws of British Virgin Islands in which we hold 90% equity interest, as a holding company of Flying Lion Limited, a Cayman Islands company, in which we hold 70% equity interest through Lion NFT Limited. Flying Lion Lab is a team of independent contractors engaged by Flying Lion Limited and is the workshop which designs the NFT products. We conducted our NFT business through Lion NFT Limited. All the products designed by Flying Lion Lab are to be sold at Lion NFT Platform.

In May 2021, Lion Group (Hangzhou) Investment Limited was incorporated under the laws of PRC as a wholly owned subsidiary of Lion Wealth Limited, as a holding company of our investments in PRC. On September 28, 2023, LWL entered into a Share Transfer Agreement with a third party, pursuant to which LWL sold its 100% ownership in Lion Group (Hangzhou ).

In October 2021, Lion Metaverse Limited was incorporated under the laws of British Virgin Islands in which we hold 50% equity interest.

In December 2021, Lion Multi-Series Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Wealth Management Limited. As of the date of this annual report, we have not provided any financial services through this entity.

In February 2022, Lion Silver Capital Limited was incorporated under the laws of British Virgin Islands in which we hold 51% equity interest. As of the date of this annual report, we have not provided any financial services through this entity.

In June 2024, BC Wealth Management Limited, Lion Asset Management Limited and Lion Fintech Group Limited, along with its 70% interest in Royal Lion Investment Limited and 100% interest in Royal Lion Middle East DMCC were sold to third parties.

In July 2024, Lion Multi-Series Fund SPC and Lion Silver Capital Limited were disposed of.

As of the date of this annual report, we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China.

Our Current Corporate Structure in China

We sold our equity interests in Lion Group (Hangzhou) Investment Limited to a third party in September 2023. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which did not require contractual arrangements or variable interest entity, or VIE, to operate. After the sale of our equity interests in Lion Group (Hangzhou) Investment Limited, as of the date of this annual report, we do not have any we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China.

Corporate Information

Our principal executive office is 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693. The phone number is +65 8877 3871. Our website is https://ir.liongrouphl.com/.

SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website https://ir.liongrouphl.com/ The information contained on our website is not a part of this annual report.

B.	Business Overview

We are one of the few Chinese investor-focused trading platforms that offer a wide spectrum of products and services. Currently, our business lines include (i) total return swap (TRS) trading business, (ii) contracts for difference (CFD) trading services, (iii)  Over-The-Counter (“OTC”) stock options trading business, and (iv) futures and securities brokerage services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android, PC and Mac platforms. Our clients are mostly well-educated and affluent Chinese investors residing both inside and outside the PRC (excluding the United States).

Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), the Hong Kong Futures Exchange (HKFE) and Eurex Exchange (Eurex), as well as stocks listed on the New York Stock Exchange (NYSE), Nasdaq and Hong Kong Stock Exchange (HKSE), and PRC stocks listed on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) that are eligible for the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs (together, “Stock Connect”). In addition, our customers may also use our platform to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

Our financial performance decreased significantly from 2021 to 2022, as our revenue decreased significantly from US$25.0 million to a loss of US$2.5 million, respectively. We had a loss before income taxes of US$34.0 million in 2022 as compared to a loss before income taxes of US$0.8 million in 2021.

Our financial performance improved from 2022 to 2023, as our revenue increased from a loss of US$2.5 million to an income of US$21.1 million, respectively. We had a loss before income taxes of US$5.8 million in 2023 as compared to a loss before income taxes of US$34.0 million in 2022.

Our financial performance decreased significantly from 2023 to 2024, as our revenue decreased significantly from US$21.1 million to a loss of US$4.9 million, respectively. We had a loss before income taxes of US$27.6 million in 2024 as compared to a loss before income taxes of US$5.8 million in 2023.

Our Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

We are well positioned in a fast-growing trillion-dollar segment with substantial growth potential.

We are one of the few Chinese investor-focused trading platforms that provide a wide spectrum of product and service offerings. We believe our fast-growing trillion-dollar segment has substantial growth potential in the near term. The individual investable financial assets in China were US$21.4 trillion in 2019 and are expected to reach US$50.6 trillion in 2027, according to Ipsos in April 2023. The percentage of financial assets allocated to overseas investment by high net worth individuals Chinese citizens was 20% of their total financial assets in 2022, and Ipsos projects that overseas investments by the high net worth individuals Chinese citizens will gradually rise above 30%. With our existing leadership in this segment, we are well positioned to capture the opportunities arising from this growth.

We will be providing superior user experience to our clients through our industry-leading Internet platform.

We provide services through an industry-leading Internet platform accessible through our all-in-one Lion Brokers Pro app and a variety of apps available on iOS, Android and PC platforms. Our Lion Brokers app will allow users to remotely open accounts with our Cayman Islands licensed subsidiary and conveniently trade in a wide variety of derivative products. Our Lion Brokers app is designed to be secure and easy to use and will provide a superior user experience through fast and reliable order execution.

We offer a diversified product portfolio for trading in global financial markets.

Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the CME, SGX, HKFE and Eurex, as well as stocks listed on the NYSE, Nasdaq and the Hong Kong Stock Exchange, and PRC stocks listed on the SSE and SZSE that are eligible for Stock Connect. In addition, our customers may also use our platform to trade various derivative products, such as forex, commodities, futures, stock indices, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

We have an experienced management team supported by industry talents.

Our management team is led by our co-founder and chairman of the board, Mr. Chunning Wang, who has more than 15 years of experience in trading futures, securities and derivatives and dealing in interbank markets. Our core management team members have in aggregate more than 60 years of experience with conglomerates in the financial sector and fintech startups. Our management team is supported by a strong and talented team of experts in the financial and information technology industries. Our experienced management team and strong industry team enable us to drive innovation, improve our operational efficiency and expand our client base.

Our Strategies

We plan to implement the following strategies:

Strengthen our leading position in key markets and expand our demographic and geographic coverages in new markets.

We plan to strengthen our leading position in key markets, such as Greater China, by retaining active users, reactivating dormant accounts, obtaining new customers and enhancing service quality. We hope to increase our market share by penetrating into new geographic areas, such as Southeast Asia, though we currently have no specific plans to enter any new markets. We further intend to expand our user base from predominantly overseas Chinese to other ethnic groups through optimized digital marketing.

Enhance technological infrastructure and cybersecurity.

We expect to continue investing heavily in research and development to further improve our technology infrastructure and integrate different systems into our platform. Striving to provide our users with the most user-friendly interface and smooth transaction experience, we plan to optimize our trading system, increase system concurrent accesses, and enhance the system’s reliability and security. We also plan to expand the scope of cooperation with worldwide exchanges to provide our clients with more real-time, accurate and stable market quotation services. In addition, we plan to strengthen our cooperation with Microsoft Azure, making full use of the Microsoft Cloud infrastructure and security services and improve our system efficiency and cybersecurity.

Drive product innovation and explore other complementary services.

We are offering A-share (shares that denominated in Renminbi and traded in the SSE and SZSE) and Hong Kong stock basket linked TRS to our clients since early 2020. See “— Our Business Lines — TRS Trading Business.” Based on our analysis of our clients’ trading behavior and feedback, we expect to develop new derivative products to meet their shifting demands. We may also explore other complementary services, including CRM equipment and data services, overseas investment consulting services, deep financial technology development, digital asset management, industry research services, and overseas mergers and acquisitions.

Attract and retain key talent.

We believe that our employees are essential to our continued development. We strive to attract and retain talented individuals with management, financial and technological experience to our company with competitive compensation packages.

Our Business Lines

Our business lines include our (i) TRS trading business, (ii) CFD trading services, (iii) Over-The-Counter (“OTC”) stock options trading business, (iv)  futures and securities brokerage services, and (v) insurance brokerage services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android and PC platforms. See “Our Technology.” Our relevant subsidiaries possess a full securities investment business license in the Cayman Islands as relevant to acting as a broker dealer and market maker and various types of licenses to conduct our business in Hong Kong. See “Licenses”.

CFD Trading Services

We began our CFD trading services in May 2019. Our trading platform allows users to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets. Through our platform, users can buy and sell stock indices, including the Dow Jones Industrial Average, Hang Seng Index, Nikkei 225 and Standard & Poor’s 500, commodities, including gold, silver, copper, soy beans and crude oil (Brent and WTI), and 33 currency pairs, including EUR/USD, USD/JPY, GBP/USD and USD/CHF currency pairs. Our Cayman Islands subsidiary, Lion Brokers Limited, holds the CIMA Full Securities Investment Business License, which allows us to act as broker dealer and market maker in facilitating CFD trading in the Cayman Islands. All of our CFD trades are conducted on the platform of Lion Brokers Limited within the scope granted by the CIMA Full Securities Investment Business License.

For example in a forex trade in the spot market, a participant will simultaneously buy one currency and sell another, with the two currencies together referred to as a currency pair. The investor is speculating that one currency will appreciate in relation to the counter currency in the currency pair, and it will make a profit or suffer a loss depending on the difference between the exchange rates at which the investor opens and closes its position. In response to a request for a quotation, market makers will quote the bid and ask prices simultaneously and the client will decide whether to enter into a contract to buy (long) or sell (short) an asset at that price.

Our trading platform matches the client’s order request with the spot currency pairs offered by market makers. We do not normally intervene in the trade, other than to apply our mark-up, which is based on market conditions and risk exposure regardless of how a trade is executed or the client’s profitability. This same process is used when a client liquidates a position. Our platform processes the trade by applying a uniform spread to the mid-price calculated from the preferred data feed. Forex traders can also engage in customizable forward transactions or futures speculation prior to the expiration of currency futures contracts. In addition, traders can amplify their profits or losses by leveraging their trades, and we offer up to 100:1 leverage to certain of our clients. See “Risk Factors — Risks Related to Our Business and Industry — We may incur material trading losses from our market making activities.”

The diagram below illustrates the order execution process for our CFD trading business:

We facilitate a client’s CFD trading in three different ways.

1.	If the trade of a client can be used to naturally hedge against and offset the trades of another client, we will act as a market maker to offer liquidity and pricing for both clients. This type of transactions allows us to generate predictable revenues from commissions (other than forex transactions, for which we typically do not charge any commissions) without assuming any risks caused by market fluctuations. Less than half of our CFD trades in 2024 were of this type. We expect to have more frequent naturally hedged trades in the future as our user base grows and the number of transactions transacted over our platform increases.

2.	When an offsetting transaction from another client is not available, we may choose to act as a principal (i.e. market maker) to trade with the client. This type of transactions gives us the potential to generate significant revenues from trading profit if the market develops in favor of our position. Although we would assume risks caused by market fluctuations, our risk management system constantly monitors the market and limits our risk exposure. See “ Risk Management — Business Model Risk — Market Risk.” More than half of our CFD trades in 2024 were of this type.

3.	When an offsetting transaction from another client is not available, we may also act as a broker in arranging trades between the client and third-party market makers. We maintain cooperative relationships with established market makers and exchange’s clearing members, including international wholesale forex trading partners, which give us access to a pool of potential liquidity and ensure that we are able to execute our clients’ desired trades at competitive rates while hedging our net positions and limiting our exposure. This type of transaction allows us to transfer the risks associated with riskier trades to established market makers that have greater risk tolerance, although we would incur additional costs charged by our cooperative market makers. Less than half of our CFD trades in 2024 were of this type.

We generate CFD trading revenue from (i) commissions, (ii) bid/offer spreads, (iii) trading profit and (iv) difference in interest rates.

i.	We charge commissions for all CFD transactions, except for forex transactions. The amount of commissions we charge is largely based on the trading volume, with commission rates varying between US$2.25 to US$50 per lot, based on the per-lot value and the type of product traded, as well as discounts offered to different clients. For instance, our commission rates for stock indices, such as the Dow Jones Industrial Average and the Hang Seng Index, range from US$2.25 to US$50 per lot, while our commission rates for commodities, such as gold, soy beans and crude oil, range from US$3 to US$50 per lot.

ii.	We mark up the bid/offer spreads for CFD products on top of the prices offered by our clients, exchanges or third-party market makers, as the case may be. Our price mark-ups over the price offered by an exchange vary depending on the underlying product.

iii.	We act as a trading principal in certain derivative transactions by taking the position opposite to our clients. In such cases, we are exposed to changes in the value of the underlying product, and the clients’ losses are our gain.

iv.	We automatically roll-over currency positions each day and provide either a credit or debit for the interest rate difference between the two currencies in the pairs being held. The clients’ debits are our gains.

Our total CFD products trading volume in the years ended December 31, 2022, 2023 and 2024 was 116,607 lots, 703,764 lots, and 23,098 lots respectively. As of December 31, 2024, we had 1,545 CFD trading clients, most of which were retail investors.

TRS Trading Business

We also officially began offering total return swap (TRS) trading services to clients in July 2020 and expect it to a main growth driver in future years. We have entered into ISDA master agreements and related supplementary agreements with two of the top five swap traders in China. The top five swap traders in aggregate account for 89.4% of China’s swap trading in terms of addition of notional principal in 2021, according to Purple Tee. The top five swap traders are very selective in choosing business partners and have entered into ISDA master agreements with only a very limited number of companies.

We compiled and maintained a list of stock eligible for clients’ trading (called “Share Basket Report”). The list currently consists of the shares listed on Hong Kong Stock Exchange, shares listed on Shanghai Stock Exchange eligible for trading through northbound trading of Shanghai-Hong Kong Stock Connect and shares listed on Shen Zhen Stock Exchange eligible for trading through northbound trading of Shenzhen-Hong Kong Stock Connect as provided by the Hong Kong Exchanges and Clearing Limited from time to time (collectively “Stock Connect A Shares”). We selected certain eligible stock to include in the Share Basket Report based on certain criteria, such as market cap, daily average trading volume and financial performance etc.

When our clients placed an order for TRS trades on certain stock selected from the Share Basket Report, we placed the same order back-to-back with our TRS counterparties for execution. The clients are entitled for all the gains or losses and dividends arising from the underlying stock. We did not generate gains or losses from the clients’ trading positions. On the other hand, when the clients placed a trade order and made margin deposits with us, we provided them with leverage by borrowing funds from our counterparties. We charged our clients a higher interest rate and generated revenue from the interest spread.

We serve as a broker in clients’ TRS trades and the trades are executed over the counter. We recognized the receivables arising from the TRS trading service in an amount generally equal to the market value of the shares in the line item of “Receivables from broker-dealers and clearing organizations”. On the liabilities side, net loans borrowed from TRS counterparties are included in the line item of “payables to broker-dealers and clearing organizations”, and clients’ margin deposits and holding gains and losses on the underlying stock are included in the line item of “Payable to customers”.

The total rate of return of a portfolio of the underlying assets on which a swap is based may exhibit substantial volatility and may be positive or negative in any given period. In the event that the total rate of return is negative and Lion is receiving the total rate of return of that portfolio of underlying assets in its part of a swap agreement, we would be required to make a payment to our counterparty in addition to that required on the other part of the swap agreement. We closely monitor the market value fluctuation of the underlying shares in our clients’ trades and set our market risk limit in accordance with our risk management policies, and require additional margin from our clients when the risk is above our market risk limit.

Below is a diagram illustrating the Company’s TRS trading business:

Our TRS trading volume in the years ended December 31, 2022, 2023 and 2024 was US$484 million, US$580 million, and US$128 million respectively. As of December 31, 2023 and 2024, we had 384 and 316 TRS trading clients, respectively all of which were retail investors.

OTC Stock Options Trading Services

We started to sell over-the-counter (“OTC”) call options in April 2021. Since the fourth quarter of 2023, this business increased rapidly. The call option gives the holder the right, but not the obligation, to buy the underlying security at a predetermined price (strike price or exercise price) within a specific timeframe, ranges from 2 weeks to 6 months. The stocks underlying the call options issued are predominantly China A-Shares, stocks that are denominated in Renminbi and traded in Shanghai and Shenzhen Stock Exchanges in PRC. We serve as the counterparty to our customers in OTC stock options transactions. There are cases that we purchases the same call options back-to-back from the third party option issuers for offsetting. Upon signing the contract, the customers are required to pay the option premium to us. The Group generated trading gains or losses from the call options, consisting of the changes in fair value associated with the call options we sold to customers as well as the offsetting call options we purchased from third party option issuers.

The nominal value of OTC stock call options sold for the years ended December 31, 2022, 2023 and 2024 was $10.9 million, and $181.5 million, and $2,388.4 million respectively. As of December 31, 2023 and 2024, we had 37 and 317 OTC stock option trading clients, respectively all of which were retail investors.

Futures Brokerage Services

We began our futures brokerage services in March 2017. Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the CME, SGX, HKFE and Eurex. We cooperate with G. H. Financials (Hong Kong) Limited and INTL FCStone Limited, which are major service providers for global clearing solutions for exchange traded futures and options contracts, to execute and settle futures transactions. We charge commission fees to clients for trades made using our trading platform based on the number of contracts executed.

Our commission rate is US$1.20 - 40.00 per contract depending on the types of futures products, subject to various discounts that we offer. Our total number of executed futures contracts was 1,298,452 lots, 913,583 lots, and 246,159 lots in 2022, 2023, and 2024, respectively. Our futures brokerage service is primarily used by Chinese clients in Greater China and Southeast Asia, although it is available for users all over the world. As of December 31, 2023 and 2024, we had 188 and 202 futures trading accounts opened with our Hong Kong subsidiary, Lion Futures Limited, respectively most of which were retail investors.

Towards the end of December 2024, we decided to exit from the futures brokerage business and currently was in the process of ceasing such business.

Securities Brokerage Services

We began our securities brokerage services in November 2017. Our trading platform allows users to trade stocks listed on the NYSE, Nasdaq and the HKSE, as well as PRC stocks listed on the SSE and SZSE that are eligible for Stock Connect. We charge commission fees to clients for trades made using our trading platform based on the transaction amount, subject to a minimum charge per transaction. To better serve the individual needs of our clients, we vary the commissions we charge based on the types of products or services, eligibility for discounts and other factors.

The table below summarizes the current pricing of our securities brokerage services for securities traded on different stock exchanges.

Stock Exchanges on Which Securities are Traded	Our Pricing Terms	Other Fees and Expenses
Nasdaq and NYSE-Traded Stocks	Commissions: 0.2% of the transaction amount, subject to a minimum charge of US$20 per transaction	Applicable regulatory fees charged by SEC and transaction fees charged by other third-parties

HKEX-Traded Stocks	Commissions: 0.25% of the transaction amount, subject to a minimum charge of HK$100 (US $12.8) per transaction	Applicable transaction fees charged by HKEX, HKSFC, Computershare and stamp duty charged by the Hong Kong government

Shanghai-Hong Kong Stock Connect Stocks	Commissions: 0.01% of the transaction amount, subject to a minimum charge of RMB5 (US $0.7) per transaction	Applicable transaction fees charged by SSE, CSRC, Hong Kong and PRC clearing agencies, and stamp tax charged by the PRC government

Shenzhen-Hong Kong Stock Connect Stocks	Commission: 0.01% of the transaction amount, subject to a minimum charge of RMB5 (US$0.7) per transaction	Applicable transaction fees charged by SZSE, CRSC, Hong Kong and PRC clearing agencies, and stamp tax charged by the PRC government

Our securities brokerage service is primarily used by Chinese clients in Greater China and Southeast Asia, although it is available for users all over the world. As of December 31, 2023, there were 98 securities trading accounts opened on our platform, most of which were retail investors. In the second half of 2024, we returned to HKSFC the Type 1 License for Dealing in Securities, Type 4 License for Advising on Securities and Type 9 Asset Management possessed by Lion International Securities Group Limited.

Insurance Brokerage Services

We also engage in insurance brokerage services mainly for high-net-worth Chinese individuals purchasing insurance policies in Hong Kong. We focus on critical illness insurance and life insurance products, while also offering various other insurance products such as health insurance, savings insurance, annuity and mandatory provident fund pension scheme. Our insurance company partners include renowned multinational insurance companies such as Prudential, AIA, Manulife, MassMutual, BOC Life and AXA. Our clients, who largely rely on offline channels, are now also able to compare various insurance products through our all-in-one Lion Brokers Pro app that launched in April 2020 and sign the insurance policies during face-to-face meetings with our insurance agents located in Hong Kong.

We receive commissions from the insurance companies based on a percentage of the premium paid by insurance purchasers. We source some of our clients from referral agents located in major Chinese cities and we pay them referral fees that are usually a negotiated percentage of the insurance premium.

We generated commission income of US$0.5 million, and US$1.2 million, and US$0.5 million in the same periods, respectively. Our insurance commission income has decreased over the past few years largely due to a significant decrease in PRC residents purchasing insurance policies in Hong Kong. This is caused by more stringent enforcement of foreign exchange controls in China, such as more cumbersome procedures for PRC residents to convert Renminbi into U.S. dollars or Hong Kong dollars to pay insurance premiums in Hong Kong and the imposition of daily limits on electronic payments.

In June 2024, we sold our 100% interest in in BC Wealth Management Limited (“BCWM”) to a third party and exited from insurance brokerage business.

Our Technology

We strive to provide our users with a user-friendly interface, a smooth transaction experience and reliable functionalities. Over the past few years, we outsourced our research and development to a dedicated information technology team in Hangzhou, China, which has made great efforts in building an integrated trading platform and enhancing user experience. We provide our services through this integrated Internet platform, which is accessible by mobile apps and desktop apps. The mobile apps are easy to use and preferred by most users, while the desktop apps are designed for professional investors who prefer working on a larger interface.

User Interface

Mobile Apps

As of December 31, 2024, we had five mobile apps, including “Lion Brokers”, “MetaTrader”, “Lion International Transactions App 狮子国际交易宝” and “易星 Estar”, that allowed our users with different preferences to trade stocks, futures and CFDs in an efficient, secure, reliable and user-friendly manner. The table below sets forth our various apps and their respective products or service offerings and operating entities.

Mobile App/Tool	Products/Services	Operating Entity
“Lion Broker Elite”	TRS (Total Return Swap) Trading / OTC Option Trading	Lion Brokers Limited

“Lion Brokers”	CFD (Futures and Derivatives)	Lion Brokers Limited

“MetaTrader”	CFD (Foreign Exchange)	Lion Brokers Limited

“Lion International Transactions App 狮子国际交易宝”	Securities	Lion International Securities Group Limited

“易星Estar”	Futures	Lion Futures Limited

We have consolidated “Lion Brokers” and “MetaTrader” into an all-in-one Lion Brokers Pro app, which launched in April 2020, and allow users to remotely open accounts with our Cayman Islands licensed subsidiary and trade all of the products that are carried by our Hong Kong and Cayman licensed subsidiaries. The original mobile apps “Lion Brokers” and “MetaTrader” will gradually be phased out once most users transition to the new Lion Brokers Pro app, which is still being improved. The mobile apps “狮子国际交易宝” and “易星 Estar” will remain available for users who wish to maintain their securities and futures brokerage trading accounts in Hong Kong.

The modern and integrated interface of our all-in-one Lion Brokers Pro app will provide a straightforward and inviting user experience, that we believe will differentiate us from many other trading platforms whose interfaces are often cumbersome and disjointed. The user interface of our all-in-one Lion Brokers Pro app contains five major tabs: home, quotes, watchlists, trading and me.

Home. The home tab (which is demonstrated in the graphic above) contains quick access to different products such as securities, futures, derivatives, funds and insurance, as well as popular functions such as account opening, fund deposit and rewards shopping mall. This tab also contains aggregated investment-related news feeds and educational sources for the users that are from our media partners, contributing authors and in-house editors.

Quotes. The quotes tab streams the current market information for various investment products, such as real-time prices and trading volume for stocks and futures, contract terms and deposit requirements for futures, bid and ask prices for currency derivatives, and net value of funds.

Watchlists. The watchlists tab contains real-time prices, historical prices, company profiles, business news and third-party analysis for the particular investment products that the users select.

Trading. The trading tab enables our clients to place orders fast and conveniently. Our clients can place several types of orders, such as conditional order, limited price order, market order, and follow bid/ask order. We also allow our clients to trade NYSE and NASDAQ-listed securities during pre-market and post-market hours.

Me. The me tab allows users to review and revise their personal information, manage their funds, access the account statements and communicate with client representatives.

Desktop Apps

We offer corresponding Windows versions of our mobile apps and are developing Mac-OS versions of these apps. These desktop apps allow professional users to view market information and trade stocks, futures and CFDs on larger screens.

Back End System

Our mobile apps and desktop apps all interact with our back end system, which is an integrated infrastructure supporting a wide variety of functions, including account opening and management, market updates, order routing, securities trading and risk management. Our back end system contains multiple servers designated for different usages, such as stock quotes, order placing and risk alerts. These servers are also connected with public and private cloud services such as Alibaba Cloud and Azure, as well as with external databases such as those of major stock exchanges. Our back-end system, which employs big data, high-speed instant cache and distributed ledger technologies, features the following advantages.

●	Extreme Speed Trading. We limit the system delay time of the trading process (from the receipt of order from the client to submission of the order) to within 10 milliseconds. Our system retrieves real-time data from external databases, including major stock exchanges, in a matter of milliseconds. This reduces end-to-end latency and provides our clients with a smooth and reliable transaction experience, and also gives our market making business a significant advantage over many of our competitors.

●	High Concurrency. We are able to support millions of simultaneous online users and can process more than 10,000 transactions per second. With a modular architecture, our platform can easily expand as data storage requirements and client visits increase.

●	Consistent Availability. We support 24-7 trading through our micro service infrastructure and distributed cluster deployment (virtually or geographically separated system).

●	High Sensitivity. We monitor risks on a real time basis and respond to issues with client accounts promptly. We can stop trading gains or losses within seconds.

●	High Security. We have designed our data security system in accordance with PRC National Information System Protection Standards. Our system can discover major security loopholes, resist sophisticated malicious attacks and protect against natural disasters, and it can also recover most functionalities after damage. We employ a distributed infrastructure as the foundation of our trading system, which includes a number of isolated servers with intensive security protocols. We maintain an advanced cyber security system to monitor and manage the traffic to our platform on a real-time basis. Our system is designed to automatically detect suspicious activities and automatically send an alert to our IT team. Our system also features strong encryption and two-factor authentication, in addition to disaster recovery and business continuity plans.

Our Blockchain Technology

We have ceased the operations of Lion NFT platform in the first quarter of 2023. Before we ceased the operation, our Lion NFT Platform was a decentralized marketplace for trading and exchange of NFTs, including the MetaWords. The NFT smart contracts are deployed on Binance Smart Chain (“BSC”), which is compatible with Ethereum. The smart contracts are based on the ERC721 and ERC1155 protocol, which contains the functions of selling and auction and adds the fee collection model. The Lion NFT Platform is connected with our KYC system, which allow us to verify the identity of the users before they trade in Lion NFT Platform.

Risk Management

Our business activities expose us to various risks, including regulatory environment risk, commercial risk, business model risk and operational risk. Risk management is critical to our business operations. We have put in place procedures and controls to identify, measure and manage each of these risks. We have established a risk management team, comprised of five members, which meets at least once every month to review our risk management status.

Regulatory Environment Risk

We operate in highly regulated industries across multiple jurisdictions. Regulatory environment risk is the risk that the regulatory environment in any of the jurisdictions in which we operate will change in a way that is materially detrimental to our business. We (in particular, Lion Brokers Limited) are regulated by the Cayman Islands Monetary Authorities (CIMA) in the Cayman Islands, the Hong Kong Securities and Futures Commission (HKSFC), the Hong Kong Insurance Authority and Hong Kong Customs and Excise Department in Hong Kong, and the Monetary Authority of Singapore. See “Compliance.”

Change of Regulations

The regulatory environment is constantly evolving, and different regulators may introduce new regulations or modify existing requirements. For instance, CIMA is contemplating to impose additional restrictions on market making activities and as a result, we may need to change our transactional procedures to comply with the new requirements. It is also possible that regulators will increase the capital and liquidity requirements or roll out other financial ratio requirements. The changing regulatory environment may subject us to heavier financial burden and cause adverse effects on our results of operations. We strive to maintain close relationships with regulators and actively seek conversation with them in an effort to keep abreast of impending regulatory developments.

Change of Tax Treatment

The evolving tax regimes in the various jurisdictions where we operate may change the basis on which we are taxed. We also face the risk of additional taxes, such as the financial transaction tax, which if imposed could severely impact the economics of trading. We may need to re-examine the various types of trades of our clients in order to cope with the tax-related risks.

Commercial Risk

We define commercial risk as the risk that our performance is affected by commercial factors, such as business strategies, market conditions, competition and supplier restrictions.

Business Strategy Risk

We face the risk of failure to formulate or implement an appropriate business strategy. Our board is responsible for formulating our global business strategies, while our senior management is responsible for implementing such strategies. Our board evaluates macro-economic conditions in key jurisdictions, such as the United States, the PRC, the Cayman Islands, Hong Kong and Singapore and formulates strategic plans accordingly. Our senior management initiates strategic movement and convenes regularly to discuss the ongoing implementation of such strategies. For instance, considering stable political policies, economic growth and social environment, along with a low tax rate in Singapore, we relocated our headquarters to Singapore in March 2022. We carefully review the performance of each of our business lines and decide which segment or area we will continue to invest in. We also engage external consultants with proper expertise to assist with our strategic planning and market research.

Market Condition Risk

Our futures, securities and CFD products trading clients may be sensitive to adverse market conditions. Our ability to attract new clients and the willingness of our clients to trade partially depend on the level of trading opportunities that our clients perceive to be available to them in the markets. Our revenue stream could therefore be affected by market conditions.

We constantly monitor market conditions and our clients’ sensitivity towards the changing market conditions through a detailed review of daily revenue analysis reports, monthly financial information and other key performance indicators. When market conditions become adverse, our risk management team may call a meeting to discuss our strategies as necessary. We mitigate the market condition risk by regularly forecasting market developments and managing our financial performance.

Competition Risk

We mainly operate in the online futures and securities brokerage market and CFD trading market for global Chinese investors, which are both highly competitive and rapidly evolving. See “Competition.” We may lose our clients if there are new or existing competitors offering more attractive products, services or pricing. We pay close attention to our competitors’ activities and performance and ensure that our product offerings and pricing remain attractive to the clients.

Supplier Restriction Risk

Our business operations depend on a variety of services from third parties including banks, brokers, stock exchanges, information technology service providers and electronic payment service providers. For instance, in providing certain of our CFD trading services, we rely heavily on a small number of established third-party market makers. If any third party that we rely on ceases its cooperation with us, we may be unable to execute certain trades and our results of operations will be materially and adversely affected. We regularly interact with our suppliers and strive to maintain cooperative relationships with them. We also periodically review engagements with major suppliers to make sure the terms are satisfactory to both sides.

Business Model Risk

We define business model risk as the risk arising from the nature of our business and the way we conduct business. Our business model risk includes market risk, credit risk, liquidity risk and capital adequacy risk.

Market Risk

When we facilitate instant execution of client trades, we may be subject to market risk if the trade of one client cannot be naturally offset by the trade of another client, in which case we may act as a principal in trading with the client and take a position. We constantly monitor our exposure to the market against our pre-determined market risk limit. When our exposure exceeds the limit, we hedge our position to bring our exposure back to the limit. The market risk limit represents the maximum (long or short) net exposure we will hold without any hedging. In accordance with the methodology in our risk management policy, we set our market risk limit based on our risk appetite with reference to the expected liquidity and volatility of the underlying financial products, aiming to achieve an optimal balance among facilitating client’s trades, controlling our cost of hedging and maximizing our daily revenue.

We may also be subject to residual market risk caused by market gaps, which may occur when a product price changes suddenly in a single large movement, often at the opening of a trading day, rather than in small incremental steps. In this situation, we may have difficulty adjusting our hedging in a timely manner and thereby incur a potential loss. We conduct regular scenario-based stress tests that analyze the impact of potential market gap events and take preventive actions to mitigate the impact caused by residual market risk.

Credit Risk

We have a credit risk management system in place to evaluate our credit risk. We regularly review our credit policies and set appropriate credit limits for our clients. In determining the credit limit of a particular client, we consider its investment pattern, the history of its daily closing positions, the types of products it has previously invested in and the security it has placed with us. We only allow a client to place purchase orders within its trading limit using cash deposited in its designated account with us. We require the client selling shares to provide necessary documents evidencing that the shares are deposited with a securities clearing and settlement system of a recognized securities exchange.

We set pre-trade quantity limits and price collars on individual orders. Our system will detect and reject orders that exceed the specified quantity limits or fall outside of the current acceptable price range. We also impose intra-day net long or short position limits on our clients to prevent their accumulated positions from exceeding the clearing company’s financially comfortable levels, as well as to halt potentially errant algorithms.

We also measure the pre-settlement credit exposure and the settlement risk of all our clients to manage our overall credit exposure. We take into account the number of clients with open positions, the products for which clients have open positions, the concentration of open positions on any given securities and other relevant factual circumstances. Whenever our overall pre-settlement credit exposure is unusually high on any given day, we investigate the causes and may reduce the limit on each client in order to control our overall credit exposure.

We have forced liquidation policies for our clients. For futures trading, we force clients to liquidate when their equity to occupied margin ratio falls below 80%; for CFD trading, we force clients to liquidate when their net worth to occupied margin ratio falls below 50%.

Liquidity Risk

We closely monitor our liquidity position. Our account department prepares a daily cash position summary and our directors and senior management review this summary to ensure that there are no cash flow mis-matches. We may arrange for credit facilities when necessary.

Capital Adequacy Risk

We operate in highly regulated industries across multiple jurisdictions including the Cayman Islands and Hong Kong. We are required to hold sufficient regulatory capital at both group and individual entity level to cover our risk exposures, among other financial obligations imposed by regulatory authorities. We are required to at all times hold sufficient capital to meet regulatory requirements in all relevant jurisdictions. We assess our capital requirements through financial projections and stress tests frequently. We also check internal warning indicators and timely escalate potential capital inadequacy to our senior management for prompt preventive or remedial action.

Operational Risk

We define operational risk as the risk of loss resulted from operational matters, such as failure of technology systems, fraud, and human error. We regularly review our operations to ensure that our operational risk is properly managed.

Technology Risk

Our electronic trading system applies various pre-order checks, such as a “fat finger” check that examines the notional value, per order quantity and price validation. Our system also checks order frequency, max net position on each instrument and max number of open orders per instrument, and automatically rejects orders if our preset limits are exceeded.

We have set up and implemented contingency plans to ensure business continuity during interruptive events. In case our main trading system is down, the control can be switched to the backup system almost instantaneously to continue trading and position monitoring. All of our electronic databases are backed up and kept in a virus-free environment.

People Risk

People risk is the risk of loss caused by employees, whether intentionally or negligently, such as employee fraud, error or omission, or involving employees, such as labor disputes, health and safety issues, and human resource practices. We strive to create an employee-friendly working environment to retain talents and impose procedural controls to prevent the violation of work ethics.

Our Clients and Users

Our Trading Platform

Our clients are mostly well-educated and affluent Chinese investors living in or outside the PRC. These individuals are usually sophisticated investors with relatively high risk tolerance.

We have experienced significant growth in the number of clients in the past few years. Our total revenue-generating client accounts increased from 1,722 as of December 31, 2017 to 2,063 as of December 31, 2024. As of December 31, 2024, we had 2,063 active revenue-generating accounts in total, including 202 accounts for futures trading, 1,545 accounts for CFD trading, 316 accounts for TRS trading, and 317 accounts for OTC options trading.

Our Lion NFT Platform

We have ceased the operations of Lion NFT platform in the first quarter of 2023. Before we ceased the operation, the Lion NFT platform had 198 verified users.

Marketing

To attract clients, we conduct marketing mainly through search engines, social media, app stores and third-party websites. These various online resources detect potential clients and display our logo, name, hyperlink to our website and QR code for our apps. For these services, we contract with advertisement placement agencies and pay them on a monthly or quarterly basis. We may also use traditional marketing channels, such as participating industry exhibits organized by industry associations or media in large Chinese population centers including Shanghai, Shenzhen and Taipei.

Client Services

Our client service team strives to respond to our clients’ inquiries promptly in accordance with our procedures. If any of our staff member receives a complaint, whether oral or in writing, from the client or other third parties, the staff member must immediately notify our compliance with details of the complaint. When possible, our compliance officer will respond to the complainant on the same day as the complaint is made, and then explore with staff members the validity of and reasons for the complaint. In each case, we will respond to the complaint with a clear explanation and take all appropriate steps to remedy the situation.

Intellectual Property

We rely on a combination of trademarks, software copyrights and trade secrets, as well as confidentiality procedures and contractual provisions with our employees and others, to protect our intellectual properties. As of December 31, 2024, we had obtained one trademark in Singapore and one in Hong Kong, and acquired 11 copyrights related to our trading software programs. Our intellectual properties are essential for us to establish our brand recognition, enhance our reputation and distinguish our services from the competitors in the market. As our brand name becomes increasingly recognized among the general public, we will further enhance the protection of our intellectual properties.

Competition

Our Trading Platform

We mainly operate in the online CFD trading market and the futures and securities brokerage market and for global Chinese investors, which are both highly competitive and rapidly evolving. Our primary competitors are CMC Markets, IG, Forex.com and Interactive Broker in the CFD trading market, and Tiger Securities and Futu Holdings Ltd in the online futures and securities brokerage market for global Chinese investors. Although some of our competitors may have greater financial resources or a larger client base than we do, we believe that our full service licenses, strong brand name, diverse service offerings, efficient trade execution, smooth capital flows and advanced technology infrastructure together make us one of the top performers in this market.

Our Lion NFT Platform

We created and minted the MetaWords NFTs by converting Xu Bing’s characters in his artwork Book from the Ground and sold MetaWords NFTs to the NFT collectors. The deployment at BSC charges a lower gas fee for our users when compared to other NFT projects deployed at Ethereum.

Employees

We had a total of 25 employees in Hong Kong and Singapore as of December 31, 2024. We enter into individual employment contracts with selected employees to cover matters including non-competition and confidentiality arrangements. Our employees’ remuneration packages generally include salary, bonus and social security benefits in accordance with all applicable laws and regulations.

Facilities

Our headquarters are located in Singapore, where we leased one principal executive office. We also have offices in Hong Kong and the Cayman Islands. All of our offices are leased from independent third parties. As of December 31, 2024, our leased office space was 3,508 square feet in aggregate, including 2,297 square feet in Hong Kong, 1,175 square feet in Singapore and 36 square feet in the Cayman Islands. We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Seasonality

While seasonal fluctuations are not likely to affect our business in the future, historically, we have experienced fluctuations based on trading volume of our key clients, see “Item 3. Key Information –D. Risk Factor – We derived a substantial portion of revenue from a small number of key clients.” Our revenue also depend substantially on our client’s trading volume, which are influenced by the general trading activities of the market, see “Item 3. Key Information –D. Risk Factor – Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.”

Insurance

We maintain business interruption insurance for equipment and data processing devices, professional indemnity insurance and directors’ and officers’ liability insurance. We also maintain proper insurances required by the Securities Investment Business Act (SIBA) of the Cayman Islands and the regulations promulgated under the SIBA. Our directors consider that the insurance policies we carry are adequate for our business operations and in line with customary industry practice.

Licenses

We must obtain various licenses to conduct our business. The table below sets forth the licenses we possess in the Cayman Islands and Hong Kong.

Jurisdiction	License Type	Entity Name
Cayman Islands	CIMA Full Securities Investment Business License(1) (as relevant to broker dealer and market maker)	Lion Brokers Limited

Hong Kong	HKSFC Type 2 License for Dealing in Futures Contracts	Lion Futures Limited
	HKSFC Type 5 License for Advising on Futures Contracts	Lion Futures Limited

Singapore	Capital Markets Services (CMS) License	Lion International Financial (Singapore) Pte. Ltd.

(1)	Only includes regulatory permissions to act as a “broker dealer” and “market maker”.

Compliance

We operate in highly-regulated industries and must comply with all applicable regulatory requirements in the jurisdictions in which we operate. We (in particular Lion Brokers Limited) are regulated by the CIMA in the Cayman Islands, and the HKSFC. We (in particular Lion Brokers Limited) must submit annual audit reports to the CIMA and HKSFC and are subject to their periodic inspections. We have not been subject to any other administrative penalty or fine that, individually or in the aggregate, in the opinion of our management, would be reasonably expected to have a material adverse effect on our results of operations or financial condition. In June 2024, BC Wealth Management Limited and Lion Asset Management Limited were sold to third parties. As a result, we are no longer regulated by the Hong Kong Insurance Authority and Hong Kong Customs and Excise Department in Hong Kong.

While our directors are ultimately responsible for supervising our compliance, our compliance officer is responsible for continually monitoring our compliance status and implementing compliance policies. We maintain a compliance manual, which contains detailed procedures for corporate government, know-your-client (KYC), trade execution, records keeping, anti-money laundering (AML), and risk management, among others. We provide training to our employees and require them to strictly adhere to our compliance manual. We have also adopted specific compliance measures for KYC, asset protection, insurance, and back office and accounting.

KYC

We employ various measures to ascertain the identity and understand the background of each of our prospective clients before establishing business relationships with them. These measures include, among others, checking potential clients, passports or identity cards, maintaining a robust file management system in which client files are retained and corresponding reference numbers and relevant details are recorded to the extent practicable, interviewing prospective clients personally as appropriate and needed and verifying the identities of the directors or partners of our prospective institutional clients. To reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us. We have two separate teams conduct our KYC procedure on new clients’ backgrounds and identify manually and will reject all account applications if there is any U.S. exposure. However, our KYC procedures may not be able to effectively identify all U.S. citizens and residents at all time. See “Risk Factors — Risks Related to Our Business and Industry — We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.” In addition, anonymous accounts are generally not allowed to be opened, heightened scrutiny measures are imposed on accounts opened on behalf of third parties and additional verification measures are conducted before we accept third party payments against the accounts of our clients. Besides that, we have explicitly excluded the U.S. market and the U.S. residents from our scope of business and services at the application of CIMA Full Securities Investment Business License with the CIMA. We shall reapply the CIMA Full Securities Investment Business License with the CIMA provided that we have any change in our business scope.

We also use the GRADA Platform to facilitate our AML compliance process. The GRADA Platform was developed by Global Risk and Data Authority Ltd. and is a simple online solution for financial service providers to address complex issues relating to AML and other global compliance and regulatory initiatives. The GRADA platform integrates with third party confirmation service providers to crosscheck and ensure the authenticity of the documentation provided, and we ask our clients to upload their information and relevant materials onto the GRADA platform for verification and validation. The GRADA Platform will then assess the risk level of the prospective clients opening an account with us and sort them into high-risk, medium-risk or low-risk clients based on the information in their database. The applications from prospective clients in the low-risk or medium-risk categories will be approved automatically, while additional procedures, including human intervention, will be carried out before applications from prospective clients in the high-risk category can be approved.

Asset Protection

We have comprehensive procedures in place to properly safeguard our clients’ assets that are in our possession. For example, we arrange for a custodian to manage our clients’ assets in segregated accounts, and strict guidelines are required to be followed every time a client’s money flows into or out of the segregated accounts. Such transactions take place in a manner that is in accordance with the authority and the specific instructions our clients give us. We will not deploy a client’s money in any way that will be deemed unconscionable, and we are prohibited from paying any client’s money to any of our officers, employees or related parties.

Back Office and Accounting

We reconcile all account balances of our general ledger accounting system to those on the stockbroker management system, perform procedures to ensure the total amount from all pay-in slips match with the total amount deposited into the bank and clear any errors identified on a daily basis. Our senior staff members also conduct regular reconciliation of our internal records to those kept by other third parties, such as clearing houses and our counterparties, to identify and resolve any possible accounting issues.

Data Privacy

We collect certain personal data from our customers in connection with our business and operations and may be subject to data privacy laws in various jurisdictions such as the Cayman Islands, Hong Kong and the PRC. The relevant data privacy laws may require the data owner to consent to the data collection and agree to its usage. When a customer registers an account on our online portal, they are required to confirm that they have read and agreed to the terms and conditions of the portal, including the terms set out in our data privacy statement. Our data privacy statement states that the personal data being collected can be used for purposes of data analysis and supporting us to develop and to improve our products. We believe that we are in compliance with all relevant laws and regulations in all material respects with respect to data privacy.

Legal Proceedings

As the date of this annual report, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.

Regulations

We are subject to laws and regulations in the jurisdictions where we conduct our business. The following is a summary of certain rules and regulations that significantly affect our current business activities.

Cayman Islands

Securities Investment Business Act (2020) of the Cayman Islands (as amended from time to time, SIBA)

Lion Brokers Limited (LBL), an exempted company incorporated under the laws of the Cayman Islands, conducts market-making and broker dealer activities in relation to securities including contracts for differences. As such activities constitute “securities investment businesses” in particular, dealing in securities under SIBA, LBL is subject to the licensing requirements under SIBA and on 23 August 2018 LBL received from the CIMA a full license to conduct broker dealer and market maker businesses. LBL must submit an annual renewal fee for the licenses (US$9,756.10 for broker-dealer and US$9,756.10 for market maker) by 15 January of each year.

A licensed company is subject to various requirements in SIBA, the regulations promulgated under SIBA and any statement of guidance issued by CIMA (or such other Cayman Islands competent authority) as relevant to financial services business and any condition that may be placed on the SIBA license at the time the entity is licensed by CIMA.

Among other things, any issue or transfer of shares or any change to the underlying beneficial owners of a licensed company must receive CIMA’s prior approval. However, CIMA may exempt from this requirement a licensed company whose shares are publicly traded on a recognized securities exchange, subject to certain conditions.

A licensee must have its accounts audited annually or at such other time as CIMA may require by an auditor approved by CIMA. Within 6 months of the end of a licensee’s financial year, the licensee must submit its audited accounts for the financial year to CIMA along with a certificate of compliance with provisions of SIBA and any regulations made under SIBA and the Monetary Authority Act (2020 Revision) of the Cayman Islands, signed by the licensee or a director of the licensee (if it is a company). A person who signs such certificate knowing or believing that such certificate is false commits an offence and is liable on summary conviction to a fine of US$ 6,097.56 and such person (a) may have his/her license or the license held by the company of which he/she is a director revoked; and (b) may not be granted a further license, nor be permitted to be a director of a licensed company.

A licensed company cannot change its auditor without CIMA’s prior written approval and the licensed company shall explain the circumstances giving rise to such change prior to such approval being given.

A licensed company must have at least 2 natural directors. No change of directors or senior officers can be made without CIMA’s prior written approval. Any director or senior officer convicted in any country of an offence involving dishonesty must be removed upon conviction.

A licensed company cannot open a subsidiary, branch, agency or representative office outside the Cayman Islands or change its name without CIMA’s prior written approval. A licensed company must notify CIMA immediately of any change of its business address.

A licensed company must separately account for the funds and property of each client and its own funds and property.

Under the Securities Investment Business (Conduct of Business) Regulations, 2003 promulgated under SIBA (the Conduct Regulations), a licensed company must, among other things, comply with the following requirements.

General

Maintenance of insurance. A licensed company must at all times maintain insurance to cover professional indemnity, professional liability of senior officers and corporate secretaries and business interruption. Details of the insurance must be filed with CIMA before renewal of the license.

Disclosure of regulator. A licensed company must disclose the fact that it is regulated by CIMA in all correspondence, advertisements and other documents relating to its securities investment business.

Conduct of senior officers and employees. Each senior officer and employee of a licensed company must enter into a written undertaking to observe the relevant requirements in the Conduct Regulations relating to dealing with their own account.

Gifts. A licensed company must establish and maintain compliance procedures designed to ensure that no senior officer accepts any gift or inducement that is likely to conflict with his/her duties to any client.

Record keeping. A licensed company must maintain sufficient records in relation to advertisements, clients, senior officers and employees, the company itself and securities investment business transactions for at least 5 years from the relevant date.

Notification. A licensed company must notify CIMA immediately in writing of any matter material to CIMA’s supervision of the company including and not limited to a petition for winding up, investigation by other regulatory authorities and fraud involving a senior officer.

Advertising

The contents and format of the advertisement directed at private clients (i.e. persons who are not a licensed company’s market counterparties or professional clients) must comply with certain specific requirements as stipulated in the Conduct Regulations. A “professional client” is defined under the Conduct Regulations to include (a) a public authority; (b) a securities investment business intermediary; (c) a person regulated by CIMA or a recognised regulatory authority of another jurisdiction; (d) a person (other than individuals) with total assets of not less than US$4,878,049; (e) an unregulated mutual fund; (f) a person whose securities are listed on recognised securities exchanges; or (g) a private client classified as a professional client under the Conduct Regulations (e.g. certain high net worth individuals or sophisticated persons whom a licensee may classify as professional clients if certain conditions are met including the client’s informed consent to being so classified). A “market counterparty” means (a) a government; (b) a central bank or other national monetary authority; (c) a supranational; (d) a state investment or public debt management body; or (e) a professional client where classified as a market counterparty under the relevant provisions of the Conduct Regulations.

Standards for Dealing with Clients

Required standards. A licensed company must act in accordance with the standards stipulated in the Conduct Regulations, including high standards of market conduct, integrity and fair dealing, due skill, care and diligence in providing any service, timely and sufficient disclosure, the duty to treat clients fairly in conflict of interests and the duty to take reasonable steps to ensure that, in relation to a private client, any investment strategy recommended to or executed for the client is suitable (except for execution-only services).

Classification of clients. The classification of an individual as a professional client and the classification of a professional client as a market counterparty is subject to certain conditions as set out in the Conduct Regulations. Classifications relating to professional client and market counterparty must be reviewed at least annually to ensure that the classifications remain appropriate.

Lending to private clients. A licensed company should not knowingly lend money to private clients unless certain conditions are met (e.g. assessment of client’s financial standing and client consent).

Client agreement. A licensed company must have a written agreement with each client, which shall include certain items stipulated in the Conduct Regulations (e.g. nature of services, fee calculation and handling of client money etc.). The agreement relating to a contingent liability investment for a private client and the agreement for discretionary portfolio management shall include additional items (e.g. minimum margin or extent of discretion, as applicable).

Contract note. After each transaction, a licensed company must send the client a contract note (unless the client has requested in writing that it should not be issued) with essential features of the transaction.

Complaints procedure. A licensed company must have an effective system to handle complaints, under which the relevant records (including a central register) are kept and all complaints are responded to within 14 days.

Access to records. During the statutory period during which a licensed company must keep records, a licensed company shall make available to any client within a reasonable period of time upon request the relevant records relating to that client which a licensed company has sent or is required to send to that client under the regulations and correspondence received from that client.

Periodic statements. If it manages a portfolio for a client, a licensed company shall provide the client with a written statement, (i) annually at the request of the client unless (iii) applies; (ii) quarterly unless (i) or (iii) applies; or (iii) monthly if the portfolio has an uncovered position in a contingent liability investment. The statement must contain adequate information on the value and composition of the portfolio as at the end of the period covered by the statement.

Client Asset and Money

Records relating to collateral. If a licensed company has exercised the right to treat collateral assets as its own, it must maintain adequate records to enable it to meet any future obligations including the return of equivalent assets to the client.

 Custody of assets. Where client assets are held by a custodian, a licensed company shall ensure that the custodian’s records clearly show that the assets belong to the client. A licensed company must effect appropriate registration or recording of legal title to client assets and ensure that the arrangements for physical custody of documents of title are appropriate to the value and risk of loss of the assets.

Stock lending. A licensed company shall not engage in stock lending with or for a private client or professional client unless the activity is covered in the appropriate client agreement.

Reconciliation. A licensed company shall perform a reconciliation every five weeks or every six months with CIMA’s permission of its records of client assets which are not in its physical custody, with statements from the custodians of such assets.

Further reconciliation. A licensed company shall, every six months, carry out a count of all client assets it physically holds and a reconciliation with its records of such holdings; and a reconciliation between its records of holdings of client assets and the records of the location of such holdings. The reconciliation shall be performed by the total count method or another method approved by CIMA.

Correction of discrepancies. A licensed company shall promptly correct any discrepancies revealed by reconciliations or provide unreconciled shortfall for which there are reasonable grounds for including that the licensed company is responsible.

Client statements. A licensed company shall as often as necessary or on at least one date during its financial year and not less than 6 months after the previous statement date, provide all active clients within 5 weeks of the date as at which the statement is made with a statement listing all clients assets for which a licensed company is responsible. Such statement shall identify separately assets registered in the client’s name; identify separately client assets being used as collateral; show the market value of the collateral as at that date; and in respect of a private client, base the statement on either the trade date or the settlement date and notify the client which basis has been used. The statement should include client money unless a licensed company provides this information in a separate statement within 1 month.

Client bank accounts. A licensed company, upon receipt of client money, shall either pay it into a client bank account as soon as possible and in any event no later than the next business day or pay it out properly. A licensed company shall take reasonable steps to confirm that the banks used for client bank accounts remain appropriate no less than once a year.

Holding client money with group company. If a licensed company holds client money with a bank that is a group company, it shall disclose such fact and the name of the bank to the client. If the client does not want this arrangement, a licensed company must either deposit the client money with another bank or return the money to the client.

Transfer client money to a securities investment business intermediary. This is allowed for the purpose of a transaction through that intermediary or meeting a collateral obligation, provided that in the case of a private client a licensed company must notify the client.

Confirmation from banks. A licensed company shall ensure that the approved bank at which client money is held confirms in the custody agreement or otherwise in writing that such money is held by a licensed company as trustee and that the bank shall not combine any money in such account with any other account of the licensed company or exercise any lien or similar right against a client bank account in respect of any debt owed by the licensed company.

Reconciliation of client money balances. A licensed company shall at least once every 5 weeks perform reconciliation on (i) the balance on each client bank account recorded by the licensed company with the balance on that account recorded by the relevant bank; (ii) the balance, currency by currency, on each client transaction account with intermediaries recorded by the licensed company with the balance as recorded by the relevant intermediaries; and (iii) its records of collateral received from clients within 10 business days of the date to which the reconciliation relates. The licensed company shall correct any discrepancy and cover any shortfall.

Under the Securities Investment Business (Financial Requirements and Standards) Regulations, 2003 promulgated under SIBA (the Financial Regulations), a licensed company must, among other things, comply with the following requirements.

Adequate financial resources. A licensed company must maintain adequate financial resources to meet its securities investment business commitments and to withstand the risks to which its business is subject.

Reporting currency. A licensed company’s reporting currency shall be CI$ or US$ unless otherwise approved by CIMA.

Accounting records, internal systems and controls, risk management. A licensed company must maintain adequate and current accounting records and maintain internal systems and controls and risk management processes that are adequate for the size, nature and complexity of its activities. The company must also maintain accounting records which provide accounting information for any period during the 5 years immediately preceding the date on which it was first granted the licences.

Reconciliations. A licensed company shall perform reconciliations (i) every 5 weeks on all balances with banks or building societies; (ii) every 5 weeks on all balances and positions with intermediaries; and (iii) once every business day on its own margin accounts with intermediaries. The Company shall correct any differences.

Financial reporting. A licensed company must submit to CIMA an opinion from the auditor on its internal controls at the same time as audited accounts are submitted. The company must also submit (if a broker-dealer) a monthly report and (in all other cases) a quarterly report on a CIMA-mandated form within 15 business days of the end of the relevant month or quarter, as applicable. The company must also submit to CIMA an annual reconciliation between the balance sheet figures on the annual audited accounts and the monthly or quarterly reports prepared at the same date, and an explanation of any differences, when it submits the audited accounts.

Financial resources requirements. A licensed company shall at all times maintain financial resources in excess of its financial resources requirement (base requirements for broker-dealers and market makers being the greater of ¼ of relevant annual expenditure and US$121,951).

Transactions affecting financial resources. CIMA’s written consent is required before a licensed company can reduce or change the nature of its issued capital, or the rights and obligations of shareholders, or enter into any agreement to sell or merge the whole or part of its business to or with a third party. The company must report to CIMA its acquisition of 10% or more of the voting shares of another company.

In addition, a licensee under SIBA is also subject to CIMA’s rules, statement of guidance, regulatory policies and regulatory procedures governing the licensees’ activities including the licensing, business conduct of the licensee, prudential standards and reporting (in particular, Anti-Money Laundering and Combating the Financing of Terrorism and Proliferation Financing).

CIMA is responsible for supervision and enforcement in relation to SIBA. If at any time it appears to CIMA that a licensee has failed to comply with any requirement under SIBA, any regulation made under SIBA, any guidance note or regulatory condition, CIMA may by written notice direct the licensee to ensure that the requirement is complied with within such period and on such terms and conditions as CIMA may specify and the licensee must comply with the notice.

If CIMA knows or has reasonable ground to believe that a licensee (a) is or appears likely to become unable to meet its obligations as they fall due; (b) is carrying on business fraudulently or otherwise in a manner detrimental to the public interest, to the interest of its clients or creditors; (c) has contravened any provision of SIBA or any regulations made under SIBA, or of the Anti-Money Laundering Regulations of the Cayman Islands (Revised) (the AML Regulations); (d) has failed to comply with a condition of its license; (e) has not conducted the direction and management of its business in a fit and proper manner, or has senior officers, managers or persons who have acquired ownership or control who are not fit and proper persons; or (f) has failed to comply with any lawful direction from CIMA, CIMA may take a broad range of enforcement actions including and not limited to: (i) revoking the license; (ii) imposing conditions or further conditions on the license or amending or revoking such conditions; (iii) applying to the court for an order which is necessary to protect the interests of the clients or creditors of the licensee including an injunction or restitution or disgorgement order; (iv) publishing the breach by the licensee in official publications; (v) at the expense of the licensee, requiring that an auditor’s report be submitted to CIMA on the licensee’s AML systems and procedures for compliance with the AML Regulations; (vi) requiring the substitution of any director or officer of the licensee, or the divestment of ownership or control; (vii) at the expense of the licensee, appointing a person to advise the licensee on the proper conduct of its affairs and to report to CIMA thereon; (viii) at the expense of the licensee, appointing a person to assume control of the licensee’s affairs who shall have all the powers necessary to administer the affairs of the licensee including the power to terminate the securities investment business of the licensee; (ix) in the case of a reasonable belief that the licensee has materially contravened the AML Regulations, reporting the same to the Director of Public Prosecutions; or (x) requiring such action to be taken by the licensee as CIMA reasonably believes necessary for dealing with the circumstances set out in (a) to (f) of this paragraph.

In addition, CIMA may cancel a license if the licensee has ceased, or wishes to cease, to carry on securities investment business, or has not commenced business within one year of the date of the grant of the license.

Hong Kong

Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)

The Securities and Futures Ordinance, or the SFO, including its subsidiary legislation, is the principal legislation to regulate the securities and futures industry in Hong Kong, including the regulation of securities, futures and leveraged foreign exchange markets, the offering of investments to the public in Hong Kong, and intermediaries and any regulated activities conducted by them in such capacity. Part V of the SFO particularly deals with licensing and registration matters.

Types of Regulated Activities

The SFO promulgates a single licensing regime where a person only needs one license or registration to carry on different types of regulated activities as defined in Schedule 5 to the SFO for which it is licensed. The regulated activities defined in the SFO are as follows:

License

Type 1:	dealing in securities
Type 2:	dealing in futures contracts
Type 3:	leveraged foreign exchange trading
Type 4:	advising on securities
Type 5:	advising on futures contracts
Type 6:	advising on corporate finance
Type 7:	providing automated trading services
Type 8:	securities margin financing
Type 9:	asset management
Type 10:	providing credit rating services

As the date of this annual report, the following Hong Kong subsidiaries were licensed under the SFO to carry on the following regulated activities:

Company	Type of license
Lion Futures Limited	Type 2, Type 5

Overview of Licensing Requirements under the SFO

Under the SFO, any person who (a) carries on a business in a regulated activity or (b) holds itself out as carrying on a business in a regulated activity, must be licensed under the relevant provisions of the SFO to carry on that regulated activity, unless one of the exemptions under the SFO applies. It is an offense for a person to conduct any regulated activity without the appropriate license issued by the HKSFC.

In order for a licensed corporation to carry on regulated activities, it must designate no less than two persons, one of which must be its executive director, to oversee the regulated activities. An “executive director” of a licensed corporation is defined as a director of the corporation who (a) actively participates in; or (b) is responsible for directly supervising, any business of the regulated activities for which the corporation is licensed. Each such executive director who is an individual must be approved by the HKSFC to serve as the responsible officer of such regulated activities of the corporation.

In addition to the licensing requirements on corporations that carry on regulated activities, any individual who (a) performs any regulated function for his principal which is a licensed corporation in relation to a regulated activity carried on as a business; or (b) holds himself out as performing such regulated function, must separately be licensed under the SFO as a licensed representative accredited to his principal. Persons applying for licenses under the SFO must satisfy and continue to satisfy after the grant of such licenses by the HKSFC that they are fit and proper persons to be so licensed.

Continuing Obligations of Licensed Corporations

Licensed corporations, licensed representatives and responsible persons must remain fit and proper at all times. They are required to comply with all applicable provisions of the SFO and its subsidiary rules and regulations, as well as the codes and guidelines issued by the HKSFC.

Outlined below are some of the key continuing obligations of licensed corporations:

●	maintenance of minimum paid-up share capital and liquid capital, and submission of financial returns to the HKSFC in accordance with the requirements under the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong);

●	maintenance of segregated account(s), and custody and handling of client securities in accordance with the requirements under the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong);

●	maintenance of segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 5711 of the Laws of Hong Kong);

●	issue of contract notes, statements of account and receipts in accordance with the requirements under the Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong);

●	maintenance of proper records in accordance with the requirements prescribed under the Securities and Futures (Keeping of Records) Rules (Chapter 5710 of the Laws of Hong Kong);

●	submission of audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 57IP of the Laws of Hong Kong);

●	maintenance of insurance against specific risks for specified amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong);

●	payment of annual fees and submission of annual returns to the HKSFC within one month after each anniversary date of the license;

●	notification to the HKSFC of certain changes and events in accordance with the requirements under Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 57IS of the Laws of Hong Kong);

●	complying with the continuous professional training requirements under the Guidelines on Continuous Professional Training issued by the HKSFC; and

●	implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification and reporting of suspicious transactions and staff screening, education and training in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the HKSFC in July 2012 (the “AMLCTF Guideline”)

Anti-money Laundering and Counter-terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the AMLCTF Guideline and the Prevention of Money Laundering and Terrorist Financing Guideline issued by the HKSFC for Associated Entities published by the HKSFC in April 2012.

The AMLCTF Guideline assists licensed corporations and their senior management in formulating and implementing appropriate and effective policies, procedures and controls in order to meet applicable legal and regulatory requirements. Under the AMLCTF Guideline, licensed corporations must, among other things:

●	assess the risks of any new products and services before they are launched and ensure that appropriate additional measures and controls are implemented to mitigate and manage the risks associated with money laundering and terrorist financing;

●	identify the client and verify the client’s identity by reference to any documents, information or data from reliable and independent sources, and take steps from time to time to ensure that the client information obtained is up-to-date and relevant;

●	conduct on-going monitoring of activities of the clients to ensure that they are consistent with the nature of business, the risk profile and source of funds, as well as identify transactions that are complicated, large or unusual, or patterns of transactions that have no apparent economic or lawful purpose and may indicate money laundering and terrorists financing;

●	maintain a database of names and particulars of terrorist suspects and designated parties which consolidates the information from various lists that have been made known to them, as well as conduct comprehensive on-going screening of the client database; and

●	conduct on-going monitoring for identification of suspicious transactions and ensure compliance with their legal obligations of reporting funds or property known or suspected to be proceeds of crime or terrorist property to the Joint Financial Intelligence Unit, a unit jointly run by the Hong Kong Police Force and the Hong Kong Customs & Excise Department to monitor and investigate suspected money laundering.

We set out below a brief summary of the principal legislation in Hong Kong that is concerned with the regulatory system of anti-money laundering and counter-terrorist financing.

Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong) (“AMLO”)

Among other things, the AMLO imposes requirements relating to client due diligence and maintenance of records of specific financial institutions and empowers competent authorities to supervise compliance with the requirements under the AMLO. In addition, the competent authorities are empowered to (1) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO and (2) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”)

Among other things, the DTROP empowers competent authorities to investigate assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offense under the DTROP if a person deals with any property knowing or having reasonable grounds to believe it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offense under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”)

Among other things, the OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs & Excise Department to investigate organized crime and triad activities, and gives the courts jurisdiction to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offense to cover the proceeds from all indictable offences in addition to drug trafficking.

United Nations (Anti-terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (“UNATMO”)

Among other things, the UNATMO provides that it would be a criminal offense to: (1) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (2) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offense under the UNATMO.

Singapore

As we provide online brokerage services in Singapore through our subsidiary, Lion International Financial (Singapore) Pte. Ltd., our business operations are subject to the laws of Singapore. The key laws and regulations which relate to our business and operations in Singapore are summarized as follows:

Regulatory Requirements under the Securities and Futures Act

The Securities and Futures Act 2001, or the SFA, is the principal legislation regulating activities and institutions in the securities and derivatives industry in Singapore.

The SFA is administered by the Monetary Authority of Singapore, or the MAS, which is Singapore’s central bank and integrated financial regulator. As an integrated financial supervisor, the MAS has oversight of all financial institutions in Singapore, including banks, insurers, capital market intermediaries, and financial advisors. To this end, the MAS also establishes rules for such financial institutions which are implemented through legislation, regulations, directions and notices. MAS guidelines are also formulated and published to encourage best practices among financial institutions in Singapore.

In particular, Part 4 of the SFA provides for the licensing and regulation of certain regulated activities typically carried out by capital markets intermediaries.

Types of Regulated Activities under Part 4 of the SFA

Part 4 of the SFA governs the conduct of regulated activities typically carried out by capital market intermediaries. Under Section 82(1) of the SFA, a person carrying on business in a regulated activity is required to hold a Capital Markets Services License, or CMSL, issued by the MAS, unless an exemption applies. The CMSL system is a modular licensing system, in that an entity will hold one single CMSL covering the different types of regulated activities under the SFA which it engages or intends to engage in.

The categories of activities regulated under the SFA are set out under Part 1 of the Second Schedule to the SFA as follows:

(1)	dealing in capital markets products;

(2)	advising on corporate finance;

(3)	fund management;

(4)	real estate investment trust management;

(5)	product financing;

(6)	providing credit rating services; and

(7)	providing custodial services.

It is an offense for a person to carry on business, or hold himself out as carrying on business, in any regulated activity without the appropriate license issued by the MAS.

In addition, where a CMSL has been granted by the MAS, the grant may be subject to such conditions and restrictions as the MAS thinks fit. It is an offence for a person to contravene any such condition or restriction in the license.

C.	Organizational Structure

The following diagram illustrates our corporate structure as of the date of this annual report.

D.	Property, Plants and equipment

Our headquarters are located in Singapore. We also maintained offices in Hong Kong, where we leased one office and one technology support office. We also have offices in the Cayman Islands. All of our offices are leased from independent third parties. As of December 31, 2024, our leased office space was 3,508 square feet in aggregate, including 2,297 square feet in Hong Kong, 1,175 square feet in Singapore and 36 square feet in the Cayman Islands. We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

ITEM 4A. UNRESOLVED STAFF COMMENTS

Not Applicable.

ITEM 5. OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and the related notes included in this annual report. This annual report contains forward-looking statements. See “Forward-Looking Information.” In evaluating our business, you should carefully consider the information provided under the caption “Item 3. Key Information—D. Risk Factors” in this annual report. We caution you that our businesses and financial performance are subject to substantial risks and uncertainties that could cause actual results to differ materially from those contained in or implied by any forward-looking statements.

A.	Operating Results

Overview

We are one of the few Chinese investor-focused trading platforms that offer a wide spectrum of products and services. Currently, our business lines include (i) total return swap (TRS) trading business, (ii) contracts for difference (CFD) trading services, (iii)  Over-The-Counter (“OTC”) stock options trading business, and (iv)  futures and securities brokerage services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android, PC and Mac platforms. Our clients are mostly well-educated and affluent Chinese investors residing both inside and outside the PRC (excluding the United States).

Our trading platform allows users to trade more than 100 futures products on major futures exchanges worldwide (excluding the PRC), including the Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), the Hong Kong Futures Exchange (HKFE) and Eurex Exchange (Eurex), as well as stocks listed on the New York Stock Exchange (NYSE), Nasdaq and Hong Kong Stock Exchange (HKSE), and PRC stocks listed on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) that are eligible for the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs (together, the “Stock Connect”). Our customers may also use our platform to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

We launched our NFT business in January 2022 and have ceased this business since the beginning of 2023.

Factors Affecting Our Performance

We believe that our results of operations are affected by the following factors.

The demand for our services and the economic and political conditions in global markets

Our principal businesses are providing CFD trading, TRS trading and OTC stock options trading services to our clients. Our results of operations are directly affected by the demand for such services of our existing and potential clients, which are predominantly Chinese investors living both in and outside of China. Their demand for our services arises from the progressive increases of their investable assets and willingness to allocate more of these assets into global financial markets.

The economic and political conditions in major jurisdictions, such as the U.S., China and Hong Kong, could affect our clients’ perception of the market sentiment, which may change their investment decisions.

Our financial performance is prone to changing global market conditions, especially the fluctuation and volatility of trading activities on major exchanges worldwide. Since the first half of 2020, global market reacted to a series of unpredictability such as COVID-19, oil price, and heightened trade and geopolitical tensions with fluctuation and volatility, repeatedly triggering market wide circuit breaker. Recently, eruptions of regional tensions, such as the ongoing military conflict involving Ukraine and Russia, and the Israel-Hamas war have resulted in major economic shocks worldwide and substantial volatility across global financial markets. These and other economic factors could materially and adversely affect demand for our products and services.

Number of users and transaction volumes

We historically derive our revenue mainly from commissions, bid/offer spreads, trading profit and difference in interest rates for transactions on our platform. Generally speaking, the larger the number of transactions carried out on our platform, and the larger the size of those transactions, the greater will be our revenue. We generated a substantial portion of our revenue from a small number of key clients and revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. Our total revenue-generating client accounts increased from 1,722 as of December 31, 2017 to 4,047 as of December 31, 2019, and continued to increase to 5,010 as of December 31, 2020 and 5,261 as of December 31, 2021, and then decreased to 4,526 as of December 31, 2022, 2,443 as of December 31, 2023, and further decreased to 2,063 as of December 31, 2024, due to the decline in policy renewal clients in insurance business and CFD trading customers, and cessation of securities brokerage business. Among our total 2,063 revenue-generating client accounts, 75% of accounts are CFD trading accounts which decreased from 1,547 in 2023 to 1,545 in 2024.

If we can effectively attract new users, retain existing users particularly larger users and engage our users to more frequently trade larger transactions on our platform, our transaction volumes and revenues will grow along with the expansion of our user base. We believe our branding and marketing efforts contribute to customer retention and engagement, and that our ability to cross sell products to our clients also helps drive the growth of our revenue.

Product and service offerings and user experience

Our ability to remain competitive in the industry largely depends on the diversity of our product and service offerings and the user experience provided through our desktop and mobile applications. We began our CFD trading services in May 2019, and we generated a significant portion of our revenues through it since then, which by its nature requires constant product monitoring, innovation and development.

We officially began offering total return swap (TRS) trading services to customers in July 2020, currently offering A-shares (shares that are denominated in Renminbi and traded in the Shanghai Stock Exchange and Shenzhen Stock Exchange) and Hong Kong stock basket linked TRS, which provides international investors seeking to invest in China stock market with higher leverage compared with buying A-share stocks directly. We earn income from the spread on interest rate loans provided to TRS trading clients and loans borrowed from its business partners. In addition, we also receive commission and fees from customers for trades made through the TRS trading service.

We started to sell OTC stock options, a derivative product to our customers in 2021. From the fourth quarter of 2023 to the second quarter of 2024, OTC stock options trading business grew rapidly in both the number of option contracts executed and the total nominal value. The stocks underlying the call options we issued to the customers are predominantly China A-Shares, stocks that are denominated in Renminbi and traded in Shanghai and Shenzhen Stock Exchanges in PRC. We serve as the counterparty to our customers in OTC stock options transactions, and we may purchase the same call options back-to-back from the third party option issuers for offsetting. We generated trading gains or losses from the written call options.

As our client base diversifies, the needs for new products and services will further intensify. We strive to continually develop new products and services to keep up with customer demand and industry trends.

Investment in technology and talent

We invest heavily in technology. Before 2021, we outsourced our research and development to a dedicated team based in Hangzhou, China which has made great efforts in building an integrated internet trading platform that is accessible through our all-in-one Lion Brokers Pro app. In December 2020, September 2021 and April 2023, we entered into three asset acquisition agreements with Hangzhou Lanlian Technology Co., Ltd, to acquire various copyrighted trading software programs including market quotes system, operation and trading system and risk management system.

In addition, there is a strong demand in Hong Kong and China’s online trading service industry for talented and experienced personnel. We must recruit, retain and motivate talented employees by offering competitive compensation, including share-based compensation.

Effectiveness of cost control measures

Our results of operations depend on our ability to manage our costs and expenses. The commission expenses, interest rates and options premium we pay to our business partners, such as prime brokers and clearing houses, have historically constituted a significant portion of our total expenses. For us to maintain and expand our profitability, we must make sure that our commission expenses remain at a reasonable or reduced level while our own commissions and fees stay at comparable or higher rates. This will depend on going market rates and our ability to successfully negotiate with our partners. We believe that as our user base and our platform continue to grow, that we will have greater leverage in dealing with our business partners, allowing us to negotiate improved commission rates and interest rates.

We have incurred substantial research and development expenses in the past, and expect to incur additional significant expenses relating to future development, maintenance and operation of our technology infrastructure and project-based expenditures.

Regulatory environment and compliance

We operate in highly regulated industries across multiple jurisdictions, especially in the Cayman Islands and Hong Kong. If any of the relevant regulatory authorities, such as the Cayman Islands Monetary Authority (CIMA), the Hong Kong Securities and Futures Commission (HKSFC), and Monetary Authority of Singapore (MAS), introduce new regulations or impose greater restrictions on us, we may incur additional compliance costs. Certain changes could further cause us to change our business model or transactional processes to comply with these new requirements. We may also be subject to new taxes or cumbersome reporting obligations, which will bring heavier financial burden to us. If we fail to comply with any of the applicable regulations, we may be subject to monetary penalties, which would also affect our results of operations. Further, if we expand into new markets such as Southeast Asia, our operations in those markets will be subject to local regulations which could also prove burdensome. In addition, governmental policies and regulatory environment such as any capital control measures that impose restrictions on cross-border transfer also affect our business and results of operations.

Key Components of Results of Operations for the Years Ended December 31, 2024，2023 and 2022

Revenues (Losses)

Our revenues consist of commissions, trading gains (losses), interest income, interest income and others. The following table sets forth the breakdown of our revenues by nature in dollar amount and as percentages of total revenues for the periods indicated.

	Years ended December 31,
	2024		2023		2022
	US$	%	US$	%	US$	%

Commissions
Market making commissions and fees	125,095	(2.5)	3,121,661	14.8	781,878	(31.6)
Futures and securities brokerage commissions	635,414	(13.0)	2,732,846	12.9	3,412,644	(138.2)
Insurance brokerage commissions	479,112	(9.8)	1,169,306	5.5	455,394	(18.5)
Trading gains/(losses)	(32,526,874)	668.4	10,479,504	49.8	(11,467,969)	464.2
Interest income	692,963	(14.2)	2,424,676	11.5	3,229,716	(130.7)
Other income	25,728,209	(528.9)	1,163,251	5.5	1,118,244	(45.2)
Total	(4,866,081)	100.0	21,091,244	100.0	(2,470,093)	100.0

Commissions

We earn commissions from our (i) insurance brokerage services, (ii) securities and futures brokerage services (including commissions from TRS trading services) and (iii) CFD trading services when we act as market maker. We received commissions from the insurance companies based on a percentage of the premium paid by insurance purchasers. In June 2024, the Group disposed of its insurance brokerage services. Unlike commissions from insurance brokerage services, we charge securities brokerage commissions and market making commissions based on amount of transaction volume, or the number of shares, lots of contracts executed in each order, which generally vary in accordance with the type of products or services we offer, eligibility for discounts and other factors. See “Business — Our Business Lines”.

Trading gains/(losses)

Trading gains, offset by losses, are derived as showed in the following table. The line of CFD trading gains/(losses) is derived from (i) our managed flow portfolio trading positions where we act as counterparty to our clients’ trades from our CFD trading services, and (ii) our dealing bid/offer spreads on our clients’ CFD transactions. The line of TRS trading gains/(losses) is derived from our proprietary TRS trading activities on our own accounts. The line of OTC stock options trading gains/(losses) is derived from the written call options where we act as the counterparty to our customers as well as from the back-to-back offsetting orders purchased with third party option issuers. The line of Other trading gains/(losses) is derived from exchange traded stock.

	Years ended December 31,
	2024		2023		2022
	US$	%	US$	%	US$	%

CFD trading gains/(losses)	396,765	(1.2)	16,204,480	154.6	(7,476,190)	65.1
TRS trading gains/(losses)	(672,460)	2.1	(5,076,247)	(48.4)	(3,913,422)	34.1
OTC stock option trading gains/(losses)	(32,259,164)	99.2	(798,725)	(7.6)	937,109	(8.1)
Other trading gains/(losses)	7,985	(0.1)	149,996	1.4	(1,015,466)	8.9
Total	(32,526,874)	100.0	10,479,504	100.0	(11,467,969)	100.0

Interest income

Interest income primarily consists of interest income earned on loans provided to TRS trading customers, interests earned on short-term loans we extend to unrelated third parties and bank deposit, and also include interest rate difference between currency pairs we hold resulting from rolling over foreign exchange positions from CFD trading services.

Other income

Other income primarily includes gain from extinguishment of liabilities, sale of MetaWords NFTs, bitcoin mining income, order processing charges, foreign currency exchange gain, and dividend income etc.

Our revenues are generated from our main business lines, TRS trading business, CFD trading services, OTC stock option trading, futures and securities brokerage services and others. Insurance brokerage services was combined in Others from 2021 as it is not a material operating segment, and the prior periods were revised to be comparable. The following table sets forth the breakdown of our revenues by business lines in amounts and as percentages of total revenues for the periods indicated.

	Years ended December 31,
	2024		2023		2022
	US$	%	US$	%	US$	%

CFD trading services	521,860	(10.7)	19,326,140	91.6	(6,694,312)	271.0
TRS trading services	9,140	(0.1)	(2,342,395)	(11.1)	(595,871)	24.1
OTC stock options trading	(7,978,722)	164.0	(798,725)	(3.6)	937,109	(38.0)
Futures and securities brokerage services	653,340	(13.5)	2,570,495	12.1	3,284,729	(132.9)
Others	1,928,301	(39.7)	2,335,729	11.0	598,252	(24.2)
Total	(4,866,081)	100.0	21,091,244	100.0	(2,470,093)	100.0

CFD trading services income

Revenues generated from CFD trading services are trading gains and losses from our market making activities where we serve as the counterparty to our clients in CFD transactions. It primarily consists of (i) commissions we charge our clients based on amount of transaction volume, or the number of shares, lots of contracts executed in each order, which generally vary in accordance with the type of products we offer, eligibility for discounts and other factors, (ii) dealing bid/offer spreads on our clients’ CFD transactions, (iii) trading gains/(losses) derived from our managed flow portfolio trading positions where we act as counterparty to our clients’ trades, and (iv) interest rate difference between currency pairs we hold resulting from our rolling over forex positions. See “Business — Our Business Lines — CFD Trading Services.”

Our CFD trading income consisting of (i) commissions, and (ii) bid/offer spreads and trading gains/(losses), was US$125,000 and US$397,000, respectively for the year ended December 31, 2024, was US$3.1 million and US$16.2 million, respectively for the year ended December 31, 2023, and was US$0.8 million and US$(7.5) million, respectively for the year ended December 31, 2022. Our total CFD products trading volume was 23,098 lots, 703,764 lots, and 116,607 lots for the years ended December 31, 2024, 2023, and 2022, respectively.

The amount of our commissions we charge is largely based on the trading volume, with commission rates varying between US$2.25 to US$50 per lot, based on the per-lot value and the types of different products traded, as well as discounts offered to different clients. Of our commission revenues derived from CFD trading services in 2024, approximately 70.2% related to stock indices and near 29.8% related to commodities, with a remaining insignificant proportion relating to other CFD products. In 2023 and 2022, these two percentages were 70.3% and 29.7%, respectively, and were 88.3% and 11.7%, respectively.

TRS trading services income

We officially began offering total return swap (TRS) trading services to customers in July 2020. Revenue generated from TRS trading services includes (i) trading gains/(losses) from our proprietary TRS trading activities; (ii) interest income earned on loans provided to TRS trading customers and (iii) commissions, order processing charges and other income resulting from TRS trading services.

Our TRS trading income consisting of (i) trading gains/(losses) from our proprietary TRS trading activities, (ii) interest income earned on loans provided to TRS trading customers, and (iii) commissions and other income resulting from TRS trading services, was US$(672,000), US$598,000 and US$83,000, respectively for the year ended December 31, 2024, was US$(5.1) million, US$2.1 million and US$0.7 million, respectively for the year ended December 31, 2023, and was US$(3.9) million, US$2.7 million and US$0.6 million, respectively for the year ended December 31, 2022. Our TRS trading volume was US$128 million, US$580 million, and US$484 million for the years ended December 31, 2024, 2023 and 2022, respectively.

OTC stock options trading service

We started to sell OTC stock call options, a derivative product to our customers in 2021. In the fourth quarter of 2023, this business increased rapidly. We serve as the counterparty to our customers in OTC stock call options transactions, and we may purchase the same call options back-to-back from the third party option issuers for offsetting. OTC stock options trading income (loss) consisting of the changes in fair value associated with the call options we sold to customers as well as the offsetting call options we purchased from third party option issuers, were US$(8.0) million, were US$$(0.8)million, and US$0.9 million for the years ended December 31, 2024, 2023, and 2022, respectively. The nominal value of OTC stock call options sold was US$2,388 million, US$182 million, and US$11 million for the years ended December 31, 2024, 2023, and 2022, respectively.

Futures and securities brokerage income

We charge commissions for our futures and securities brokerage services when using our trading platform, which is based on the trading volume of securities or the number of futures contracts executed. Our total number of executed futures contracts was 245,525lots, 913,583 lots, and 1,298,452 lots for the years ended December 31, 2024, 2023, and 2022 respectively.

Others

Others include the revenue generated from insurance brokerage services, sale of MetaWords NFTs, foreign currency exchange gain and interests earned on short-term loans we extend to unrelated third parties and bank deposit etc.

Our others income consisted of insurance brokerage commission of US$0.5 million, foreign currency exchange gain of US$1.0 million, and interest and other income of US$0.4 million for the year ended December 31, 2024; it primarily consisted of insurance brokerage commission of US$1.2 million, foreign currency exchange gain of US$0.3 million, and interest and other income of US$0.8 million for the year ended December 31, 2023; it primarily consisted of insurance brokerage commission of US$0.5 million, sale of MetaWords NFTs of US$0.4 million, and interest and other income of US$0.7 million, offset by trading losses of US$(1.0) million from exchange traded stock for the year ended December 31, 2022, respectively.

Expenses

The following table sets forth the breakdown of our expenses in dollar amounts and as percentages of total revenues for the periods indicated:

	Year ended December 31,
	2024		2023		2022
	US$	%	US$	%	US$	%

Commission and fees expenses	955,819	(19.6)	3,418,398	16.2	3,198,934	(130.1)
Compensation expenses	3,264,093	(67.0)	4,099,852	19.4	3,620,506	(146.5)
Communication and technology expenses	3,390,517	(69.6)	3,059,462	14.5	3,392,794	(137.3)
General and administrative expenses	878,494	(18.0)	1,432,148	6.7	1,228,572	(49.7)
Professional fees	4,451,834	(91.7)	3,407,365	16.1	3,716,839	(150.4)
Services fees	1,888,700	(38.8)	2,352,832	11.1	1,956,785	(79.2)
Research and development	-	-	7,115	-	4,693,995	(190.0)
Interest expense	821,932	(16.8)	2,413,102	11.4	2,334,598	(94.5)
Occupancy expenses	747,750	(15.3)	870,254	4.5	826,254	(33.4)
Marketing	3,598,849	(73.9)	4,196,795	19.8	3,743,567	(151.5)
Depreciation	2,435,712	(50.4)	1,795,011	8.5	2,032,386	(82.2)
Impairment of fixed assets	-	-	-	-	1,690,028	(68.4)
Impairment of cryptocurrencies	-	-	-	-	293,619	(11.8)
Change in fair value of warrant liabilities	13,501	(0.2)	(565,313)	(2.6)	(1,260,354)	51.0
Other expenses	240,378	(4.9)	430,214	2.0	32,406	(1.3)
Total	22,687,579	(466.2)	26,917,235	127.6	31,500,929	(1,275.3)

Commission and fees expenses

Our commission expenses consist of (i) the commissions and fees we paid to third-party market makers in certain CFD and TRS trading transactions, (ii) referral fees we paid to our insurance referral agents, and (iii) the commissions and fees we paid to prime brokers and clearing houses in certain futures and securities trading transactions.

Compensation expenses

Our compensation expenses include salaries, wages, bonuses, medical insurance expenses, contribution to employee retirement plans and other benefits as well as share-based compensation for our employees.

Communication and technology expenses

Our communication and technology expenses primarily consist of subscription fees and system fees we paid to stock exchanges and third parties trading system vendors, to subscribe for trading systems, market data and news, as well as bandwidth fees and other expenses relating to the telecommunication infrastructure.

General and administrative expenses

Our general and administrative expenses mainly consist of license and registration fees, insurance expenses, utility expenses, travel expenses and bank charges.

Professional fees

Our professional fees primarily consist of service fees for legal, accounting, consulting, and other professional services which are needed during the ordinary course of our business operation.

Service fees

Our service fees primarily consist of service fees charged by independent contractors and outside consultants we hired in our normal business course and one-off special incentive scheme awarded to them.

Research and development

Research and development expenses consist primarily of designing, coding, project management, and other IT services related to developing and enhancing our Metaverse project in 2022.

Occupancy expenses

Our occupancy expenses mainly consist of office rental expenses.

Interest expenses

Our interest expenses primarily consist of amortization of convertible debenture discounts, interest relating to our one-time bridge loans facilitated by us to unrelated third parties, as well as interest we paid for loans borrowed from our TRS trading service business partners.

Depreciation

Our depreciation primarily consists of the depreciation of copyrighted trading software programs which were acquired in 2021 and 2023, and other miscellaneous depreciation of office furniture and computers.

Marketing expenses

Our marketing expenses mainly consist of expenses spent in branding, and promoting our business.

Impairment of fixed assets

Impairment of fixed assets represents the impairment charges of the mining equipment in 2022.

Impairment of cryptocurrencies

Impairment of cryptocurrencies represents the impairment charges of the BNB and wBNB tokens held as a result of sale of MetaWords NFTs in the year of 2022.

Change in fair value of warrant liabilities

Change in Fair Value of Warrant Liabilities represents the mark-to-market fair value adjustments to the outstanding Public Warrants and Private Warrants issued in connection with the IPO of PAAC.

Other expenses

Our other expenses primarily consist of other miscellaneous expenses.

Taxation

Cayman Islands and British Virgin Islands

Under the current laws of the Cayman Islands and British Virgin Islands, we are not subject to tax on income or capital gains. Neither Cayman Islands nor British Virgin Islands withholding tax will be imposed upon payments of dividends from Lion to its shareholders.

Hong Kong

Our wholly-owned Hong Kong subsidiaries are subject to Hong Kong profit tax on their activities conducted in Hong Kong. Effective for tax years ending on or after December 31, 2018, the applicable tax rate was 8.25% on the first HK$2 million (US$0.3 million) of assessable profits and 16.5% on any assessable profits above that threshold. In addition, the 8.25% tax rate can only be utilized by one entity in a controlled group, whereas all other entities in the controlled group utilize the 16.5% tax rate. Dividends from our Hong Kong subsidiaries to Lion are exempt from Hong Kong withholding tax.

Singapore

Our wholly-owned Singapore subsidiary is subject to a corporate tax rate of 17.0%. It has not generated revenue yet since establishment.

United States

Our wholly-owned U.S. subsidiary is subject to a federal tax rate of 21.0%. It has been dormant since we acquired it in June 2020.

Results of Operations for the Years Ended December 31, 2024, 2023, and 2022

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of our revenues for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. Our limited operating history makes it difficult to predict our future operating results. We believe that the period-to-period comparison of operating results should not be relied upon as being indicative of our future performance.

	Years ended December 31,
	2024		2023		2022
	US$	%	US$	%	US$	%

Revenues
CFD trading services	521,860	(10.7)	19,326,140	91.6	(6,694,312)	271.0
TRS trading services	9,140	(0.1)	(2,342,395)	(11.1)	(595,871)	24.1
OTC stock options trading	(7,978,722)	164.0	(798,725)	(3.6)	937,109	(38.0)
Futures and securities brokerage services	653,340	(13.5)	2,570,495	12.1	3,284,729	(132.9)
Others	1,928,301	(39.7)	2,335,729	11.0	598,252	(24.2)
Total revenues	(4,866,081)	100.0	21,091,244	100.0	(2,470,093)	100.0

Expenses
Commission and fees expenses	(955,819)	19.6	(3,418,398)	(16.2)	(3,198,934)	130.1
Compensation expenses	(3,264,093)	67.0	(4,099,852)	(19.4)	(3,620,506)	146.5
Communication and technology expenses	(3,390,517)	69.6	(3,059,462)	(14.5)	(3,392,794)	137.3
General and administrative expenses	(878,494)	18.0	(1,432,148)	(6.7)	(1,228,572)	49.7
Professional fees	(4,451,834)	91.7	(3,407,365)	(16.1)	(3,716,839)	150.4
Service fees	(1,888,700)	38.8	(2,352,832)	(11.1)	(1,956,785)	79.2
Research and development	-	-	(7,115)	-	(4,693,995)	190.0
Interest expenses	(821,932)	16.8	(2,413,102)	(11.4)	(2,334,598)	94.5
Occupancy expenses	(747,750)	15.3	(870,254)	(4.5)	(826,254)	33.4
Marketing	(3,598,849)	73.9	(4,196,795)	(19.8)	(3,743,567)	151.5
Depreciation	(2,435,712)	50.4	(1,795,011)	(8.5)	(2,032,386)	82.2
Impairment of fixed assets	-	-	-	-	(1,690,028)	68.4
Impairment of cryptocurrencies	-	-	-	-	(293,619)	11.8
Change in fair value of warrant liabilities	(13,501)	0.2	565,313	2.6	1,260,354	(51.0)
Other expenses	(240,378)	4.9	(430,214)	(2.0)	(32,406)	1.3
Total expenses	(22,687,579)	466.2	(26,917,235)	(127.6)	(31,500,929)	1275.3
(Loss)/income before income taxes	(27,553,660)	566.2	(5,825,991)	(27.6)	(33,971,022)	1,375.3
Income tax expenses	(1,245)	0.0	(1,058)	(0.0)	(3,419)	0.1
Net loss	(27,554,905)	566.2	(5,827,049)	(27.6)	(33,974,441)	1375.4
Non-controlling interests
Net (loss) attributable to non-controlling interests	(105,409)	2.2	(568,041)	(2.7)	(2,411,158)	97.6
Net loss attributable to LGHL	(27,449,496)	564.0	(5,259,008)	(24.9)	(31,563,283)	1,277.8

Year ended December 31, 2024 Compared to Year ended December 31, 2023

Revenues

Our total revenues decreased by US$26.0 million from an income of US$21.1 million for the year ended December 31, 2023 to a loss of US$(4.9) million for the year ended December 31, 2024, primarily due to the decrease in CFD trading service revenue and the trading losses in OTC Stock Options trading services.

Our total revenue-generating client accounts increased from 1,722 as of December 31, 2017 to 5,261 as of December 31, 2021, and decreased to 4,526 as of December 31, 2022 and 2,443 as of December 31, 2023, and further decreased to 2,063 as of December 31, 2024. The decrease in 2024 was primarily due to the decline in policy renewal clients in insurance business and in securities brokerage services. The Group disposed of its insurance brokerage services and ceased its securities brokerage services in 2024. As of December 31, 2024, the total 2,063 active revenue-generating accounts included 202 accounts for futures trading, 1,545 accounts for CFD trading, 316 accounts for TRS trading and 317 accounts for OTC stock options trading. And as of December 31, 2023, the total 2,443 active revenue-generating accounts included 188 accounts for futures trading, 98 accounts for securities trading, 1,547 accounts for CFD trading, 348 accounts for TRS trading, 37 accounts for OTC stock options trading and 262 accounts for insurance products.

CFD Trading Services Income. Historically, we derived a substantial portion of income from CFD trading services from a small number of key clients. As a result, earnings generated from our CFD trading services have demonstrated high volatility historically. Revenue generated from CFD trading services decreased by US$18.8 million from US$19.3 million for the year ended December 31, 2023 to US$0.5 million for the year ended December 31, 2024, primarily attributable to a decrease of US$15.8 million in trading gains and a decrease of US$3.0 million in commission income. In 2024, there was a significant decrease in trading activities from key clients. In the meantime, the Group shifted its focus to OTC options trading in 2024, which combined led to the significant decrease in both market making commission income and CFD trading gains.

TRS Trading Services Income. Revenue generated from TRS trading services increased by US$2.4 million from a loss of US$(2.3) million in 2023 to an income of US$9,140 in 2024, due to the trading losses from our proprietary TRS trading activities decreased by US$4.4 million, partially offset by a decrease of US$1.5 million in interest income earned on loans provided to TRS trading customers and a decrease of US$0.5 million in commission and other income. China’s stock markets experienced a protracted slump from 2021 to September 2024. After a brief rally, momentum faded and equities have slowly trended lower since October 2024. The decrease in interest income was largely attributable to the decline in the daily average balance of the loans that TRS trading customers borrowed. This decline reflected dampened customer sentiment toward China’s stock markets, evident in reduced trading volumes and smaller position sizes.

OTC Stock Options Trading Loss. We started to sell OTC stock call options in 2021 and from the fourth quarter of 2023 to the third quarter of 2024, OTC stock options trading business grew rapidly. OTC stock options loss consisting of the changes in fair value of the call options we sold to customers as well as the offsetting call options we purchased from third party option issuers, increased from a loss of US$0.8 million in 2023 to a loss of US$8.0 million in 2024. In July and August 2024, we observed the high market volatility and promptly recalibrated our trading strategy. Although our existing positions still led to considerable trading losses, the strategic adjustment helped mitigate further potential losses, which could have been even more substantial during the China’s market rally in early fall of 2024. For the year ended December 31, 2024, OTC stock options trading loss consisted of a US$32.3 million decline in fair value of the call options sold to customers, partially offset by a gain of US$24.3 million from extinguishment of liabilities as a result of Debt to Equity Agreements under which shares were issued to settle payables owed to customer creditors. The nominal value of OTC stock call options sold increased from US$181.5 million in 2023 to US$2,388 million in 2024.

Futures and Securities Brokerage Income. Revenues from futures and securities brokerage services decreased from US$2.6 million in 2023 to US$0.7 million in 2024. Futures brokerage trading volume in the number of executed futures contracts decreased from 913,583 lots in 2023 to 246,159 lots in 2024. The decrease was a result of the Group’s retreating from the brokerage service in Hong Kong markets, the businesses conducted under Hong Kong SFC’s licenses, since these businesses did not generate profits in the past few years.

Others. Other income decreased by US$0.4 million from US$2.3 million in 2023, to US$1.9 million in 2024. The decrease in other income was primarily attributed to the decrease in insurance brokerage commission of US$0.7 million, as the Group disposed of its insurance brokerage services in June 2024.

Expenses

Our total expenses decreased by 15.7% from US$26.9 million in 2023 to US$22.7 million in 2024, primarily due to a decrease in commission expenses, interest expenses, compensation and service fees, and marketing expenses, partially offset by increases in professional fees and depreciation.

Commission and Fees Expenses. Our commission expenses decreased by US$2.4 million from US$3.4 million in 2023 to US$1.0 million in 2024, primarily due to a decrease of US$0.5 million in our insurance brokerage commission expenses, a decrease of US$1.2 million in our futures brokerage commission expenses and a decrease of US$0.7 million in our TRS trading commission expenses.

Compensation Expenses. Our compensation expenses decreased by 20.4% from US$4.1 million in 2023 to US$3.3 million in 2024, primarily due to the decrease in the headcount and the discretionary bonus paid out in the second half of 2023.

Communication and Technology Expenses. Our communication and technology expenses of US$3.4 million in 2024, increased from US$3.1 million in prior year, primarily due to the increased investment in technology such as enhancing the integration of AI application with OTC options and developing intelligent trading algorithms, and the launch of multi-currency trading account services etc.

General and Administrative Expenses. Our general and administrative expenses decreased by 38.7% to US$0.9 million from US$1.4 million in the prior year period, primarily resulting from the cost control measures.

Professional Fees. Our professional fees increased from US$3.4 million in 2023 to US$4.5million in 2024, primarily due to that the Company engaged an industry professional team to provide operations, transaction processing, risk management, customer management and other services surrounding its OTC options business.

Services Fees. Our services fees for independent contractors and consultants decreased by 19.7% from US$2.4 million in 2023 to US$1.9 million in 2024, due to a decreased number of contracted service providers for CFD and TRS trading business.

Interest Expenses. Our interest expenses decreased to US$0.8 million in 2024 from US$2.4 million in 2023 mainly attributable to a decrease in the interest we paid for loans borrowed from our TRS trading business partners.

Occupancy Expenses. Our occupancy expenses were US$0.8 million in 2024, remaining comparable to the prior year.

Marketing Expenses. Marketing expenses decreased by 14.2% from US$4.2 million in 2023 to US$3.6 million in 2024, mainly due to a decrease in marketing expenses incurred in the second half of 2024.

Depreciation. Our depreciation expenses increased by 35.7% from US$1.8 million in 2023 to US$2.4 million in 2024, mainly attributable to newly added software in November 2023.

Change in fair value of warrant liabilities. The loss from the change in fair value of the outstanding Public and Private Warrants in 2024 was US$0.01 million, compared to a gain of US$0.6 million in 2023.

Other Expenses. Other expenses decreased from US$430,000 for the year ended December 31, 2023 to US$240,000 for the year ended December 31, 2024.

Income Tax Expenses

Our income tax expenses remained at US$1,000 in 2024.

Net loss

As a result of the foregoing, we had net loss of US$27.6 million in 2024 compared to a net loss of US$5.8 million in 2023.

Net loss attributable to LGHL

After allocating net loss to non-controlling interest, net loss attributable to parent company was US$27.4 million in 2024, compared to US$5.3 million in 2023.

Year ended December 31, 2023 Compared to Year ended December 31, 2022

Revenues

Our total revenues increased by US$23.6 million from a loss of US$(2.5) million in 2022 to US$21.1 million in 2023, primarily due to an increase in CFD trading services.

Our total revenue-generating client accounts increased from 1,722 as of December 31, 2017 to 5,261 as of December 31, 2021, and decreased to 4,526 as of December 31, 2022 and further decreased to 2,443 as of December 31, 2023. The decrease in 2023 was primarily due to the decline in policy renewal clients in insurance business and CFD trading customers. As of December 31, 2023, the total 2,443 active revenue-generating accounts included 188 accounts for futures trading, 98 accounts for securities trading, 1,547 accounts for CFD trading, 348 accounts for TRS trading, 37 accounts for OTC stock options trading and 262 accounts for insurance products. And as of December 31, 2022, the total 4,526 active revenue-generating accounts included 177 accounts for futures trading, 97 accounts for securities trading, 2,818 accounts for CFD trading, 226 accounts for TRS trading and 1,208 accounts for insurance products.

CFD Trading Services Income. Lion derives a substantial portion of income from CFD trading services from a small number of key clients. As a result, earnings generated from our CFD trading services have demonstrated volatility historically. Revenue generated from CFD trading services increased by US$26.0 million from a loss of US$(6.7) million in 2022 to an income of US$19.3 million in 2023, primarily attributable to an increase of US$23.7 million in trading gains and an increase of US$2.3 million in commission income. This is mainly attributable to the notable moderation in market volatility in 2023 in contrast with the prior year when global financial markets experienced high fluctuation and volatility in reaction to a series of unpredictable events, including the Russia and Ukraine conflict, surging inflation, etc. In addition, the enhancement of our risk management practice through the continued optimization of risk modelling and methods also contributed to the increase in CFD trading gains. Market making commission income increased from US$0.8 million in 2022 to US$3.1 million in 2023, mainly attributable to the increase in the trading volume. The increase in the trading volume from 116,607 lots in 2022 to 703,764 lots in 2023 was mainly on the low base in 2022.

TRS Trading Services Income. Revenue generated from TRS trading services decreased by US$1.7 million from a loss of US$(0.6) million in 2022 to a loss of US$(2.3) million in 2023, due to the trading losses from our proprietary TRS trading activities increased by US$1.1 million, and a decrease of US$0.6 million in interest income earned on loans provided to TRS trading customers. Our proprietary TRS trading activities suffered significant losses in 2022 and 2023 from China’s stock markets which have suffered a protracted slump since 2021, caused by China’s economic slowdown, dismal economic outlook, heightened geopolitical tensions such as U.S.-China relation, escalated friction over Taiwan Strait and South China Sea, and unpredictable regional military conflict worldwide etc. The decrease in interest income was primarily attributable to the decline in the daily average balance of the loans that TRS trading customers borrowed, as a result of investors’ weak sentiments towards China’s stock markets.

OTC Stock Options Trading Income. We started to sell OTC stock call options in 2021 and in the fourth quarter of 2023 OTC stock options trading business grew rapidly. OTC stock options income (loss) consisting of the changes in fair value associated with the call options we sold to customers as well as the offsetting call options we purchased from third party option issuers, decreased from an income of US$0.9 million in 2022 to a loss of US$0.8 million in 2023. The nominal value of OTC stock call options sold increased from US$10.9 million in 2022 to US$181.5 million in 2023.

Futures and Securities Brokerage Income. Revenues from futures and securities brokerage services decreased by 21.7% from US$3.3 million in 2022 to US$2.6 million in 2023, primarily as a result of a decrease in the number of executed futures contracts from 1,298,452 lots in 2022 to 913,583 lots in 2023.

Others. Other income increased by US$1.7 million from US$0.6 million in 2022, to US$2.3 million in 2023. The increase in other income was primarily attributed to the increase in insurance brokerage commission of US$0.7 million, foreign currency exchange gain of US$0.3 million and a decrease in trading losses from exchange-traded stock of US$1.1 million, partially offset by the decrease in MetaWords NFTs sale of US$0.4 million generated in 2022.

Expenses

Our total expenses increased by 14.6% from US$31.5 million in 2022 to US$26.9 million in 2023, primarily due to a decrease in research and development expenses and impairment of fixed assets, partially offset by increases in compensation expenses, service fees, marketing expenses and a decrease in the gain from change in fair value of warrants liabilities.

Commission and Fees Expenses. Our commission expenses increased by US$0.2 million from US$3.2 million in 2022 to US$3.4 million in 2023, primarily due to an increase of US$0.8 million in our insurance brokerage commission expenses, partially offset by a decrease of US$0.6 million in our futures brokerage commission expenses.

Compensation Expenses. Our compensation expenses increased by 13.2% from US$3.6 million in 2022 to US$4.1 million in 2023, primarily due to the increase in the headcount and the discretionary bonus paid out in the second half of 2023.

Communication and Technology Expenses. Our communication and technology expenses of US$3.1 million in 2023, slightly decreased from the prior year.

General and Administrative Expenses. Our general and administrative expenses increased by 16.6% from US$1.2 million in 2022 to US$1.4 million in 2023, as a result of a recovery in normal business travels and activities.

Professional Fees. Our professional fees decreased by 8.3% from US$3.7 million in 2022 to US$3.4 million in 2023, primarily due to the decrease in the professional services acquired for the metaverse and NFT businesses in 2023.

Services Fees. Our services fees for independent contractors and consultants increased by 20.2% from US$2.0 million in 2022 to US$2.4 million in 2023, as a result of an increased number of contracted service providers needed due to the rapid growth of our OTC stock options trading business.

Research and Development. We incurred R&D expenses US$4.7 million in connection with developing and enhancing the Company’s Metaverse project in the prior year. Such project has ceased since the second half of 2022, resulting in a significant decrease in 2023.

Interest Expenses. Our interest expenses increased slightly as a result of the increase in the interest rates charged by our TRS trading service business partners.

Occupancy Expenses. Our occupancy expenses were US$0.8 million in 2023, remaining comparable to the prior year.

Marketing Expenses. Marketing expenses increased by 12.1% from US$3.7 million in 2022 to US$4.2 million in 2023, mainly due to marketing expenses incurred to maintain existing customers and develop new customers, and promote our businesses and branding activities.

Depreciation. Our depreciation expenses decreased by 11.7% from US$2.0 million in 2022 to US$1.8 million in 2023, mainly attributable to the full impairment of mining equipment in the second quarter of 2022.

Impairment of fixed assets. The mining equipment was fully impaired during the six-month period of 2022 in an amount of US$1.7 million. No such charge in 2023.

Impairment of cryptocurrencies. The impairment charges of the BNB and wBNB tokens holdings from the sale of MetaWords NFTs in 2022 was US$0.3 million. No such charge in 2023.

Change in fair value of warrant liabilities. The gain from the change in fair value of the outstanding Public and Private Warrants in 2023 was US$0.6 million, compared to a gain of US$1.2 million in 2022.

Other Expenses. Other expenses increased from US$32,000 for the year ended December 31, 2022 to US$430,000 for the year ended December 31, 2023.

Income Tax Expenses

Our income tax expenses decreased from US$3,000 in 2022 to US$1,000 in 2023.

Net loss

As a result of the foregoing, we had net losses of US$5.8 million in 2023 compared to a net loss of US$34.0 million in 2022.

Net loss attributable to LGHL

After allocating net loss to non-controlling interest, net loss attributable to parent company was US$5.3 million in 2023, compared to US$31.6 million in 2022.

B.	Liquidity and Capital Resources

Our principal sources of liquidity have been cash generated from our operations and capital raised through equity and debt transactions. As of December 31, 2024, and 2023, we had US$16.9 million, and US$29.0million of cash and cash equivalents (excluding cash held on behalf of clients), respectively. Our cash and cash equivalents primarily consist of cash on hand and cash deposited with banks which are unrestricted for withdrawal or use. We also held short-term investments that can be redeemed on demand of US$2,000, and US$4.5 million as of December 31, 2024 and 2023, respectively. The short-term investments we held are mainly equity securities listed on Shanghai/Shenzhen Stock Exchange and Hong Kong Stock Exchange. The Company did not have available and unused external source of liquidity as of the years ended December 31, 2024, 2023, and 2022.

	Years ended December 31,
	2024	2023	2022
	US$	US$	US$

Unrestricted cash	$16,934,202	$28,953,780	$11,159,610
Short-term investments	2,423	4,522,805	11,104,047
	$16,936,625	$33,476,585	$22,263,657

We have been able to meet our working capital needs in the past. Based on our current operating plan and financial condition including liquidity sources, we expect that our existing unrestricted cash and short-term investments and our anticipated cash flows from operations may not be sufficient to meet our anticipated working capital requirements and material cash requirements for the next 12 months. In the long term, our working capital needs will depend on many factors, including the rate of our business and revenue growth, the timing of our various expenditures and cash provided by and used in operating, investing and financing activities and capital expenditures.

The Group had recurring operating losses, the net loss was US$27.6 million for the year ended December 31, 2024 and the accumulative deficit was US$67.2 million as of December 31, 2024. And the Group had the working capital deficit of US$11.0 million as of December 31, 2024 and had negative cash flows of US$19.1 million generated from operating activities. Given these conditions, we conclude that there is substantial doubt about our ability to continue as a going concern within one year after the issuance date.

We will implement strategies and plans to grow our business and generate substantial revenue, and take further measures to control operating costs. To the extent our unrestricted cash, short-term investments and cash flow from operating activities are insufficient to satisfy its liquidity needs in accordance with our strategic plan in the future, we may decide to raise additional funds through the sale of equity or convertible debt securities, or obtain financial support and credit guarantee from the related parties. If additional funding is necessary or desirable, however, we may not be able to effect an equity financing, debt financing or financial support from related parties in amounts or on terms acceptable to us or at all. If we are unable to raise additional capital when needed, its results of operations and financial condition would be materially and adversely impacted.

The following table presents our cash and cash equivalents held in various currencies as of the years ended December 31, 2024, 2023, and 2022. We closely monitor our cash balance and future payments obligations by preparing monthly cash balance and fund requirement reports to provide a timely overview of our overall cash position and liquidity and risk control measurements. Such reports are reviewed by our chief financial officer and chief executive officer.

	Years ended December 31,
	2024	2023	2022
	US$	US$	US$

Held in USD	$16,444,189	$25,933,029	$8,373,124
Held in HKD	240,281	2,856,008	2,652,077
Held in RMB	4,497	12,492	13,719
Held in SGD and other currencies	245,235	152,251	120,690
Total cash and cash equivalents	$16,934,202	$28,953,780	$11,159,610

As of December 31, 2024, 2023, and 2022, 0.06%, 0.03%, and 0.09% of our cash and cash equivalents were held in China. See “Transfers of Cash from Our Subsidiaries to the Company” below for the ability of subsidiaries to transfer funds to the holding company.

The following table sets forth a summary of our cash flows for the periods indicated:

	Years ended December 31,
	2024	2023	2022

Net cash (used in) provided by operating activities	$(19,111,239)	$13,412,873	$(3,940,552)
Net cash (used in) provided by investing activities	(114,279)	1,416,000	(7,093,339)
Net cash provided by financing activities	5,490,040	1,659,010	9,808,775
Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	63,951	205,913	(123,760)
Net increase in cash and restricted cash	(13,671,527)	16,693,796	(1,348,876)
Cash and restricted cash at beginning of year	31,096,395	14,402,599	15,751,475
Cash and restricted cash at end of year	$17,424,868	$31,096,395	$14,402,599

Operating Activities

Net cash used in operating activities for the year ended December 31, 2024 was US$19.1 million, primarily attributable to our net losses of US$27.6 million, as adjusted by (i) a gain from extinguishment of liabilities of US$24.3 million, and (ii) a decrease of US$14.2 million in payables to broker-dealers and clearing organizations. These were partially offset by (i) share based compensation of US$1.3 million, and the depreciation expenses of US$2.4 million, (ii) a decrease of US$12.8 million in receivables from broker-dealers and clearing organizations, (iii) an increase of US$22.4 million in payable to customers, (iv) a decrease of US$4.5 million in securities owned and (v) an increase of US$2.5 million in accrued expenses and other payables.

Net cash provided by operating activities for the year ended December 31, 2023 was US$13.4 million, primarily attributable to our net losses of US$5.8 million, as adjusted by (i) share based compensation of US$1.7 million, the depreciation and amortization expenses of US$1.8 million, amortization of debt discounts of US$0.5 million, and change in fair value of warrant liabilities and option liabilities in total of US$0.6 million, (ii) a decrease of US$19.5 million in receivables from broker-dealers and clearing organizations, and (iii) a decrease of US$6.6 million in securities owned. These were partially offset by (i) a decrease of US$1.3 million in payables to customers and (ii) a decrease of US$9.9 million in payables to broker-dealers and clearing organizations.

Net cash used in operating activities for the year ended December 31, 2022 was US$4.0 million, primarily attributable to our net losses of US$34.0 million, as adjusted by (i) change in fair value of warrant liabilities and option liabilities in total of US$1.8 million, (ii) a decrease of US$12.1 million in payables to customers and (iii) a decrease of US$28.1 million in payables to broker-dealers and clearing organizations. These were partially offset by (i) share based compensation of US$1.3 million, impairment of fixed assets of US$1.7 million and the depreciation expenses of US$2.0 million, (ii) a decrease of US$54.8 million in receivables from broker-dealers and clearing organizations, (iii) a decrease of US$4.8 million in securities owned and (iv) a decrease of US$6.7 million in prepaid and other assets.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2024 was US$114,000, attributable to net proceeds from sale of subsidiaries.

Net cash provided by investing activities for the year ended December 31, 2023 was US$1.4 million, primarily attributable to (i) proceeds of US$1.5 million received from the sale of the subsidiary in mainland China, (ii) collection of loans receivable of US$ 7.8 million, partially offset by the purchase of copyrighted trading software programs of UD$7.9 million.

Net cash used in investing activities for the year ended December 31, 2022 was US$7.0 million, primarily attributable to short-term loans receivable to unrelated parties in an aggregate of US$8.5 million, partially offset by US$1.5 million of collection of such loans.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2024 was US$5.5 million, primarily attributable to (i) net proceeds of US$2.3 million from convertible debenture and (ii) net proceeds of US$3.2 million from short-term borrowings.

Net cash provided by financing activities for the year ended December 31, 2023 was US$1.7 million, primarily attributable to (i) US$0.7 million of proceeds as a result of the exercise of warrants, and (ii) US$2.4 million of net proceeds from issuance of convertible debenture, partially offset by (i) repayment of US$1.3 million to minority shareholder and (ii) US$0.1 million of repayment to director.

Net cash provided by financing activities for the year ended December 31, 2022 was US$9.8 million, primarily attributable to (i) net proceeds of US$8.1 million from convertible debenture and (ii) capital contribution of US$1.7 million from noncontrolling shareholder.

Transfers of Cash from Our Subsidiaries to the Company

Lion Group Holding Ltd. was incorporated in Cayman Islands on February 11, 2020, to be the ultimate parent company of the Group upon the consummation of a business combination on June 16, 2020. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Lion Group Holding Ltd. is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and Cayman Islands through loans or capital contributions without restrictions on the amount of the funds. Lion Group Holding Ltd. can distribute earnings from its businesses, including subsidiaries, to the U.S. investors. Our operations in Hong Kong and the Cayman Islands were in loss position since the second half of 2020, and the Company has raised capital through financing transactions and provided funding to our operations in Hong Kong and the Cayman Islands.

Our operating subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, and British Virgin Islands, respectively, to provide funding to Lion Group Holding Ltd., the holding company incorporated in the Cayman Islands through dividend distributions, loans or advances. Our Group currently intends to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

In the past years, we conducted our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We are dependent on our customers in the PRC, the laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Risk Factors — Risks Related to Our Business and Industry — PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.” for more information on the risk of PRC governmental control of currency conversion, cross-border remittance and offshore investment with respect to our operations. However, the laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to our Cayman Islands and Hong Kong subsidiaries to or from Cayman Islands and Hong Kong subsidiaries to the Company and the investors in the U.S.. As a result, cash can be transferred freely between the Company and its operating subsidiaries, across borders, and to U.S. investors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The following are the aggregate transfers from its subsidiaries to the Company for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
	2024	2023	2022
	US$	US$	US$
Subsidiaries
Lion Broker Limited	$9,234,037	$12,365,221	$18,203,025
Lion Financial Group Limited	962,616	-	-
Lion Wealth Management Ltd	63,955	-	-
Lion Futures Limited	-	-	-
Lion International Securities Group Limited	-	-	-
Lion Workshop Limited	638,896	-	-
Lion Wealth Limited	134,611	1,971,385	6,500,000
BC Wealth Management Limited	11,047	-	-
Total	$11,045,162	$14,336,606	$24,703,025

For the years ended December 31, 2024, 2023 and 2022, we did not pay any dividends to our shareholders. If we determine to pay dividends on any of our ADSs in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Cayman Islands. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from the Company to its shareholders.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

See “Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” for more information.

Financing Arrangements

The following is a summary of our borrowings and redeemable securities as of December 31, 2024, 2023 and 2022, which were obtained for working capital purpose.

	As at December 31,
	2024	2023	2022
Outstanding principal amount	US$	US$	US$
Short-term borrowings	$3,150,040	$-	$-
Minority shareholder loan	109,941	110,000	110,000
August 2022 Convertible debenture (1)	-	-	3,500,000
December 2022 Convertible debenture (1)	-	-	3,000,000
September 2023 Convertible debenture (1)	-	2,500,000	-
January 2024 Convertible debenture (1)	50,000	-	-
August 2024 Convertible debenture (1)	1,500,000	-	-
	$4,809,981	$2,610,000	$6,610,000

(1)	The securities are convertible into ADSs since the issuance at the holder’s election.

Operating Lease Commitments

The following table sets forth our operating lease commitments as of December 31, 2024. Our lease obligations primarily comprise future aggregate minimum lease payments in respect of office premises under non-cancellable lease agreements.

	Payments Due by Period
		Short-term
	Total	less than 1 Year	Long-term over 1 year
Operating lease obligations	$213,636	$157,094	$56,542

Other than the Financing Arrangements and Operating Lease Commitments above, we did not have any other significant commitments, long-term obligations, or guarantees as of December 31, 2024.

Capital Expenditures

Our capital expenditures are primarily incurred for purchase of property, equipment and copyrighted trading software programs. Our capital expenditures were US$114,000 in 2024, US$7.8 million in 2023, and nil in 2022. We will continue to make capital expenditures to meet the growth of our business when needed. We intend to fund our future capital expenditures with our existing cash balance and proceeds from debt or equity financing activities.

Capital Commitments

We did not have significant commitments for capital expenditures that were contracted but not yet reflected in the consolidated financial statements as of December 31, 2024.

C.	Research and development, patents and licenses, etc.

See “Item 4. Information on the Company — B. Business Overview”

D.	Trend Information

Other than as disclosed elsewhere in this annual report, we are not aware of any trend, uncertainty, demand, commitment or events for the year ended December 31, 2024 that are reasonably likely to have a material and adverse effect on our revenues, income, profitability, liquidity, capital resources, or that would cause disclosed financial information not to be necessarily indicative of future operation results or financial conditions.

E.	Critical Accounting Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the consolidated financial statements and accompanying notes. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. The use of estimates is an integral component of the financial reporting process, and actual results could differ from our expectations as a result of changes in our estimates. Our critical accounting estimates are described below. The critical accounting estimates should be read in conjunction with our risk factors as disclosed in “Item 3. Key Information—D. Risk Factors.” See Note 2 to our consolidated financial statements for the year ended December 31, 2024 for more information on our significant accounting policies.

Revenue Recognition

Revenue from contracts with customers include commission income from securities, futures and derivative brokerage services, CFD trading services, insurance brokerage services and crypto currency mining. The recognition and measurement of revenue is based on the assessment of individual contract terms. Significant judgment is required to determine whether performance obligations are satisfied at a point in time or over time, how to allocate transaction prices where multiple performance obligations are identified, when to recognize revenue based on the appropriate measure of progress under the contract, whether revenue should be presented gross or net of certain costs, and whether constraints on variable consideration including noncash consideration should be applied due to uncertain future events.

Impairment of Long-lived Assets

Various factors that we use in determining the impact of the impairment assessments include the expected useful lives of long-lived assets and the ability to realize any undiscounted cash flows in excess of the carrying amounts of such asset or asset groups, and are affected primarily by changes in the expected use of the assets, changes in technology or development of alternative assets, changes in economic conditions, changes in operating performance and changes in expected future cash flows. Because judgment is involved in determining the fair value of long-lived assets, there is risk that the carrying value of these assets may require adjustment in future periods.

Public and Private Warrants Liabilities

Determining the appropriate valuation model and estimating the fair values of warrant liabilities requires the input of subjective assumptions, including risk-free interest rate, expected stock price volatility, dividend yields, and expected term. The expected volatility assumption is based partially upon the historical volatility of our ordinary shares, which may or may not be a true indicator of future volatility. The assumptions used in calculating the fair values of warrants liability represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change and different assumptions are used, changes in fair value of warrants liabilities could be significantly different from what we recorded in the current period.

Income Taxes

The amount of current taxes payable or refundable is recognized as of the date of the consolidated financial statements, utilizing currently enacted tax laws and rates of the relevant authorities. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and tax credits based on applicable tax rates. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax expenses or benefits are recognized in the consolidated financial statements for the changes in deferred tax liabilities or assets between years.

We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

ITEM 6. DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

A.	Directors and Executive Officers

The following sets forth certain information concerning our directors and executive officers as of the date of this annual report:

Directors and Executive Officers	Age	Position/Title
Chunning Wang	46	Chairman of the Board, Chief Executive Officer (Class II)
Sze Hau Lee	39	Director, Chief Financial Officer (Class II)
Yan Zhang	45	Director and President (Class I)
Zhixiang Zhang	56	Director (Class I)
Chi Fai Choi	47	Independent Director (Class I)
Anthony Lau Hoi Ho	39	Independent Director (Class II)
Tak Wing Lo	38	Independent Director (Class II)

Chunning Wang is our Chairman of the Board and Chief Executive Officer. Mr. Wang joined Lion in May 2019 and has been responsible for Lion’s fund raising activities. Prior to joining Lion, Mr. Wang held positions of chief executive officer, director and vice chairman of the board at Carnival Group International Holdings Limited (0996.HK), one of China’s leading operators of large-scale integrated tourism, hospitality and retail attractions, from 2017 to 2019. Mr. Wang has more than a decade of experience in the banking industry. From 2016 to 2017, Mr. Wang served as an assistant chief executive officer at Hengfeng Bank Co., Ltd. (Shanghai branch), where he was responsible for corporate business. Previously, Mr. Wang worked at China Minsheng Banking Corporation Limited for around six years, where he started as a product manager in the bank’s head office in the PRC in 2006, and later ended up serving as a general manger in the bank’s Hong Kong branch in 2015, primarily responsible for the bank’s overseas mergers and acquisition and other large-scale projects. Mr. Wang received his bachelor’s degree in Industrial Foreign Trade from International Business School of Hunan University in 2000, and obtained a master’s degree in management from The Faculty of Commerce and Business Administration of The University of British Columbia in 2005.

Sze Hau Lee is director and our Chief Financial Officer. Mr. Lee joined Lion as a corporate finance director in May 2019, mainly responsible for Lion’s fund-raising activities. Prior to that, Mr. Lee worked in Carnival Group International Holdings Limited (0996.HK) as a corporate finance director from September 2017 to February 2019. While working there, Mr. Lee was primarily responsible for leading, originating, structuring and executing financing transaction and providing investment advice to the management. Before that, Mr. Lee had years of experience in banking industry. He worked as a manager of syndicated finance department at China Minsheng Banking Corporation Hong Kong Branch from February 2017 September 2017, a vice president of structured and leveraged finance department in Hengfeng Bank Shanghai Branch from April 2016 to February 2017, an assistant manager of structured and leveraged finance department in China Minsheng Banking Corporation Hong Kong Branch from January 2014 to April 2016. He had been primarily responsible for the origination, structure and execution of syndicated facilities as well as financing arrangements in mega transactions. Mr. Lee started his first few years of career in accounting firms. He worked as a senior associate in Ernst & Young from October 2012 to December 2013. Before that, he worked in PricewaterhouseCoopers for approximately five years, where he started as an associate in September 2007 and left in October 2012 as a senior associate. Mr. Lee received his bachelor’s degree in professional accountancy from The Chinese University of Hong Kong in August 2007. He is a member of Hong Kong Institute of Certified Public Accountants since 2011 and also a member of the Institute of Chartered Accountants in England and Wales since January 2022.

Yan Zhang serves on our board and is our President. From July 2020 to April 2021, Ms. Zhang conducted her own financial consulting services for her own clients from July 2020 to April 2021. From September 2009 to June 2020, Ms. Zhang served as a manager, senior manager, and subsequently, principal of UHY Advisors NY, Inc., with her last role being a principal. From 2004 to 2007, Ms. Zhang served as a senior accountant of PricewaterhouseCoopers LLP in Beijing, China. Ms. Zhang received her bachelor’s degree and master’s degree both in Economics from Central University of Finance and Economics in Beijing China, and obtained a second master’s degree in information assurance from The State University of New York at Albany in June 2009. Ms. Zhang has been a member of The New York State Society of Certified Public Accountants since November 2010 and also a member of the New York Institute of Internal Auditors since September 2011.

Zhixiang Zhang serves on our board. Mr. Zhang has been the chief executive officer of China Ruifeng Renewable Energy Holdings Limited (“China Ruifeng”) (0527.HK), an integrated company of wind power operation, wind power equipment manufacturing, power grid construction and diodes manufacturing, since August 2010 and was appointed as an executive Director since July 2010. He is also an authorized representative of China Ruifeng, a member of each of the remuneration committee and nomination committee of China Ruifeng. In addition, Mr. Zhang is a director of Diamond Era Holdings Limited (“Diamond Era”), a substantial shareholder of China Ruifeng. Prior to that, Mr. Zhang worked at Hexigten Qi Langcheng Ruifeng Electric Development Co., Ltd., a subsidiary of China Ruifeng, where he started as a vice general manager in December 2005. Mr. Zhang received his bachelor’s degree in economics from the School of Taxation of the Central Institute of Finance (currently known as the Central University of Finance and Economics) in 1991.

Chi Fai Choi is our independent director. Mr. Choi has served as the investment management department consultant of OCI International Holdings Limited (0329.HK), an investment holding company principally engaged in securities trading and investments, trading of wines and provision of financial advisory services in the PRC, since November 2018. Mr. Choi is responsible for fund raising for general corporate purposes, setting up fund, and originating new potential investment opportunities to the company. Prior to that, Mr. Choi served as an executive director of Rentian Technology Holdings Limited (0885.HK), a Hong Kong-based investment holding company principally engaged in Internet of Things (IoT) businesses, from March 2015 to December 2017, the chief investment officer of Carnival Group International Holdings Limited (0996.HK) from May 2012 to March 2018, an independent non-executive director of Energy International Investments Holdings Limited (0353.HK) from July 2011 to July 2014, an associate director of CCB International Asset Management Limited (“CCBIAM”) from November 2007 to May 2012. CCBIAM is ultimately controlled by China Construction Bank Corporation (0939.HK and CH.601939). From September 2000 to October 2007, Mr. Choi was a senior officer of Hutchison Whampoa Limited and a senior accountant of Ernst & Young. Mr. Choi received his bachelor’s degree of business administration in accounting from The Hong Kong University of Science and Technology in August 2000. Mr. Choi is a member of Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants. Mr. Choi has over 10 years of experience in internal and external auditing, merger and acquisition, and direct investment.

Anthony Lau Hoi Ho is our independent director. Since January 2023, Mr. Anthony Lau Hoi Ho has been serving as a managing director of Vanzbon CPA Co., Limited, where he provides technical support for audit assignment. Starting from March 2022, Mr. Anthony Lau Hoi Ho has been an FP&A manager of Guest Supply Asia Pacific, where he leads the budgeting and analysis function of APAC area. Mr. Ho was a commercial finance manager at Pandora between November 2020 and February 2022, where he led the finance function of Hong Kong, Macau, and Taiwan with market leaders. Prior to that, Mr. Ho was a brand management controller at L’Oréal Hong Kong Limited between May 2018 and November 2020. Mr. Ho obtained his bachelor’s degree in Accountancy from The Hong Kong Polytechnic University in June 2007. Mr. Ho is an authorized supervisor, practicing accountant, and certified public accountant at Hong Kong Institute of Certified Public Accountants.

Tak Wing Lo serves on our board. Since December 2022, Mr. Lo has been serving as the responsible officer of Tianda Financial Limited, a company principally engaged in the provision of financial services. From February 2018 to January 2023, Mr. Lo served as the head of corporate finance of Zhenro Properties Group Limited (HKEx: 06158), a company principally engaged in real estate development and property leasing. Mr. Lo obtained a Master of Science degree in Finance (Investment Management) from the Hong Kong University of Science and Technology and a Bachelor of Arts degree in Accountancy from the Hong Kong Polytechnic University, in 2012 and 2007, respectively.

B.	Compensation

Executive Officer and Director Compensation

Our policies with respect to the compensation of our executive officers following the Business Combination are administered by our board of directors in consultation with our compensation committee (as described above). We intend to be competitive with other similarly situated companies in the industry. Our compensation committee will be charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

For the fiscal year ended December 31, 2024, we paid an aggregate of US$0.88 million in cash and US$0.3 million in shares to our executive officers and directors, and an aggregate of US$72,500 in cash to our non-executive directors. For share incentive grants to our directors and executive officers, see “—2020 Share Incentive Plan”, “—2023 Share Incentive Plan” and “—2024 Share Incentive Plan” We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our Hong Kong subsidiaries are required by the Hong Kong Mandatory Provident Fund Schemes Ordinance to make monthly contributions to the mandatory provident fund scheme in an amount equal to 5% of an employee’s salary subject to the statutory maximum at HK$1,500.

Employment Agreements and Indemnification Agreements

We entered into employment agreements with each of our executive officers. Each executive officer is employed for a continuous term, or a specified time period which will be automatically extended, unless either we or the executive officer gives prior notice to terminate such employment. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including the commitment of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense other than one which in the opinion of the board does not affect the executive’s position, willful, disobedience of a lawful and reasonable order, misconduct being inconsistent with the due and faithful discharge of the executive officer’s material duties, fraud or dishonesty, or habitual neglect of his or her duties. An executive officer may terminate his or her employment at any time with a three- to six-month prior written notice.

Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information or trade secrets. Each executive officer has also agreed to disclose in confidence to us all inventions, intellectual and industry property rights and trade secrets which they made, discover, conceive, develop or reduce to practice during the executive officer’s employment with us and to assign to our company all of his or her associated titles, interests, patents, patent rights, copyrights, trade secret rights, trademarks, trademark rights, mask work rights and other intellectual property and rights anywhere in the world which the executive officer may solely or jointly conceive, invent, discover, reduce to practice, create, drive, develop or make, or cause to be conceived, invented, discovered, reduced to practice, created, driven, developed or made, during the period of the executive officer’s employment with us that are either related to our business, actual or demonstrably anticipated research or development or any of our products or services being developed, manufactured, marketed, sold, or are related to the scope of the employment or make use of our resources. In addition, all executive officers have agreed to be bound by non-competition and non-solicitation restrictions set forth in their agreements. Each executive officer has agreed to devote all his or her working time and attention to our business and use best efforts to develop our business and interests. Moreover, each executive officer has agreed not to, for a certain period following termination of his or her employment or expiration of the employment agreement: (i) carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with us, (ii) solicit or entice away any of our customer, client, representative or agent, or (iii) employ, solicit or entice away or attempt to employ, solicit or entice away any of our officers, managers, consultants or employees.

In addition, we also entered into indemnification agreements with each of our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

2020 Share Incentive Plan

In connection with the consummation of the Business Combination, we adopted the 2020 Share Incentive Plan (“2020 Plan”). Under this Plan, up to 4,632,449 of our ordinary shares outstanding immediately after the Business Combination are available for Awards. Each vested RSU (as reported) entitles the participant of the Plan to receive one ADS, subject to adjustments for dividend payments. As of the date of this annual report, we have granted 3,936,504 deferred shares under this Plan, including 360,000 deferred shares granted to our executive officers and directors.

The following paragraphs summarize the terms of the Plan:

Plan administration. Our compensation committee or executive officers delegated by our compensation committee acts as the plan administrator.

Type of Awards. The Plan permits the award of Options, restricted shares, dividend equivalents, deferred shares, share payments and RSUs singly, in combination or in tandem.

Award Agreement. Each Award is evidenced by an Award agreement between the Award recipient and our Company.

Eligibility. All of our employees are eligible for the grant of Awards under the Plan at the discretion of the compensation committee. A grant of Awards to any member of the compensation committee requires Board approval.

Vesting Schedule and Other Restrictions. The plan administrator has discretion in making adjustment in the individual vesting schedules and other restrictions applicable to the Awards granted under the Plan. The vesting period is set forth in each Award agreement.

Exercise price. The plan administrator has discretion in determining the price of the Awards, subject to a number of limitations. The plan administrator has absolute discretion in making adjustments to the exercise price of Options.

Payment. The plan administrator determines the methods by which payments by any recipient of any Awards under the Plan are made.

Transfer Restrictions. Except as permitted by the plan administrator, and subject to all the transfer restrictions under the applicable laws and regulations and restrictions set forth in the applicable award agreement, all Awards are not transferable or assignable.

Term of the Options. The term of any Option granted under the Plan cannot exceed ten years from its effective date.

2023 Share Incentive Plan

In 2023, we adopted the 2023 Share Incentive Plan (“2023 Plan”). Under this Plan, up to 33,818,770 of our ordinary shares outstanding are available for Awards. Each vested RSU (as reported) entitles the participant of the 2023 Plan to receive one ADS, subject to adjustments for dividend payments. As of December 31, 2023, we have granted 32,000,000 deferred shares under this Plan to our executive officers and directors. In November 2024, the remaining 1,818,770 shares under 2023 Plan were granted and issued to one executive director. As of December 31, 2024, a total of nil shares under the 2024 Plan remained available for future awards.

The following paragraphs summarize the terms of the Plan:

Plan administration. Our compensation committee or executive officers delegated by our compensation committee acts as the plan administrator.

Type of Awards. The Plan permits the award of Options, restricted shares, dividend equivalents, deferred shares, share payments and RSUs singly, in combination or in tandem.

Award Agreement. Each Award is evidenced by an Award agreement between the Award recipient and our Company.

Eligibility. All of our employees are eligible for the grant of Awards under the Plan at the discretion of the compensation committee. A grant of Awards to any member of the compensation committee requires Board approval.

Vesting Schedule and Other Restrictions. The plan administrator has discretion in making adjustment in the individual vesting schedules and other restrictions applicable to the Awards granted under the Plan. The vesting period is set forth in each Award agreement.

Exercise price. The plan administrator has discretion in determining the price of the Awards, subject to a number of limitations. The plan administrator has absolute discretion in making adjustments to the exercise price of Options.

Payment. The plan administrator determines the methods by which payments by any recipient of any Awards under the Plan are made.

Transfer Restrictions. Except as permitted by the plan administrator, and subject to all the transfer restrictions under the applicable laws and regulations and restrictions set forth in the applicable award agreement, all Awards are not transferable or assignable.

Term of the Options. The term of any Option granted under the Plan cannot exceed ten years from its effective date.

2024 Share Incentive Plan

On May 20, 2024, we adopted the Company’s 2024 Equity Incentive Plan (the “2024 Plan”). Under this Plan, up to 47,137,935 of our ordinary shares outstanding are available for Awards. On the same date, the Board and the Audit Committee approved that a total of 20,000,000 Class B ordinary shares were granted to certain employees and vested immediately. On May 21, 2024, a total of 18,500,000 Class B ordinary shares were issued to the employees. In November 2024, the remaining 27,137,935 shares under the 2024 Plan were granted and issued to one executive director. As of December 31, 2024, a total of nil shares under the 2024 Plan remained available for future awards.

The following paragraphs summarize the terms of the Plan:

Plan administration. Our compensation committee or executive officers delegated by our compensation committee acts as the plan administrator.

Type of Awards. The Plan permits the award of Options, restricted shares, dividend equivalents, deferred shares, share payments and RSUs singly, in combination or in tandem.

Award Agreement. Each Award is evidenced by an Award agreement between the Award recipient and our Company.

Eligibility. All of our employees are eligible for the grant of Awards under the Plan at the discretion of the compensation committee. A grant of Awards to any member of the compensation committee requires Board approval.

Vesting Schedule and Other Restrictions. The plan administrator has discretion in making adjustment in the individual vesting schedules and other restrictions applicable to the Awards granted under the Plan. The vesting period is set forth in each Award agreement.

Exercise price. The plan administrator has discretion in determining the price of the Awards, subject to a number of limitations. The plan administrator has absolute discretion in making adjustments to the exercise price of Options.

Payment. The plan administrator determines the methods by which payments by any recipient of any Awards under the Plan are made.

Transfer Restrictions. Except as permitted by the plan administrator, and subject to all the transfer restrictions under the applicable laws and regulations and restrictions set forth in the applicable award agreement, all Awards are not transferable or assignable.

Term of the Options. The term of any Option granted under the Plan cannot exceed ten years from its effective date.

C.	Board Practices

Our board of directors are divided into two classes, namely Class I and Class II. Class I consists of three directors, and Class II consists of four directors. Directors assigned to Class I shall initially serve until the first annual general meeting of shareholders following the effectiveness of our first Amended and Restated Memorandum of Articles of Association. Directors assigned to Class II shall initially serve until the second annual general meeting of shareholders following the effectiveness of our first Amended and Restated Memorandum of Articles of Association.

Committees of the Board of Directors

As of the date of this annual report, we have three committees, namely, audit committee, compensation committee and nominating and corporate governance committee. We have adopted a charter for each of the three committees.

Audit Committee

Our audit committee comprises of Chi Fai Choi, Anthony Lau Hoi Ho and Tak Wing Lo, and is chaired by Chi Fai Choi. All of the directors satisfy the “independence” requirement of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. Our audit committee is responsible for, among other things, appointing, retaining, setting compensation of, and supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls.

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we are required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Chi Fai Choi serves as a financial expert on our audit committee.

Compensation Committee

Our compensation committee consists of Anthony Lau Hoi Ho, Tak Wing Lo, Chunning Wang and Chi Fai Choi, and is chaired by Chunning Wang. Anthony Lau Hoi Ho, Tak Wing Lo and Chi Fai Choi satisfy the “independence requirement” of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. As a foreign private issuer, we have elected to not have our compensation committee consist of entirely independent directors. The compensation committee is responsible for reviewing and approving compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans. It assists the board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the Board on policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below board level.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Anthony Lau Hoi Ho, Tak Wing Lo , Chunning Wang and Chi Fai Choi, and is chaired by Chunning Wang. Anthony Lau Hoi Ho, Tak Wing Lo, and Chi Fai Choi satisfy the “independence requirement” of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. As a foreign private issuer, we have elected to not have our nominating and corporate governance committee consist of entirely independent directors. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

Code of Ethics

Our board of directors adopted a code of ethics and business conduct that applies to all of our executive officers, directors and employees. The code of ethics and business conduct codifies the business and ethical principles that will govern all aspects of our business.

Corporate Governance Practices

As a Cayman Islands exempted company listed on the Nasdaq Capital Market, we are subject to Nasdaq corporate governance listing standards. However, Rule 5615(a)(3) of The Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) permits foreign private issuers like us to follow certain home country corporate governance practices in lieu of certain provisions of the Rule 5600 Series of the Nasdaq Rules. A foreign private issuer that elects to follow a home country practice instead of such provisions, must disclose in its annual reports each requirement that it does not follow and describe the home country practice followed by it.

Our current corporate governance practices differ from Nasdaq corporate governance requirements for U.S. companies in certain respects, as summarized below:

●	Executive Sessions. IM5605-2 of Nasdaq Rules requires independent directors of a Nasdaq listed company must meet regularly in executive session (without members of management present), and such executive sessions should occur at least twice a year. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices which do not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. Rule 5605(e)(2) of Nasdaq Rules requires director nominations of a Nasdaq listed company to be made or recommended solely by independent directors and the director nominations process be addressed by a formal written charter or board resolution. We follow Cayman Islands practice which does not require us to have a formal written charter or board resolution addressing the director nominations process.

●	Composition of Board. Rule 5605(b)(1) of the Nasdaq Rules requires a Nasdaq listed company to have a majority of the board be independent. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices do not require a majority independent board.

●	Composition of Committees. Rule 5605(d)(2) of the Nasdaq Rules requires a Nasdaq listed company to have a compensation committee composed solely of independent directors to determine or recommend the compensation of the executive officers of the company. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices do not require that any of the members of a company’s compensation committee be independent directors.

●	Shareholder Approval. Rule 5635(c) requires shareholder approval for certain issuances of securities. In this regard we have elected to adopt the practices of our home country. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, warrants and convertible notes.

D.	Employees

We had a total of 25 employees in Hong Kong and Singapore as of December 31, 2024. We enter into individual employment contracts with selected employees to cover matters including non-competition and confidentiality arrangements. Our employees’ remuneration packages generally include salary, bonus and social security benefits in accordance with all applicable laws and regulations.

following table sets forth the number of our employees by function as of December 31, 2024:

Sales and Marketing	1
Operation	8
General and Administration	7
Finance and Accounting	4
Management	5
Total	25

Our success depends on our ability to attract, retain and motivate qualified employees. We offer employees competitive salaries, performance-based cash bonuses and other incentives. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes. None of our employees are represented by labor unions.

We typically enter into standard confidentiality and employment agreements with our employees. These contracts include a standard non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment as well as certain period of time after employment is terminated.

E.	Share Ownership

The following table sets forth information regarding the beneficial ownership based on a total number of 1,346,625,244 ordinary shares outstanding as of the date of December 31, 2024, including 1,281,237,399 Class A Ordinary Shares and 65,387,845 Class B Ordinary Shares, with respect to the beneficial ownership of our shares by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Class A Ordinary Shares Beneficially Owned	Number of Class B Ordinary Shares Beneficially Owned	% of Total Ordinary Shares Outstanding	% of Voting Power(2)
Directors and Executive Officers
Chunning Wang(1)	*	53,887,845	4.01%	82.25%
Zhixiang Zhang	*	—		*
Chi Fai Choi	*	—		*
Anthony Lau Hoi Ho	*	—		*
Yan Zhang	*	4,500,000	0.33%	6.87%
Tak Wing Lo	*	—		*
Sze Hau Lee	*	4,500,000	0.34%	6.87%
All executive officers and directors as a group	205,000	62,887,845	4.69%	95.99%

Five Percent or Greater Shareholders
Legend Success Ventures Limited(1)	*	1,931,140	0.14%	2.95%

*	Beneficially owns less than 1% of our Class A Ordinary Shares

(1)	Includes 1,931,140 Class B Ordinary Shares held by Legend Success Ventures Limited. Mr. Chunning Wang, the sole shareholder and sole director of Legend Success Ventures Limited, may be deemed to beneficially own shares held by Legend Success Ventures Limited and has sole voting and dispositive control over such securities.

(2)	Each Class B Ordinary Share is entitled to 10,000 votes per share as of December 31, 2024.

ITEM 7. MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.	Major Shareholders

See “Item 6. Directors, Senior Management and Employees— Beneficial Ownership of Securities.”

B.	Related Party Transactions

Transaction with Minority Shareholder

In October 2021, Lion Wealth Management Limited (“LWML”), one of our subsidiaries and Dawa Future Graphic Technology Co., Ltd (“DAWA”) formed Lion Metaverse Limited (“LML”), to develop the Group’s new Metaverse project “Lion World”. LWML and DAWA each hold 50% of equity interest in LML. As of December 31, 2024 and 2023, LML recorded payable to DAWA for research and development expenses in the amount of approximately $800,000 and $838,000, respectively.

2021 Securities Purchase Agreement Lock-up Agreements

Simultaneously with the execution of the Securities Purchase Agreement, the directors, officers, and 10% or greater shareholders of the Company save except for Greentree Financial Group, Inc. entered into a lock-up agreement (each a “Lock-Up Agreement”) with the selling shareholder. In such Lock-Up Agreement, the directors, officers, and 10% or greater shareholders of the Company save except for Greentree Financial Group, Inc. agreed that they will not, during the period commencing from February 18, 2021 and ending on until thirty (30) days after the earliest of the date that (a) a registration statement has been declared effective by the SEC, (b) all of the underlying shares pursuant to the February Private Placement have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date of the February Private Placement (being February 18, 2020), provided that a holder of the underlying shares pursuant to the February Private Placement is not an Affiliate of the Company, or (d) all of the underlying shares pursuant to the February Private Placement may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders (the “Lock-Up Period”), (i) offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any ordinary shares or ordinary shares equivalents beneficially owned, held or hereafter acquired by the undersigned during the Lock-Up Period.

Employment Agreements and Indemnification Agreements

See “Item 6. Directors, Senior Management and Employees—B. Compensation.”

Share Incentive Plan

See “Item 6. Directors, Senior Management and Employees—B. Compensation.”

C.	Interests of Experts and Counsel

Not applicable.

ITEM 8. FINANCIAL INFORMATION

A.	Consolidated Statements and Other Financial Information

We have appended consolidated financial statements filed as part of this annual report.

Legal Proceedings

As the date of this annual report, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.

Dividend

We did not pay any dividends to our shareholders in 2024 and 2023. We are able to distribute earnings from our operating subsidiaries, to the parent company and U.S. investors and settle amounts owed, although we currently do not have any dividend policy.

B.	Significant Changes

Except as disclosed elsewhere in this annual report, we have not experienced any significant changes since the date of our audited consolidated financial statements included in this annual report.

ITEM 9. THE OFFER AND LISTING

A.	Offering and Listing Details.

See “C. Markets.”

B.	Plan of Distribution

Not applicable.

C.	Markets

Our ADSs and 2019 Warrants are listed on the NASDAQ under the symbols “LGHL” and “LGHLW”, respectively.

D.	Selling Shareholders

Not applicable.

E.	Dilution

Not applicable.

F.	Expenses of the Issue

Not applicable.

ITEM 10. ADDITIONAL INFORMATION

A.	Share Capital

Not applicable.

B.	Memorandum and Articles of Association

We incorporate by reference into this annual report the description of our Amended and Restated Memorandum and Articles of Association contained in our Form 6-K filed with the Registrar on January 14, 2025 (the “Articles”). The following are material provisions of our currently effective Amended and Restated Memorandum and Articles of Association, as well as the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) insofar as they relate to the material terms of our ordinary shares.

Capitalized terms not defined in this section shall have the meanings given to them in the Articles.

Register And Company Purpose

Lion Group Holding Ltd. is a company incorporated in the Cayman Islands, with its principal executive office at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693, and its registered office at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Summary Of Provisions Relating To Certain Powers And Interests Of Directors

Our Directors may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their offices of Directors for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

Our Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires.

Other than being of legal age, there are no age limit restrictions for directors and they are not required to own any shares in the Company.

The remuneration of the directors may be determined by the Directors or by Ordinary Resolution.

Shares, Share rights

Subject to the Articles, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine and grant options with respect to such Shares and issue warrants or similar instruments with respect thereto and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Directors, or the Shareholders by Ordinary Resolution, may authorize the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

Subject to the provisions of the Companies Act, the rules of Nasdaq, the Articles and to any special rights conferred on the holders of any Shares or Class of Shares, any Share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine.

Subject to the Companies Act and the rules of the Nasdaq, any preferred Shares may be issued or converted into Shares that, at a designated date or at the option of the Company or the holder if so authorized by its Articles of Association, are liable to be redeemed on such terms and in such manner as the Members before the issue or conversion may by Ordinary Resolution of the Members determine. Where the Company purchases for redemption a redeemable Share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws and the rules of Nasdaq.

Subject to Article 12, the Memorandum of Association and any special resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other Shares or Class of Shares, Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than the following:

(a) As regards to conversion

(i)	Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Companies Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share in its holding. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

(ii)	Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(iii)	On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

(iv)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall:

(b) As regards Voting Rights

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company. Each Class B Ordinary Share shall be entitled to ten thousand (10,000) votes on all matters subject to the vote at general meetings of the Company.

(c) As regards Transfer

Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such Conversion Number of Class A Ordinary Shares calculated based on the Conversion Rate.

Shareholders

The Board is authorised to establish a Shareholder rights plan including approving the execution of any document relating to the adoption and/or implementation of a rights plan. A rights plan may be in such form and may be subject to such terms and conditions as the Board shall determine in its absolute discretion. The Board is authorised to grant rights to subscribe for Shares of the Company in accordance with a rights plan, and may in accordance with a rights plan, exercise any power under such rights plan (including a power relating to the issuance, redemption or exchange of rights or shares) on a basis that excludes one or more members, including a member who has acquired or may acquire a significant interest in or control of the Company subject to applicable law.

Call on Shares

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified. The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment. The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

Forfeiture Of Shares

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited. A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale. The provisions on forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer Of Shares

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares. Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine. All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Transmission Of Shares

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognized by the Company as having any title to the Share. Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy. A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Alteration Of Share Capital

The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe, including to: consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination; subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Redemption, Purchase And Surrender Of Shares

Subject to the Companies Act, the Company may issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine; purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; make a payment in respect of the redemption or purchase of its own Shares in any manner authorized by the Companies Act, including out of its capital; and accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption. The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Limitation On Owning Securities

There are no limitations imposed by the Articles in respect of the rights of non-residents or foreign persons to purchase, own or sell securities issued by the Company.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law, our articles of association and the common law of the Cayman Islands.

Rights In A Liquidation

If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims. The liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Voting Rights

The Board of Directors shall be divided into two classes: Class I and Class II. Class I shall consist of three (3) directors. Class II shall consist of four (4) directors. The term of office of Class I shall expire at the first annual meeting of Members following the effectiveness of these Articles; and the term of office of Class II shall expire at the second annual meeting of Members following the effectiveness of these Articles. Directors may be added to the Board of Directors between annual meetings of Members by reason of an increase in the authorized number of directors belonging to the relevant class as approved by an Ordinary Resolution. Commencing at the first annual general meeting of Members following the effectiveness of these Articles, and at each second annual general meeting thereafter, Class I directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. Commencing at the second annual general meeting of Members following the effectiveness of these Articles, and at each second annual general meeting thereafter, Class II directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the second succeeding annual general meeting after their election.

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Except as required by applicable law and subject to these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares (if applicable) shall at all times vote together as one class on all matters submitted to a vote of the Shareholders. On a poll votes may be given either personally or by proxy.

Subject to any special rights or restrictions as to voting at the time, at any general meeting on a show of hands:

(i)	every Member holding Class A Ordinary Shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote for every fully paid Class A Ordinary Share of which he is the holder and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorized representative shall have one vote for every fully paid Class A Ordinary Share of which he is the holder; and

(ii)	every Member holding Class B Ordinary Shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have 10,000 votes for every fully paid Class B Ordinary Share of which he is the holder and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorized representative shall have 10,000 votes for every fully paid Class B Ordinary Share of which he is the holder.

Amendments To The Articles

Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

Provisions Restricting Change In Control Of Our Company

The Board is authorised to exercise the powers under Article 16 (Shareholder Rights Plan) of the Articles for any purpose that the Board, in its discretion, deems reasonable and appropriate, including to ensure that any process which may result in an acquisition of a significant interest or change of control of the Company is conducted in an orderly manner and that any potential acquisition of a significant interest or change of control of the Company which would be unlikely to treat all members of the Company fairly and in a similar manner would be prevented.

C.	Material Contracts

We have not entered into any material contracts other than in the ordinary course of business and other than those described in “Item 4. Information on the Company” or “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” or elsewhere in this annual report on Form 20-F.

D.	Exchange Controls

See “Item 3. Key Information — D. Risk factors — Risks Related to our Business and Industry

E.	Taxation

The following summary of the material Cayman and U.S. federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this annual report, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong, and the United States.

Material U.S. Federal Income Tax Considerations

The following summary discusses the material U.S. federal income tax considerations for the ownership and disposition of our ADSs and the Class A Ordinary Shares underlying the ADSs (collectively, the “Securities”). This discussion applies only to Securities held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of our Securities in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or beneficial owners who are subject to special rules, such as:

●	financial institutions or financial services entities;

●	insurance companies;

●	government agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	expatriates or former residents of the United States;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

●	dealers or traders subject to a mark-to-market method of tax accounting with respect to our Securities;

●	persons holding our Securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

●	holders who are controlled foreign corporations or passive foreign investment companies;

●	U.S. holders actually or constructively owning 5% or more of our Securities; or

●	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our Securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. This discussion also does not address or consider the tax treatment of Lion Group North America Corp.’s (formerly “Proficient Alpha Acquisition Corp”) direct or indirect owners.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all in effect as of the date hereof, changes to any of which subsequent to the date of this annual report may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Our ADSs

For U.S. federal income tax purposes, holders of our ADSs generally should be treated as the owner of the underlying Class A Ordinary Shares that are represented by such ADSs. Accordingly, deposits or withdrawals of Class A Ordinary Shares for ADSs should not be subject to United States federal income tax.

Our Tax Treatment

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we, a Cayman Islands-incorporated entity, would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, we would be liable for U.S. federal income tax on its income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of our Securities would be subject to U.S. withholding tax. Taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

In the Business Combination, we indirectly acquired all of Lion Group North America Corp. (formerly “Proficient Alpha Acquisition Corp.”) ’s assets through the acquisition of all of the outstanding Proficient common stock. As a result, the determination of whether we are treated as a U.S. corporation for U.S. federal income tax purposes depends on the application of the substantial business activities test and the Ownership Test.

We are not expected to satisfy the substantial business activities test based on our activities in the Cayman Islands after the completion of the Business Combination. Accordingly, we must determine whether the Ownership Test has been met.

Based on the complex rules for determining share ownership under section 7874 and certain factual assumptions and determinations that are uncertain in application, former Proficient stockholders are expected to be treated as holding less than 80% (by both vote and value) of our stock by reason of their former ownership of Proficient common stock for these purposes. Therefore, we are not expected to satisfy the Ownership Test, and we are not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874. However, the application of the Ownership Test is extremely complex, and the applicable Treasury regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Moreover, the application of the Ownership Test to the facts and circumstances of the Business Combination are uncertain. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect our status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

Limitation on the Use of Lion Group North America Corp.’s U.S. Federal Income Tax Attributes

Following the acquisition of a U.S. corporation by a non-U.S. corporation, even if the 80% Ownership Test is not met, section 7874 may apply to limit the ability of the acquired U.S. corporation, i.e., Proficient, and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if (a) we do not satisfy the “substantial business activities test” and (b) the former Proficient stockholders are treated as holding, as determined under the Ownership Test, at least 60% (but less than 80%), by either vote or value, of the shares of ours by reason of holding stock in Proficient (the “60% Ownership Test”), the taxable income of Proficient (and any person related to it) for any given year, within a ten-year period beginning on the date of the merger, will be no less than that person’s “inversion gain” for that taxable year. Lion Group North America Corp.’s inversion gain includes gain from the transfer of stock or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the transactions, or, if after the transactions, is transferred or licensed to a non-U.S. related person. Further, the Tax Cuts and Jobs Act imposed additional requirements on a U.S. corporation that has failed the “substantial business activities test” and the 60% Ownership Test (an “expatriated entity”), including that the expatriated entity must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related foreign person within the meaning of section 59A of the Code.

Based on the rules under section 7874, it is expected that the former Proficient stockholders will be treated as having received at least 60% of the vote or value of our stock by reason of holding shares of Proficient common stock. In such case, Proficient would be subject to the adverse rules described in the preceding paragraph, as we expanded affiliated group is not expected to meet the “substantial business activities” test in connection with the Business Combination (see discussion under “—Our Tax Residence for U.S. Federal Income Tax Purposes”). Nevertheless, the application of these rules to Proficient is not expected to have a material impact on us, as Proficient is a special purpose acquisition corporation with little to no tax attributes, although there can be no assurances in this regard.

The inversion rules in section 7874 are complex and there is limited guidance regarding their application. No opinion of counsel or IRS ruling has been sought regarding the application of these rules to the Business Combination. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. Holders of shares of our Securities should consult with their independent tax advisors regarding the potential application of section 7874 to the Business Combination.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of Securities who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

ALL HOLDERS OF OUR SECURITIES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if we, or any of our subsidiaries, is treated as a passive foreign investment company, or PFIC, for any taxable year during which the U.S. holder holds our Securities. A non-U.S. corporation, such as us, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of our Securities and how, and how quickly, we use liquid assets and cash obtained in the Business Combination may influence whether we or any of our subsidiaries is treated as a PFIC. Accordingly, we are unable to determine whether we or any of our subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2020 or going forward.

If we or any of our subsidiaries were to be treated as a PFIC, U.S. holders holding our Securities could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in our Securities.

Controlled Foreign Corporation Rules

Special rules would apply if we or any of our non-U.S. subsidiaries is classified as a “controlled foreign corporation,” or CFC, for U.S. federal income tax purposes. A foreign corporation will generally be classified as a CFC if more than 50% of its outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or constructively under section 318 of the Code) by “10% U.S. Shareholders.” For this purpose, a “10% U.S. Shareholder” is any U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power of the issued and outstanding stock of such foreign corporation. Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent 10% U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of ours alone may cause certain related foreign corporations to be treated as CFCs by reason of “downward attribution.” Given that we are publicly held, the constructive ownership rules under section 318 of the Code may make it difficult to determine whether any U.S. person is a 10% U.S. Shareholder of ours and our non-U.S. subsidiaries and whether we or any of our non-U.S. subsidiaries is a CFC. Because we include one or more U.S. subsidiaries (e.g., Proficient), our non-U.S. subsidiaries could be treated as CFCs (regardless of whether we are treated as a CFC), depending on our structure after the Business Combination.

If we or any of our non-U.S. subsidiaries were to be classified as a CFC, a 10% U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless whether any distributions are made. In addition, gain on the sale of the CFC stock by a 10% U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a 10% U.S. Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a 10% U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a 10% U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether we or any of our non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a 10% U.S. Shareholder with respect to any such CFC or furnish to any 10% U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its tax advisors regarding the potential application of these rules to an investment in our Securities.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our Securities. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect and subject to the PFIC rules discussed above, dividends may be subject to the lower applicable long-term capital gains tax rate (See “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below) if our Securities are readily tradeable on an established securities market in the United States and certain other requirements are met.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities

Upon a sale or other taxable disposition of our Securities and subject to the PFIC rules discussed above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in our Securities.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in our Securities so disposed of. A U.S. holder’s adjusted tax basis in our Securities generally will equal the U.S. holder’s acquisition cost of such share.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in us constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our Securities.

Non-U.S. Holders

This section applies to you if you are a Non-U.S. holder. A “Non-U.S. holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of our Securities who or that is not a U.S. holder, including:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	a foreign estate or trust;

but generally does not include an individual who is treated as present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Assuming that we are not treated as a domestic corporation under the rules discussed above or otherwise, dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect to our shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, special rules may apply to a non-U.S. holder that is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Reporting and Backup Withholding

Dividend payments with respect to our Securities and proceeds from the sale, exchange or redemption of our Securities may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly-executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

In certain circumstances, legislation commonly known as the Foreign Account Tax Compliance Act, which is referred to herein as FATCA, imposes a withholding tax of 30% on U.S.-source interest and dividend income received by certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Similarly, U.S.-source interest and dividends received by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a tax rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the shares of our Securities are held will affect the determination of whether such withholding is required. Holders should consult their tax advisors regarding the possible implications of the FATCA rules in their particular situations.

Material Cayman Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares and ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or the ADSs, nor will gains derived from the disposal of our ordinary shares or the ADSs be subject to Cayman Islands income or corporation tax.

F.	Dividends and Paying Agents

Not Applicable.

G.	Statement by Experts

Not Applicable.

H.	Documents on Display

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year, which is December 31. Copies of reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Commission at 1 -800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We will furnish Deutsche Bank Trust Company Americas, the depositary of our ADSs, with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

In accordance with Nasdaq Stock Market Rule 5250(d), we will post this annual report on our website https://ir.liongrouphl.com/#/FinancialReports. In addition, we will provide hardcopies of our annual report to shareholders, including ADS holders, free of charge upon request.

I.	Subsidiary Information

Not applicable.

ITEM 11. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

When we facilitate instant execution of client trades, we may be subject to market risk if the trade of one client cannot be naturally offset by the trade of another client, in which case we may act as a principal in trading with the client and take a position. We constantly monitor our exposure to the market against our pre-determined market risk limit. When our exposure exceeds the limit, we hedge our position to bring our exposure back to the limit. The market risk limit represents the maximum (long or short) net exposure we will hold without any hedging. In accordance with the methodology in our risk management policy, we set our market risk limit based on our risk appetite with reference to the expected liquidity and volatility of the underlying financial products, aiming to achieve an optimal balance among facilitating client’s trades, controlling our cost of hedging and maximizing our daily revenue.

We may also be subject to residual market risk caused by market gaps, which may occur when a product price changes suddenly in a single large movement, often at the opening of a trading day, rather than in small incremental steps. In this situation, we may have difficulty adjusting our hedging in a timely manner and thereby incur a potential loss. We conduct regular scenario-based stress tests that analyze the impact of potential market gap events and take preventive actions to mitigate the impact caused by residual market risk.

Credit Risk

We have a credit risk management system in place to evaluate our credit risk. We regularly review our credit policies and set appropriate credit limits for our clients. In determining the credit limit of a particular client, we consider its investment pattern, the history of its daily closing positions, the types of products it has previously invested in and the security it has placed with us. We only allow a client to place purchase orders within its trading limit using cash deposited in its designated account with us. We require the client selling shares to provide necessary documents evidencing that the shares are deposited with a securities clearing and settlement system of a recognized securities exchange.

We set pre-trade quantity limits and price collars on individual orders. Our system will detect and reject orders that exceed the specified quantity limits or fall outside of the current acceptable price range. We also impose intra-day net long or short position limits on our clients to prevent their accumulated positions from exceeding the clearing company’s financially comfortable levels, as well as to halt potentially errant algorithms.

We also measure the pre-settlement credit exposure and the settlement risk of all our clients to manage our overall credit exposure. We take into account the number of clients with open positions, the products for which clients have open positions, the concentration of open positions on any given securities and other relevant factual circumstances. Whenever our overall pre-settlement credit exposure is unusually high on any given day, we investigate the causes and may reduce the limit on each client in order to control our overall credit exposure. We have forced liquidation policies for our clients. For futures trading, we force clients to liquidate when their equity to occupied margin ratio falls below 80%; for CFD trading, we force clients to liquidate when their net worth to occupied margin ratio falls below 50%.

Liquidity Risk

We closely monitor our liquidity position. Our account department prepares a daily cash position summary and our directors and senior management review this summary to ensure that there are no cash flow mis-matches. We may arrange for credit facilities when necessary.

Capital Adequacy Risk

We operate in highly regulated industries across multiple jurisdictions including the Cayman Islands and Hong Kong. We are required to hold sufficient regulatory capital at both group and individual entity level to cover our risk exposures, among other financial obligations imposed by regulatory authorities. We are required to at all times hold sufficient capital to meet regulatory requirements in all relevant jurisdictions. We assess our capital requirements through financial projections and stress tests frequently. We also check internal warning indicators and timely escalate potential capital inadequacy to our senior management for prompt preventive or remedial action.

ITEM 12. DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES

A.	Debt Securities

Not Applicable.

B.	Warrants and Rights

Not Applicable.

C.	Other Securities

Not applicable.

D.	American Depositary Shares

Fees and Charges Our ADS holders May Have to Pay

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Person depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
$0.05 (or less) per ADSs (or portion of ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	●	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.03 (or less) per ADS per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares

Expenses of the depositary	●	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

	●	Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

PART II.

ITEM 13. DEFAULTS, DIVIDEND ARREARAGES AND DELINQUENCIES

None.

ITEM 14. MATERIAL MODIFICATIONS TO THE RIGHTS OF SECURITY HOLDERS AND USE OF PROCEEDS

Material Modifications to the Rights of Security Holders

See “Item 10. Additional Information—B. Memorandum and Articles of Association—Ordinary Shares” for a description of the rights of securities holders, which remain unchanged.

On January 13, each Class B Ordinary Share shall be entitled to one hundred (100) votes from twenty five (25) votes on all matters subject to the vote at general meetings of the Company.

Use of Proceeds

Not Applicable.

ITEM 15. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, has performed an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the end of the period covered by this annual report.

Based upon that evaluation, our management has concluded that, as of December 31, 2024, our disclosure controls and procedures were effective in ensuring that the information required to be disclosed by us in the reports that we file and furnish under the Exchange Act was recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosure.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15 (f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with Generally Accepted Accounting Principles (GAAP) in the United States of America and includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that receipts and expenditures of our company are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of our company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules as promulgated by the Securities and Exchange Commission, our management including our Chief Executive Officer and Chief Financial Officer assessed the effectiveness of internal control over financial reporting as of December 31, 2024 using the criteria set forth in the report “Internal Control— Integrated Framework (2013)” published by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2024.

Attestation Report of the Independent Registered Public Accounting Firm

Because we are an emerging growth company, this annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting.

Changes in Internal Control over Financial Reporting

Other than as described above, there were no changes in our internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the year ended December 31, 20234that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

ITEM 16. [RESERVED]

ITEM 16.A. AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that Chi Fai Choi, independent director and member of our audit committee, is an audit committee financial expert.

ITEM 16.B. CODE OF ETHICS

Our board of directors has adopted a code of ethics that applies to all of the directors, officers and employees of us and our subsidiaries, whether they work for us on a full-time, part-time, consultative, or temporary basis. Certain provisions of the code apply specifically to our chief executive officer, chief financial officer, senior finance officer, controller, senior vice presidents, vice presidents and any other persons who perform similar functions for us. We have posted a copy of our code of business conduct and ethics on our website at https://ir.liongrouphl.com/#/CorporateGovernance

ITEM 16.C. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees by the categories specified below in connection with certain professional services rendered by UHY LLP and HTL International, LLC, our former independent registered public accounting firms, and GGF CPA LTD, our independent registered public accounting firm, for the periods indicated. We did not pay any other fees to our auditors during the periods indicated below.

	2023	2024
	USD	USD
Audit fees(1)
UHY LLP	246,000	-
HTL International, LLC	-	160,000
GGF CPA LTD	-	-
Audit related fees(2)
UHY LLP	103,000	25,000
HTL International, LLC	40,419	60,000
GGF CPA LTD	-	-
Tax fees(3)
UHY LLP	6,163	6,163
HTL International, LLC	-	-
GGF CPA LTD	-	-

Notes:

(1)	Audit Fees. Audit fees mean the aggregate fees for each of the fiscal periods listed for professional services rendered by our principal auditors for the audit of our annual consolidated financial statements and assistance with and review of documents filed with the SEC.

(2)	Audit-related Fees. Audit-related fees mean the aggregate fees for professional services rendered by our principal auditors for the assurance and related services, which were not included under Audit Fees above.

(3)	Tax Fees. Tax fees mean fees incurred from professional services related to tax compliance.

The policy of our audit committee is to pre-approve all audit and non-audit services provided by UHY LLP, HTL International, LLC or GGF CPA LTD, including audit services and audit-related services as described above.

ITEM 16.D. EXEMPTIONS FROM THE LISTING STANDARDS FOR AUDIT COMMITTEES

Not applicable.

ITEM 16.E. PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

None.

ITEM 16.F. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 27, 2025, the audit committee of the board of directors of the Company resolved to release HTL International, LLC as the Company’s independent registered public accounting firm, effective January 27, 2025.

During the most recent fiscal years and through the subsequent interim period preceding the release, HTL International, LLC has neither provided any adverse opinion or qualifications on the Company’s financial statements nor had a disagreement with the Company since their engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to HTL International, LLC’s satisfaction, would have caused HTL International, LLC to make reference to the subject matter thereof in its reports for such fiscal years and interim period.

During the most recent fiscal years and through the subsequent interim period preceding the release, there was no “reportable event” within the meaning of Item 16F(a)(1)(v) of Form 20-F.

HTL International, LLC has provided a letter to us, dated January 31, 2025 and addressed to the SEC, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

On January 27, 2025, the Company has engaged GGF CPA LTD as its independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024. The decision to engage GGF CPA LTD as the Company’s independent registered public accounting firm was approved by the board of directors of the Company.

During the most recent fiscal years and through the date of this report, the Company has not consulted with GGF CPA LTD regarding any of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

2.	the type of audit opinion that might be rendered on the Company’s financial statements by GGF CPA LTD, in either case where written or oral advice provided by GGF CPA LTD would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or

3.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 16.G. CORPORATE GOVERNANCE

As a Cayman Islands exempted company listed on the Nasdaq Capital Market, we are subject to Nasdaq corporate governance listing standards. However, Rule 5615(a)(3) of The Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) permits foreign private issuers like us to follow certain home country corporate governance practices in lieu of certain provisions of the Rule 5600 Series of the Nasdaq Rules. A foreign private issuer that elects to follow a home country practice instead of such provisions, must disclose in its annual reports each requirement that it does not follow and describe the home country practice followed by it. Our current corporate governance practices differ from Nasdaq corporate governance requirements for U.S. companies in certain respects, as summarized below:

●	Executive Sessions. IM5605-2 of Nasdaq Rules requires independent directors of a Nasdaq listed company must meet regularly in executive session (without members of management present), and such executive sessions should occur at least twice a year. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices which do not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. Rule 5605(e)(2) of Nasdaq Rules requires director nominations of a Nasdaq listed company to be made or recommended solely by independent directors and the director nominations process be addressed by a formal written charter or board resolution. We follow Cayman Islands practice which does not require us to have a formal written charter addressing the director nominations process.

●	Composition of Board. Rule 5605(b)(1) of the Nasdaq Rules requires a Nasdaq listed company to have a majority of the board be independent. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices do not require a majority independent board.

●	Composition of Committees. Rule 5605(d)(2) of the Nasdaq Rules requires a Nasdaq listed company to have a compensation committee composed solely of independent directors to determine or recommend the compensation of the executive officers of the company. In this regard we have elected to adopt the practices of our home country, the Cayman Islands, which practices do not require that any of the members of a company’s compensation committee be independent directors.

●	Shareholder Approval. Rule 5635(c) requires shareholder approval for certain issuances of securities. In this regard we have elected to adopt the practices of our home country. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, preferred shares, warrants and convertible notes.

ITEM 16.H. MINE SAFETY DISCLOSURE

Not applicable.

ITEM 16.I. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

ITEM 16J. INSIDER TRADING POLICIES

The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities by directors, senior management and employees that is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and all applicable listing standards. A copy of the policy is filed as Exhibit 11.2 hereto.

ITEM 16K. CYBERSECURITY

Risk Management and Strategy

We have established policies and processes for identifying, assessing, and managing material risk from cybersecurity threats, and have integrated these processes into our overall risk management systems and processes. We routinely assess material risks from cybersecurity threats, including any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein.

We conduct risk assessments to identify cybersecurity threats annually as well as in the event of a material change in our business practices that may affect information systems that are vulnerable to such cybersecurity threats. These risk assessments include identification of reasonably foreseeable internal and external risks, the likelihood and potential damage that could result from such risks, and the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks.

Following these risk assessments, we re-design, implement, and maintain reasonable safeguards to mitigate identified risks; reasonably address any identified gaps in existing safeguards; and monitor the effectiveness of our safeguards. We devote resources and designate high-level personnel, including our dedicated IT Director who reports to our Chief Executive Officer (“CEO”), to manage the risk assessment and mitigation process. Our IT Director works closely with a team of cybersecurity professionals with extensive experience and expertise in cybersecurity threat assessments and detection, incident response and mitigation.

As part of our overall risk management system, we assess our safeguards in collaboration with various functional teams, including Information Security, Information Technology, and train our employees on these safeguards. Personnel at all levels and teams are required to receive periodic security awareness training to ensure that they understand our cybersecurity policies and their roles in protecting our information systems or any information residing therein.

We have a set of company-wide policies and procedures concerning cybersecurity matters that include security risk assessment, identity and access control, vendor security and network security. There are other policies related to cybersecurity involving employees’ use of company equipment and resources, remote work and workplace security and safety. These policies are reviewed periodically and approved by appropriate members of management.

We engage assessors, consultants, auditors, or other third parties in connection with our risk assessment processes. These service providers assist us to design and implement our cybersecurity policies and procedures, as well as to monitor and test our safeguards. These services include Web Application Penetration Testing, Infrastructure security testing, consultant engagements, incident response preparedness, and vendor security review. We require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, in connection with the services they provide to us, and to promptly report any suspected breach of its security measures that may affect us.

For additional information regarding whether any risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected or are reasonably likely to materially affect our company, including our business strategy, results of operations, or financial condition, please see Item 3.D. “Risk Factors” of this Annual Report on Form 20-F, including the risk factors titled “If we are unable to protect the confidential information of our users and adapt to the relevant regulatory framework regarding protection of such information, our business and operations may be adversely affected”.

Governance

One of the key functions of our board of directors is informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors is responsible for oversight of our risk management framework, which is designed to monitor and manage strategic and operational risks. Management is responsible for the day-to-day identification, assessment, and management of risks in our operations, including cybersecurity risks. Our board of directors administers its cybersecurity risk oversight function directly as a whole, as well as through the audit committee.

Our IT Director has more than 25 years of information technology expertise and is responsible to identify, assess and manage our material risks from cybersecurity threats. Our IT Director started his career as a system engineer and has held various leadership positions at Thomson Reuters, Cartridge Express Pte Ltd and Tianda Group Limited . He received a bachelor degree in Computer Science from University of Ulster.

Our IT Director oversees our cybersecurity policies and processes, including those described in “Risk Management and Strategy” above. The processes by which our IT Director is informed about and monitors the prevention, detection, mitigation, and remediation of cybersecurity incidents include the following: tabletop exercises, vulnerability management programs, internal & external security risk assessments, threat modeling processes of new services, third party security risk functions, incident response processes, phishing awareness programs, and additional control validation services.

Our IT Director reports to our CEO ad hoc or at least annually regarding the company’s cybersecurity risks and activities, including the implementation and operation of preventative controls and the detection, any recent cybersecurity incidents, and mitigation and remediation responses. The CEO reports to the Board of Directors and Audit Committee on key cybersecurity risk management topics, as appropriate.

PART III.

ITEM 17. FINANCIAL STATEMENTS

We have elected to provide financial statements pursuant to Item 18.

ITEM 18. FINANCIAL STATEMENTS

The consolidated financial statements of Lion Group Holding Ltd. and its subsidiaries are included at the end of this annual report.

ITEM 19. EXHIBITS

Exhibit

Exhibit No.	Description
2.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 2.4)
2.2	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.5 of the Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
2.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.6 of the Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
2.4	Form of Deposit Agreement, by and among Lion Group Holding Ltd., Deutsche Bank Trust Company Americas, as depositary, and all holders and beneficial owners from time to time of ADSs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Registration on Form F-6 (File No. 238516) filed with the SEC on May 20, 2020)
2.5	Amendment to Warrant Agreement, dated June 16, 2020, by and among the Lion Group Holding Ltd., Proficient and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.5 of the Registrant’s 20FR12B (File No. 001-39301), filed with the SEC on June 22, 2020)
2.6	Form of 9% Senior Secured Convertible Debenture dated December 14, 2020 (incorporated by reference to Exhibit 10.2 of Registrant’s Form F-6-K filed on December 16, 2020)
2.7	Form of Series A American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.3 of Registrant’s Form F-6-K filed on December 16, 2020)
2.8	Form of Series B American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.4 of Registrant’s Form F-6-K filed on December 16, 2020)
2.9	Form of Series C American Depositary Shares Purchase Warrant dated December 14, 2020 (incorporated by reference to Exhibit 10.5 of Registrant’s Form F-6-K filed on December 16, 2020)
2.10	Description of Securities (incorporated by reference to Exhibit 2.10 filed with Amendment No. 1 to Form 20-F (File No. 001-39301) filed with the SEC on June 14, 2021)
2.11	Form of Convertible Debenture (incorporated by reference to Exhibit 10.2 of Registrant’s current report on Form 6-K filed with the SEC on May 18, 2022)
2.12	Form of Convertible Debenture (incorporated by reference to Exhibit 10.2 of Registrant’s current report on Form 6-K filed with the SEC on August 10, 2022)
2.13	Amendment No. 1 to the Deposit Agreement (incorporated by reference to Exhibit 5 filed with Form F-6EF (File No. 333-273223) filed with the SEC on July 13, 2023)
2.14	Form of Series H American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on September 5, 2023)
2.15	Form of Series I American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on January 23, 2024)
2.16	Form of Series J American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on August 14, 2024)
2.17	Form of Series K American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on January 28, 2025)

3.1	Amended and Restated Memorandum of Articles of Association (incorporated by reference to Exhibit 1.1 of the Registrant’s 20FR12B (File No. 001-39301), filed with the SEC on June 22, 2020)
3.2	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s 6-K, filed with the SEC on February 16, 2022)
3.3	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s 6-K, filed with the SEC on January 19, 2023)
3.4	Fifth Amended and Restated Memorandum and Articles of Association and Fourth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 99.1 of the Registrant’s 6-K, filed with the SEC on January 15, 2025)
4.1	Registrant’s 2020 Share Incentive Plan (incorporated by reference to Exhibit 10.24 of Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
4.2	Form of Employment Agreement between the Registrant and each executive officer of the Registrant (incorporated by reference to Exhibit 10.25 of Registrant’s Amendment No. 2 to Form F-4 (File No. 237336), filed with the SEC on May 18, 2020)
4.3	Form of Indemnification Agreement between the Registrant and each of the directors and executive officers of the Registrant (incorporated by reference to Exhibit 10.26 of Registrant’s Amendment No. 2 to Form F-4 (File No. 237336), filed with the SEC on May 18, 2020)
4.4	Securities Purchase Agreement dated May 17, 2022 (incorporated by reference to Exhibit 10.1 of Registrant’s current report on Form 6-K filed with the SEC on May 18, 2022)
4.5	Securities Purchase Agreement dated August 9, 2022 (incorporated by reference to Exhibit 10.1 of Registrant’s current report on Form 6-K filed with the SEC on August 10, 2022)
4.6	Form of Asset Acquisition Agreement dated April 6, 2023 (incorporated by reference to Exhibit 10.1 of Registrant’s current report on Form 6-K filed with the SEC on April 11, 2023)
8.1*	List of Significant Subsidiaries of the Registrant
11.1	Form of Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14 of Company’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
11.2	Insider Trading Policy (incorporated by reference to Exhibit 11.2 filed with the Current Report on Form 20-F filed on April 30, 2024).
12.1*	Certification by Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
12.2*	Certification by Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
13.1**	Certification by Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
13.2**	Certification by Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
15.1*	Consent of HTL International, LLC
15.2*	Consent of GGF CPA LTD
15.3*	Consent of UHY LLP
16.1	Letter of HTL International, LLC dated January 31, 2025 (incorporated by reference to Exhibit 16.1 of Registrant’s current report on Form 6-K filed with the SEC on January 31, 2025)
97.1	Clawback Policy (incorporated by reference to Exhibit 99.1 filed with the Current Report on Form 6-K filed on November 3, 2023).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed with this Annual Report on Form 20-F

**	Furnished with this Annual Report on From 20-F

SIGNATURES

The registrant hereby certifies that it meets all of the requirements for filing its annual report on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

Lion Group Holding Ltd.

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Director and Chief Executive Officer

Date: April 30, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Shareholders of Lion Group Holding Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Lion Group Holding Ltd. (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2024, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Group as of December 31, 2024 and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GGF CPA LTD

We have served as the Company’s auditor since 2025.

Guangzhou, the People’s Republic of China

April 30, 2025

PCAOB ID # 2729

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Shareholders of Lion Group Holding Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Lion Group Holding Ltd. (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2023, and the related consolidated statement of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Group as of December 31, 2023 and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2023.

Houston, Texas

April 30, 2024

PCAOB ID # 7000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Lion Group Holding Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Lion Group Holding Ltd. and its subsidiaries (the “Group”) as of December 31, 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in presentation for the one-for-fifty and one-for-two-thousand-and-five-hundred reverse American depositary share (“ADS”) split, which was described in Note 1 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by HTL International, LLC and GGF CPA LTD.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Group’s auditor since 2019.

New York, New York

April 28, 2023

PCAOB ID # 1195

LION GROUP HOLDING LTD.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollar except for share and per share data)

	December 31,
	2024	2023

Assets
Current Assets
Cash and cash equivalents	$16,934,202	$28,953,780
Restricted cash-bank balances held on behalf of customers	490,666	2,142,615
Securities owned, at fair value	2,423	4,522,805
Receivables from broker-dealers and clearing organizations	1,045,234	13,852,846
Other receivables	24,194	60,413
Derivative assets, at fair value	-	1,801,095
Prepaids, deposits and other	147,538	2,095,800
Total current assets	18,644,257	53,429,354

Fixed assets, net	17,406,606	19,844,396
Right-of-use assets	205,532	593,678
Other assets	110,951	677,158
Total Assets	$36,367,346	$74,544,586

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
Payables to customers	$18,923,712	$22,548,699
Payables to broker-dealers and clearing organizations	818,582	15,059,984
Accrued expenses and other payables	4,680,129	2,198,697
Derivative liabilities, at fair value	-	3,009,166
Embedded derivative liabilities	-	878,420
Short-term borrowings	3,259,981	110,000
Lease liability - current	152,134	537,440
Total current liabilities	27,834,538	44,342,406

Lease liability - noncurrent	55,582	83,480
Convertible debentures	1,157,057	1,597,404
Warrant liabilities	123,188	109,687
Total Liabilities	29,170,365	46,132,977

Commitments and Contingencies

Stockholders' Equity
Preferred shares, $0.0001 par value, 2,500,000,000 shares authorized	-	-
Class A ordinary shares, $0.0001 par value, 40,000,000,000 shares authorized, 1,777,596,090, and 179,250,754 shares issued and outstanding at December 31, 2024 and 2023, respectively	177,760	17,925
Class B ordinary shares, $0.0001 par value, 7,500,000,000 shares authorized, 65,387,845 and 23,843,096 shares issued and outstanding at December 31, 2024 and 2023, respectively	6,539	2,384
Subscription receivable	(49,637)	-
Additional paid in capital	77,917,463	71,532,253
Accumulated deficit	(67,201,367)	(39,751,871)
Accumulated other comprehensive losses	(312,081)	(268,562)
Total LGHL shareholders’ equity	10,538,677	31,532,129

Non-controlling interest	(3,341,696)	(3,120,520)
Total shareholders’ equity	7,196,981	28,411,609

Total Liabilities and Stockholders' Equity	$36,367,346	$74,544,586

The accompanying notes are an integral part of the consolidated financial statements.

LION GROUP HOLDING LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS
(In U.S. dollar except for share and per share data)

	Year Ended December 31,
	2024	2023	2022

Revenues (losses)
Insurance brokerage commissions	$479,112	$1,169,306	$455,394
Securities brokerage commissions and fees	635,414	2,732,846	3,412,644
Market making commissions and fees	125,095	3,121,661	781,878
Interest income	692,963	2,424,676	3,229,716
Trading gains (loss)	(32,526,874)	10,479,504	(11,467,969)
Other income	25,728,209	1,163,251	1,118,244
	(4,866,081)	21,091,244	(2,470,093)

Expenses and others
Commissions and fees	955,819	3,418,398	3,198,934
Compensation and benefits	3,264,093	4,099,852	3,620,506
Occupancy	747,750	870,254	826,254
Communication and technology	3,390,517	3,059,462	3,392,794
General and administrative	878,494	1,432,148	1,228,572
Professional fees	4,451,834	3,407,365	3,716,839
Research and development	-	7,115	4,693,995
Services fees	1,888,700	2,352,832	1,956,785
Interest	821,932	2,413,102	2,334,598
Depreciation and amortization	2,435,712	1,795,011	2,032,386
Marketing	3,598,849	4,196,795	3,743,567
Impairment of fixed assets	-	-	1,690,028
Impairment of cryptocurrencies	-	-	293,619
Change in fair value of warrant liabilities	13,501	(565,313)	(1,260,354)
Other operating	240,378	430,214	32,406
	22,687,579	26,917,235	31,500,929

Loss before income taxes	(27,553,660)	(5,825,991)	(33,971,022)

Income tax expense	(1,245)	(1,058)	(3,419)

Net loss	$(27,554,905)	$(5,827,049)	$(33,974,441)

Net loss attributable to non-controlling interests	(105,409)	(568,041)	(2,411,158)

Net loss attributable to LGHL	$(27,449,496)	$(5,259,008)	$(31,563,283)

Deemed dividend on the effect of the down round features	(429,000)	(6,112,000)	-
Deemed dividend on the effect of the warrant modification	-	(3,086,000)	-
Dividends and deemed dividends on preferred shares	-	-	(595,208)

Net loss attributable to LGHL ordinary shareholders	$(27,878,496)	$(14,457,008)	$(32,158,491)

Loss per share for both Class A and Class B ordinary shares - basic and diluted (i)	$(0.05)	$(0.12)	$(0.70)

Loss per ADS - basic and diluted (i)	$(130.90)	$(296.86)	$(1,748.71)

Weighted average Class A ordinary shares outstanding - basic and diluted (i)	486,571,757	108,269,640	40,438,604

Weighted average Class B ordinary shares outstanding - basic and diluted (i)	45,849,876	13,478,813	5,535,888

(i)	On July 3, 2023, LGHL announced that it plans to change its American depositary share (“ADS”) to ordinary share (“Share”) ratio (“ADS Ratio”) from one (1) ADS representing one (1) Share to one (1) ADS representing fifty (50) Shares. The change in the ADS ratio was effective on July 13, 2023. On March 26, 2025, LGHL implemented the second ADS Ratio change, from one (1) ADS representing fifty (50) Share to one (1) ADS representing two thousand and five hundred (2,500) shares. The ADS ratio change has no impact on LGHL’s underlying Shares. Loss per ADS for all periods presented had been retrospectively adjusted accordingly.

The accompanying notes are an integral part of the consolidated financial statements.

LION GROUP HOLDING LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in U.S. dollar)

	Year Ended December 31,
	2024	2023	2022

Net loss	$(27,554,905)	$(5,827,049)	$(33,974,441)
Other comprehensive income (loss)
Foreign currency translation adjustment	28,527	217,684	(245,681)
Comprehensive loss	$(27,526,378)	$(5,609,365)	$(34,220,122)
Comprehensive loss attributable to non-controlling interests	(33,363)	(385,008)	(2,411,158)
Comprehensive loss attributable to LGHL ordinary shareholders	$(27,493,015)	$(5,224,357)	$(31,808,964)

The accompanying notes are an integral part of the consolidated financial statements.

LION GROUP HOLDING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In U.S. dollar except for share and per share data)

										Accumulated
	Series A Convertible		Class A		Class B			Additional		Other	Non-
	Preferred Shares		Ordinary Shares (i)		Ordinary Shares (i)		Subscription	Paid in	Accumulated	Comprehensive	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Loss) Income	Interest	Total
Balance at January 1, 2022	6,500	$3,929,206	29,677,969	$2,968	9,843,096	$984	$-	$54,057,211	$(2,929,580)	$(57,532)	$(760,675)	$54,242,582
Effect of early adoption of ASU 2020-06	-	-	-	-	-	-	-	(1,590,676)	-	-	-	(1,590,676)
Conversion of Series A Convertible Preferred Shares and accrued dividends	(6,500)	(3,929,206)	8,280,270	828	-	-	-	4,123,378	-	-	-	195,000
Deemed dividend on Series B Convertible Preferred Shares in connection with accretion of discounts	-	-	-	-	-	-	-	(187,353)	-	-	-	(187,353)
Conversion of Series B Convertible Preferred Shares and accrued dividends	-	-	5,158,472	516	-	-	-	3,016,284	-	-	-	3,016,800
Issuance of ordinary shares to nonemployees in connection with 2020 Share Incentive Plan	-	-	2,450,000	245	-	-	-	1,837,255	-	-	-	1,837,500
Effect of a modification of the existing warrants as debt issuance costs (ASU 2021-04)	-	-	-	-	-	-	-	1,330,271	-	-	-	1,330,271
Conversion of May 2022 Convertible Debenture and the payment of make-whole interest by shares	-	-	3,194,885	319	-	-	-	1,074,569	-	-	-	1,074,888
Contribution from noncontrolling shareholder	-	-	-	-	-	-	-	-	-	-	1,713,775	1,713,775
Net loss	-	-	-	-	-	-	-	-	(31,563,283)	-	(2,411,158)	(33,974,441)
Other comprehensive loss	-	-	-	-	-	-	-	-	-	(245,681)	-	(245,681)
Balance at December 31, 2022	-	-	48,761,596	4,876	9,843,096	984	-	63,660,939	(34,492,863)	(303,213)	(1,458,058)	27,412,665

Conversion of August 2022 Convertible Debenture and the payment of make-whole interest by shares	-	-	39,489,758	3,949	-	-	-	3,678,708	-	-	-	3,682,657
Conversion of December 2022 Convertible Debenture and the payment of make-whole interest by shares	-	-	70,999,400	7,100	-	-	-	3,121,473	-	-	-	3,128,573
Issuance of Warrants H in consideration for the investor to purchase September 2023 Convertible Debenture	-	-	-	-	-	-	-	2,000	-	-	-	2,000
Issuance of Class A ordinary shares as a result of the partial exercise of Warrants E	-	-	20,000,000	2,000	-	-	-	697,200	-	-	-	699,200
Issuance of Class B ordinary shares in connection with 2023 Share Incentive Plan	-	-	-	-	14,000,000	1,400	-	371,933	-	-	-	373,333
Net contributions from noncontrolling shareholder	-	-	-	-	-	-	-	-	-	-	(1,277,454)	(1,277,454)
Net loss	-	-	-	-	-	-	-	-	(5,259,008)	-	(568,041)	(5,827,049)
Other comprehensive income	-	-	-	-	-	-	-	-	-	34,651	183,033	217,684
Balance at December 31, 2023	-	-	179,250,754	17,925	23,843,096	2,384	-	71,532,253	(39,751,871)	(268,562)	(3,120,520)	28,411,609

Conversion of September 2023 Convertible Debenture and the payment of make-whole interest by shares	-	-	643,571,750	64,357	-	-	-	2,607,605	-	-	-	2,671,962
Issuance of Warrants I in consideration for the investor to purchase January 2024 Convertible Debenture	-	-	-	-	-	-	-	800	-	-	-	800
Conversion of January 2024 Convertible Debenture and the payment of make-whole interest by shares	-	-	440,614,050	44,061	-	-	-	963,024	-	-	-	1,007,085
Issuance of Warrants J in connection with August 2024 Convertible Debenture	-	-	-	-	-	-	-	459,561	-	-	-	459,561
Issuance of Class B ordinary shares in connection with 2023 Share Incentive Plan	-	-	-	-	13,707,659	1,371	-	272,971	-	-	-	274,342
Issuance of Class B ordinary shares in connection with 2024 Share Incentive Plan	-	-	-	-	45,637,935	4,564	-	294,358	-	-	-	298,922
Conversion from Class B to Class A ordinary shares	-	-	17,800,845	1,780	(17,800,845)	(1,780)	-	-	-	-	-	-
Issuance of Class A Ordinary Shares in connection with extinguishment of liabilities	-	-	496,358,691	49,637	-	-	(49,637)	1,786,891	-	-	-	1,786,891
Deconsolidation of subsidiaries	-	-	-	-	-	-	-	-	-	-	(187,813)	(187,813)
Net loss	-	-	-	-	-	-	-	-	(27,449,496)	-	(105,409)	(27,554,905)
Other comprehensive income	-	-	-	-	-	-	-	-	-	(43,519)	72,046	28,527
Balance at December 31, 2024	-	$-	1,777,596,090	$177,760	65,387,845	$6,539	$(49,637)	$77,917,463	$(67,201,367)	$(312,081)	$(3,341,696)	$7,196,981

The accompanying notes are an integral part of the consolidated financial statements.

LION GROUP HOLDING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in U.S. dollar)

	For the Years Ended December 31,
	2024	2023	2022

Cash Flows from Operating Activities
Net loss	$(27,554,905)	$(5,827,049)	$(33,974,441)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock based compensation expense(1)	1,336,864	1,673,883	1,300,550
Impairment of fixed assets	-	-	1,690,028
Change in fair value of warrant liabilities	13,501	(565,313)	(1,265,625)
Change in fair value of option liability	-	1,208,071	(554,710)
Change in fair value of embedded derivative liability and amortization of debt discounts	480,641	570,263	663,951
Amortization of right-of-use assets	506,221	567,132	662,416
Gain on sale of crypto currencies	-	(89,649)	-
Gain on sale of subsidiaries	(95,759)	(121,781)	-
Impairment on cryptocurrencies	-	-	293,619
Depreciation	2,435,712	1,795,011	2,032,386
Gain on extinguishment of liabilities	(24,280,421)	-	-
(Increase) decrease in operating assets
Securities owned	4,520,382	6,581,242	4,796,322
Receivables from broker-dealers and clearing organizations	12,807,612	19,489,408	54,596,123
Derivative assets, at fair value	1,801,095	(1,801,041)	-
Prepaids, deposits and other assets	1,791,665	(673,442)	6,673,603
Intangible assets	-	-	(438,042)

Increase (decrease) in operating liabilities
Payables to customers	22,442,325	(1,280,493)	(12,130,733)
Payables to broker-dealers and clearing organizations	(14,241,402)	(9,903,540)	(28,138,296)
Derivative liabilities, at fair value	(3,009,166)	1,801,095	-
Accrued expenses and other payables	2,488,491	588,392	510,897
Lease liabilities	(554,095)	(599,316)	(658,600)
Net cash provided by (used in) operating activities	(19,111,239)	13,412,873	(3,940,552)

Cash Flows from Investing Activities
Purchases of fixed assets	-	(7,850,000)	-
Net proceeds from sale of subsidiaries	(114,279)	1,500,000	-
Short term loans receivable	-	-	(8,524,659)
Collection of short term loan	-	7,766,000	1,431,320
Net cash provided by (used in) investing activities	(114,279)	1,416,000	(7,093,339)

Cash Flows from Financing Activities
Proceeds from the partial exercise of Warrants E	-	699,200	-
Proceeds from issuance of convertible debenture, net of costs	2,340,000	2,365,000	8,095,000
Net contributions from noncontrolling shareholder	-	(1,277,454)	1,713,775
Repayment to director	-	(127,736)	-
Proceeds from short-term borrowings	3,788,936	-	-
Repayment of Short-term borrowings	(638,896)	-	-
Net cash provided by financing activities	5,490,040	1,659,010	9,808,775

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	63,951	205,913	(123,760)

Net Change in Cash, Cash Equivalents, and Restricted Cash	(13,671,527)	16,693,796	(1,348,876)

Cash, Cash Equivalents, and Restricted Cash - Beginning of Year	31,096,395	14,402,599	15,751,475
Cash, Cash Equivalents, and Restricted Cash - End of Year	$17,424,868	$31,096,395	$14,402,599

Noncash Investing and Financing Activities
Increase in payable for fixed assets	$-	$84,000	$-
Conversion of crypto currencies to USDT	$-	$229,000	$-
Effect of early adoption of ASU 2020-06	$-	$-	$1,590,676
Conversion of Debenture into ordinary shares	$-	$4,471,230	$444,888
Conversion of Series A Convertible Preferred Shares and accrued dividends	$-	$-	$4,124,206
Conversion of Series B Convertible Preferred Shares and accrued dividends	$-	$-	$3,016,800
Deemed dividend on Series A and Series B Convertible Preferred Shares	$-	$-	$187,353
Embedded derivative liabilities (make-whole interest feature)	$-	$878,420	$2,916,785
Share issuances in exchange for a decrease in embedded derivative liability	$-	$2,340,000	$630,000
Issuance of Warrants H	$-	$2,000	$-
Effect of a modification of the existing warrants as debt issuance costs (ASU 2021-04)	$-	$-	$1,330,271
Conversion of September 2023 Convertible Debenture and the payment of make-whole interest by shares	$2,671,962	$-	$-
Conversion of January 2024 Convertible Debenture and the payment of make-whole interest by shares	$1,007,085	$-	$-
Issuance of Warrants I in consideration for the investor to purchase January 2024 Convertible Debenture	$800	$-	$-
Conversion from Class B to Class A ordinary shares	$1,780	$-	$-
Issuance of Warrants J in connection with August 2024 Convertible Debenture	$459,561	$-	$-
Issuance of Class A Ordinary Shares in connection with extinguishment of liabilities	$1,786,891	$-	$-
Lease liabilities arising from obtaining right-of-use assets	$183,524	$-	$1,878,836
Increase in other receivables from sale of subsidiaries	$5,184	$-	$-

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$243,756	$2,027,489	$1,613,789
Cash paid for income taxes	$1,245	$1,058	$3,419

(1)	The amount includes stock-based expenses under January 2021 Call Options in the amount of $763,600 and $381,800 for the year ended December 31, 2024 and 2023, respectively and under 2020 Share Incentive Plan in the amount of $573,264 and $1,292,083 for the year ended December 31, 2024 and 2023, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

LION GROUP HOLDING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Principal Activities

Lion Group Holding Ltd. (the “Company”, “Lion” or “LGHL”) is a company with limited liability registered as an exempted company in the Cayman Islands.

The Company and its subsidiaries (collectively referred to as the “Group”) provide securities, futures and derivatives brokerage services, insurance brokerage services, total return swap trading services, and market maker trading services. As a result of the consummation of a business combination (the “Closing”) with Proficient Alpha Acquisition Corp., a Nevada corporation (“PAAC”) which was accounted for as a reverse recapitalization, the Company’s ordinary shares and warrants started to be traded on the NASDAQ Capital Market under the ticker symbols LGHL and LGHLW, respectively on June 17, 2020. Each American Depositary Shares (“ADSs”) of the Company represented one Class A ordinary share upon the Closing. On July 13, 2023 and March 26, 2025, the ADS ratio was changed from one (1) ADS representing one (1) Share to one (1) ADS representing fifty (50) Shares, and further to one (1) ADS representing two thousand and five hundred (2,500) shares, respectively. The number of ADSs and the price per ADS prior to the ratio change event herein have been retrospectively adjusted for its effect.

Principal Activities

The Group generated commission revenues by enabling its customers to trade in securities, futures and derivative markets throughout the world. The Group’s trading customers consist of corporate clients, individual traders and retail investors primarily located in the People’s Republic of China (“PRC”) and Southeast Asia, although its trading platform allows it to serve customers worldwide.

The Group also generated commission revenues by providing insurance brokerage services to high-net-worth individuals primarily located in the PRC.

In May 2019, the Group began to serve as the counterparty to its customers in derivative transactions. This predominantly occurs when a customer utilizes a contract for difference (“CFD”). CFDs allow for the exchange of the difference in value of a particular asset such as a currency pair between the time at which a contract is opened and the time at which it is closed. If the trades of one customer can be used to naturally offset the trades of another customer, the Group will act as the market maker to offer liquidity and pricing to both customers. When such an offsetting is not available, the Group may choose to use its own trades to offset the trades of its customer, and the Group may also act as a broker in arranging trades between the customer and third-party market makers.

The Group officially began offering total return swap (“TRS”) trading services to customers in July 2020. The Group has entered into International Swaps and Derivatives Association (“ISDA”) master agreements and related supplementary agreements with two of the top five swap traders in China. The Group is currently offering A-shares (shares that are denominated in Renminbi and traded in the Shanghai Stock Exchange and Shenzhen Stock Exchange) and Hong Kong stock basket linked TRS, which provides international investors seeking to invest in the China stock market with higher leverage compared with buying A-share stocks directly. The Group earns income from the spread on interest rate loans provided to TRS trading customers and loans borrowed from its business partners. In addition, the Group also receives commissions and fees from customers for trades made through the TRS trading service.

The Group started to enter over-the-counter (“OTC”) call option contracts with customers in April 2021. The call option gives the holder the right, but not the obligation, to buy the underlying security at a predetermined price (strike price or exercise price) within a specific timeframe, ranges from 2 weeks to 6 months. The stocks underlying the call options issued are predominantly China A-Shares, stocks that are denominated in Renminbi and traded in Shanghai and Shenzhen Stock Exchanges in PRC. The Group serves as the counterparty to its customers in OTC stock options transactions. There are cases that the Group purchases the same call options from third party option issuers for offsetting. Upon signing the contract, the customers are required to pay the call premium to the Group. The Group generates trading gains or losses from the call options.

For the years ended December 31, 2024, 2023 and 2022, no trading customers accounted for more than 10% of its total revenue. For the years ended December 31, 2024, 2023 and 2022, one clearing broker accounted for 46%, 47%, and 72%, respectively, of the Group’s total commissions expense.

For the years ended December 31, 2024, 2023, and 2022, the Group placed 70% (8% of total revenue in 2024), 36% (1% of total revenue in 2023), and 79% (13% of total revenue in 2022), respectively, of its insurance brokerage sales with one insurance provider.

The subsidiaries of the Company include a remote trading member of Singapore Exchange Derivatives Trading Limited (“SGX-DT”) and possess the licenses issued by Hong Kong Securities and Futures Commission (“HKSFC”) to carry out regulated activities including Type 2 Dealing in Futures Contracts, Type 5 Advising on Futures Contracts, the full license issued by Cayman Islands Monetary Authority (“CIMA”) to carry out securities investment business including Broker Dealer and Market Maker, and the Capital Markets Service License (“CMS License”) issued by the Monetary Authority of Singapore. During the second half of 2024, the Group returned Type 1 License for Dealing in Securities, Type 4 License for Advising on Securities and Type 9 Asset Management to HKSFC.

Deconsolidation of subsidiaries

On June 12, 2024, the Group sold its 100% interest in BC Wealth Management Limited (“BCWM”) to a third party, at a consideration of approximately $70,000 (HKD 550,000). On June 24, 2024, the Group sold its 51% interest in Lion Asset Management Limited (“LAML”) to another third party, at a consideration of approximately $140,000 (HKD 1,100,000). Such disposals did not represent a strategic shift that has or will have a major effect on the operations and financial results. In accordance with ASC 810-10-40, Deconsolidation of a Subsidiary, the Group derecognized the net assets and noncontrolling interests associated with BCWM and LAML as of sale date, and recognized a gain of approximately $128,000 in an aggregate as a result of deconsolidation for the year ended December 31, 2024.

During the year ended December 31, 2024, the Group disposed of its 100% interest in Lion Fintech Group Limited, 70% interest in Royal Lion Investment Limited and 70% interest in Royal Lion Middle East DMCC. In the second half, the Group also disposed of its 100% interest in Lion Multi-Series Fund SPC and 51% interest in Lion Silver Capital Limited. These entities had been dormant and their disposals resulted in a total loss of approximately $32,000 from deconsolidation for the year ended December 31, 2024.

Details of the Company’s subsidiaries as of December 31, 2024 are as follows:

Company name	Date of Incorporation or acquisition	Place of incorporation or establishment	Ownership interest	Principal activities
Lion Financial Group Limited	June 16, 2015	British Virgin Islands	100%	Investment holding

Lion Wealth Management Limited	February 16, 2017	British Virgin Islands	100%	Investment holding

Lion International Securities Group Limited	May 20, 2016	Hong Kong	100%	Securities brokerage

Lion Futures Limited	May 20, 2016	Hong Kong	100%	Futures brokerage

Lion Investment (Hong Kong) Limited (F/K/A Lion Foreign Exchange Limited)	May 20, 2016	Hong Kong	100%	Dormant

Lion Wealth Limited (“LWL”)	October 4, 2018	Hong Kong	100%	Marketing and support service

Lion Brokers Limited	March 30, 2017	Cayman Islands	100%	Broker dealer and market maker

Lion International Financial (Singapore) Pte. LTD.	July 26,2019	Singapore	100%	Dormant

Lion Group North America Corp. (F/K/A Proficient Alpha Acquisition Corp.)	June 16, 2020	Nevada, USA	100%	Dormant

Lion Workshop Ltd. (F/K/A Skyline Legend Ltd.)	April 26, 2021	British Virgin Islands	100%	Dormant

Lion NFT Limited	May 7, 2021	British Virgin Islands	90%	Investment and innovation in digital assets

Flying Lion Limited	June 17, 2021	Cayman Islands	70%	Investment and innovation in digital assets

Aquarius Sponsor Ltd.	April 12, 2021	British Virgin Islands	51%	Investment holding

Aquarius II Sponsor Ltd.	May 4, 2021	British Virgin Islands	51%	Investment holding

Aquarius I Acquisition Corp.	April 15, 2021	Cayman Islands	94%	Special purpose acquisition company

Aquarius II Acquisition Corp.	May 5, 2021	Cayman Islands	93%	Special purpose acquisition company

Lion Metaverse Limited	October 26, 2021	British Virgin Islands	50%	Technology development

Note 2 — Significant Accounting Policies

Basis of Presentation

These consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and have been prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company” until December 31, 2024, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. The Company’s management has considered whether there is substantial doubt about its ability to continue as a going concern due to (1) the net loss of approximately $27.6 million for the year ended December 31, 2024; (2) accumulated deficit of approximately $67.2 million as of December 31, 2024; and (3) the working capital deficit of approximately $11.0 million as of December 31, 2024.

Management has determined there is substantial doubt about its ability to continue as a going concern. Management will implement strategies and plans to grow the Group’s business and generate substantial revenue, and take further measures to control operating costs. Management is trying to alleviate the going concern risk through the following sources:

●	Equity financing to support its working capital;

●	Other available sources of financing (including debt) from banks and other financial institutions; and

●	Financial support and credit guarantee commitments from the Company’s related parties.

Based on the above considerations, management is of the opinion that the Company will probably not have sufficient funds to meet its working capital requirements if the Company is unable to obtain additional financing. There is no assurance that the Company will be successful in implementing the foregoing plans or that additional financing will be available to the Company on commercially reasonable terms, or at all.

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of such uncertainties.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its subsidiaries in which it has a controlling financial interest. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in consolidation. The Group consolidates the loss of the subsidiaries and subtracts the net loss that is attributable to the non-controlling interest holders in calculating the net income (loss) that is attributable to the Group.

Translation of Foreign Currencies

The functional currency is the U.S. dollar for the Group’s Cayman Island operations, Singapore dollars for Singapore entity, and the Hong Kong dollar for all other Group operations. The Group’s reporting currency is the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income (loss).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Current Expected Credit Losses

On January 1, 2023, the Group adopted FASB ASC Topic 326 – “Financial Instruments – Credit Losses” (“ASC Topic 326”) which replaces the incurred loss methodology with the current expected credit loss (“CECL”) methodology. The guidance applies to financial assets measured at amortized cost, held-to-maturity debt securities and off-balance sheet credit exposures. For on-balance sheet assets, an allowance must be recognized at the origination or purchase of in-scope assets and represents the expected credit losses over the contractual life of those assets.

The Group adopted ASC Topic 326 using the modified retrospective approach for all in-scope assets, which did not result in an adjustment to the opening balance in accumulated deficits. The impact to the current period is not material since the Group’s in-scope assets are primarily receivables from broker-dealers and clearing organizations, the management considers that these receivables have a low risk of default and the counterparties have a strong capacity to meet their contractual obligation.

An allowance for credit losses on other financial assets, including receivables from clients (commissions receivable), other receivable and various deposits due from vendors which were included in prepaids, deposits and other and other assets, is estimated based on the aging of these financial assets, as well as the consideration of current economic conditions and reasonable and supportable forecasts. The settlement periods of commissions receivable are usually short and within one month, the credit risk arising from receivables from clients is considered low. Other receivables and the deposits with various vendors were not material to the consolidated financial statements taken as a whole and historically the Group has not recorded an allowance for credit losses on their deposits. As a result, the allowance for credit losses for other financial assets were immaterial for current period.

Cash and Cash Equivalents

Cash and cash equivalents consist of deposits with banks and all highly liquid investments, with maturities of three months or less, that are not segregated and deposited for regulatory purposes. The Group does not have any cash equivalents as of December 31, 2024 and 2023.

The Group maintains its cash in bank deposit accounts which at times may exceed insured limits. The Group has not experienced any losses in such accounts. The Group has one bank account with U.S. bank subject to FDIC insurance and its balance is immaterial. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash — Bank Balances Held on Behalf of Customers

The Group maintains segregated trust accounts with licensed banks or payment platforms to hold customer funds in accordance with the relevant legislation. The Group has classified customer funds as bank balances held on behalf of customers with a corresponding payable to customers in the liabilities section of the consolidated balance sheets.

Securities Owned and Derivatives

The Group’s proprietary trading securities transactions are recorded on the trade date, as if they had settled.

Securities, futures and derivative positions are recorded at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”).

Receivables

Receivables arise from the business of dealing in investment securities, futures and derivatives and include the amounts due on brokerage transactions on a trade-date basis. Broker-dealers require balances to be placed with them in order to cover the positions taken by its customers. Clearing organizations receivables typically represent proceeds receivable on trades that have yet to settle and are usually collected within two days.

Receivables from broker-dealers and clearing organizations as presented in the consolidated balance sheets represent such receivables related to the Group’s customer trading activities, including customers’ cash deposits, receivables arising from unsettled trades in securities, futures and CFD trading service, and receivables arising from the Group’s TRS trading service in an amount generally equal to the market value of A-shares stock.

Commissions receivable represent commissions due from trading activities and from insurance providers once referrals have been made and the transactions have been executed under the terms of the relevant insurance policy or subscription agreement. As of December 31, 2024 and 2023, commissions receivable amounted to nil and $7,919, respectively, are included in the line item “prepaids, deposits and other” in the consolidated balance sheets.

Crypto Currencies

The following table presents the activities of the crypto currencies for the years ended December 31, 2023 and 2022. No activities occurred for the year ended December 31, 2024.

BNB
Crypto currencies at January 1, 2023	$144,423
Additions of crypto currencies	-
Realized gain on sale of crypto currencies	89,649
Impairment of crypto currencies	-
Sale of crypto currencies	(229,000)
Crypto currencies at December 31, 2023(2)	$5,072

BNB and WBNB
Crypto currencies at January 1, 2022	$-
Additions of crypto currencies(1)	438,042
Realized gain on sale of crypto currencies	-
Impairment of crypto currencies	(293,619)
Sale of crypto currencies	-
Crypto currencies at December 31, 2022(2)	$144,423

(1)	Binance Coin (“BNB”) and Wrapped BNB (“WBNB”) obtained from the sales of NFTs. The Group collected in an aggregate of approximately US$438,000 at the spot token price upon the completion of the sale of NFTs. As of December 31, 2022, the Group recorded an impairment charge of approximately US$294,000.

(2)	The balance was included in the line item “other assets” in the consolidated balance sheets as of December 31, 2024 and 2023.

Cryptocurrency Mining Machines

Management has assessed the basis of depreciation of the Group’s cryptocurrency mining machines used to verify crypto currency transactions and generate crypto currencies and believes they should be depreciated over a 3-year period. The rate at which the Group generates digital assets and, therefore, consumes the economic benefits of its transaction verification servers are influenced by a number of factors including the following:

●	the complexity of the transaction verification process which is driven by the algorithms contained within the bitcoin open source software;

●	the general availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as hashing capacity which is measured in Petahash units); and

●	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently developed hardware is more economically efficient to run in terms of digital assets generated as a function of operating costs, primarily power costs i.e. the speed of hardware evolution in the industry is such that later hardware models generally have faster processing capacity combined with lower operating costs and a lower cost of purchase.

The Group operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. This assessment takes into consideration the management’s expectations regarding the direction of the industry including potential changes in technology.

To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period either as a result of changes in circumstances or through the availability of greater quantities of data then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets. During the year ended December 31, 2022, the Company fully impaired and disposed of the mining equipment in an amount of approximately $1.7 million, resulting from the stumbled Bitcoin price and the change in the regulatory environment in the PRC.

Prepaids, deposits and other

Prepaids, deposits and other consists of prepaid services, insurance, stock-based compensations, commissions receivable and others. Balances of prepaids, deposits and other were $147,538 and $2,095,800 as of December 31, 2024 and 2023, respectively.

NFT - Intangible Assets

Due to the lack of physical substance, the Group considers MetaWords NFTs that the Group created meet the definition of intangible assets and would generally be accounted for under ASC 350 Intangibles — Goodwill and Other. The useful life is indefinite according to ASC 350-30-35-4. The Group understands that there is no clear guidance either authoritative or nonauthoritative on the accounting treatment of NFTs. The Group accounts for the initial recognition of NFTs on balance sheet based on the following guidance:

ASC 350-30, General Intangibles Other Than Goodwill

ASC 985-20, Software to be sold, leased, or otherwise marketed

By analogy to the guidance above, capitalization of the costs commences on the establishment of technological feasibility (i.e. the completion of a working model) and ceases when the NFTs are made available for release to customers. Indefinite-lived intangible assets are not amortized. Instead, they are tested for impairment annually or upon a triggering event that indicates it is more likely than not that the asset is impaired. The impairment test under ASC 350 is a one-step test that compares the fair value of the intangible asset with its carrying value. If the fair value is less than the carrying value, an impairment is recorded. Once the intangible asset is impaired, the impairment loss is not reversed if the fair value subsequently increases.

As of December 31, 2022, the value of NFTs held on hand is immaterial to the consolidated financial statements taken as a whole. In accordance with the accounting policies mentioned above, the Group initially capitalized the costs of NFTs as intangible assets, which primarily included gas fees, blockchain transaction fees paid to network validators for their services, in an aggregate of less than $1,000, and subsequently determined to fully impair. Gas fees were paid by BNB tokens and measured at fair value of the tokens on the date paid. As a result, as of December 31, 2024 and 2023, the carrying value of NFTs included in intangible assets was zero.

For NFTs held by users, the Group does not provide custody services either directly or indirectly, and neither it has control of these digital assets nor does it have any related liability, and as such are off-balance sheet in the Group’s consolidated financial statements.

Fixed Assets, Net

Furniture, equipment, software and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis using estimated useful lives of three to ten years with salvage value of 0%. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease.

Equity Investments Without Readily Determinable Fair Values

In accordance with ASC 321 Investment—Equity Securities, for those equity investments without readily determinable fair values, the Group elects to record these investments at cost, less impairment, and plus or minus subsequent adjustments for observable price changes. Under this measurement alternative, changes in the carrying value of the equity investment are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Pursuant to ASC 321, for those equity investments that the Group elects to use the measurement alternative, the Group makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Group estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Group recognizes an impairment loss equal to the difference between the carrying value and fair value.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Group had originally estimated. When these events occur, the Group evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Group recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets.

Other Assets

Other assets are comprised primarily of intangible assets and long-term portion of the value of January 2021 Call Options issued for service (see Note 15 for detail) as of December 31, 2024 and 2023, respectively.

Payables

Payables arise from the business of dealing in investment securities, futures and derivatives. Payables to customers as presented in the consolidated balance sheets represent such payables related to the Group’s customer trading activities as well as cash balances held on behalf of customers.

The Group borrows loans from business partners at benchmark interest rate plus a fixed spread, and immediately lends to TRS trading service customers. Net loans borrowed from TRS business partners are included in the line item “payables to broker-dealers and clearing organizations”. As of December 31, 2024, the balance of payables to broker-dealers and clearing organizations was primarily comprised of such net loans.

The Group may purchase the stock option contracts from the third-party option issuers to reduce the potential loss on the options with the same underlying stocks sold to the customers. As of December 31, 2023, the balance of payables to broker-dealers and clearing organizations was primarily comprised of net loans mentioned above and payable to third-party option issuers.

Commissions payable mainly represent amounts owed to referral sources of insurance brokerage business outside of the Group for transactions referred based on the terms of the underlying agreements. As of December 31, 2024 and 2023, commissions payable amounted to nil and $35,321, respectively and are included in the line item “accrued expenses and other payables” in the consolidated balance sheets.

Revenue Recognition

See Note 3 for details.

Commissions and Fees

Commissions and fees related to securities, derivative and TRS trading transactions are recorded on a trade date basis. Commissions expense on insurance products are recognized on the closing date of a transaction as determined by the terms of the relevant contract and insurance policy.

Extinguishment of Liabilities

In accordance with ASC 405-20 Extinguishment of Liabilities, the Group derecognizes a liability either when the debtor pays the creditor and is relieved of its obligation for the liability, or when the debtor is legally released from being the primary obligator under the liability, either judicially or by the creditor. On December 30, 2024, the Group entered into Debt to Equity Agreements with certain customers, under which 496,358,691 Class A ordinary shares were issued to settle the full payables owed to these customer creditors in an aggregate of $26.1 million. As a result, in accordance with ASC 470-50-40, the Group recorded a gain of US$24.3 million from extinguishment of liabilities which equals the difference between the fair value of shares to be issued and the net carrying amount of payables being extinguished, and was included in “Other Income” on the Consolidated Statements of Operations for the year ended December 31, 2024. The fair value of 496,358,691 Class A ordinary shares to be issued was estimated at $0.0036 per Class A ordinary share based on the closing price of $9.00 per ADR on December 30, 2024, and was in an aggregate of $1.8 million and included in “Additional Paid in Capital” on the Consolidated Balance Sheets as of December 31, 2024. 496,358,691 Class A ordinary shares were issued in April 2025, as a result, a subscription receivable of approximately $50,000 corresponding to their par value was recorded as contra equity as of December 31, 2024.

Convertible Securities, Warrants and Derivative Instruments

The accounting treatment of warrants and convertible securities issued is determined pursuant to the guidance provided by ASC 470, Debt, ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging (“ASC 815”), as applicable. Each feature of freestanding financial instruments including, without limitation, any rights relating to subsequent dilutive issuances, equity sales, rights offerings, conversions, optional redemptions and dividends are assessed with determinations made regarding the proper classification in the Company’s consolidated financial statements.

The Group evaluates all of its equity-linked financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity and whether embedded derivative shall be bifurcated from the host instrument and separately accounted for as a derivative, is reassessed at the end of each reporting period. Derivative assets and liabilities are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations.

On January 1, 2022, the Company early adopted Accounting Standards Update (“ASU”) ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06)”. The new ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS (as defined below) computation.

Earnings (Loss) per Ordinary Share (“EPS”)

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share”, which requires earnings per share for each class of stock (ordinary shares and participating securities) to be calculated using the two-class method. The two-class method is an allocation of earnings between the holders of ordinary shares and a company’s participating security holders. Under the two-class method, earnings for the reporting period are allocated between ordinary shareholders and other security holders based on their respective participation rights in undistributed earnings. As the Company’s two classes of ordinary shares have the same dividend rights, earnings (loss) per share for each class of ordinary shares have the same results.

Basic earnings (loss) per ordinary share is computed by dividing net income or loss available to ordinary shareholders by the weighted average number of ordinary shares issued and outstanding for the periods.

In accordance with ASC 260-10-45, the 3,867,481 Class B of earnout escrow shares in connection with the business combination closed on June 16, 2020 are considered contingently returnable shares and therefore are excluded from the computation of basic earnings (loss) per share for all periods presented (on a retroactively adjusted basis). Since June 16, 2021, 50% of 1,933,740 Class B of indemnity escrow shares in connection with the Closing of the business combination was included in the computation of basic earnings (loss) per share and the remaining 50% was further included starting from June 16, 2022.

For purposes of determining diluted earnings (loss) per ordinary share, basic earnings (loss) per ordinary share is further adjusted to include the effect of potential dilutive ordinary shares outstanding during the periods. Potential ordinary shares consist of the incremental ordinary shares upon exercise of warrants using the treasury stock method and upon conversion of convertible debt using the if-converted method.

For the years ended December 31, 2024, 2023, and 2022, the following potential dilutive securities denominated in Class A ordinary shares equivalents were excluded for the periods they were outstanding from the computation of diluted earnings (loss) per share because to do so would have been antidilutive. As a result, diluted earnings (loss) per ordinary share is the same as basic earnings (loss) per ordinary share for all periods presented.

		Years Ended December 31,
		2024	2023	2022
SPAC Warrants	See Note 20	17,795,000	17,795,000	17,795,000
August 2020 PIPE Warrants	See Note 15	-	729,167	729,167
January 2021 Call Options	See Note 15	-	-	4,000,000
February 2021 Warrants	See Note 13	3,815,929,150	2,269,473,600	38,800,000
December 2021 Warrants	See Note 13	252,844,550	150,375,950	2,285,715
August 2022 and December 2022 Convertible Debentures	See Note 12	-	-	5,200,000
September 2023 Convertible Debenture	See Note 12	-	2,000,000	-
Series H Warrant	See Note 12	657,900	657,900	-
January 2024 Convertible Debenture	See Note 12	40,000	-	-
Series I Warrant	See Note 12	442,500	-	-
August 2024 Convertible Debenture	See Note 12	267,857,143	-	-
Series J Warrant	See Note 12	200,892,900	-	-

Subsequently, an aggregate of approximately 2,117 million Class A ordinary shares were issued resulting from the conversion of the January 2024 Convertible Debenture and August 2024 Convertible Debenture, as well as the issuances from the extinguishments of liabilities discussed above.

Non-controlling Interests

Non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Group. Income attributable to non-controlling interests’ holders is presented on the consolidated statements of operations and the consolidated statements of comprehensive income (loss) as an allocation of the total income for the periods between non-controlling interests holders and the shareholders of the Group. Under ASC 810-10-15-10(a), Consolidation, all majority-owned subsidiaries (i.e., all companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest) must be consolidated unless control does not rest with the majority owner. The Group owns 50% of Lion Metaverse Limited (“LML”) and controls the board of directors. Therefore, the Group has a controlling financial interest in LML and LML is consolidated in the consolidated financial statements.

In May 2021, the Group, partnered with Grandshores Technology Group Limited (“Grandshores”), and formed Aquarius II Sponsor Ltd. (“Sponsor”). The Group owns 51% of Sponsor and consolidated it in the consolidated financial statements. In 2022, Grandshores made a contribution in the amount of $1,713,775. In 2023, the Sponsor repaid the full amount to Grandshores.

In March 2023, Silver Leaf Asset Management Co., Ltd. (“SLAMCo.”) made a cash contribution in the amount of $178,916 in exchange for 49% interest in LAML, which was recorded in noncontrolling interests, with no gain or loss recognized in the consolidated financial statements. Subsequently in 2023, SLAMCo made additional capital contributions totaled $257,405, in proportion to contributions from LAML’s parent company. SLAMCo was deconsolidated in July 2024.

Reclassification

Certain prior periods amounts have been reclassified to be comparable to the current period presentation. The reclassification has no effect on previously reported net assets or net income (loss).

Stock-based Compensation

The Group applies ASC No. 718, “Compensation-Stock Compensation”, which requires that share-based payment transactions with employees and nonemployees, be measured based on the grant date fair value of the equity instrument and recognized as compensation expense over the requisite service period, with a corresponding addition to equity. Under this method, compensation cost related to employee share options or similar equity instruments is measured at the grant date based on the fair value of the award and is recognized over the period during which an employee is required to provide service in exchange for the award, which generally is the vesting period.

The fair value of the Group’s ordinary shares underlying stock-based awards based on the closing price of the Group’s shares as reported by Nasdaq on the date of grant. The Group values its stock options or warrants that have service vesting requirements or performance-based awards with or without market conditions using the Binomial Option Pricing Model.

Research and Development Expenses

Research and development expenses are expensed in the period when incurred. These costs primarily consist of designing, coding, project management, and other IT services related to developing and enhancing the project.

Income Taxes

The amount of current taxes payable or refundable is recognized as of the date of the consolidated financial statements, utilizing currently enacted tax laws and rates of the relevant authorities. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and tax credits based on applicable tax rates. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax expenses or benefits are recognized in the consolidated financial statements for the changes in deferred tax liabilities or assets between years.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group presents any interest or penalties related to an underpayment of income taxes as part of its income tax expense in the consolidated statements of operations.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

Leases

On January 1, 2022, the Group adopted FASB ASC Topic 842, “Leases,” (“ASC Topic 842”) which requires that a lessee recognize in the consolidated balance sheets a lease liability and a corresponding right-of-use asset, including for those leases that the Group currently classifies as operating leases. The right-of-use asset and the lease liability was initially measured using the present value of the remaining lease payments.

The Group reviews all relevant contracts to determine if the contract contains a lease at its inception date. A contract contains a lease if the contract conveys to the Group the right to control the use of an underlying asset for a period of time in exchange for consideration. If the Group determines that a contract contains a lease, it recognizes, in the consolidated balance sheets, a lease liability and a corresponding right-of-use asset on the commencement date of the lease. The lease liability is initially measured at the present value of the future lease payments over the lease term using the rate implicit in the lease or, if not readily determinable, the Group’s secured incremental borrowing rate. An operating lease right-of-use asset is initially measured at the value of the lease liability minus any lease incentives and initial direct costs incurred plus any prepaid rent.

Each lease liability is measured using the Group’s secured incremental borrowing rate. The Group’s leases have remaining terms of one to two years, and some of which include options to terminate the lease upon notice. The Group considers these options when determining the lease term used to calculate the right-of-use asset and the lease liability when the Group is reasonably certain it will exercise such option.

The Group’s operating leases contain both lease components and non-lease components. Non-lease components are distinct elements of a contract that are not related to securing the use of the underlying assets, such as common area maintenance and other management costs. The Group elected to measure the lease liability by combining the lease and non-lease components as a single lease component. As such, the Group includes the fixed payments and any payments that depend on a rate or index that relate to the lease and non-lease components in the measurement of the lease liability. Some of the non-lease components are variable in nature and not based on an index or rate, and as a result, are not included in the measurement of the operating lease right-of-use assets or operating lease liability.

Operating lease expense is recognized on a straight-line basis over the lease term and is included in occupancy expenses in the Group’s consolidated statements of comprehensive income.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance will be effective for the annual periods beginning the year ended December 31, 2024, and for interim periods beginning January 1, 2025. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. The adoption of this accounting standard in the first quarter of fiscal 2024 did not have a material impact on the consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which addresses the accounting and disclosure requirements for certain crypto assets. The new guidance requires entities to subsequently measure certain crypto assets at fair value, with changes in fair value recorded in net income in each reporting period. In addition, entities are required to provide additional disclosures about the holdings of certain crypto assets. The amendments are effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted. An entity that early adopts the amendments would be required to apply the entire ASU, including the presentation and disclosure provisions, not just the measurement guidance. An entity that adopts the amendments in an interim period must adopt them as of the beginning of the fiscal year that includes that interim period. The Group does not expect the adoption to have a material impact on the consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Group does not expect the adoption to have a material impact on the consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40), which requires disaggregated disclosure of income statement expenses for public business entities. The objective of ASU 2024-03 is to “address requests from investors for more detailed information about the types of expenses . . . in commonly presented expense captions (such as cost of sales, selling, general, and administrative expenses, and research and development).” Investors advised the FASB that “disclosure of disaggregated information about expenses is critically important in understanding an entity’s performance, assessing an entity’s prospects for future cash flows, and comparing an entity’s performance over time and with that of other entities.” ASU 2024-03 adds ASC 220-40 to require a footnote disclosure about specific expenses by requiring public entities to disaggregate, in a tabular presentation, each relevant expense caption on the face of the income statement that includes any of the following natural expenses: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization (DD&A) recognized as part of oil- and gas-producing activities or other types of depletion expenses. The tabular disclosure would also include certain other expenses, when applicable. The ASU does not change or remove existing expense disclosure requirements; however, it may affect where that information appears in the footnotes to the financial statements. ASU 2024-03 is effective for all public entities for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Group does not expect the adoption to have a material impact on the consolidated financial statements.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. The ASU provides additional guidance on whether induced conversion or extinguishment accounting should be applied to certain settlements of convertible debt instruments that do not occur in accordance with the instruments’ preexisting terms. The ASU requires entities to apply a preexisting contract approach. To qualify for induced conversion accounting under this approach, the inducement offer is required to preserve the form of consideration and result in an amount of consideration that is no less than that issuable pursuant to the preexisting conversion privileges. ASU 2024-04 clarifies how entities should assess the form and amount of consideration when applying this approach. In addition, the new ASU clarifies that induced conversion accounting can be applied to settlements of certain convertible debt instruments that are not currently convertible as long as the instrument contained a substantive conversion feature as of both its issuance date and the inducement offer acceptance date. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Group does not expect the adoption to have a material impact on the consolidated financial statements.

Note 3 — Revenue Recognition

Under ASC Topic 606 Revenue from Contracts with Customers, revenues are recognized when control of the promised goods or services is transferred to customers in exchange for an amount that reflects the consideration the Group expects to be entitled to and in return for transferring those goods or services.

Significant Judgments

Revenue from contracts with customers includes commission income from securities, futures and derivative brokerage, market making trading and insurance brokerage. The recognition and measurement of revenue is based on the assessment of individual contract terms. Significant judgment is required to determine whether performance obligations are satisfied at a point in time or over time; how to allocate transaction prices where multiple performance obligations are identified; when to recognize revenue based on the appropriate measure of progress under the contract; whether revenue should be presented gross or net of certain costs; and whether constraints on variable consideration should be applied due to uncertain future events.

Commissions and Fees

The Group earns fees and commissions from securities, futures and derivatives brokerage services (including commissions and fees related to TRS trading business and CFD trading services when the Group acts as a market maker). Each time a customer executes a securities, futures, derivative or CFD transaction, commissions and fees are earned. Commissions and related clearing fees and expenses are recorded on the trade date. The performance obligation is satisfied on the trade date because that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon and the risks and rewards of ownership are transferred to/from the customer. The Group charges securities brokerage commissions and market making commissions based on the amount of transaction volume, or the number of shares, lots of contracts executed in each order, which generally vary in accordance with the type of products or services the Group offers.

The Group also earns commission income arising from insurance brokerage services which are recognized at a point in time when the performance obligation has been satisfied by successfully referring an insurance client to an insurer in accordance with the relevant broker contract. The commission earned is equal to a percentage of the premium paid to the insurance provider.

The following table presents revenue from contracts with customers, in accordance with ASC Topic 606, by major source and geographic region:

	Year ended December 31,
	2024	2023	2022

Insurance brokerage commissions	$479,112	$1,169,306	$455,394
Securities brokerage commissions	635,414	2,732,846	3,412,644
Market making commissions and fees	125,095	3,121,661	781,878
Sale of NFTs	-	-	438,041
Total revenue from contracts with customers	$1,239,621	$7,023,813	$5,087,957

Hong Kong	1,114,526	3,902,152	3,868,038
Cayman Islands	125,095	3,121,661	1,219,919
	$1,239,621	$7,023,813	$5,087,957

All of the Group’s revenues from contracts with customers are recognized at a point in time. For the years ended December 31, 2024 and 2023, the contract balance only includes commissions receivable. No revenue recognized in the reporting periods that was included in the contract liability balance at the beginning of the period.

Trading Gains (Losses)

Trading gains and losses along with interest revenue fall within the scope of ASC Topic 825, Financial Instruments.

Trading gains (losses) consist of realized and unrealized gains (losses) derived from (i) managed portfolio trading positions where the Group acts as counterparty to customers’ trades, and (ii) marking up the bid/offer spreads on customers’ CFD transactions, (iii) trading gains/(losses) from proprietary TRS trading activities, and (iv) trading gains/(losses) from OTC stock option trading activities. Trading gains/(losses) is recorded on a trade date basis. The following table represents trading gains (losses) breakdown:

	Year ended December 31,
	2024	2023	2022

CFD trading gains/(losses)	$396,765	$16,204,480	$(7,476,190)
TRS trading losses	(672,460)	(5,076,247)	(3,913,422)
OTC stock option trading gains/(losses)	(32,259,164)	(798,725)	937,109
Other trading gains/(losses)	7,985	149,996	(1,015,466)
Total	$(32,526,874)	$10,479,504	$(11,467,969)

The following table represents the effect of trading activities on the consolidated statements of operations and comprehensive income (loss):

	Trading Revenue
Type of Instrument	2024	2023	2022
Foreign Currency	$594	$-	$(310)
Stock Indices	482,146	18,663,955	(7,175,826)
Commodities	(85,975)	(2,459,475)	(300,054)
Equity	(32,923,639)	(5,724,976)	(3,991,779)
	$(32,526,874)	$10,479,504	$(11,467,969)

	Trading Revenue
Line Item in Consolidated Statements of Operations and Comprehensive Income (Loss)	2024	2023	2022
Trading gains (losses)	$(32,526,874)	$10,479,504	$(11,467,969)
	$(32,526,874)	$10,479,504	$(11,467,969)

The revenue related to each category includes realized and unrealized gains and losses on both derivative instruments and nonderivative instruments.

Interest Income and Other

Interest income primarily consists of interests earned on bank deposits and short-term loans the Group extends to unrelated third parties, interest rate difference between currency pairs the Group hold resulting from rolling over currency positions and interest earned from loans provided to TRS trading customers, which are recorded on an accrual basis. Interest income is recognized as it accrues using the effective interest method.

Other income primarily consists of the gain on extinguishment of liabilities, dividends income, transaction fee, advisory service fee, government subsidy and other miscellaneous charges from customers etc.

NFT Sales

In January 2022, the Group launched the non-fungible token, or NFT, business through Flying Lion Limited, including (i) issuance of MetaWords character NFTs and MetaWords work NFTs (collectively, the “MetaWords NFTs”), and (ii) the establishment of the NFT trading platform, namely the Lion NFT platform (f/k/a/ Meta World). The Group created and minted the MetaWords NFTs by converting Xu Bing’s characters in his artwork Book from the Ground and sold MetaWords NFTs to the NFT collectors. The sales were conducted through an online auction or blind boxes direct sell on the Lion NFT platform in January 2022.

The Group determines revenue recognition generated by the Group’s NFT business through the following steps in accordance with ASC 606-10-05-4:

●	Step 1–Identify the contract, or contracts, with the customer

A contract exists between the Group and platform user customers. When the users log in their accounts with the platform, users sign on the agreement which governs, among others, the purchase of digital assets. When the users submit the purchase order and sign the transaction in their digital wallet, they agree to enter the transaction and to pay the price listed. Collectability is probable because the transaction can only be completed when the available Wrapped Binance Coin or Binance Coin balance in their digital wallet is greater than the sale price.

●	Step 2–Identify the performance obligations in the contract

There are two performance obligations including the transfer of MetaWords character NFTs and the transfer of a license of symbolic intellectual property (“IP”) associated with MetaWords to user customers. The Group considers itself the principal in the transfer of MetaWords character NFTs as it controls the MetaWords NFTs in advance of transferring to customers, and revenue is recognized on a gross basis.

●	Step 3–Determine the transaction price

In exchange for transferring certain MetaWords NFTs to customers, the Group is entitled for a fixed number of WBNB/BNB tokens, net of the incentive consideration payable to customers which were noncash consideration that the Group measures at the fair value of the tokens on the date received and accounted for as a reduction of the transaction price in accordance with the guidance in ASC 606-10-32-25. Fair value of the WBNB/BNB tokens received is determined using the quoted price of the related cryptocurrency at the time of receipt, which is not materially different from the fair value at contract inception.

In exchange for a license of IP, the Group is entitled to consideration in the form of sales-based royalties (i.e. authorization fee and licensing fee when applicable), and recognizes revenue as the subsequent sales occur in accordance with ASC 606-10-55-65.

●	Step 4– Allocate the transaction price to performance obligations in the contract; and

As a result of applying the sales- or usage-based royalty exception, the allocation of the transaction price in the sale of Company’s MetaWords NFTs by the Group is not necessary.

●	Step 5– Recognize revenue when, or as, the Group satisfies performance obligations by transferring the promised good or services.

Revenue in exchange for transferring MetaWords NFTs is recognized for each sale at the point when the NFT transfers to the user customer’s digital wallet. Revenue in exchange for license of IP is recognized as the subsequent sales occur. Total sales of MetaWords NFTs, net of considerations paid to the users as the incentive were approximately $438,000 at the spot token price upon the completion of the sale for the year ended December 31, 2022.

In addition, as the marketplace the Group earns revenue as transaction fee when NFTs are exchanged on the Group’s platform. The Group considers itself the agent in the MetaWords resale as it doesn’t control the MetaWords NFTs in advance of transferring to buyers, and revenue is recognized on a net basis as a specific percentage of the gross sale value. The revenue is recognized for each exchange when the NFT transfers to the buyer. The fees abovementioned that the Group is entitled to such MetaWords resale were de minimis as of December 31, 2022. The Group did not have additional sale of NFTs since January 2022.

Note 4 — Cash and Restricted Cash

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets and statements of cash flows.

	December 31,
	2024	2023	2022

Cash	$16,934,202	$28,953,780	$11,159,610
Restricted Cash	490,666	2,142,615	3,242,989
Total cash and restricted cash presented in the consolidated statement of cash flows	$17,424,868	$31,096,395	$14,402,599

Restricted cash includes cash balances held on behalf of customers (see Note 2 for further information).

Note 5 — Fair Value

Fair Value Hierarchy

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and establishes a hierarchy of fair value inputs. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

●	Level 2 are inputs other than quoted prices included within level 1 that are observable for the assets or liabilities either directly or indirectly.

●	Level 3 inputs are unobservable inputs for the assets or liabilities.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, the liquidity of markets, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

A description of the valuation techniques applied to the Group’s major categories of assets and liabilities measured at fair value on a recurring basis follows.

Exchange-traded equity securities and futures are generally valued based on quoted prices at the close of trading on the period end date. To the extent these securities and futures are actively traded, valuation adjustments are not applied, and they are categorized in level 1 of the fair value hierarchy; otherwise, they are categorized in level 2 or level 3 of the fair value hierarchy.

Listed derivatives that are actively traded are valued based on quoted prices at the close of trading on the period end date and are categorized in level 1 of the fair value hierarchy. Listed derivatives that are not actively traded are valued using the same approaches as those applied to over-the-counter (“OTC”) derivatives; they are generally categorized in level 2 of the fair value hierarchy.

Depending on the product and the terms of the transaction, the fair value of OTC derivative products can be either observed or modeled using a series of techniques and model inputs from comparable benchmarks. Substantially all of the Group’s OTC derivatives were carried at fair value based on spot exchange rates broadly distributed in active markets, or amounts approximating fair value. Such values are categorized as level 2 of the fair value hierarchy.

The significant assumptions which the Group used to value the options in the Black-Sholes-Merton pricing model are as below. There were no outstanding options as of December 31, 2024.

December 31, 2023
Underlying stock price	$0.19 ~ 15.89
Exercise price	$0.20 ~ 17.46
Expected term in years	0.01 ~ 0.22
Expected dividend yield	0%
Volatility	14% ~ 98%
Risk-free interest Rate	3%

Public Warrants are classified as level 1 financial instruments, as their value is derived using quoted market prices as of the measurement date. Private Warrants are classified as level 2. As of December 31, 2024, Private Warrants are approximated by fair value of Public Warrants as their remaining life is less than six months. As of December 31, 2023, Private Warrants are valued using a binomial option pricing model, and the significant assumptions which the Group used in the model are as below.

December 31,
2023

Stock price	$67.50
Exercise price	$28,750
Expected term in years	1.46
Expected dividend yield	-%
Volatility	261.88%
Risk-free interest Rate	4.29%

The following table presents the Group’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis at December 31, 2023 and 2022:

At December 31, 2024

	Quoted Prices
	in Active
	Markets for	Significant	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Listed equity securities	$2,423	$-	$-	$2,423
	$2,423	$-	$-	$2,423
Liabilities
Embedded derivative liabilities	$-	$(558,000)	$-	$(558,000)
Warrant liabilities	(83,954)	(39,234)	-	(123,188)
	$(83,954)	$(597,234)	$-	$(681,188)

At December 31, 2023

	Quoted Prices
	in Active
	Markets for	Significant	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Listed equity securities	$4,522,805	$-	$-	$4,522,805
Derivative assets	-	1,801,095	-	1,801,095
	$4,522,805	$1,801,095	$-	$6,323,900
Liabilities
Embedded derivative liabilities	$-	$(878,420)	$-	$(878,420)
Derivative liabilities	-	(3,009,166)	-	(3,009,166)
Warrant liabilities	(74,750)	(34,937)	-	(109,687)
	$(74,750)	$(3,922,523)	$-	$(3,997,273)

There were no transfers between level 1, level 2, and level 3 during either year.

The carrying amounts of cash and cash equivalents, bank balances held on behalf of customers, receivables from broker-dealers and clearing organizations, commissions receivable, other receivables, payable to customers, payables to broker-dealers and clearing organizations, accrued expenses and other payables, short-term borrowings, and lease liability approximate their fair values because of their generally short maturities.

Note 6 — Short-term Loans Receivable

During the year ended December 31, 2022, the Group issued notes receivable in an aggregate of approximately $8,564,000 to two unrelated parties and received total repayments of approximately $1,499,000 including interest of $51,000. The notes were due in six months and accrue interest at a rate of 12% per annum.  As of December 31, 2022, the aggregate outstanding balance of loan receivables above was approximately $7,126,000.

On April 6, 2023, the Group entered into an asset acquisition agreement with Hangzhou Lanlian Technology Co., Ltd. (“Lanlian”), to acquire various software systems for its trading service, which includes Real-time High Performance Risk Management System, Intelligent Dynamic Order Distribution System, and Margin-based Securities Trading System. The aggregate purchase price for the software systems was $7,850,000. On April 13, 2023, the Group entered into Deeds of Assignments with the unrelated borrowers discussed above and Lanlian. As a result, the Group assigned the outstanding loans receivable and accrued interest in an aggregate of approximate $7,766,000 to Lanlian as part of the payment for the purchase price. No gains or losses are recognized. The assets acquisition was completed in November 2023 when Lanlian conveyed and delivered to the Group the software systems. The remaining purchase price was settled in February 2024.

During the years ended December 31, 2024, 2023 and 2022, interest income earned on the notes were nil, $241,845 and $500,759, respectively. There was no outstanding balance of loan receivable as of December 31, 2024 and 2023.

Note 7 — Long-term Investment

In May 2021, the Group formed Lion Group (Hangzhou) Investment Limited (“Lion Hangzhou”) and invested RMB 10,000,000 ($1,550,000) to purchase 25% of the equity interest in Hangzhou Qianlan Enterprise Management Partnership (Limited Partnership) (“Qianlan”). Qianlan, a limited partner of Hangzhou Tunlan Hongyi Investment Partnership (Limited Partnership) (“Tunlan Hongyi”), holds 62% of equity interest in Tunlan Hongyi (a private equity fund with total investment of RMB 64,500,000 which invested in Shenzhen Yuhe Chuangzhi Technology Limited Company).

In accordance with ASC 820-10-35-59, investments in certain funds that do not have a readily determinable fair value may qualify for the use of the net asset value (NAV) per share as a practical expedient, if the net asset value per share of the investment is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date. This practical expedient can be applied on an investment-by-investment basis, and it is an accounting policy election and should be applied consistently from period to period, unless a change is preferable. In addition, ASC 321 offers a measurement alternative for equity investments without readily determinable fair values and allows some entities to elect to record these investments at cost, less impairment, adjusted for subsequent price changes in orderly transactions for identical or similar investment of the same issuer. An entity elects the measurement alternative on an investment by investment basis. Once elected, it should be applied to an investment consistently as long as the investment meets the qualifying criteria.

In 2021, Group classified the investment to long term investment and elected to use the NAV per share as a practical expedient. As of December 31, 2022, the Group reassessed that such investment did not qualify for practical expedient anymore and elected to use ASC 321 measurement alternative. For the years ended December 31, 2022 and 2021, no gain or loss related to the long term investment was recognized.

On September 28, 2023, LWL entered into a Share Transfer Agreement with a third party, pursuant to which LWL sold its 100% ownership in Lion Hangzhou for a total cash consideration of $1,500,000. The Group received the sale proceeds in full in October 2023. The Group recorded a gain on sale of approximately $122,000 upon completion of the transaction. As such, there was no outstanding balance of long-term investment as of December 31, 2024 and 2023.

Note 8 — Fixed Assets, Net

Fixed assets consisted of the following as of December 31, 2024 and 2023:

	As of December 31,
	2024	2023
Software	$23,850,000	$23,850,000
Leasehold improvement	38,522	38,522
Office and equipment	243,761	312,447
Total cost of fixed assets	24,132,283	24,200,969
Less: accumulated depreciation	(6,725,677)	(4,356,573)
Fixed assets, net	$17,406,606	$19,844,396

Depreciation expense, was $2,435,712, $1,795,011, and $2,032,386 for the years ended December 31, 2024, 2023, and 2022, respectively, and are included in operating expenses.

Note 9 — Short-term Borrowings

As of December 31, 2023, total short-term borrowings outstanding was $110,000 representing a loan owed to a minority shareholder, the loan bears no interest.

In May 2024, a subsidiary of the Company borrowed a short-term revolving loan in a principal of approximately $644,000 (HKD 5 million) from a third-party lender, due on July 31, 2024 at the interest rate of 5.83% per annum. The Company's CEO provided personal guarantee as collateral. This loan was fully repaid and subsequently reborrowed for the same amount in July 2024. For the year ended December 31, 2024, the Company recorded approximately $22,000 in interest expenses related to this borrowing. The outstanding principal and accrued interest were fully settled in January 2025.

In May 2024, a subsidiary of the Company obtained another short-term revolving loan with an aggregate principal amount of approximately $2,575,000 (HKD 20 million) from a third-party lender. The loan carries an annual interest rate of 15% and matures in May 2025. As of December 31, 2024, the outstanding principal amount was approximately $2,506,000, with accrued interest totaling approximately $146,000. The outstanding principal and accrued interest were fully settled in March 2025.

Note 10 — Derivatives

Derivative financial instruments used for trading purposes are carried at fair value. Fair values for exchange-traded derivatives, principally futures and certain options, are based on quoted market prices. Fair values for OTC derivative financial instruments, principally CFDs are based on spot exchange rates broadly distributed in active markets, OTC option contracts are based on stock price and stock volatility.

Factors taken into consideration in estimating the fair value of OTC derivatives include market liquidity, concentrations, and funding and administrative costs incurred.

The Group does not apply hedge accounting as defined in ASC 815, because all financial instruments are recorded at fair value with changes in fair values reflected in earnings. Therefore, certain of the disclosures required under ASC 815 are generally not applicable with respect to these financial instruments.

As discussed in Note 1, the Group’s derivative trading activity primarily relates to situations where it assumes the role of a market maker or a counter party in its customers’ CFD and OTC stock options transactions. If the CFD trades of one customer can be used to naturally hedge and offset the trades of another customer, the Group will act as the market maker to offer liquidity and pricing to both customers. When such an offsetting is not available, the Group may choose to use its own trades to hedge and offset the CFD trades of its customer. As for the OTC stock options transactions, the Group may choose to purchase the same options back-to-back from the third party option issuers for offsetting.

The contractual amounts related to CFDs and OTC stock options reflect the volume and activity and generally do not reflect the amounts at risk. The fair value of the asset or liability is the best indicator of the Group’s risk. The credit risk for the CFDs and OTC option contracts is limited to the unrealized fair value changes of gains (losses) recorded in the balance sheets. Market risk is substantially dependent upon the value of the underlying assets and is affected by market forces such as volatility and changes in interest and foreign exchange rates. The Group did not have any open positions as of December 31, 2024.

A summary of the Group’s open positions at December 31, 2023 is as follows:

Description	Fair Value of Asset	Fair Value of Liability	Net Amount
OTC stock option contracts	$1,801,095	$(3,009,166)	$(1,208,071)
	$1,801,095	$(3,009,166)	$(1,208,071)

The Group elects the alternative disclosure for gains and losses on derivative instrument included in its trading activities, and discloses gains and losses on its trading activities (including both derivative instruments and nonderivative instruments) separately by major type of items as required by ASC 815-10-50-4F, see Note 3 above.

Offsetting Arrangements

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated balance sheets if each of the two parties owe each other determinable amounts, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Concentrations of Credit Risk

The Group is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, individuals, and other financial institutions. In the event counterparties do not fulfil their obligations, the Group may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Group’s policy to review, as necessary, the credit standing of each counterparty.

Note 11 — Related Parties

During the year ended December 31, 2023, the Group made a repayment to a director in the amount of approximately $128,000. During the year ended December 31, 2022, no advances were received or repaid from/to the individual shareholder. As of December 31, 2023, due from directors in an amount of approximately $15,000 was included in the line item “prepaid, deposits and other” in the consolidated balance sheets, and was fully collected subsequently.

During the year ended December 31, 2024, the Company’s CEO registered a TRS trading account with the Group and became a customer of the Group’s TRS trading service. As of December 31, 2024, the Group had extended margin financing totaling approximately $330,000 to the CEO and the underlying securities held in the account had a fair value of approximately $324,000, resulting in a net receivable of $5,000 due from the CEO. This receivable balance was recorded under "Prepaid expenses, deposits and other current assets" in the Group’s consolidated balance sheets. During the year ended December 31, 2024, the Group recognized approximately $29,000 in interest income from margin financing provided for the CEO's TRS trading activities. This amount has been recorded in the Group’s consolidated financial statements as interest income. This transaction was conducted with terms and conditions consistent with those that would be provided to unrelated parties in normal market conditions. All margin financing activities with the CEO were executed at prevailing market rates, with no preferential terms granted to either party.

As of December 31, 2024 and 2023, LML recorded payable to DAWA for research and development expenses in the amount of approximately $800,000 and $838,000, respectively. The amount was included in the line item “accrued expenses and other payables” in the consolidated balance sheets.

Note 12 – Convertible Debentures

The following represents a summary of all outstanding convertible debentures presented on a combined basis which combines embedded derivative liabilities and convertible debentures at period end.

	As of December 31,
Hybrid Instruments on a Combined Basis	2024	2023

September 2023 Convertible Debenture	$-	$2,475,824
January 2024 Convertible Debenture	53,928	-
August 2024 Convertible Debenture	1,103,129	-
	$1,157,057	$2,475,824

May 2022 Convertible Debenture, under May 2022 SPA

On May 17, 2022, the Company entered into a Securities Purchase Agreement (the “May 2022 SPA”) with ATW Opportunities Master Fund, L.P. (the “Purchaser”), pursuant to which the Company received net proceeds of $1,955,000 in consideration of the issuance of Convertible Debenture (the “May 2022 Debenture”) in the principal amount of $2,100,000. The Debenture matures on November 17, 2024, bears interest at a rate of 8% per annum to the extent such interest is paid in cash or 12.0% to the extent such interest is paid in ADSs at the Company’s election, and is convertible into ADSs at the option of the holder, beginning after its original date of issuance at a conversion price is the lesser of $2,500 or 85% of the lowest trade price in the last ten (10) trading days immediately prior to conversion, in no event that the conversion price shall be lower than $1,875, subject to adjustment, per ADS. Interest is payable quarterly. Upon the conversion of all of this Debenture prior to the maturity date, the Holder shall be entitled to receive all interest which would have accrued on the principal amount being converted after the date of such conversion, in any combination of cash or ADSs at the Company’s election (the “Interest Make-Whole”).

The Debenture and include a full ratchet anti-dilution provision, and contain a beneficial ownership limitation on such conversion. As part of consideration of entering into the May 2022 SPA, the Company agreed to extend the February 2021 and December 2021 Warrants (as discussed in Note 13 below) termination dates for two years. Pursuant to the adoption of ASU 2021-04, the Company considered the guidance in in ASC 815-40-35-16 through ASC 815-40-35-18 regarding the modification or exchange of a freestanding equity-classified written call option, and recognized the incremental fair value of the warrants aforementioned as a debt discount or debt issuance cost in accordance with paragraph 815-40-35-17(b), in an amount of $1,330,000. The fair value of Series D, E and G Warrants immediately before the modification is estimated to be at $600, $225 and $725 per share, respectively by using Binomial Option Pricing Model with an expected term of 3.75, 0.75 and 4.57 years, respectively, a stock price of $2,675 per ADS, volatility of 58.23%, 91.63%, 57.98%, respectively, a risk free rate of 2.97%, 3.16% and 2.96%, respectively, and an expected dividend yield of 0%. The fair value of Series D, E and G Warrants after the modification is estimated to be at $875, $450 and $1,075 per share, respectively by using Binomial Option Pricing Model with an expected term of 5.75, 2.75 and 6.57 years, respectively, a stock price of $2,625 per ADS, volatility of 57.82%, 61.03% and 61.21%, respectively, a risk free rate of 2.96%, 2.97% and 2.97%, respectively, and an expected dividend yield of 0%.

The Company early adopted ASU 2020-06 on January 1, 2022. In accordance with ASC 815-15-25-1, the Interest Make-Whole feature is an embedded derivative that should be bifurcated and accounted for separately. As a result, the Company recognized the embedded derivative liability for Interest Make-Whole feature at its fair value of approximately $625,000 on the Consolidated Balance Sheets which equals to the present value of the stated interest cash flows, with any changes in its fair value recognized in the earnings during period, and assigned to the host debenture at the carrying value of approximately $1,330,000 representing the difference between the previous carrying amount of the hybrid instrument of $1,955,000 (net of debt original issue discount of $145,000) and the fair value of the derivative of $625,000. Further, the Company charged the debt issuance cost of $1,330,000 against the host debenture.

Debt discount and debt issuance costs are amortized using the effective interest rate method over the period from the issuance date through the stated maturity date. The Company recognized interest expense of approximately $445,000 for the year ended December 31, 2022, resulting from the amortization of the debt discounts. During the year ended December 31, 2022, the May 2022 Convertible Debenture along with the Make-Whole interest of $630,000 were fully converted into an aggregate of 3,194,885 Class A ordinary shares. As of December 31, 2024 and 2023, there was no such Debenture outstanding.

August 2022, December 2022 and September 2023 Convertible Debentures, under August 2022 SPA

On August 9, 2022, the Company entered into a Securities Purchase Agreement (the “August 2022 SPA”) with ATW Opportunities Master Fund II, L.P. (the “Purchaser”), pursuant to which the Company received net proceeds of $3,300,000 on August 10, 2022 (the “First Closing’) in consideration of the issuance of Convertible Debenture (the “August 2022 Debenture”) in the principal amount of $3,500,000.

The Company also granted the Purchaser the right to purchase an additional $25 million of Debentures within 24-month anniversary of the First Closing Date (the “Subsequent Closings’), pursuant to which the Company received net proceeds of $2,840,000 on December 7, 2022 (the “Second Closing’) in consideration of the issuance of Convertible Debenture (the “December 2022 Debenture”) in the principal amount of $3,000,000.

On September 2, 2023, the Company entered into a letter agreement (the “September 2023 Letter Agreement”) with the Purchaser, pursuant to which the Company issued a Series H ADS Purchase Warrant (the “Series H Warrants”) to purchase up to 263 ADSs with an exercise price equal to $95.00 per ADS and having a term of exercise expiring five years after the issuance, in consideration for the Purchaser’s exercise of rights to purchase an additional $2,500,000 convertible debenture. On September 5, 2023, the Company received net proceeds of $2,365,000 (the “Third Closing’) upon the issuance of convertible debenture (the “September 2023 Debenture”). The fair value of Series H Warrants is estimated to be at $8.00 per share, and the aggregate fair value of $2,000 was treated as issuance costs for the debenture.

On January 23, 2024, the Company entered into a letter agreement (the “January 2024 Letter Agreement”) with the Purchaser, pursuant to which the Company issued a Series I ADS Purchase Warrant (the “Series I Warrants”) to purchase up to 177 ADSs with an exercise price equal to $56.50 per ADS and having a term of exercise expiring five years after the issuance, in consideration for the Purchaser’s exercise of rights to purchase an additional $1,000,000 convertible debenture. On the same date, the Company received net proceeds of $940,000 (the “Fourth Closing’) upon the issuance of convertible debenture (the “January 2024 Debenture”). The fair value of Series I Warrants is estimated to be at $4.50 per share, and the aggregate fair value of $800 was treated as issuance costs for the debenture.

The Convertible Debentures issued under August 2022 SPA have the same terms as the May 2022 Convertible Debenture, except that they mature at the 36-month anniversary. The Debentures is convertible into ADSs at the option of the holder, beginning after its original date of issuance at a conversion price that is the lesser of $3,125 or 85% of the lowest VWAP in the last fifteen (15) trading days immediately prior to conversion, in no event that the conversion price shall be lower than $1,875, subject to adjustment, per ADS. Such debentures also have the feature of Interest Make-Whole.

Upon issuance, the Company bifurcated and recognized the embedded derivative liability for Interest Make-Whole feature at its fair value of approximately $1,241,000, $1,051,000, $878,000 and $352,000 on the Consolidated Balance Sheets for August 2022, December 2022, September 2023 and January 2024 Convertible Debentures, respectively, which equal to the present value of the stated interest cash flows, with any changes in its fair value recognized in the earnings during period, and initially assigned to the host debentures at the carrying value of approximately $2,059,000, $1,789,000, $1,485,000 and $588,000 for August 2022, December 2022, September 2023 and January 2024 Convertible Debentures, respectively, representing the difference between the previous carrying amount of the hybrid instruments and the fair value of the derivatives. Further, the Company charged the debt issuance cost of nil, nil, $1,200 and $800 against the host debentures of August 2022, December 2022, September 2023 and January 2024 Convertible Debentures, respectively.

Debt discounts are amortized using the effective interest rate method over the period from the issuance date through the stated maturity date. The Company recognized interest expense aggregating approximately $288,000, $522,000 and $214,000 for the years ended December 31, 2024, 2023 and 2022, respectively resulting from the amortization of the debt discounts in connection with the debentures issued under August 2022 SPA.

For the year ended December 31, 2023, the whole August 2022 Convertible Debenture along with the Make-Whole interest of approximately $1.2 million were fully converted into an aggregate of 39,489,758 Class A ordinary shares, and the whole December 2022 Convertible Debenture along with the Make-Whole interest of approximately $1.1 million were fully converted into an aggregate of 70,999,400 Class A ordinary shares. As of December 31, 2023, the carrying amount of the hybrid September 2023 Convertible Debenture was approximately $2,476,000, including its embedded derivative liability of approximately $878,000.

For the year ended December 31, 2024, the whole September 2023 Convertible Debenture along with the Make-Whole interest were fully converted into an aggregate of 643,571,750 Class A ordinary shares, and the January 2024 Convertible Debenture along with the Make-Whole interest were partially converted into an aggregate of 440,614,050 Class A ordinary shares. As of December 31, 2024, the carrying amount of the hybrid January 2024 Convertible Debenture was approximately $54,000, including its embedded derivative liability of approximately $18,000.

August 2024 Convertible Debenture, under August 2024 SPA

On August 9, 2024, the Company entered into a Securities Purchase Agreement (the “August 2022 SPA”) with the same Purchaser, pursuant to which the Company received net proceeds of $1,400,000 on the same date (the “First Closing’) in consideration of the issuance of Convertible Debenture (the “August 2024 Debenture”) in the principal amount of $1,500,000 and the issuance of warrant (the “Series J Warrant”) to purchase 80,357 American Depositary Shares of the Company (the “ADSs”) with an exercise price equal to $14.00 per ADS and having a term of exercise expiring on August 9, 2031. The Company also granted the Purchaser the right to purchase an additional $23,750,000 of Debentures within 24-month anniversary of the First Closing Date.

The August 2024 Debenture issued under August 2024 SPA has the similar terms as the May 2022 Convertible Debenture, except for the maturity and conversion price. The Debenture matures on August 9, 2027, and is convertible into ADSs at the option of the holder, beginning after its original date of issuance at a conversion price that is the lesser of $14.00 or 90% of the lowest trade price in the last ten (10) trading days immediately prior to conversion, in no event that the conversion price shall be lower than $1.78, subject to adjustment, per ADS.

The detachable Series J Warrant issued to the Purchaser are considered to be indexed to the Company’s own stock and classified in stockholders’ equity and therefore they meet the scope exception prescribed in ASC 815-10-15. The fair value of Series J Warrants is estimated to be at $9.10 per share, by using Binomial Option Pricing Model with an expected term of 7 years, a stock price of $12.55 per ADS, volatility of 103.17%, a risk free rate of 3.42%, and an expected dividend yield of 0%.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the net proceeds of $1,400,000 were allocated to the base instrument of Convertible Debenture and the detachable Series J Warrants on their relative fair value basis, in the amount of approximately $940,000 and $460,000, respectively.

Upon issuance, the Company bifurcated and recognized the embedded derivative liability for Interest Make-Whole feature at its fair value of approximately $528,000 on the Consolidated Balance Sheets, which equal to the present value of the stated interest cash flows, with any changes in its fair value recognized in the earnings during period, and initially assigned to the host debentures at the carrying value of approximately $412,000, representing the difference between the previous carrying amount of the hybrid instruments of $940,000 and the fair value of the derivatives.

Debt discounts are amortized using the effective interest rate method over the period from the issuance date through the stated maturity date. The Company recognized interest expense aggregating approximately $151,000 for the year ended December 31, 2024, respectively resulting from the amortization of the debt discounts in connection with August 2024 Debenture.

As of December 31, 2024, the carrying amount of the hybrid August 2024 Convertible Debenture was approximately $1,103,000, including its embedded derivative liability of approximately $540,000.

Note 13 — Convertible Preferred Shares and Attached Warrants

February 2021 Series A Convertible Preferred Shares and Warrants, under February 2021 SPA

On February 15, 2021, the Company entered into a Securities Purchase Agreement (the “February 2021 SPA”) with one third party investor (the “Purchaser”), pursuant to which the Company received $6,440,000 in consideration of the issuance of: a) Series A Convertible Preferred Shares (the “Series A Convertible Preferred Shares”) with a stated value of $7,000,000; b) a warrant (the “Series D Warrant”) to purchase 933 ADSs of the Company until the fifth year anniversary of the closing date at an exercise price of $7,500 per ADS; c) a one-year warrant to purchase 5,333 ADS (the “Series E Warrant”) at an exercise price of $7,500 per ADS, each exercise of which entitles the warrant holder to receive one ADS and a 8% cash discount; and d) a 5-year warrant to purchase 5,333 ADS (the “Series F Warrant”, together with the Series D Warrant and the Series E Warrant, the “February 2021 Warrants”) at an exercise price of $7,500 per ADS. The exercisability of Series F Warrant shall vest ratably from time to time in proportion to the exercise of the Series E Warrants by the holder. The transactions contemplated under the February 2021 SPA were closed on February 18, 2021.

The number of Series A Convertible Preferred Shares is 7,000 and each share has a par value of $0.0001 and a stated value of $1,000. The Series A Convertible Preferred Shares have no voting rights, bear dividend rights at a rate of 8% per annum commencing on the six month anniversary of the closing date, and are convertible into the ADSs, beginning after its original date of issuance at an initial conversion price of $7,500 per ADS. Dividend is payable quarterly in cash, or the Company may pay accrued interest in its ADSs. At election of the Company, the Series A Convertible Preferred Shares may be redeemed, subject to certain equity conditions. Both the Series A Convertible Preferred Shares and the February 2021 Warrants include full ratchet anti-dilution provisions, and contain a beneficial ownership limitation on such conversion or exercise.

Series A Convertible Preferred Shares are classified as equity and carried at the amount recorded at inception, without amortization. The discount to the redemption amount shall be recognized as a dividend upon redemption.

The detachable February 2021 Warrants issued to the holder are considered to be indexed to the Company’s own stock and classified in stockholders’ equity and therefore they meet the scope exception prescribed in ASC 815-10-15. The fair value of February 2021 Warrants is measured by using Binomial Option Pricing Model and Black-Scholes Merton Valuation Model with the assumptions below on the date of issuance, with no subsequent adjustment of fair value in accordance with ASC 815.

	Series D	Series E	Series F
Expected term in years	5	1	5
Stock price (ADS)	$7,425	$7,550	$7,425
Expected dividend yield	0%	0%	0%
Volatility	43.05%	50.45%	43.05%
Risk-free interest Rate	0.63%	0.21%	0.63%
Initial fair value per share	$2,675	$1,325	$2,225

In accordance with ASC 470-20, Debt with Conversion and Other Options, the Company allocated the net proceeds to Series A Convertible Preferred Shares, the detachable Series D, E and F February 2021 Warrants on their relative fair value basis, in the amount of approximately $1,563,000, $560,000, $1,588,000 and $2,669,000, respectively. For the holder of the Series A Convertible Preferred Shares, conversion price results in BCF that is separated as an equity component and assigned a value of approximately $1,563,000 as a prefer stock discount. Such discount is amortized all at once upon issuance date and the amortization is treated as a deemed dividend for the year ended December 31, 2021.

The issuance costs are allocated in the same proportion as the proceeds are allocated to the preferred stock and warrants. Issuance costs allocated to the equity-classified warrants in an aggregate of $81,000 were charged to additional paid in capital in 2021.

The Series A Convertible Preferred Shares are recognized initially at fair value, net of discounts including original issue discount of $620,000 and allocation of proceeds to the detachable Series D and Series E Warrants of $2,149,000, in an amount of approximately $4,231,000 on the date of issuance. As the vesting of Series F Warrants is contingent upon the exercise of Series E Warrants, preferred stock discounts related to allocation of proceeds to Series F Warrants were deferred and will be recognized until Series F Warrants are vested on a proportional basis. Each of the February 2021 securities contain down round features which would reduce the respective conversion price or exercise prices to the effective price at which any future securities are sold. In consideration of the transaction entered into in December 2021 below, the investor agrees to waive the full ratchet anti-dilution provision and set the conversion price and exercise prices as follows: (i) the conversion price of the Series A Preferred Shares is adjusted to the lower of $4,375 or 90% of the lowest daily Volume-Weighted Average Price in the last 10 trading days prior to conversion, in no event that the conversion price shall be lower than $1,875, as amended; (ii) the exercise price of the Series D Warrants is adjusted to $6,250; (iii) the exercise price of the Series E Warrants is adjusted to $5,000; and (iv) the exercise price of the Series F Warrants is adjusted to $6,250. The ADSs issuable upon exercise of the Series D/E/F Warrants were adjusted to 1,120, 8,000 and 6,400, respectively for the aggregate exercise price to remain unchanged. In accordance with ASC 260-10-25-1, the Company recognized the effect of such reprice event for February 2021 Warrants in an aggregate of $5.3 million, and the effect is treated as a dividend and a reduction to income available to ordinary shareholders in the basic EPS calculation for the year ended December 31, 2021.

During the year ended December 31, 2021, 500 Series A Preferred Shares along with accrued dividend of $14,000 were converted into an aggregate of 349,789 Class A ordinary shares. 6,500 Series A Preferred Shares remained outstanding as of December 31, 2021 in the carrying value of $3,929,000.

During the year ended December 31, 2022, the remaining 6,500 Series A Preferred Shares along with accrued dividend of $325,000 were fully converted into an aggregate of 8,280,270 Class A ordinary shares.

As a result of early adoption of ASU 2020-06 on January 1, 2022 using the modified retrospective method, no cumulative effect was recognized with regards to Series A Preferred Shares. The Company recognized cumulative dividend of approximately $130,000 and $209,000 for the years ended December 31, 2022 and 2021, respectively.

December 2021 Series B Convertible Preferred Shares and Warrants, under December 2021 SPA

On December 13, 2021, the Company entered into a Securities Purchase Agreement (the “December 2021 SPA”) with the same third party investor (the “Purchaser”), pursuant to which the Company received net proceeds of $3,800,000 in consideration of the issuance of: a) Series B Convertible Preferred Shares (the “Series B Convertible Preferred Shares”) with a stated value of $4,000,000; and b) a 5-year warrant to purchase 914 ADSs (the “Series G Warrants”, or the “December 2021 Warrants”) of the Company until on or prior to December 13, 2026 at an exercise price of $6,250 per ADS. The transactions were closed on December 13, 2021.

The number of Series B Convertible Preferred Shares is 4,000 and each share has a par value of $0.0001 and a stated value of $1,000. The Series B Convertible Preferred Shares have no voting rights, bear dividend rights at a rate of 8% per annum commencing on the closing date, and are convertible into the ADSs, beginning after its original date of issuance at an initial conversion price of $4,375 per ADS or 90% of the lowest daily volume-weighted average price during the 10 consecutive trading days prior to the conversion date, in no event that the conversion price shall be lower than $1,875 per ADS, as amended. Dividend is payable quarterly in cash, or the Company may pay accrued interest in its ADSs. On the third anniversary of the original issue date, the Company shall redeem, at the option of the holder, all of the then outstanding Series B Convertible Preferred Shares, for an amount in cash equal to the sum of (a) 100% of the aggregate cash investment of $3,800,000 and (b) accrued but unpaid dividends due in respect of the preferred shares. Both the Series B Convertible Preferred Shares and the December 2021 Warrants include full ratchet anti-dilution provisions, and contain a beneficial ownership limitation on such conversion or exercise.

The detachable December 2021 Warrants issued to the holder are considered to be indexed to the Company’s own stock and classified in stockholders’ equity and therefore they meet the scope exception prescribed in ASC 815-10-15. The fair value of December 2021 Warrants is estimated to be at $1,450 per share by using Binomial Option Pricing Model with an expected term of 5 years, a stock price of $4,250 per ADS, volatility of 53.42%, a risk free rate of 1.30% and an expected dividend yield of 0%.

In accordance with applicable accounting standards, Series B Convertible Preferred Shares qualified as redeemable securities and are classified as mezzanine equity; the net proceeds were allocated to the Series B Convertible Preferred Shares and the detachable Series G Warrant on their relative basis, in the amount of approximately $2,800,000 and $950,000, respectively. The Series B Preferred Shares contained a BCF that is separated as an equity component and assigned a value of approximately $1,613,000 as a prefer stock discount.

The issuance costs are allocated in the same proportion as the proceeds are allocated to the preferred stock and warrants. Issuance costs allocated to the equity-classified warrants in an aggregate of $8,000 were charged to additional paid in capital in 2021.

The Series B Convertible Preferred Shares are recognized initially at fair value, net of discounts including original issue discount of $250,000 and allocation of proceeds to the detachable Series G Warrants of $950,000 and to the BCF of $1,613,000, in an amount of approximately $1,186,000 on the date of issuance. Such discounts are accreted over the period from the date of issuance to the date of the earliest redemption and the accretion is treated as a deemed dividend. For the year ended December 31, 2021, the accretion was recognized as a deemed dividend to preferred stockholders in the amount of approximately $36,000, resulting in the carrying amount accreted to approximately $1,222,000 as of December 31, 2021.

As a result of early adoption of ASU 2020-06 on January 1, 2022 using the modified retrospective method, a reclassification of the unamortized portion of the BCF in the amount of $1,591,000 from additional paid-in capital to Series B Preferred shares on the consolidated balance sheets. For the year ended December 31, 2022, the 4,000 Series B Preferred Shares along with accrued dividend of $294,000 were fully converted into an aggregate of 5,158,472 Class A ordinary shares, and the accretion was recognized as a deemed dividend to preferred stockholders in the amount of approximately $187,000 prior to conversions.

The Company recognized cumulative dividend of approximately $278,000 and $16,000 for the years ended December 31, 2022 and 2021, respectively.

Subsequent Changes to February 2021 and December 2021 Warrants

Subsequent to the extension of termination dates in connection with the issuance of May 2022 Convertible Debenture (as discussed in Note 12), on January 3, 2023 in connection of the withdrawal of registration statement on Form F-1, the Company entered into warrant extension letter to extend the termination dates of Series D/E/F/G for another two years, from February 18, 2028, February 18, 2025, February 18, 2028, and December 13, 2028, respectively, to February 18, 2030, February 18, 2027, February 18, 2030, and December 13, 2030, respectively. Pursuant to the adoption of ASU 2021-04, in accordance with paragraph 815-40-35-17(d), the Company recognized the incremental fair value of the warrants aforementioned as a dividend and a reduction to income available to ordinary shareholders in the basic EPS calculation for the year ended December 31, 2023, in an amount of approximately $3.1 million. The fair value of Series D, E and G Warrants immediately before the modification is estimated to be at $402.50, $433.50 and $483.00 per share, respectively by using Binomial Option Pricing Model with an expected term of 5.13, 2.13 and 5.94 years, respectively, a stock price of $34.25 per ADS, volatility of 60.29%,106.31%, 60.19%, respectively, a risk free rate of 3.81%, 4.503% and 3.75%, respectively, and an expected dividend yield of 0%. The fair value of Series D, E and G Warrants after the modification is estimated to be at $636.50, $757.00 and $739.00 per share, respectively by using Binomial Option Pricing Model with an expected term of 7.13, 4.13 and 7.94 years, respectively, a stock price of $34.25 per ADS, volatility of 63.28%, 108.01% and 64.87%, respectively, a risk free rate of 3.69%, 3.93% and 3.65%, respectively, and an expected dividend yield of 0%.

On September 3, 2023, as a result of the issuance of Series H Warrants in September 2023 (as discussed in Note 12), the exercise price of the Series D/E/F/G Warrants was further adjusted to $95.00 per ADS. The ADSs issuable upon exercise of the Series D/E/F/G Warrants were adjusted to 73,684, 421,052, 421,052, and 60,150, respectively for the aggregate exercise price to remain unchanged. In accordance with ASC 260-10-25-1, the Company recognized the effect of such reprice event for February 2021 and December 2021 Warrants in an aggregate of approximately $6.1 million, and the effect is treated as a dividend and a reduction to income available to ordinary shareholders in the basic EPS calculation for the year ended December 31, 2023. The fair value of Series D, E and G Warrants immediately before the reprice is estimated to be at $61.00, $17.50 and $71.50 per share, respectively and the fair value of Series D, E and G Warrants after the reprice is estimated to be at $8.50, $12.50 and $9.00 per share, respectively, by using Binomial Option Pricing Model with an expected term of 6.46, 3.46 and 7.28 years, respectively, a stock price of $152.00 per ADS, volatility of 107.83%, 108.52%, 107.66%, respectively, a risk free rate of 3.90%, 4.22% and 3.87%, respectively, and an expected dividend yield of 0%.

In September 2023, the Company received an aggregate of net proceeds of approximately $0.7 million in exchange for the issuance of 20,000,000 Class A ordinary shares, as a result of the partial exercise of Series E Warrants at an exercise price of $95.00 per ADS. As a result, a total of 8,062 Series F Warrants were vested.

On January 23, 2024, as a result of the issuance of Series I Warrants in January 2024 (as discussed in Note 12), the exercise price of the Series D/E/F/G Warrants was further adjusted to $56.50 per ADS. The ADSs issuable upon exercise of the Series D/E/F/G Warrants were adjusted to 123,893, 702,513, 707,964, and 101,137, respectively for the aggregate exercise price to remain unchanged. In accordance with ASC 260-10-25-1, the Company recognized the effect of such reprice event for February 2021 and December 2021 Warrants in an aggregate of approximately $429,000, and the effect is treated as a dividend and a reduction to income available to ordinary shareholders in the basic EPS calculation for the year ended December 31, 2024. The fair value of Series D, E, F(vested) and G Warrants immediately before the reprice is estimated to be at $2.80, $2.50, $2.80 and $2.95 per share, respectively and the fair value of Series D, E, F(vested) and G Warrants after the reprice is estimated to be at $1.85, $2.10, $1.85 and $1.95 per share, respectively, by using Binomial Option Pricing Model with an expected term of 6.07, 3.07, 6.07 and 6.89 years, respectively, a stock price of $48.00 per ADS, volatility of 105.21%, 98.06%, 105.21%, and 105.42%, respectively, a risk free rate of 3.69%, 3.86%, 3.69% and 3.68%, respectively, and an expected dividend yield of 0%.

On January 9, 2025, the Company entered into an amendment to the Series E Warrant with the holder. Pursuant to the amendment, the parties agreed to amend the exercise price of the Warrant to the lower of (x) $56.50 and (y) 90% of the lowest daily VWAP (as defined in the Series E Warrant) for the ten (10) trading days immediately prior to the exercise date, provided that the aggregate exercise price under the Market Exercise Price shall not exceed $10,000,000. The parties also agreed to extend the termination date of Series E Warrant from February 18, 2027 to January 9, 2028

Note 14 — Commitments and Contingencies

Contingencies

Occasionally, the Group is a party to certain legal cases arising in the ordinary course of business. The Group accrues loss contingency associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. In the first half of 2024, a client (the “Plaintiff”) filed a statement of claim with the High Court of Hong Kong claiming an amount of HK$91,599,433 (approximately US$11,730,000), which LBL, a subsidiary of the Company has failed to transfer the said sum under the Plaintiff’s securities account to the plaintiff (the “Civil Case”). In July 2024, LBL filed a defense with the High Court of Hong Kong to dispute the claim and stated no outstanding sum owed to the Plaintiff. The Civil Case is currently in early stage and LBL will continue to vigorously defend against the case. The Group’s management does not expect it is probable that the disposition of such claim will have a material adverse impact on the Group’s consolidated financial position, results of operations and cash flows. Among the amount claimed, the Group recorded in “Accrued expenses and other payables” a balance of approximately $2,663,000 (HK$20,791,761) resulting from an investment profits sharing agreement with the Plaintiff, as the transaction is in dispute.

Note 15 — Stockholders’ Equity

Ordinary Shares and Preferred Shares

The Company was initially authorized to issue (i) 450,000,000 ordinary shares, $0.0001 par value per share, divided into 300,000,000 Class A ordinary shares and 150,000,000 Class B ordinary shares, and (ii) 50,000,000 preferred shares, $0.0001 par value per share. On October 6, 2023, the Company held the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). The 2023 Annual Meeting approved the increase of the Company’s authorized share capital from US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, comprising of 300,000,000 Class A ordinary shares, 150,000,000 Class B ordinary shares, and 50,000,000 preferred shares of a par value of US$0.0001 each, to US$5,000,000 divided into 50,000,000,000 shares of a par value of US$0.0001 each, comprising of 40,000,000,000 Class A ordinary shares, 7,500,000,000 Class B ordinary shares, and 2,500,000,000 preferred shares of a par value of US$0.0001 each. On March 7, 2025, the Company held the Extraordinary Meeting of Shareholders (the “2025 EGM”). The 2025 EGM approved the increase of the Company’s authorized share capital to US$20,000,000, with a nominal value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (b) 7,500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (c) 2,500,000,000 preferred Shares of a par value of US$0.0001 each.

As of June 16, 2020, subsequent to the Closing of the business combination, there were 17,399,176 ordinary shares outstanding, including 7,647,962 Class A ordinary shares and 9,751,214 Class B ordinary shares, and no preferred shares outstanding. On November 12, 2020, as a result of post-merger consideration adjustment, additional 121,473 ordinary shares were issued to Lion’s original shareholders, including 29,591 Class A ordinary shares and 91,882 Class B ordinary shares. An aggregate of 1,933,740 Class B ordinary shares set aside as the indemnity escrow shares following the closing of the business combination was no longer subject to forfeiture in June 2023. An aggregate of 3,876,481 Class B ordinary shares set aside as the earnout escrow shares was to be forfeited as the 2021 net income and 2022 net income targets were not met.

The shareholders of Class A and Class B ordinary shares have the same rights except for the voting and conversion rights. Each Class A ordinary share was initially entitled to one vote, and is not convertible into Class B ordinary share under any circumstance; and each Class B ordinary share is initially entitled to ten votes, and is convertible into one Class A ordinary share at any time by the holder thereof, subject to adjustments for any subdivision or combination. On February 16, 2022, January 13, 2023 and December 23, 2024, the Company held the annual General Meetings of Shareholders that approved the increase by the number of votes attached to Class B Ordinary Shares from ten (10) votes per Class B Ordinary Share to twenty five (25) votes per Class B Ordinary Share, from twenty five (25) votes per Class B Ordinary Share to one hundred (100) votes per Class B Ordinary Share, and from one hundred (100) votes per Class B Ordinary Share to ten thousand (10,000) votes per Class B Ordinary Share, respectively.

In October 2024, one of the directors opted to convert his Class B ordinary shares into Class A ordinary shares, resulting in an issuance of 17,800,845 Class A ordinary shares.

As of December 31, 2024 and 2023, there was an aggregate of 1,777,596,090 (of which, 496,358,691 Class A ordinary shares resulted from the extinguishment of liabilities were issued in April 2025. Accordingly, as of December 31, 2024, a subscription receivable of approximately $50,000 corresponding to their par value was recorded as contra equity. See Note 2 for detail.) and 179,250,754 Class A ordinary shares issued and outstanding, respectively; and an aggregate of 65,387,845 and 23,843,096 Class B ordinary shares issued and outstanding, respectively. As of December 31, 2024 and 2023, there was no preferred shares issued and outstanding.

August 2020 Private Placement

On August 1, 2020, the Company entered into a securities purchase agreement (as amended on September 29, 2020, and later amended and restated on October 19, 2020) with three investors (collectively, the “Investors”). Two tranches of transactions contemplated under the agreement were closed on August 3 and November 13, 2020, respectively. As a result, an aggregate of 600 ADSs and warrants to purchase an aggregate of 600 of the Company’s ADS at US$7,500 per ADS (the “August 2020 PIPE Warrants”) were issued at US$5,000 per ADS for an aggregate purchase price of US$3 million, and an aggregate of 60 ADSs were issued as origination fee. Issuance costs of approximately $469,000 were recorded as a charge to additional paid-in capital, including legal and accounting fees. In accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, warrants are classified within stockholders’ equity as “additional paid in capital” upon their issuance. The proceeds were allocated to ordinary shares and private investment in public equity warrants (“PIPE Warrants”) on the relative fair value of the securities in accordance with ASC 470-20-30. In aggregate, the net proceeds to the Company were approximately $2,531,000 classified within stockholders’ equity, including a subscription receivable of $508,750 classified in the other receivables in the consolidated balance sheets as of December 31, 2020 which was received in January 2021.

Such warrants shall be exercisable for a period of three years from the issuance date. Exercise price is subject to adjustments in case of reorganization, consolidation, merger etc. and in case of stock purchase rights in the subsequent two-year period at a price per share less than the exercise price as stated in the securities purchase agreement.

The exercise price of PIPE Warrants was adjusted to $5,000 per ADS as a result of January 2021 Call Options as discussed below, and adjusted a second time to $4,375 per ADS as a result of December 2021 Series B Convertible Preferred Shares. In accordance with ASC 260-10-25-1, when a down round feature is triggered, the Company recognized the effect of the down round feature in an aggregate of $278,000 and $16,000, respectively, and the effect was treated as a dividend and a reduction to income available to ordinary shareholders in the basic EPS calculation for the year ended December 31, 2021.

For the year ended December 31, 2021, 770,833 Class A ordinary shares were issued for the aggregate proceeds of approximately $1.5 million, as a result of investors’ exercise of August 2020 PIPE Warrants. For the year ended December 31, 2023, the remaining PIPE Warrants to purchase 291 ADSs (equivalent to 729,167 Class A ordinary shares) expired unexercised.

January 2021 Call Options

On January 6, 2021, the Company entered into a binding strategic cooperation framework agreement (the “Strategic Cooperation Agreement”) with Mr. Yao Yongjie (“Mr. Yao”) and engaged Mr. Yao as the chief technical adviser to provide technical advice and consultancy service in blockchain industry. The Company grants to Mr. Yao options (the “Call Options”) to subscribe for 6 million Class A ordinary shares at a price fixed at US$2 per Class A ordinary share. Within 24 months of the signing of the Strategic Cooperation Agreement, Mr. Yao may exercise the right to subscribe for such shares by tranches if the following conditions are met:

(i)	if the closing price of the shares in the Company exceeds US$7,500 per ADS for 3 consecutive trading days, Mr. Yao may exercise 2 million call options;

(ii)	if the closing price of the shares in the Company exceeds US$12,500 per ADS for 3 consecutive trading days, Mr. Yao may exercise 2 million call options;

(iii)	if the closing price of the shares in the Company exceeds US$18,750 per ADS for 3 consecutive trading days, Mr. Yao may exercise 2 million call options.

The Company estimated the fair value of the call options at $0.47, $0.33 and $0.16 per share for three tranches, respectively on the date of grant using Binomial Option Pricing Model applying an expected term of 2 years, a stock price of $4,850 per ADS, volatility of 51.69%, a risk free rate of 0.21% and an expected dividend yield of 0%. The aggregate fair value of the Call Options of $1,909,000 is recognized as stock-based compensation expense over the requisite service period which is five-year period from the date thereof.

For the years ended December 31, 2023 and 2022, an aggregate of $382,000 each was recognized in expenses included in the consolidated statements of operations for the service provided. During the year ended December 31, 2024, the remaining of $763,000 was fully recognized as expenses.

For the year ended December 31, 2021, 2,000,000 Class A ordinary shares, as represented by ADSs were issued for the aggregate proceeds of $4.0 million, as a result of exercise of Call Options. As of January 3, 2023, the remaining aggregate of 4 million Call Options expired unexercised.

Note 16 — Stock-Based Compensation

2020 Share Incentive Plan

In June 2020, in connection with the business combination, the Company’s board approved the 2020 Share Incentive Plan (the “2020 Plan”) and reserved 4,632,449 ordinary shares for issuance thereunder. The Company’s employees, non-employee directors and consultants are eligible to receive options, restricted shares, restricted share units, dividend equivalents, deferred shares, share payments or share appreciation rights, which may be awarded or granted under the Plan (collectively, “Awards”). The administrator is authorized to grant deferred shares to any eligible individual. The number of shares of deferred shares shall be determined by the administrator; shares underlying a deferred share award will not be issued until the deferred share award has vested, pursuant to a vesting schedule or other conditions or criteria set by the administrator. As of December 31, 2024 and 2023, a total of 3,936,504 shares each had been granted and issued under the 2020 Plan and a total of 695,945 shares each remained available for future awards.

On December 1, 2020, 1,486,504 deferred shares were granted to certain employees, non-employee directors and consultants for their services during the year ended December 31, 2020. All of the deferred shares granted are fully vested on the grant date. The Company estimated the fair value of shares at $2.46 per ordinary share based on the closing price of $6,150 per ADS on the grant date in an aggregate of $3,656,800.

On March 3, 2022, 2,450,000 deferred shares were granted to certain non-employee consultants for their services for the years of 2022 and 2023. All of the deferred shares granted are fully vested on the grant date. The Company estimated the fair value of shares at $0.75 per ordinary share based on the closing price of $1,875 per ADS on the grant date in an aggregate of $1,837,500. The stock-based compensation expenses are recognized over the requisite service period.

2023 Share Incentive Plan

On October 6, 2023, the 2023 Annual Meeting approved and adopted the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to which an aggregate of 33,818,770 ordinary shares will be awarded or granted. On October 31, 2023, the Compensation Committee approved that a total of 32,000,000 Class B ordinary shares in the form of shares and deferred shares were granted to two directors in exchange for their services through the third quarter of 2024. The Company estimated the fair value of shares at $0.02 per Class B ordinary share based on the closing price of $50.00 per ADS on the grant date in an aggregate of $640,000. The stock-based compensation expenses are recognized over the requisite service period. On December 14, 2023, a total of 14,000,000 Class B ordinary shares were vested and issued to the directors. For the year ended December 31, 2024, an aggregate of 11,888,889 Class B ordinary shares was issued to the directors.

In November 2024, an aggregate of 28,956,705 Class B ordinary shares, including the remaining 1,818,770 shares under 2023 Plan and the remaining 27,137,935 shares under the 2024 Plan (as discussed below), was granted and issued to one executive director and vested immediately. The Company estimated the fair value of shares at $0.004 per Class B ordinary share based on the closing price of $10.55 per ADS on the grant date in an aggregate of $122,000.

As of December 31, 2024 and 2023, a total of nil and 1,818,770 shares under the 2023 Plan remained available for future awards, respectively.

2024 Share Incentive Plan

On May 20, 2024, the Board of Directors approved and adopted the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to which an aggregate of 47,137,935 Class A or Class B ordinary shares will be awarded or granted. On the same date, the Board and the Audit Committee approved that a total of 20,000,000 Class B ordinary shares were granted to certain employees and vested immediately. The Company estimated the fair value of shares at $0.009 per Class B ordinary share based on the closing price of $23.05 per ADS on the grant date, resulting in an aggregate of $184,400 recorded as compensation expenses in May 2024. On May 21, 2024, a total of 18,500,000 Class B ordinary shares were issued to the employees. As of December 31, 2024, a total of nil shares under the 2024 Plan remained available for future awards.

The following table provides the details of the total share-based payments under 2020 Plan, 2023 Plan and 2024 Plan for the years ended December 31, 2024, 2023 and 2022, respectively.

	Years ended December 31,
	2024	2023	2022

Compensation and benefits	$573,264	$373,333	$-
Communication and technology	-	225,000	225,000
Marketing	-	206,250	206,250
Professional fees	-	243,750	243,750
General and administrative	-	243,750	243,750

Total	$573,264	$1,292,083	$918,750

As of December 31, 2024 and 2023, approximately nil and $266,000 of total unrecognized compensation expense related to future services was expected to be recognized over a period of approximately nil and eight months, respectively.

Note 17 — Income Taxes

The current and deferred portions of the income tax expense included in the consolidated statements of operations and comprehensive income (loss) as determined in accordance with ASC 740, Income Taxes, are as follows:

	Years ended December 31,
	2024	2023	2022

Current	$1,245	$1,058	$3,419
Deferred	-	-	-
	$1,245	$1,058	$3,419

A reconciliation of the difference between the expected income tax expense or benefit computed at applicable statutory income tax rates and the Group’s income tax expense is shown in the following table:

	Years ended December 31,
	2024	2023	2022

Income tax (benefit) expense at applicable statutory rate (1)	$(4,490,854)	$(792,883)	$(5,199,883)
Nondeductible expenses	1,612	939,078	328,511
Impact of foreign tax rate differential (2)	3,593,100	(1,047,950)	3,117,801
Current year change in valuation allowance	1,033,191	(45,629)	1,804,389
Other	(4,829)	(4,304)	(47,399)
Prior year examination adjustment	(130,975)	952,746	-
Reported income taxes	$1,245	$1,058	$3,419

(1)	The applicable statutory rate applied is based on the profits tax rates in Hong Kong. Effective for tax years ended on or after December 31, 2018, the applicable tax rate was 8.25% on the first HK $2,000,000 of assessable profits and 16.5% on any assessable profits above that threshold. The 8.25% tax rate can only be utilized by one entity in a controlled group. All other Hong Kong entities in the Group utilize the 16.5% tax rate. The Singapore entity within the Group has an applicable tax rate of 17.0%. The entity in the United States within the Group has a federal tax rate of 21.0%.

(2)	The Group also has entities domiciled in the British Virgin Islands and the Cayman Islands, but such entities are not subject to income or capital gains taxes.

Significant components of the Group’s deferred tax assets (liabilities) are presented below:

	As of December 31,
	2024	2023
Deferred tax asset
Net operating loss carryforwards	$5,007,686	$4,906,816
Less: Valuation allowance	(5,007,686)	(4,906,816)
Net deferred tax asset	$-	$-

Management has applied a valuation allowance to the total amount of deferred tax assets based on the determination that it is more likely than not that the deferred tax asset will not be realized. This determination was based on the historic and estimated future profitability of the entities to which the deferred tax assets relate. The tax rules in Hong Kong do not allow the Group to file on a consolidated basis.

Note 18 —Lease

All of the Group’s leases are classified as operating leases and primarily consist of real estate leases for corporate offices and other facilities. As of December 31, 2024 and 2023, the weighted-average remaining lease term on these leases is approximately 1.39 and 1.13 years, respectively and the weighted-average discount rate used to measure the lease liabilities was approximately 3.63% and 2.87%, respectively. The Group’s lease agreements do not contain any residual value guarantees, restrictions or covenants. Cash paid for amounts included in the measurement of operating lease liabilities was approximately $548,000, $599,000 and $561,000 for the years ended December 31, 2024, 2023 and 2022, respectively.

The following table presents balances reported in the consolidated balance sheets related to the Group’s leases:

	As of December 31,
	2024	2023
Operating lease right-of-use assets	$205,532	$593,678
Operating lease liabilities	$207,716	$620,920

The following table presents operating lease cost reported in occupancy expenses on the consolidated statements of comprehensive (loss)/income related to the Group’s leases:

	Years ended December 31,
	2024	2023	2022
Operating lease cost	$532,144	$594,228	$699,909

The following table reconciles the undiscounted cash flows of the Group’s leases as of December 31, 2024 to the present value of its operating lease payments:

Years ended December 31,
2025	$157,094
2026	56,542
Thereafter	-
Total undiscounted operating lease payments	213,636
Less: imputed interest	(5,920)
Present value of operating lease liabilities	$207,716

Note 19 — Segment Reporting

ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision-making group (the “CODM”), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments.

Chief executive officer is determined as the CODM of the Group. The Group has four primary operating segments (1) futures and securities brokerage services; (2) market making (CFD) trading; (3) TRS trading; (4) OTC stock option trading; and (5) others. The Group’s futures and securities brokerage segment generates commission income by enabling customers to trade in futures and securities markets throughout the world. The Group engages in market making (CFD trading) activities where it serves as the counterparty to its customers in derivative transactions. The Group experiences trading gains and losses from such market making (CFD trading) activities. The Group generated income from TRS trading business including the commission income from the securities trading and interest income from the loan to customers. The Group also generated trading gains or losses from the OTC stock options where it serves as the counterparty in the option contracts. Other businesses include the following: (1) insurance brokerage segment which generates commissions by providing insurance brokerage services to high-net-worth individuals; (2) proprietary trading activities in investment securities, futures and derivatives, (3) sale of NFT and development NFT platform and Metaverse games, and (4) executive management functions and corporate overhead.

	Futures
	and securities			OTC
	brokerage	CFD	TRS	Stock option
	services	trading	trading	trading	Other	Total
Year ended December 31, 2024
Revenues (losses)	653,340	521,860	9,140	(7,978,722)	1,928,301	(4,866,081)

Commissions and fees	436,112	-	88,934	-	430,773	955,819
Compensation and benefits	921,455	-	-	-	2,342,638	3,264,093
Occupancy	75,538	8,702	8,702	8,702	646,106	747,750
Communication and technology	375,377	353,799	366,199	353,799	1,941,343	3,390,517
General and administrative	160,848	20,138	20,138	20,138	657,232	878,494
Professional fees	22,377	106,139	106,139	106,139	4,111,040	4,451,834
Service fees	-	322,684	276,740	276,740	1,012,536	1,888,700
Interest	-	-	208,210	-	613,722	821,932
Depreciation	671	795,000	795,000	795,000	50,041	2,435,712
Marketing	1,405	236,500	236,500	236,500	2,887,944	3,598,849
Change in fair value of warrant liabilities	-	-	-	-	13,501	13,501
Other operating expenses	10,338	-	-	-	230,040	240,378

	2,004,121	1,842,962	2,106,562	1,797,018	14,936,916	22,687,579
				-
Income (loss) from operations	(1,350,781)	(1,321,102)	(2,097,422)	(9,775,740)	(13,008,615)	(27,553,660)
				-
Total segment assets	1,838,093	20,235,532	12,819,851	-	1,460,948	36,354,424

	Futures
	and securities			OTC
	brokerage	CFD	TRS	Stock option
	services	trading	trading	trading	Other	Total
Year ended December 31, 2023
Revenues (losses)	2,570,495	19,326,140	(2,342,395)	(798,725)	2,335,729	21,091,244

Commissions and fees	1,606,210	-	825,503	-	986,685	3,418,398
Compensation and benefits	997,602	-	-	-	3,102,250	4,099,852
Occupancy	-	7,120	7,120	7,120	848,894	870,254
Communication and technology	471,918	225,636	225,636	225,636	1,910,636	3,059,462
General and administrative	226,802	33,492	33,492	33,492	1,104,870	1,432,148
Crypto currencies	-	-	-	-	-	-
Professional fees	24,411	50,432	50,432	50,432	3,231,658	3,407,365
Research and development	-	-	-		7,115	7,115
Service fees	-	433,734	342,367	342,367	1,234,364	2,352,832
Interest	-	-	1,880,282		532,820	2,413,102
Depreciation and amortization	419	576,944	576,944	576,944	63,760	1,795,011
Marketing	1,673	3,909	3,909	3,909	4,183,395	4,196,795
Change in fair value of warrant liabilities	-	-	-	-	(565,313)	(565,313)
Impairment of fixed assets	-	-	-	-	-	-
Impairment of cryptocurrencies	-	-	-	-	-	-
Other operating expenses	358,074	-	-	-	72,140	430,214

	3,687,109	1,331,267	3,945,685	1,239,900	16,713,274	26,917,235

Income (loss) from operations	(1,116,614)	17,994,873	(6,288,080)	(2,038,625)	(14,377,545)	(5,825,991)

Total segment assets	4,444,667	30,862,233	31,563,234	1,801,095	5,873,357	74,544,586

	Futures and securities brokerage services	CFD trading	TRS trading	Other	Total
Year ended December 31, 2022
Revenues (Losses)	$3,284,729	$(6,694,312)	$(595,871)	$1,522,954	$(2,482,500)

Commissions and fees	2,297,341	7,863	664,435	229,295	3,198,934
Compensation and benefits	953,213	-	-	2,667,293	3,620,506
Occupancy	-	3,600	3,600	819,054	826,254
Communication and technology	459,263	340,408	340,408	2,252,715	3,392,794
General and administrative	101,143	57,372	57,372	1,012,685	1,228,572
Crypto currencies	-	-	-	-	-
Professional fees	17,496	106,533	106,533	3,486,277	3,716,839
Research and development	-	-	-	4,693,995	4,693,995
Service fees	-	470,791	951,857	534,137	1,956,785
Interest	-	-	1,675,946	658,652	2,334,598
Depreciation and amortization	539	800,000	800,000	431,847	2,032,386
Marketing	3,185	54,000	54,000	3,632,382	3,743,567
Payment service charge	-	(78,562)	66,155	-	(12,407)
Change in fair value of warrant liabilities	-	-	-	(1,260,354)	(1,260,354)
Impairment of fixed assets	-	-	-	1,690,028	1,690,028
Impairment of cryptocurrencies	-	-	-	293,619	293,619
Other operating expenses	6,499	-	-	25,907	32,406

	3,838,679	1,762,005	4,720,306	21,167,532	31,488,522

Loss from operations	$(553,950)	$(8,456,317)	$(5,316,177)	$(19,644,578)	$(33,971,022)

Total segment assets	$11,388,786	$13,468,277	$43,725,609	$18,051,712	$86,634,384

Note 20 — SPAC Warrants

PAAC’s warrants (collectively, the “SPAC Warrants”), which include (i) 11,500,000 warrants, those warrants included in the units as part of initial public offering (the “IPO”) on June 3, 2019 (the “Public Warrants”), (ii) 5,375,000 warrants purchased by the founders of PAAC in a private placement simultaneously closed with PAAC’s IPO (the “Private Warrants”) and (iii) 920,000 warrants issued to the underwriters of PAAC’s IPO (the “Underwriters’ Warrants”). Subsequent to the business combination closing, all SPAC Warrants remained outstanding and none of them were exercised as of April 30, 2025.

Public Warrants and Private Warrants

Upon the business combination closing, each outstanding Public Warrants and Private Warrants of PAAC automatically represents the right to purchase one Class A ordinary share in the form of the Company’s 1/2,500 ADSs at a price of $11.50 per Class A ordinary share or $28,750 per ADS, subject to adjustment in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices. Following the ADS ratio change in July 2023 and in March 2025, holders may need to exercise warrants in increments of 2,500 to receive ADSs. However, no warrants issued in exchange for PAAC’s public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, warrant holders may, during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if the Company called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” The Company’s Public Warrants and Private Warrants became exercisable thirty (30) days after the closing and will expire on the fifth anniversary of the closing which will in June 2025.

The Company’s warrants issued in exchange for PAAC’s private warrants are identical to warrants issued in exchange for the PAAC’s public warrants, except that such private warrants will be exercisable for cash (even if a registration statement covering the Class A ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by PAAC’s initial purchasers or their affiliates.

The Company may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Company’s ADSs equals or exceeds $45,000per ADS, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of Redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”

The Company evaluated the Public and Private Warrants under ASC 815-40, Derivatives and Hedging-Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in stockholders’ equity. Accordingly, the Public and Private Warrants are classified as a liability at fair value on the Company’s consolidated balance sheets at each period end, and the change in the fair value of such liability in each period is recognized as a gain or loss in the Company’s consolidated statements of operations and comprehensive income (loss). Because the Public Warrants were publicly traded and thus had an observable market price, fair value adjustments were determined by utilizing the market prices whereas the Private Warrants were valued using a binomial option pricing model as described in Note 5 to the consolidated financial statements. The changes in the fair value of the warrants may be material to our future operating results.

Underwriters’ Warrants

The Underwriters’ Warrants may be exercised for cash or on a cashless basis at $12.00 per Class A ordinary share, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date which was in May 2024. Such warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 360 days immediately following the effective date of the PAAC’s registration statement. After 360 days after the effective date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. The Company will have no obligation to net cash settle the exercise of the warrants. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

The Company evaluated the Underwriters’ Warrants under ASC 815-40, Derivatives and Hedging-Contracts in Entity’s Own Equity, and concluded that they meet the criteria to be classified in stockholders’ equity as additional paid in capital.

Note 21 — Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. The Company has evaluated all events or transactions that occurred after December 31, 2024, up through April 30, 2025, the date the Company issued the consolidated financial statements and concluded that no other material subsequent events except for the disclosed below:

The Group entered into a Share Purchase Agreement (the “SPA”) dated November 8, 2024, with Amazon Capital Holding Limited (“Amazon Capital”). Under the SPA, the Amazon Capital will subscribe certain amount of Class A ordinary shares, par value $0.0001 per share. The subscription will be executed in three tranches, with shares issued upon the completion of each tranche. Amazon Capital commenced its investment in January 2025, and as of the filing date, the Group has received approximately $2.7 million out of $5 million committed for the first tranche.

On January 23, 2025, the Purchaser under August 2024 SPA exercised its subsequent closing right (the “Second Closing”) and purchased an additional Debenture (the “January 2025 Debenture”) having a principal balance of $2,135,000. The January 2025 Debenture shares the same terms with August 2024 Debenture except for the conversion price at the lower of (x) $8.00 and (y) 90% of the lowest daily VWAP for the ten (10) trading days immediately prior to the conversion date. The Company also issued a Series K Warrant (the “Series K Warrant”) to purchase up to 200,156 ADSs with an exercise price equal to $8.00 per ADS as contemplated and amended in the SPA for the Second Closing.

Exhibit 8.1

Company name	Date of Incorporation or acquisition	Place of incorporation or establishment	Ownership interest	Principal activities
Lion Financial Group Limited	June 16, 2015	British Virgin Islands	100%	Investment holding

Lion Wealth Management Limited	February 16, 2017	British Virgin Islands	100%	Investment holding

Lion International Securities Group Limited	May 20, 2016	Hong Kong	100%	Securities brokerage

Lion Futures Limited	May 20, 2016	Hong Kong	100%	Futures brokerage

Lion Investment (Hong Kong) Limited (F/K/A Lion Foreign Exchange Limited)	May 20, 2016	Hong Kong	100%	Dormant

Lion Wealth Limited (“LWL”)	October 4, 2018	Hong Kong	100%	Marketing and support service

Lion Brokers Limited	March 30, 2017	Cayman Islands	100%	Broker dealer and market maker

Lion International Financial (Singapore) Pte. LTD.	July 26,2019	Singapore	100%	Dormant

Lion Group North America Corp. (F/K/A Proficient Alpha Acquisition Corp.)	June 16, 2020	Nevada, USA	100%	Dormant

Lion Workshop Ltd. (F/K/A Skyline Legend Ltd.)	April 26, 2021	British Virgin Islands	100%	Dormant

Lion NFT Limited	May 7, 2021	British Virgin Islands	90%	Investment and innovation in digital assets

Flying Lion Limited	June 17, 2021	Cayman Islands	70%	Investment and innovation in digital assets

Aquarius Sponsor Ltd.	April 12, 2021	British Virgin Islands	51%	Investment holding

Aquarius II Sponsor Ltd.	May 4, 2021	British Virgin Islands	51%	Investment holding

Aquarius I Acquisition Corp.	April 15, 2021	Cayman Islands	94%	Special purpose acquisition company

Aquarius II Acquisition Corp.	May 5, 2021	Cayman Islands	93%	Special purpose acquisition company

Lion Metaverse Limited	October 26, 2021	British Virgin Islands	50%	Technology development

Exhibit 12.1

Certification by the Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I,	Chunning Wang, certify that:

1.	I have reviewed this Form-20-F of Lion Group Holding Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4.	The company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5.	The company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date: April 30, 2025

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer

Exhibit 12.2

Certification by the Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I,	Sze Hau Lee, certify that:

1.	I have reviewed this Form-20-F of Lion Group Holding Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4.	The company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5.	The company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date: April 30, 2025

By:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Chief Financial Officer

Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form-20-F of Lion Group Holding Ltd. (the “Company”) for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chunning Wang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2025

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer

Exhibit 13.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form-20-F of Lion Group Holding Ltd. (the “Company”) for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sze Hau Lee, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2025

By:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Chief Financial Officer

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (File No.333-240292), Form S-8 (File No. 333-251127), Form F-3 (File No. 333-269333) and Form S-8 (File No. 333-275597) of Lion Group Holding Ltd. (the “Company”) of our report dated April 30, 2024, relating to the consolidated balance sheet of the Company as of December 31, 2023, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended, and the related notes, included in Lion Group Holding Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ HTL International, LLC

HTL International, LLC
Houston, Texas

April 30, 2025

Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (File No.333-240292), Form S-8 (File No. 333-251127), Form F-3 (File No. 333-269333) and Form S-8 (File No. 333-275597) of Lion Group Holding Ltd. (the “Company”) of our report dated April 30, 2025, relating to the consolidated balance sheet of the Company as of December 31, 2024, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes, included in Lion Group Holding Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ GGF CPA LTD

GGF CPA LTD
Guangzhou, the People’s Republic of China

April 30, 2025

Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements of Lion Group Holding Ltd. and its subsidiaries (“the Group”) of our report dated April 28, 2023, relating to the Group’s consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022, which appears in the Annual Report on Form 20-F of the Group for the year ended December 31, 2024. We were dismissed as auditor on August 31, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in the Form 20-F for the periods after the date of our dismissal.

(1)	Registration Statement (Form F-1 No. 333-240292) pertaining to original minority shareholders, PAAC founder shares and shares underlying public warrants,

(2)	Registration Statement (Form F-1 No. 333-249185) pertaining to 2020 PIPE shares and warrants,

(3)	Registration Statement (Form S-8 No. 333-251127) pertaining to 2020 Employee Shares Incentive Plan,

(4)	Registration Statement (Form F-1 No. 333-255202) pertaining to 2021 Call Options,

(5)	Registration Statement (Form F-3 No. 333-269333) pertaining to sale of up to $200,000,000 securities and resale of ADSs issuable upon exercise of warrants owned by ATW Opportunities Master Fund, L.P., and

(6)	Registration Statement (Form S-8 No. 333-275597) pertaining to 2023 Employee Shares Incentive Plan.

We also consent to the reference to our Firm under the caption “Experts” in the above Prospectus.

/s/ UHY LLP

New York, New York

April 30, 2025